The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION STATEMENT NO.: 333-130755

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED SEPTEMBER 25, 2006,
MAY BE AMENDED OR COMPLETED PRIOR TO SALE

Free Writing Prospectus
(to accompany Prospectus dated September     , 2006)

$2,046,984,000 (Approximate)
Banc of America Commercial Mortgage Inc.
Depositor
Bank of America, National Association
Sponsor and Master Servicer
Banc of America Commercial Mortgage Trust 2006-5
Issuing Entity
Commercial Mortgage Pass-Through Certificates, Series 2006-5

Consider carefully the risk factors beginning on page S-32 in this free writing prospectus and page 14 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Banc of America Commercial Mortgage Inc., Commercial Pass-Through Certificates, Series 2006-5 will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates;

•	junior certificates consisting of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates;

•	the Class V Certificates representing the right to receive payments of excess interest received with respect to the ARD Loans; and

•	the residual certificates consisting of the Class R-I and Class R-II Certificates.
Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class A-M, Class A-J, Class B and Class C Certificates are offered hereby.
Distributions on the offered certificates will occur monthly, commencing in November of 2006, as and to the extent of available funds as described in this prospectus supplement. The mortgage loans constitute the sole source of repayment on the certificates.
The trust's assets will consist primarily of 183 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial, multifamily and manufactured housing properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Certificate Balance or Notional Amount as of Delivery Date(1)			Approximate Initial Pass-Through Rate as of Delivery Date	Assumed Final Distribution Date(2)	Ratings Moody's/S&P(3)	Rated Final Distribution Date(4)
Class A-1(5)		$67,000,000		%(6)	July 10, 2011	Aaa/AAA	September 10, 2047
Class A-2(5)		$411,000,000		%(6)	October 10, 2011	Aaa/AAA	September 10, 2047
Class A-3(5)		$46,800,000		%(6)	February 10, 2014	Aaa/AAA	September 10, 2047
Class A-AB(5)		$56,400,000		%(6)	April 10, 2015	Aaa/AAA	September 10, 2047
Class A-4(5)		$758,891,000		%(6)	September 10, 2016	Aaa/AAA	September 10, 2047
Class A-1A(5)		$230,198,000		%(6)	September 10, 2016	Aaa/AAA	September 10, 2047
Class XP	$	TBD	(7)	% (8)	N/A	Aaa/AAA	September 10, 2047
Class A-M		$224,327,000		%(6)	September 10, 2016	Aaa/AAA	September 10, 2047
Class A-J		$179,462,000		%(6)	October 10, 2016	Aaa/AAA	September 10, 2047
Class B		$47,670,000		%(6)	October 10, 2016	Aa2/AA	September 10, 2047
Class C		$25,236,000		%(6)	October 10, 2016	Aa3/AA–	September 10, 2047

(Footnotes to table on page S-7)

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Banc of America Securities LLC, Bear, Stearns & Co. Inc. and Barclays Capital Inc. are acting as co-lead managers and Banc of America Securities LLC and Bear, Stearns & Co. Inc. are acting as joint bookrunners with respect to the Class A-3, Class A-AB, Class A-4 and Class A-M Certificates. Banc of America Securities LLC will be the sole bookrunner for all other classes of certificates. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Barclays Capital Inc., SunTrust Capital Markets, Inc., Morgan Stanley & Co. Incorporated and Greenwich Capital Markets, Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about October [    ], 2006. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately [            ]% of the initial principal amount of the offered certificates, plus accrued interest from October 1, 2006 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

Banc of America Securities LLC	Bear, Stearns & Co. Inc.
Barclays Capital	SunTrust Robinson Humphrey

Morgan Stanley	RBS Greenwich Capital

October     , 2006

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

WASHINGTON        TENNESSEE        NEW YORK
5 properties      12 properties    12 properties
$43,480,000       $59,799,832      $36,759,903
1.9% of total     2.7% of total    1.6% of total

OREGON            PUERTO RICO      MICHIGAN
4 properties      4 properties     27 properties
$44,576,020       $55,500,000      $76,317,670
2.0% of total     2.5% of total    3.4% of total

IDAHO             FLORIDA          ILLINOIS
2 properties      13 properties    29 properties
$11,674,000       $123,065,597     $151,064,948
0.5% of total     5.5% of total    6.7% of total

WYOMING           GEORGIA          MAINE
3 properties      6 properties     1 property
$2,384,170        $28,629,125      $2,635,397
0.1% of total     1.3% of total    0.1% of total

NEVADA            SOUTH CAROLINA   NEW HAMPSHIRE
2 properties      4 properties     9 properties
$9,894,024        $17,249,860      $19,971,422
0.4% of total     0.8% of total    0.9% of total

CALIFORNIA        NORTH CAROLINA   VERMONT
23 properties     8 properties     4 properties
$351,786,366      $31,086,113      $16,080,000
15.7% of total    1.4% of total    0.7% of total

UTAH              KENTUCKY         PENNSYLVANIA
5 properties      11 properties    7 properties
$57,207,363       $19,253,726      $30,151,150
2.6% of total     0.9% of total    1.3% of total

ARIZONA           VIRGINIA         INDIANA
10 properties     10 properties    9 properties
$49,900,000       $102,351,158     $29,039,991
2.2% of total     4.6% of total    1.3% of total

COLORADO          MARYLAND         WISCONSIN
5 properties      8 properties     8 properties
$26,660,000       $128,513,000     $12,414,756
1.2% of total     5.7% of total    0.6% of total

NEW MEXICO        DELAWARE         MISSOURI
4 properties      1 property       10 properties
$20,250,000       $10,000,000      $62,539,573
0.9% of total     0.4% of total    2.8% of total

KANSAS            NEW JERSEY       MINNESOTA
9 properties      8 properties     5 properties
$31,259,303       $109,986,570     $5,389,398
1.4% of total     4.9% of total    0.2% of total

OKLAHOMA          RHODE ISLAND     IOWA
2 properties      2 properties     13 properties
$4,576,668        $5,850,000       $25,562,268
0.2% of total     0.3% of total    1.1% of total

TEXAS             OHIO             NORTH DAKOTA
23 properties     31 properties    1 property
$110,201,447      $85,377,317      $1,587,147
4.9% of total     3.8% of total    0.1% of total

LOUISIANA         CONNECTICUT      SOUTH DAKOTA
5 properties      7 properties     3 properties
$48,427,883       $23,308,223      $2,915,520
2.2% of total     1.0% of total    0.1% of total

MISSISSIPPI       MASSACHUSETTS    MONTANA
1 property        16 properties    5 properties
$2,830,000        $85,923,257      $34,158,463
0.1% of total     3.8% of total    1.5% of total

ALABAMA                            NEBRASKA
4 properties                       1 property
$29,989,515                        $5,693,026
1.3% of total                      0.3% of total

                                            ------------------------------------
                                                  < 1.0% of Initial Pool Balance
                                             1.0% - 5.0% of Initial Pool Balance
                                            5.1% - 10.0% of Initial Pool Balance
                                                 > 10.0% of Initial Pool Balance
                                            ------------------------------------

GEOGRAPHIC DISTRIBUTION

                                                                   WEIGHTED       WEIGHTED     WEIGHTED
                     NUMBER OF      AGGREGATE                       AVERAGE        AVERAGE      AVERAGE
                     MORTGAGED    CUT-OFF DATE    % OF INITIAL   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
PROPERTY LOCATION   PROPERTIES       BALANCE      POOL BALANCE       DSCR         LTV RATIO      RATE
-------------------------------------------------------------------------------------------------------

California               23      $  351,786,366       15.7%          1.52x          67.2%       5.937%
Illinois                 29         151,064,948        6.7           1.30x          67.4%       5.941%
Maryland                  8         128,513,000        5.7           1.28x          72.3%       6.213%
Florida                  13         123,065,597        5.5           1.29x          69.3%       5.762%
Texas                    23         110,201,447        4.9           1.20x          75.1%       6.245%
New Jersey                8         109,986,570        4.9           1.34x          65.4%       6.066%
Virginia                 10         102,351,158        4.6           1.27x          76.2%       5.845%
Massachusetts            16          85,923,257        3.8           1.38x          67.9%       6.156%
Ohio                     31          85,377,317        3.8           1.29x          75.7%       6.168%
Michigan                 27          76,317,670        3.4           1.33x          76.5%       6.201%
Other                   204         918,683,838       41.0           1.32x          71.9%       6.247%
-------------------------------------------------------------------------------------------------------
TOTAL/WTD AVG:          392      $2,243,271,168      100.0%          1.34X          70.9%       6.114%
-------------------------------------------------------------------------------------------------------

o    THE MORTGAGED PROPERTIES ARE LOCATED THROUGHOUT 46 STATES AND THE
     COMMONWEALTH OF PUERTO RICO.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other
Underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.
For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘AVAILABLE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ appearing at the end of the accompanying prospectus.

The file number of the registration statement to which this free writing prospectus relates is 333-130755.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	S-8
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	S-8
EUROPEAN ECONOMIC AREA	S-10
UNITED KINGDOM	S-10
NOTICE TO UNITED KINGDOM INVESTORS	S-10
EXECUTIVE SUMMARY	S-11
SUMMARY OF PROSPECTUS SUPPLEMENT	S-13
RISK FACTORS	S-32
Risks Related to the Certificates	S-32
Your Lack of Control Over the Trust Fund Can Create Risk	S-32
Transaction Party Roles and Relationships Create Potential Conflicts of Interest	S-32
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in a Particular Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-34
Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	S-35
The Borrower’s Form of Entity May Cause Special Risks	S-36
Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	S-37
Subordination of Subordinate Certificates Increases Risk of Loss	S-37
Modeling Assumptions Are Unlikely to Match Actual Experience	S-37
Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	S-37
Risks Related to the Mortgage Loans	S-39
Balloon Loans May Present Greater Risk than Fully Amortizing Loans	S-39
Particular Property Types Present Special Risks:	S-40
Other Property Types—Camp Properties	S-40
Other Property Types—Movie Theaters	S-41
Other Property Types—Automobile Dealerships	S-41
Other Property Types—Restaurant Franchise Properties	S-42
Other Property Types—Medical Office Properties	S-42
Other Property Types—Child Development Center Properties	S-43
Recovery Difficult in the Event of Loss	S-43
Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	S-46
Enforcement of Environmental Laws in Puerto Rico	S-49
The Benefits Provided by Cross-Collateralization May Be Limited	S-49
Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	S-51
The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	S-52
Certain Jurisdiction-Specific Considerations—California	S-53
Certain Jurisdiction-Specific Considerations—Puerto Rico	S-54
Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	S-55

Footnotes to Table on Cover of this Free Writing Prospectus

(1)	Subject to a variance of plus or minus 5.0%.

(2)	As of the delivery date, the ‘‘assumed final distribution date’’ with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement.

(3)	It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth in this prospectus supplement. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)	The ‘‘rated final distribution date’’ for each class of offered certificates has been set at the first distribution date that follows two years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See ‘‘RATINGS’’ in this prospectus supplement.

(5)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 158 mortgage loans, representing approximately 89.7% of the initial pool balance. Loan group 2 will consist of 25 mortgage loans, representing approximately 10.3% of the initial pool balance. Loan group 2 will include approximately 67.1% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 22.3% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class XC and XP Certificates will be based upon amounts available relating to all the mortgage loans. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.

(6)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates will accrue interest at either: (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(7)	The Class XP Certificates will not have a certificate balance but will instead have a notional amount.

(8)	The Class XP Certificates will accrue interest on their related notional amount as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected in this prospectus supplement. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned in this prospectus supplement or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed in this prospectus supplement supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuing entity.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus (which we also refer to as the ‘‘prospectus supplement’’), which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2006-5 Certificates and the trust in abbreviated form:

Executive Summary, which begins on page S-11 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

Summary of Prospectus Supplement, which begins on page S-13 of this prospectus supplement and gives a brief introduction of the key features of the Series 2006-5 Certificates and a description of the mortgage loans; and

Risk Factors, which begins on page S-32 of this prospectus supplement and describes risks that apply to the offered certificates, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ beginning on page S-176 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption ‘‘GLOSSARY’’ beginning on page 152 in the accompanying prospectus.

In this prospectus supplement, ‘‘we’’ refers to the depositor, and ‘‘you’’ refers to a prospective investor in the offered certificates.

If and to the extent required by applicable law or regulation, a prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

Until December [    ], 2006, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings ‘‘Risk Factors’’ and ‘‘Prepayment and Yield Considerations’’ and in the annexes. Forward looking statements are also found in other places throughout this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, accompanying language such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this free writing prospectus and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this free writing prospectus (other than the Class V, Class R-I and Class R-II Certificates), that have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I and Class R-II Certificates) that will be sold to investors in private transactions. This free writing prospectus is also referred to herein as the ‘‘prospectus supplement’’. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in ANNEX A to this prospectus supplement, or in the accompanying prospectus. A ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ is included at the end of this prospectus supplement. A ‘‘GLOSSARY’’ is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus. References in this prospectus supplement to ‘‘Loan No.’’ or ‘‘Loan Nos.’’ are references to the loan numbers set forth on ANNEX A to this prospectus supplement.

Class	Ratings Moody's/S&P(1)	Certificate Balance or Notional Amount(2)			Approximate Percentage of Initial Pool Balance	Approximate Credit Support	Rate Type	Approximate Initial Pass- Through Rate as of Delivery Date	Weighted Average Life (years)(3)	Principal Window (payments)(3)
Offered Certificates
A-1(4)	Aaa/AAA		$67,000,000		2.987%	30.000%	Fixed(5)	%(5)	3.33	1 – 57
A-2(4)	Aaa/AAA		$411,000,000		18.321%	30.000%	Fixed(5)	%(5)	4.92	57 – 60
A-3(4)	Aaa/AAA		$46,800,000		2.086%	30.000%	Fixed(5)	%(5)	7.02	83 – 88
A-AB(4)	Aaa/AAA		$56,400,000		2.514%	30.000%	Fixed(5)	%(5)	6.76	60 – 102
A-4(4)	Aaa/AAA		$758,891,000		33.830%	30.000%	Fixed(5)	%(5)	9.54	102 – 119
A-1A(4)	Aaa/AAA		$230,198,000		10.262%	30.000%	Fixed(5)	%(5)	9.61	1 – 119
XP	Aaa/AAA	$	TBD	(6)	N/A	N/A	Variable Rate(6)	%(6)	(6)	N/A
A-M	Aaa/AAA		$224,327,000		10.000%	20.000%	Fixed(5)	%(5)	9.91	119 – 119
A-J	Aaa/AAA		$179,462,000		8.000%	12.000%	Fixed(5)	%(5)	9.91	119 – 120
B	Aa2/AA		$47,670,000		2.125%	9.875%	Fixed(5)	%(5)	9.99	120 – 120
C	Aa3/AA-		$25,236,000		1.125%	8.750%	Fixed(5)	%(5)	9.99	120 – 120
Private Certificates – Not Offered Hereby(7)
D	A2/A		$28,041,000		1.250%	7.500%	Fixed(5)	%(5)	9.99	120 – 120
E	A3/A–		$22,433,000		1.000%	6.500%	Fixed(5)	%(5)	9.99	120 – 120
F	Baa1/BBB+		$28,041,000		1.250%	5.250%	Fixed(5)	%(5)	9.99	120 – 120
G	Baa2/BBB		$19,629,000		0.875%	4.375%	Fixed(5)	%(5)	9.99	120 – 120
H	Baa3/BBB–		$33,649,000		1.500%	2.875%	Fixed(5)	%(5)	9.99	120 – 120
J	Ba1/BB+		$5,608,000		0.250%	2.625%	Fixed(5)	%(5)	9.99	120 – 120
K	Ba2/BB		$8,412,000		0.375%	2.250%	Fixed(5)	%(5)	9.99	120 – 120
L	Ba3/BB–		$5,608,000		0.250%	2.000%	Fixed(5)	%(5)	9.99	120 – 120
M	B1/B+		$2,804,000		0.125%	1.875%	Fixed(5)	%(5)	9.99	120 – 120
N	B2/B		$5,609,000		0.250%	1.625%	Fixed(5)	%(5)	9.99	120 – 120
O	B3/B–		$8,412,000		0.375%	1.250%	Fixed(5)	%(5)	9.99	120 – 120
P	NR/NR		$28,041,167		1.250%	0.000%	Fixed(5)	%(5)	9.99	120 – 120
XC	Aaa/AAA		$2,243,271,167	(8)	N/A	N/A	Variable Rate(8)	%(8)	(8)	N/A

(1)	Ratings shown are those of Moody's Investors Services, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)	As of the delivery date. Subject to a variance of plus or minus 5.0%.

(3)	Based on the maturity assumptions (as defined under ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of each mortgage loan with an anticipated repayment date, the related anticipated repayment date).

(4)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 158 mortgage loans, representing approximately 89.7% of the initial pool balance. Loan group 2 will consist of 25 mortgage loans, representing approximately 10.3% of the initial pool balance. Loan group 2 will include approximately 67.1% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 22.3% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class XC and Class XP Certificates will be based upon amounts available relating to all mortgage loans. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.

(5)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at either: (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(6)	The Class XP Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP Certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—PASS-THROUGH RATES’’ in this prospectus supplement.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	The Class XC Certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—PASS-THROUGH RATES’’ in this prospectus supplement.

The Class V, Class R-I and Class R-II Certificates are not offered by this prospectus supplement and are not represented in the table on page S-11 of this prospectus supplement.

Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other mortgage loans are explained in this prospectus supplement under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and in ANNEX A and ANNEX B to this prospectus supplement.

Summary of Prospectus Supplement—Mortgage Pool

Characteristics	Mortgage Pool (Approximate)	Loan Group 1 (Approximate)	Loan Group 2 (Approximate)
Initial principal balance(1)	$2,243,271,168	$2,013,072,464	$230,198,704
Number of mortgage loans	183	158	25
Number of mortgaged properties	392	367	25
Number of balloon mortgage loans(2)(3)(6)	167	147	20
Number of ARD loans(3)(4)	5	5	0
Number of full period interest only mortgage loans(4)	16	11	5
Number of partial interest only, balloon loans(3)(6)	92	77	15
Number of partial interest only, ARD loans(3)	4	4	0
Average cut-off date balance	$12,258,312	$12,740,965	$9,207,948
Range of cut-off date balances	$514,071 to $133,500,000	$514,071 to $133,500,000	$2,120,000 to $30,523,000
Weighted average mortgage rate	6.114%	6.113%	6.125%
Weighted average remaining lockout period(7)	86	84	103
Range of remaining terms to maturity(5)	51 to 120	51 to 120	111 to 119
Weighted average remaining term to maturity(5)	105	104	118
Weighted average underwritten debt service coverage ratio	1.34x	1.35x	1.28x
Weighted average cut-off date loan-to-value ratio	70.9%	70.7%	73.3%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Excludes mortgage loans (including anticipated repayment date mortgage loans) that are Interest Only until maturity or until the anticipated repayment date.

(3)	Four mortgage loans, Loan Nos. 47621, 48430, 48429, and 47563 (such loan numbers are set forth in ANNEX A to the prospectus supplement), representing 2.3%, 2.3%, 2.2%, and 0.5% of the initial pool balance (2.5%, 2.5%, 2.5%, and 0.6% of the group 1 balance), respectively, are all ARD loans and balloon mortgage loans which results in such mortgage loans appearing in each category.

(4)	One mortgage loan, Loan No. 47200, representing 2.8% of the initial pool balance (3.1% of the group 1 balance) is both an ARD loan and an Interest Only mortgage loan which results in such mortgage loan appearing in each category.

(5)	In the case of mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(6)	Includes (a) one mortgage loan, Loan No. 20061698 (0.4% of the initial pool balance representing 0.4% of the group 1 balance), that is amortizing for the first 37 months, interest only for months 38 through 49, amortizing for months 50 through 97, interest only in months 98 through 109 and amortizing in months 110 through 120 with a balloon payment due in month 120; and (b) one mortgage loan, Loan No. 20061697 (0.2% of initial pool balance representing 0.2% of the group 1 balance), that is amortizing for the first 87 months and interest only in months 88 through 111 and amortizing in months 112 through 120 with a balloon payment due in month 120.

(7)	Excludes four mortgage loans, representing 2.4% of the initial pool balance (1.7% of the group 1 balance and 8.6% of the group 2 balance) that have no lockout period.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Certificates

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-5.

Relevant Parties and Dates

Sponsors

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America originated and will be the mortgage loan seller with respect to 40 mortgage loans, representing 34.9% of the initial pool balance. Bank of America, National Association is an affiliate of Banc of America Securities LLC, one of the underwriters.

See ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR’’, ‘‘THE MORTGAGE LOAN PROGRAM’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Barclays Capital Real Estate Inc.

Barclays Capital Real Estate Inc. originated and will be the mortgage loan seller with respect to 57 mortgage loans and 50% of Loan No. 20061737, which was co-originated with Citigroup Global Markets Realty Corp., collectively representing 24.5% of the initial pool balance.

See ‘‘THE SPONSORS—Barclays Capital Real Estate Inc.’’ in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Barclays Capital Real Estate Inc. is an affiliate of Barclays Capital Inc., one of the underwriters.

Bear Stearns Commercial Mortgage, Inc.

Bear Stearns Commercial Mortgage, Inc. originated and will be the mortgage loan seller with respect to 29 mortgage loans, representing 24.2% of the initial pool balance. Bear Stearns Commercial Mortgage, Inc. is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters.

See ‘‘THE SPONSORS—Bear Stearns Commercial Mortgage, Inc.’’ in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Other Mortgage Loan Sellers (other than the Sponsors)

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp., which is not a sponsor, co-originated and will be the mortgage loan seller with respect to 50% of Loan No. 20061737, representing 1.5% of the initial pool balance. See ‘‘THE MORTGAGE LOAN SELLERS (OTHER THAN THE SPONSORS)’’ in this prospectus supplement for more information about this Mortgage Loan Seller.

SunTrust Bank

SunTrust Bank, which is not a sponsor, originated and will be the mortgage loan seller with respect to 24 of the mortgage loans, representing 5.8% of the initial pool balance. See ‘‘THE MORTGAGE LOAN SELLERS (OTHER THAN THE SPONSORS)’’ in this prospectus supplement for more information about this Mortgage Loan Seller.

SunTrust Bank is an affiliate of SunTrust Capital Markets, Inc., one of the underwriters.

Other Originators (other than the Sponsors and Other Mortgage Loan Sellers)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC, which is not a sponsor, originated 32 underlying mortgage loans, representing 9.0% of the initial pool balance. See ‘‘OTHER ORIGINATORS AND OBLIGORS (OTHER THAN SPONSORS AND OTHER MORTGAGE LOAN SELLERS)’’ in this prospectus supplement.

Depositor

Banc of America Commercial Mortgage Inc. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509. See ‘‘THE DEPOSITOR’’ in the accompanying prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Issuing Entity

The Issuing Entity, Banc of America Commercial Mortgage Trust 2006-5, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘THE ISSUING ENTITY’’ in this prospectus supplement.

Trustee

LaSalle Bank National Association, a national banking association. See ‘‘THE TRUSTEE’’ in this prospectus supplement.

REMIC Administrator

LaSalle Bank National Association. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’ and ‘‘—Rights Upon Event of Default’’ in the accompanying prospectus.

Master Servicer

Bank of America, National Association, a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement. See ‘‘THE SERVICERS—The Master Servicer’’ in this prospectus supplement.

Special Servicer

Midland Loan Services, Inc., a Delaware corporation, will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement. See ‘‘THE SERVICERS—The Special Servicer’’ in this prospectus supplement.

Other Significant Servicers

Wachovia Bank, National Association, is the primary servicer with respect to mortgage loans representing 26.1% of the initial pool balance. See ‘‘THE SERVICERS—Other Servicers’’ in this prospectus supplement.

Certain Relationships and Affiliations

Bank of America, National Association and its affiliates have several roles in this transaction. Bank of America, National Association is a Sponsor and the Master Servicer, and the parent of the Depositor. Bank of America, National Association originated or acquired certain of the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Banc of America Securities LLC, a managing underwriter for the offering of the certificates. Bank of America, National Association or its affiliates may also provide financing to the other originators of the mortgage loans. In this regard, Bank of America, National Association and Bridger Commercial Funding LLC (‘‘Bridger’’) are parties to a mortgage loan purchase arrangement providing for the funding and/or acquisition by Bank of America, National Association from time to time of commercial mortgage loans originated by Bridger in accordance with Bank of America, National Association's underwriting standards. All of the mortgage loans originated by Bridger that are included in the mortgage pool were acquired by Bank of America pursuant to such arrangement. Banc of America Strategic Investments Corporation (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Banc of America Mortgage Capital Corporation (‘‘BAMCC’’) have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities. Bank of America Corporation is also the parent company of Bank of America, National Association, the Master Servicer and a Sponsor with respect to the offered certificates, and of Banc of America Securities LLC, an underwriter with respect to the offered certificates. In addition, Bank of America, National Association, the Depositor and the Issuing Entity and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees and other transaction parties. These roles and the other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Certificates—Transaction Party Roles and Relationships Create Potential Conflicts of Interest’’. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

It is also anticipated that an affiliate of Bank of America, National Association will retain or otherwise be the initial holder of the Class R-I and Class R-II Certificates and one or more other certificates; however such entity will have the right to dispose of such certificates at any time.

Cut-off Date

October 1, 2006 or, with respect to Loan No. 20061737, October 5, 2006.

Record Date

With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Delivery Date

On or about October     , 2006.

Distribution Dates

The tenth day of each month or, if any such tenth day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in November 2006.

Determination Date

The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

Collection Period

With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in November 2006. With respect to Loan No. 20061737, notwithstanding that the Due Date in any month may occur after the Determination Date in such month, any payments received on such Due Date will be deemed to have been received during the Collection Period that includes such Determination Date and not any other Collection Period.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust. The trust, which is the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans), in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor to the issuing entity in exchange for the certificates are illustrated below:

On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of its mortgage loans. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated either to cure any material breach of any such representation or warranty made by it or repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount; provided that each mortgage loan seller that transferred a portion of the Pamida Portfolio Mortgage Loan to the depositor will only be responsible for repurchasing or replacing that portion and not the entire Pamida Portfolio Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Each mortgage loan seller will sell each of its mortgage loans without recourse and has no obligations with respect to the holders of the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ and ‘‘RISK FACTORS—Risks Related to the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Trust Funds’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS’’ in the accompanying prospectus.

The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under ‘‘SERVICING OF THE MORTGAGE LOANS— Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Mortgage Pool

The pool of mortgage loans will consist primarily of 183 multifamily, manufactured housing and commercial mortgage loans. With respect to these mortgage loans, 158 of the mortgage loans are in loan group 1 and 25 of the mortgage loans are in loan group 2. Seventy-two of these mortgage loans (which include 61 mortgage loans in loan group 1 and 11 mortgage loans in loan group 2) were (a) originated by Bank of America, National Association or its conduit participants or (b) acquired by Bank of America, National Association from various third party originators. Fifty-eight of the mortgage loans (which include 48 mortgage loans in loan group 1 and ten mortgage loans in loan group 2) were originated by Barclays Capital Real Estate Inc. including one mortgage loan (which is in loan group 1) that was co-originated by each of Barclays Capital Real Estate Inc. and Citigroup Global Markets Realty Corp. Twenty-nine of the mortgage loans (which includes 25 mortgage loans in loan group 1 and four mortgage loans in loan group 2) were originated by Bear Stearns Commercial Mortgage, Inc. Twenty-four of the mortgage loans (which are all in loan group 1) were originated by SunTrust Bank. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $2,243,271,168, which is referred to as the initial pool balance, subject to a variance of plus or minus 5.0%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $2,013,072,464, which is referred to as the ‘‘group 1 balance’’. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $230,198,704, which is referred to as the ‘‘group 2 balance’’.

A summary chart of certain aggregate characteristics of the mortgage loans is set forth in the table on page S-18. Further information regarding the mortgage loans is contained in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL’’. In addition, ANNEX A contains information on each mortgage loan in the mortgage pool on an individual basis, and ANNEX B summarizes aggregate information regarding the mortgage loans in the mortgage pool according to specific characteristics.

Selected Mortgage Loan Characteristics

	Mortgage Pool	Loan Group 1	Loan Group 2
Range of per annum mortgage rates	4.960% to 6.840%	4.960% to 6.840%	5.312% to 6.550%
Weighted average per annum mortgage rate	6.114%	6.113%	6.125%
Range of remaining terms to stated maturity (months)(1)	51 to 120	51 to 120	111 to 119
Weighted average remaining term to stated maturity (months)(1)	105	104	118
Range of remaining amortization terms (months)(2)	202 to 360	202 to 360	358 to 360
Weighted average remaining amortization term (months)(2)	352	351	360
Range of remaining lockout periods (months)(3)	20 to 119	20 to 119	24 to 117
Range of cut-off date loan-to-value ratios	35.7% to 83.3%	35.7% to 83.3%	58.7% to 80.0%
Weighted average cut-off date loan-to-value ratio	70.9%	70.7%	73.3%
Range of maturity date loan-to-value ratios(1)	28.3% to 79.3%	28.3% to 78.8%	58.5% to 79.3%
Weighted average maturity date loan-to-value ratio(1)	66.1%	65.8%	68.8%
Range of underwritten debt service coverage ratios	1.07x to 2.64x	1.07x to 2.64x	1.15x to 1.63x
Weighted average underwritten debt service coverage ratio	1.34x	1.35x	1.28x

(1)	In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2)	Excludes mortgage loans that are interest only until the related maturity date or anticipated repayment date.

(3)	Excludes four mortgage loans, Loan Nos. 20061858, 47055, 57827 and 20061830, that are open to prepayment as of the Cut-off Date.

Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the jurisdiction with concentrations over 5.0% of the initial pool balance:

Geographic Concentration(1)

Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
California	23	$351,786,366	15.7%	16.1%	12.0%
Illinois	29	$151,064,948	6.7%	7.5%	0.0%
Maryland	8	$128,513,000	5.7%	4.1%	19.7%
Florida	13	$123,065,597	5.5%	5.8%	3.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 42 other states and the Commonwealth of Puerto Rico with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

One mortgage loan, which represents 3.1% of the initial pool balance (3.4% of loan group 1 balance), provides for monthly payments of principal and/or interest to be due on the fifth day of each month; the remainder of the mortgage loans provide for monthly payments of principal and/or interest to be due on the first day of each month.

One hundred sixty-seven of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such mortgage loans, thereby leaving substantial principal amounts due and payable with corresponding interest payments, on their respective maturity dates, unless prepaid prior thereto.

Each mortgage loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a commercial, manufactured housing or multifamily rental property. Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Retail	219	$960,482,226	42.8%	47.7%	0.0%
Multifamily	34	320,276,583	14.3	5.2	93.4
Office	31	278,309,267	12.4	13.8	0.0
Hotel	34	272,991,926	12.2	13.6	0.0
Industrial	21	117,451,564	5.2	5.8	0.0
Self Storage	15	105,722,417	4.7	5.3	0.0
Other	20	101,420,529	4.5	5.0	0.0
Manufactured Housing	15	68,706,656	3.1	2.7	6.6
Mixed Use	3	17,910,000	0.8	0.9	0.0
Total	392	$2,243,271,168	100.0%	100.0%	100.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

For more detailed statistical information regarding the mortgage pool, see ANNEX A to this prospectus supplement.

Certain Mortgage Loan Calculations

All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Changes in Mortgage Pool Characteristics’’ in this prospectus supplement. See also the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth in ANNEX A to this prospectus supplement.

The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from $514,071 to $133,500,000, and the average cut-off date balance is $12,258,312; (b) in loan group 1 range from $514,071 to $133,500,000, and the average cut-off date balance is $12,740,965; and (c) in loan group 2 range from $2,120,000 to $30,523,000, and the average cut-off date balance is $9,207,948.

One mortgage loan referred to as the Eastridge Mall A/B Loan is evidenced by a split loan structure comprised of a note A, referred to as the Eastridge Mall A/B Note A, and a subordinate note B referred to as the Eastridge Mall A/B Note B. Only the Eastridge Mall A/B Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Eastridge Mall A/B Note A is $133,500,000 and the aggregate principal balance as of the cut-off date of the Eastridge Mall A/B Note B is $36,500,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Eastridge Mall A/B Loan are references only to the Eastridge Mall A/B Note A (and exclude the Eastridge Mall A/B Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Loan’’ in this prospectus supplement.

One mortgage loan referred to as the Camp Group Portfolio A/B Loan is evidenced by a split loan structure comprised of a note A, referred to as the Camp Group Portfolio A/B Note A, and a subordinate note B referred to as the Camp Group Portfolio A/B Note B. Only the Camp Group Portfolio A/B Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Camp Group Portfolio A/B Note A is $45,800,000 and the aggregate principal balance as of the cut-off date of the Camp Group Portfolio A/B Note B is $4,050,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Camp Group Portfolio A/B Loan are references only to the Camp Group Portfolio A/B Note A (and exclude the Camp Group Portfolio A/B Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Camp Group Portfolio A/B Loan’’ in this prospectus supplement.

One mortgage loan referred to as the Seville Plaza A/B Loan is evidenced by a split loan structure comprised of a note A, referred to as the Seville Plaza A/B Note A, and a subordinate note B referred to as the Seville Plaza A/B Note B. Only the Seville Plaza A/B Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Seville Plaza A/B Note A is $21,650,000 and the aggregate principal balance as of the cut-off date of the Seville Plaza A/B Note B is $3,000,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Seville Plaza A/B Loan are references only to the Seville Plaza A/B Note A (and exclude the Seville Plaza A/B Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Seville Plaza A/B Loan’’ in this prospectus supplement.

One mortgage loan referred to as the Pamida Portfolio Mortgage Loan is evidenced by two promissory notes, one in the unpaid principal balance as of the cut-off date of $34,377,253 currently held by Barclays Capital Real Estate Inc. and one in the unpaid principal balance as of the cut-off date of $34,377,253 currently held by Citigroup Global Markets Realty Corp. The total Pamida Portfolio Mortgage Loan is presented in this prospectus supplement as a single mortgage loan, unless otherwise specified.

In the case of Loan Nos. 9000539, 19130, 20061712 and 3402382, representing 0.9% of the initial pool balance (three mortgage loans representing 0.4% of the group 1 balance and one mortgage loan representing 5.8% of the group 2 balance), the loan-to-value ratio was calculated using an as stabilized appraised value. In addition, certain calculations may reflect certain as stabilized calculations, including rent payable by a loan sponsor under a master lease or removal of non-recurring expenses. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

In the case of Loan No. 9000356, representing 0.6% of the initial pool balance (0.7% of the group 1 balance), the loan-to-value ratio was calculated using an as completed appraised value. In addition, certain calculations may reflect certain as stabilized calculations, including rent payable by a loan sponsor under a master lease or removal of non-recurring expenses. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

In the case of nine of the 13 mortgaged properties securing Loan No. 47416, representing 5.8% of the initial pool balance (6.5% of the group 1 balance), the loan-to-value ratio was calculated using an as renovated appraised value. In addition, certain calculations may reflect certain as stabilized calculations.

For further information see ‘‘Description OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase and sale agreement. In addition, the mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. However, each mortgage loan seller that transferred a portion of the Pamida Portfolio Mortgage Loan to the depositor will only be responsible for repurchasing or replacing that portion. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of 11 classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2006-5, namely the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class XP, Class B and Class C Certificates. As of the delivery date, the certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5.0%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

Series 2006-5 consists of a total of 27 classes of certificates, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class R-I and Class R-II. The pass-through rates applicable to each of the Class XC, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-11 of this prospectus supplement. None of the Class V, Class R-I and Class R-II Certificates will have a certificate balance, a notional amount or a pass-through rate.

Denominations.    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B and Class C Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

Certificate Registration.    The offered certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking, or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the offered certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES— Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the Glossary of Principal Definitions). See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Pass-Through Rates’’ in this prospectus supplement.

Class X Certificates

Notional Amount

The Class XC and Class XP Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

For a more detailed discussion of the notional amounts of the Class XC and Class XP Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Pass-Through Rate

The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately [            ]% per annum. The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date and through and including the [                ] 20[    ] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For a more detailed discussion of the Class XP strip rates and the rate applicable to the Class XP Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Following the [                ] 20[    ] distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the [            ] 20[    ] distribution date and for each distribution date thereafter.

The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately [            ]% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For a more detailed discussion of the Class XC strip rates and the rate applicable to the Class XC Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the [                ] 20[    ] distribution date, the certificate balance of each class of certificates (other than the Class V, Class R-I, Class R-II, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

Distributions

Distribution on the certificates will occur monthly on each distribution date. The servicing and trustee fees for the mortgage loans are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under ‘‘COMPENSATION AND EXPENSES’’. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 158 mortgage loans, representing approximately 89.7% of the initial pool balance, and loan group 2 will consist of 25 mortgage loans, representing approximately 10.3% of the initial pool balance. Loan group 2 will include approximately 67.1% of the initial pool balance of the mortgage loans secured by multifamily properties and approximately 22.3% of the initial pool balance as of the cut-off date of the mortgage loans secured by manufactured housing properties. ANNEX A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates: To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and (c) on the Class XC and Class XP Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates pro rata in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To the extent of amounts then required to be distributed as principal, concurrently (A) (i) first, to the Class A-AB Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table on ANNEX D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iv) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the Class A-AB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 , Class A-3, and Class A-AB have been made, until the principal balance of the Class A-AB Certificates is reduced to zero; and (vi) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-M: To Class A-M as follows: (a) interest on Class A-M in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-M until the principal balance of the Class A-M Certificates is reduced to zero; and (c) to reimburse Class A-M for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-J: To Class A-J in a manner analogous to Class A-M allocations of the fourth step.

Sixth, Class B: To Class B in a manner analogous to the Class A-M allocations of the fourth step.

Seventh, Class C: To Class C in a manner analogous to the Class A-M allocations of the fourth step.

Finally, Private Certificates: To the Private Certificates (other than the Class XC Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance and without regard to the planned principal balance for the Class A-AB

Certificates ), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class's interest entitlement can be found in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

The amount of principal required to be distributed to the classes of offered certificates entitled to principal on a particular distribution date also can be found in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of certificates is described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the same basis as any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.03272% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the same basis as any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee which is payable monthly on each mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The trustee fee accrues at a per annum rate equal to 0.00097% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement.

Certain Yield and Prepayment Considerations

The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such certificate, which in turn will be affected by:

•	the rate and timing of principal payments (including principal prepayments) on the mortgage loans; and

•	the extent to which such principal payments are applied on any date of distribution in reduction of the certificate balance of the class to which that certificate belongs.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

An investor that purchases an offered certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on that certificate will result in an actual yield that is lower than such investor’s expected yield. An investor that purchases any offered certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such certificate will result in an actual yield that is lower than such investor’s expected yield. Insofar as an investor’s initial investment in any offered certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

The actual rate of prepayment of principal on the mortgage loans cannot be predicted. The mortgage loans may be involuntarily prepaid at any time. With respect to mortgage loans that permit voluntary prepayments, such mortgage loans generally provide for a lockout period during which voluntary principal prepayments are prohibited, and (A) followed by one or more periods during which any voluntary principal prepayment is to be accompanied by a prepayment premium, followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium or (B) only followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium. As of the cut-off date, four of the mortgage loans do not have a lockout period and are voluntarily prepayable as of the first monthly payment date after the closing date accompanied by a prepayment premium. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. The investment performance of the offered certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the mortgage loans being higher or lower than anticipated by investors. The actual yield to the holder of an offered certificate may not be equal to the yield anticipated at the time of purchase of the certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the certificate may not be realized. In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the related funds may be applied to reduce the principal balance of such mortgage loans (including yield maintenance if required) if certain release criteria are not satisfied. For a discussion of certain factors affecting prepayment of the mortgage loans, including the effect of prepayment premiums, see ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement.

The structure of the offered certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans and other factors, as follows:

Allocation to the Class A senior certificates, for so long as they are outstanding, of the entire unscheduled principal distribution amount for each date of distribution will generally accelerate the amortization of those certificates relative to the actual amortization of the mortgage loans. Following retirement of the Class A senior certificates, the unscheduled principal distribution amount for each date of distribution will be allocated to the Class A-M, Class A-J, Class B and Class C Certificates in that order of priority.

The Class XP Certificates are interest only certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class XP Certificates will be especially sensitive to the prepayment, repurchase, substitution and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rate of principal payments that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class XP Certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Sensitivity of the Class XP Certificates’’ in this prospectus supplement.

Advances

A.    P&I Advances

The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that such advance will be recoverable. The master servicer or the trustee, if applicable, will not advance balloon payments due at maturity, late payment charges or default interest. Neither the master servicer nor the trustee is required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B.    Property Protection Advances

The master servicer (or the trustee, if applicable) also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related mortgage loan documents.

C.    Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ and ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Credit Support

A.    General

Credit support for any class of offered certificates is provided by the subordination of the other class(es) of certificates, if any, that have a lower payment priority. The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class V, Class R-I or Class R-II Certificates. No principal payments or mortgage loan losses will be allocated to the Class V, Class XC and Class XP Certificates. However, the notional amount of the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.

(2)	The Class A-AB Certificates have a certain priority with respect to being paid down to its planned principal balance on any distribution date as described in this prospectus supplement.

(3)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Available Distribution Amount’’ in this prospectus supplement.

(4)	The Class XC and Class XP Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). The exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II and Class V Certificates), including the Class XC and Class XP Certificates (provided, however, that the Class A-1 through Class H Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, subject to the assumptions set forth in this prospectus supplement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Code and the grantor trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute ‘‘regular interests’’ in REMIC II.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the Class [ ] Certificates will be issued at a premium, that the Class [ ] Certificates will be issued with more than a de minimis amount of original issue discount and that the Class [ ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. You may be subject to restrictions on investment in the offered certificates, particularly if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities. You should consult your own legal, tax, financial and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody's	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3	Aaa	AAA
Class A-AB	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class XP	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class B	Aa2	AA
Class C	Aa3	AA−

A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of mortgage loans, or the possibility that, as a result of prepayments, investors in the Class XP Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See ‘‘RATINGS’’ in this prospectus supplement.

The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and ‘‘RATING’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	The risk factors discussed below and under the heading ‘‘RISK FACTORS’’ in the accompanying prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

•	The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such offered certificates.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Transaction Party Roles and Relationships Create Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer, the special servicer or affiliates thereof may purchase certain of the certificates or hold certain companion mortgage loans that are part of a split loan structure but that are not held in the trust fund or hold certain subordinate or mezzanine debt or interests therein related to the mortgage loans. In addition, the master servicer is an originator of the mortgage loans and a sponsor. This could cause a conflict between the master servicer's duty to the trust under the pooling and servicing agreement and its interest as a sponsor in such other capacities. Notwithstanding the foregoing, the pooling and servicing agreement provides that the mortgage loans will be administered in accordance with the servicing standard without regard to any obligation, if applicable, of the master servicer to repurchase or substitute for a mortgage loan as a mortgage loan seller. In addition, the holder of certain of the non-offered certificates and the holder(s) of certain companion mortgage loans have the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the master servicer, the special servicer or affiliates thereof may be holders of such non-offered certificates and/or companion mortgage loans. This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or a companion or subordinate mortgage loan or interests therein. Notwithstanding the foregoing, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards, without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.

Additionally, each of the master servicer, the sub-servicers and the special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the sub-servicers and the special servicer.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by a mortgage loan seller or an affiliate thereof. A mortgage loan seller, the underwriters or their respective affiliates also may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. A mortgage loan seller and its affiliates have made or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. A mortgage loan seller, the underwriters or their respective affiliates may have other business relationships with the borrowers under the mortgage loans.

A mortgage loan seller may hold mezzanine debt related to a borrower that is not held in the trust fund.

In addition, the mortgage loan sellers, the underwriters and their respective affiliates may provide financing to the purchasers of certificates, companion mortgage loans or mezzanine loans.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	certain of the mortgaged properties are self-managed by the borrowers themselves;

•	the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

The Prospective Performance of the
    Commercial and Multifamily
    Mortgage Loans Included in a
    Particular Trust Fund Should Be
    Evaluated Separately from the
    Performance of the Mortgage Loans
in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates. As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any mortgage loan seller of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same mortgage loan seller or mortgage loan sellers. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	See generally ‘‘RISK FACTORS—Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in the accompanying prospectus.

The terms of ten mortgage loans, representing 22.2% of the initial pool balance (ten mortgage loans representing 24.7% of the group 1 balance), in connection with a partial release of the related mortgaged property, permit (a) a voluntary partial defeasance or a partial prepayment upon the delivery of the defeasance collateral, (b) the payment of a prepayment premium or yield maintenance charge, as applicable, or (c) such a release at any time without requiring a prepayment premium or yield maintenance charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Release or Substitution of Properties’’ in this prospectus supplement.

The Borrower's Form of Entity May Cause Special Risks	See generally ‘‘RISK FACTORS—The Borrower’s Form of Entity May Cause Special Risks’’ in the accompanying prospectus.

With respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, 17 sets containing, in the aggregate, 49 mortgage loans and representing 19.8% of the initial pool balance (14 sets, 42 mortgage loans representing 19.1% of the group 1 balance and two sets, four mortgage loans representing 17.4% of the group 2 balance), are made to affiliated borrowers. With respect to one such set of mortgage loans made to affiliated borrowers, the related mortgage loans are contained in both loan group 1 and loan group 2; (a) one set containing three mortgage loans (two in loan group 1 and one in loan group 2) representing 0.9% of the initial pool balance, 0.7% of the group 1 balance and 2.6% of the group 2 balance, respectively. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 24 mortgage loans, representing 10.6% of the initial pool balance (22 mortgage loans representing 10.1% of the group 1 balance and two mortgage loans representing 14.3% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

Subordination of Subordinate Certificates Increases Risk of Loss	Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

•	The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinate to the rights of the senior certificates and each class of subordinate certificates with a lower alphabetical designation. For example, the Class P Certificates will not receive principal or interest on a distribution date until the Class O Certificates have received the amounts to which they are entitled on that distribution date.

•	Losses that are realized on the mortgage loans will be allocated first to the Class P Certificates then to the Class O Certificates and so on, in reverse sequential order, until the outstanding class balances of those classes have been reduced to zero.

Modeling Assumptions Are Unlikely To Match Actual Experience	The ‘‘Assumed Final Maturity Date’’ and the tables set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement are based on the assumptions described in such section under ‘‘—Weighted Average Life’’.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables. It is impossible to predict with certainty the rate at which the mortgage loans will actually be repaid or that the mortgage loans will otherwise perform consistently with such assumptions.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages shown are for illustrative purposes only. For a description of CPR, see ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

See ‘‘RISK FACTORS—Prepayment Models Are Illustrative Only and Do Not Predict Weighted Average Life and Maturity’’ in the accompanying prospectus.

Risks Related to the Mortgage Loans

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Partial Interest Only, Balloon Loans(1)(2)	88	$1,134,473,168	50.6%	49.9%	56.4
Interest Only Loans	15	447,188,000	19.9	18.3	34.0
Balloon Loans	75	434,959,999	19.4	20.5	9.6
Partial Interest Only, ARD Loan(s)(1)	4	163,850,000	7.3	8.1	0.0
Interest Only, ARD Loan	1	62,800,000	2.8	3.1	0.0
Total	183	$2,243,271,168	100.0%	100.0%	100.0

(1)	Interest only for the first 6 to 108 months of its respective term.

(2)	Includes (a) one mortgage loan, Loan No. 20061698, representing 0.4% of the initial pool balance (0.4% of the group 1 balance), that is amortizing for the first 37 months, interest only for months 38 through 49, amortizing for months 50 through 97, interest only in months 98 through 109 and amortizing in months 110 through 120 with a balloon payment due in month 120; and (b) one mortgage loan, Loan No. 20061697 representing 0.2% of the initial pool balance (0.2% of the group 1 balance), that is amortizing for the first 87 months, interest only in months 88 through 111 and amortizing in months 112 through 120 with a balloon payment due in month 120.

One hundred and sixty-seven of the mortgage loans, excluding those mortgage loans that are interest only until maturity or the anticipated repayment date, representing 77.3% of the initial pool balance (147 mortgage loans representing 78.6% of the group 1 balance and 20 mortgage loans representing 66.0% of the group 2 balance), will have substantial payments (i.e., balloon payments) due during the period from July 1, 2011 through October 1, 2016, unless the mortgage loan is previously prepaid. Sixteen of the mortgage loans, representing 22.7% of the initial pool balance (11 mortgage loans representing 21.4% of the group 1 balance and five mortgage loans representing 34.0% of the group 2 balance), will provide for payments of interest only until maturity or the anticipated repayment date.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the mortgagee than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an ‘‘actual/360’’ basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of a borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

•	the prevailing mortgage rates;

•	the fair market value of the property;

•	the borrower's equity in the property;

•	the financial condition of the borrower;

•	the operating history of the property and occupancy levels of the property;

•	reduction in applicable government assistance/rent subsidy programs;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ and ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement and ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans’’ in the accompanying prospectus.

The availability of funds in the mortgage and credit markets fluctuates over time. None of the sponsors, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.

Particular Property Types Present Special Risks:	The table on page S-18 summarizes the various property types that secure the mortgage loans. See generally ‘‘RISK FACTORS—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Camp Properties	Camp properties secure one mortgage loan, Loan No. 3402523 representing 2.0% of the initial pool balance (2.3% of the group 1 balance) as of the cut-off date. Several factors may adversely affect the value and successful operation of a camp property, including:

•	the physical attributes of the camp property (e.g., its amenities and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality, experience and philosophy of management;

•	management's ability to control enrollment growth and attrition;

•	competition in the tenant's marketplace from other camps and competing education, sports or other activity centers; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income) which may result in decreased demand.

In addition, camp properties may not be readily convertible to alternative uses due to restrictions such as zoning ordinances if those properties were to become unprofitable for any reason. The liquidation value of any such camp property consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Other Property Types—Movie Theaters	Certain of the retail properties, including the mortgaged properties securing four of the mortgage loans, representing 1.2% of the initial pool balance (1.4% of the group 1 balance) as of the cut-off date, have a movie theater as part of the mortgaged property. These types of properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of a movie theater, which may, in turn, cause the tenant to experience financial difficulty. See ‘‘—Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates’’ above. Further, because of unique construction requirements of movie theaters, any vacant movie theater space could not easily be converted to other uses.

Other Property Types—Automobile Dealerships	Automobile dealerships secure one mortgage loan, Loan No. 44190, representing 0.5% of the initial pool balance (0.6% of the group 1 balance) as of the cut-off date. Automobile dealerships are subject to various risks which may be in addition to those associated with retail establishments generally. The success of an automobile dealership is subject to factors such as the popularity of the brands being sold at such dealership and changes in demographics and consumer tastes which may negatively impact the appeal of the product lines being offered. Further, the United States motor vehicle industry generally is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. Significant factors affecting the sale of motor vehicles include rates of employment, income growth, interest rates and general consumer sentiment. In addition, where automobile dealerships have an on-site service department, it will be necessary for such automobile dealerships to manage and dispose of oil, batteries and other related automotive products. In addition, automobile dealerships may not be readily convertible to alternative uses.

Other Property Types—Restaurant Franchise Properties	Restaurant franchises secure seven mortgage loans, Loan Nos. 59185, 59172, 59186, 59187, 47783, 47571 and 47518 representing 0.4% of the initial pool balance (0.4% of the group 1 balance) as of the cut-off date. Restaurant franchises are subject to various risks which may be in addition to those associated with retail establishments. Franchise agreements typically do not contain provisions protective of mortgagees. Often, a borrower's rights as franchisee may be terminated without informing the mortgagee and the borrower may be precluded from competing with the franchisor upon termination. In addition, a mortgagee that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise agreement may be restricted in additional ways. Finally, federal and state franchise regulations may impose additional risks (including the requirements that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees). See ‘‘RISK FACTORS—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Medical Office Properties	Included in the office properties referenced in the table on S-18 are medical office properties securing two mortgage loans, Loan Nos. 57827 and 9000637 representing 0.5% of the initial pool balance (0.5% of the group 1 balance) as of the cut-off date. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Child Development Center Properties	Child development center properties secure one of the mortgage loans, representing 0.2% of the initial pool balance (0.2% of the group 1 balance) as of the cut-off date. Several factors may adversely affect the value and successful operation of a child development center property, including:

•	the reputation, safety, convenience and attractiveness of the property to users; the quality and philosophy of management;

•	the physical attributes of the child development center property (e.g., its age, appearance and layout);

•	management's ability to control enrollment growth and attrition;

•	competition in the tenant's marketplace from other child development centers and alternatives to child development centers; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income) which may result in decreased demand.

In addition, child development center properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such child development center property consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt(1)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	17	25.0%	24.7%	28.4%
Existing	9	10.4%	10.4%	10.6%

(1)	Two mortgage loans, Loan Nos. 20061415 and 20061439, representing 2.0% of the initial pool balance (one mortgage loan representing 1.3% of the group 1 balance and one mortgage loan representing 7.9% of the group 2 balance), allow for existing mezzanine debt and permit replacement mezzanine debt and are included in both categories; provided that such future mezzanine debt is only allowed where any existing mezzanine debt is paid off.

With respect to each mortgage loan that allows future mezzanine debt, such mortgage loan provides that the members or partners of the borrower (and, in the case of Loan No. 20061415, the borrower) have the right to incur mezzanine debt under specified circumstances set forth in the related mortgage loan documents. With respect to the mortgage loan that has existing mezzanine debt, the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to each mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has subordinated the mezzanine loan documents to the related mortgage loan documents and has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or cure the default.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower's ability to make any balloon payment due at maturity or at the related anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property, which may in turn adversely affect the value of the mortgaged property. Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)(3)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Unsecured(4)	11	11.9%	11.9%	12.4%
Secured	4	9.1%	10.0%	1.1%
Future
Unsecured(4)	20	25.8%	25.3%	30.8%
Secured	6	3.2%	3.3%	2.5%

(1)	Includes mezzanine debt.

(2)	Five mortgage loans, Loan Nos. 3402934, 20061415, 59579, 20061439, and 20061534, representing 9.3% of the initial pool balance (four mortgage loans representing 9.5% of the group 1 balance and one mortgage loan representing 7.9% of the group 2 balance) have existing additional debt and allow for future additional debt, causing the loans to fall into each category.

(3)	One mortgage loan, Loan No. 16795, representing 0.3% of the initial pool balance (2.5% of the group 2 balance) allows both secured and unsecured future debt requiring such loan to be reflected in both categories.

(4)	Excludes unsecured trade payables.

Certain information about the A/B Loans is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
Eastridge Mall A/B Loan	3402934	6.0%	6.6%	$133,500,000	$36,500,000
Camp Group Portfolio A/B Loan	3402523	2.0%	2.3%	$45,800,000	$4,050,000
Seville Plaza A/B Loan	59579	1.0%	1.1%	$21,650,000	$3,000,000

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Eastridge Mall A/B Loan’’, ‘‘—Camp Group Portfolio A/B Loan’’ and ‘‘—Seville Plaza A/B Loan’’ in this prospectus supplement for a description of the split loan structures.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation as to whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower.

Also, although the A/B Loans do not include the related subordinate note, the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely affect collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or were required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments may have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

These environmental investigations, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then—

•	the circumstances or conditions were subsequently remediated in all material respects; or

•	generally, with certain exceptions, one or more of the following was the case:

1.	a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

2.	the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related mortgage loan documents, maintain an operations and maintenance plan;

3.	the related mortgagor provided a ‘‘no further action’’ letter or other evidence that would be acceptable to the mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

4.	such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

5.	the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

6.	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7.	the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8.	the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

9.	a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. We cannot assure you, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

We cannot assure you that—

•	the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

•	an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

The pooling and servicing agreement to be dated as of the cut off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator, requires that the master servicer obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘THE POOLING AND SERVICING AGREEMENTS—REALIZATION UPON DEFAULTED MORTGAGE LOANS’’, ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’ in the accompanying prospectus.

Enforcement of Environmental Laws in Puerto Rico	One of the mortgaged properties, representing 2.5% of the initial pool balance (2.8% of the group 1 balance) is located in Puerto Rico. Puerto Rico Environmental Quality Board (the ‘‘EQB’’) has authority to enforce the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22, 2005, (‘‘Act No. 416’’) and the regulations promulgated thereunder. Act No. 416 grants EQB the authority to exercise, execute, receive and administer federal environmental laws and to adopt and implement regulations and a permit system related, among others, to the Federal Clean Water Act, Clean Air Act, Solid Waste Disposal Act, Resource Conservation and Recovery Act, CERCLA and any other federal environmental legislation that might be enacted. The environmental regulations in Puerto Rico address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources. Therefore, facilities in Puerto Rico under certain circumstances may be subject to enforcement action from both the EPA and the EQB. In those cases where enforcement of the environmental program has not been delegated to the EQB, the EPA retains its enforcement authority. If the EQB fails to carry out its enforcement responsibility of a federal delegated program, the EPA may exercise its enforcement authority.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—General’’ in this prospectus supplement, the mortgage pool includes three sets of cross-collateralized mortgage loans set forth in the following table:

Loan Numbers of Crossed Loans	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
47621, 48430 and 48429	3	6.8%	7.6%	0.0%
20061806 and 20061807	2	0.3%	0.3%	0.0%
59188, 59185, 59172, 59186 and 59187	5	0.2%	0.2%	0.0%

Cross-collateralization arrangements may be terminated with respect to some mortgage loans under the terms of the related mortgage loan documents. Cross- collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

•	such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain sets of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 6.8% of the initial pool balance (7.6% of the group 1 balance and 12.0% of the group 2 balance). In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a significant tenant (as described in ANNEX A to this prospectus supplement) at any such mortgaged property, it may be significant to the successful performance of such mortgaged properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in the accompanying prospectus.

Additionally, certain tenants may be owned by affiliates of the related borrower or otherwise related to or affiliated with the borrower. The interests of the borrower acting as a tenant may conflict with the borrower's interests under the related loan documents and may be adverse to the interests of the certificateholders. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. There can be no assurance the space ‘‘leased’’ by this borrower affiliate will eventually be occupied by third party tenants.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state, jurisdiction or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state, jurisdiction or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses and which may adversely affect a mortgaged property directly or indirectly by disrupting travel patterns and/or the area's economy), and other factors that are beyond the control of the borrowers.

The geographic concentration of the mortgaged properties in jurisdictions with concentrations over 5.0% of the initial pool balance as of the cut-off date is as set forth in the following table:

Jurisdiction	Number of Mortgaged Properties	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
California	23	15.7%	16.1%	12.0%
Illinois	29	6.7%	7.5%	0.0%
Maryland	8	5.7%	4.1%	19.7%
Florida	13	5.5%	5.8%	3.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 42 other states and the Commonwealth of Puerto Rico, with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such jurisdiction.

Certain Jurisdiction-Specific Considerations—California	Twenty-three of the mortgaged properties, securing mortgage loans, representing 15.7% of the initial pool balance (21 mortgaged properties, securing Mortgage Loans representing 16.1% of the group 1 balance and two mortgaged properties, securing Mortgage Loans representing 12.0% of the group 2 balance), are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale or by a court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—One-Action Rules May Limit Remedies’’ in this prospectus supplement. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

Certain Jurisdiction-Specific Considerations – Puerto Rico	One of the mortgaged properties securing one mortgage loan, representing 2.5% of the initial pool balance (2.8% of the group 1 balance), is located in Puerto Rico. Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a ‘‘mortgage note’’ payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgagor has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico.

Risks Related to Puerto Rico-United States Relationship. The Commonwealth of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the trust's interest in the mortgaged property located in Puerto Rico.

Risks Relating to Taxation in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, a foreign (non-Puerto Rico) entity that is not engaged in trade or business in Puerto Rico is related to the debtor if (A) it owns 50% or more of the value of the stock or participation of the debtor or (B) if the debtor owns 50% or more of the value of the stock or participation of said foreign entity. To determine the stock or participation ownership, certain attribution rules apply.

However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto

Rico) entities not engaged in trade or business in Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to ‘‘gross up’’ the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Such gross up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan (including such gross up payments).

Risks Related to Foreclosure in Puerto Rico. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly.

At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshall or other court officer to conduct the sale of the property. Such sales are made in accordance with procedures set forth in the Mortgage and Property Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a mortgagee. The courts of Puerto Rico will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

•	With respect to 42 mortgage loans, representing 67.3% of the initial pool balance (34 mortgage loans representing 67.7% of the group 1 balance and eight mortgage loans representing 63.1% of the group 2 balance), the cut-off date balances are higher than the average cut-off date balance;

•	the largest single mortgage loan, by cut-off date balance, represents approximately 6.8% of the initial pool balance (7.6% of the group 1 balance), and three sets of cross-collateralized mortgage loans represent in the aggregate approximately 7.2% of the initial pool balance (three sets, ten mortgage loans representing 8.1% of the group 1 balance); and

•	the ten largest mortgage loans (counting a crossed pool as an individual mortgage loan for this purpose) have cut-off date balances that represent in the aggregate 38.7% of the initial pool balance (ten mortgage loans representing 43.1% of the group 1 balance).

Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XC, Class XP, Class V, Class R-I and Class R-II Certificates) is generally payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums and Yield Maintenance Charges Present Special Risks	One hundred and fifty-one of the mortgage loans, representing 76.2% of the initial pool balance (130 mortgage loans representing 75.9% of the group 1 balance and 21 mortgage loans representing 78.9% of the group 2 balance), as of the cut-off date, generally prohibit any voluntary prepayment of principal prior to the final one to 24 scheduled monthly payments, which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable, of the related mortgage loan; however, these mortgage loans generally permit defeasance.

In addition, 26 of the mortgage loans, representing 18.4% of the initial pool balance (23 mortgage loans representing 19.0% of the group 1 balance and three mortgage loans representing 12.5% of the group 2 balance), (a) have an initial lockout period, (b) are then subject after expiration of the initial lockout period to a period where the borrower has an option to prepay the loan subject to the greater of a prepayment premium or yield maintenance charge and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

As of the Cut-off Date, four mortgage loans, representing 2.4% of the initial pool balance (three mortgage loans representing 1.7% of the group 1 balance and one mortgage loan representing 8.6% of the group 2 balance) have no lockout period and permit prepayment subject to the greater of a yield maintenance charge or a 1% prepayment premium for an initial period of time and becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

One mortgage loan, Loan No. 9000344 representing 0.2% of the initial pool balance (0.2% of the group 1 balance), has an initial lockout period and is (a) subject to defeasance or (b) subject to the greater of a yield maintenance charge or a 1% prepayment premium, and becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

One mortgage loan, Loan No. 47200, representing 2.8% of the initial pool balance (3.1% of the group 1 balance), is: (A) up to 90% of the mortgage loan is subject to a minimum defeasance lockout period of the earlier of (i) three years from the closing date of such mortgage loan or (ii) 24 months from securitization of the final component of such mortgage loan (the ‘‘Defeasance Lockout Period’’). Provided the Defeasance Lockout Period has expired, the release of one or more properties will be permitted upon the substitution of government securities with cash flow from these securities equaling 115% of the debt service and principal at maturity. Release of an individual mortgaged property is subject to maintenance of loan-to-value and debt service coverage ratios and certain other requirements. The mortgagee has the right to convert the mortgage loan prepayment provisions to a yield maintenance charge based upon the greater of a treasury-flat make-whole formula which is set forth in the mortgage loan documents or 1.5% of the principal amount prepaid during such time as the third anniversary of closing date of such mortgage loan has occurred but the Defeasance Lockout Period has not occurred and (B) the mortgage loan is priced with a

3-month open window and the borrower may prepay up to 10% of the mortgage loan amount at any time, subject to payment of a yield maintenance charge based upon the greater of (i) a treasury-flat make-whole formula which shall be set forth in the mortgage loan documents and (ii) with respect to (a) the first $1,000,000 of ‘‘YM Loan Amount’’ (as defined in the related loan documents), 1.5% of the principal prepaid and (b) the remainder of YM Loan Amount at 3% of the principal amount prepaid for the first two years of the term and 1.5% thereafter. As additional consideration associated with any prepayment, the borrower must also pay all interest which would have been earned on the mortgage loan during the applicable month had the prepayment not occurred. The borrower will be permitted to release mortgaged properties provided that the borrower prepays 115% of the allocated loan amount and otherwise satisfies the conditions for release set forth above in Defeasance Lockout Period.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Any prepayment premiums or yield maintenance charges actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium or yield maintenance charge with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium or yield maintenance charge.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement.

Generally, provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium or yield maintenance charge. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums and yield maintenance charges:

•	liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan generally will be applied to cover outstanding advances prior to being applied to cover any prepayment premium or yield maintenance charge due in connection with the liquidation of such mortgage loan;

•	the special servicer may waive a prepayment premium or yield maintenance charge in connection with obtaining a pay-off of a defaulted mortgage loan;

•	no prepayment premium or yield maintenance charge will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by a mortgage loan seller;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, the special servicer, the related Note B Holder (with respect to an A/B Loan), any mezzanine lender or any holder or holders of certificates evidencing a majority interest in the controlling class. Also, such prepayment premium or yield maintenance charge may not be payable by any of the aforementioned entities in connection with the exercise of a purchase right in respect of a defaulted mortgage loan pursuant to an intercreditor agreement; and

•	in general, no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to casualty or condemnation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	Generally, the mortgage loans in the trust fund do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. However, certain of the mortgage loans have lockbox accounts in place or provide for a springing lockbox. See ANNEX A to this prospectus supplement for information regarding these mortgage loans. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, redevelopment, renovation or repairs. We cannot assure you that any current or planned redevelopment, renovation or repairs will be completed, that such redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Leasehold Interests Are Subject to Terms of the Ground Lease	Six mortgaged properties, securing mortgage loans representing 1.9% of the initial pool balance (2.1% of the group 1 balance), are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. See ‘‘RISK FACTORS— Leasehold Interests Are Subject to Terms of the Ground Lease’’ in the accompanying prospectus.

Condominium Ownership May Limit Use and Improvements	We are aware that six mortgage loans, Loan Nos. 20061415, 3401841, 47953, 9000430, 9000351 and 9000484 representing 2.7% of the initial pool balance (four mortgage loans representing 1.9% of the group 1 balance and two mortgage loans representing 9.6% of the group 2 balance), are each secured by a property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. See ‘‘RISK FACTORS—Condominium Ownership May Limit Use and Improvements’’ in the accompanying prospectus.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

•	a review of the available credit and legal files relating to the mortgage loans;

•	inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the related mortgage loan seller;

•	generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

•	appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the cut-off date loan-to-value ratios of such mortgaged properties under ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ and in ANNEX A to this prospectus supplement for illustrative purposes only);

•	engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

•	information supplied by entities from which a related mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

Other than four mortgage loans and one set of cross-collateralized mortgage loans, which represent 6.5% of the initial pool balance (7.3% of the group 1 balance) which were originated between January, 2004 and August 2005, all of the mortgage loans were originated during the 12 months prior to the cut-off date. Also, some mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged properties. In addition, certain properties may allow for the substitution of a part or all of the mortgaged property, subject to various conditions. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Release or Substitution of Properties’’ in this prospectus supplement. Accordingly, no information is presently available with respect to a property that may be substituted for a mortgaged property.

Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy, foreclosure or similar proceedings or have otherwise been parties to real estate-related litigation. In the past, the principals of certain borrowers and/or managers have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.

There also may be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	With respect to 44 mortgaged properties, securing mortgage loans representing approximately 8.2% of the initial pool balance (9.1% of the group 1 balance), the mortgaged property is leased to a single tenant. In addition, five mortgage loans (Loan Nos. 20061737, 48430, 47621, 48429 and 47200, representing 12.6% of the initial pool balance and 14.1% of the group 1 balance) are secured by 66, 14, 14, 14 and 52, respectively, cross-collateralized mortgaged properties, which mortgaged properties leased to a single tenant. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe, more time may be required to relet the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see ‘‘RISK FACTORS—Particular Property Types Present Special Risks—Retail Properties’’, ‘‘—Office Properties’’, ‘‘—Multifamily Properties’’, ‘‘—Hotel Properties’’, ‘‘—Self Storage Properties’’, ‘‘—Industrial and Warehouse Properties’’ ‘‘—Manufactured Housing Communities’’, ‘‘—Parking Garages’’ and ‘‘—Other Properties’’ in the accompanying prospectus.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Tenancies in Common May Hinder or Delay Recovery	With respect to 24 mortgage loans, Loan Nos. 59579, 59596, 3402435, 3401490, 17876, 18108, 16205, 19077, 47563, 48108, 46745, 20061701, 20061355, 20061433, 20061806, 20061807, 20061329, 20061439, 20061710, 20061794, 20061849, 18147, 18157 and 20061831 representing 10.6% of the initial pool balance (22 mortgage loans representing 10.1% of the group 1 balance and two mortgage loans representing 14.3% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common or are permitted under their related loan documents to convert their ownership structure to a tenancy-in-common. See ‘‘RISK FACTORS—Tenancies in Common May Hinder or Delay Recovery’’ in the accompanying prospectus.

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Hotel properties securing 22 mortgage loans representing 12.2% of the initial pool balance (13.6% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks—Hotel Properties’’ in the accompanying prospectus.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The mortgage loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in locations such as California, Washington, Texas, Utah, Nevada, Idaho and along the Southeastern coastal areas of the United States and in the Commonwealth of Puerto Rico. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. In particular, although it is too soon to assess the full impact of recent hurricanes on the United States and local economies, in the short term, the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by a severe storm can suffer severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by severe storms have on occasion led to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. The mortgage loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Property May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor's certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In addition, other loans either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a ‘‘commercially reasonable’’ amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower's obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer has determined, in accordance with the servicing standard, that either:

(a)	such insurance is not available at any rate; or

(b)	such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer or special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See

‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Hazard, Liability and Other Insurance’’ in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss.

We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy. As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans (or in the case of the Pamida Portfolio Mortgage Loan, the portion thereof) sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan (or portion thereof) in connection with either a material breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the applicable mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘THE SPONSORS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, including, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF

MORTGAGE LOANS—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could adversely affect the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the related mortgage loan seller and the related mortgage loan seller's obligation to repurchase or substitute a mortgage loan (or in the case of the Pamida Portfolio mortgage loan, the portion thereof) or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot assure you that the related mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through DTC and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading markets that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement.

See ‘‘RISK FACTORS’’ in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool consists of 183 Mortgage Loans secured by first liens on 392 commercial, multifamily and manufactured housing properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 158 Mortgage Loans with an aggregate principal balance of $2,013,072,464 (the Group 1 Balance) representing approximately 89.7% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Loan Group 2 will consist of 25 Mortgage Loans with an aggregate principal balance of $230,198,704 (the Group 2 Balance) (or approximately 67.1% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 22.3% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties), representing approximately 10.3% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

The Initial Pool Balance is $2,243,271,168, subject to a variance of plus or minus 5.0%. The Initial Pool Balance and each applicable Group Balance (including Cut-off Date Balances and Group Balances) with respect to each A/B Loan includes only the related Note A (and, in each case, excludes the related Note B). See ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS’’ in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a manufactured housing community or complex consisting of five or more rental living units) (34 Mortgage Loans, representing 17.3% of the Initial Pool Balance (nine mortgage loans representing 7.9% of the Group 1 Balance and 25 mortgage loans representing 100.0% of the Group 2 Balance)). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e., a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a camp, a self storage facility, child development centers, a mixed use property, a movie theater, a restaurant, an automobile dealership or a parking garage) (149 Mortgage Loans, representing 82.7% of the Initial Pool Balance and 92.1% of the Group 1 Balance).

With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

There are three sets of Cross-Collateralized Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.

Loan Numbers of Crossed Mortgage Loans	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
47621, 48430 and 48429	3	$152,000,000	6.8%	7.6%	0.0%
20061806 and 20061807	2	$6,494,009	0.3%	0.3%	0.0%
59188, 59185, 59172, 59186, and 59187	5	$3,598,499	0.2%	0.2%	0.0%

Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collaterization and cross-default arrangements. See ANNEX A to this prospectus supplement for information regarding the Cross-Collateralized Mortgage Loan and see ‘‘RISK FACTORS—Risks Related to the Mortgage Loan—The Benefits Provided by Cross-Collateralization May Be Limited’’ in this prospectus supplement.

The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the Mortgage Loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. Listed below are the jurisdictions in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:

States	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	% of Group 1 Balance	% of Group 2 Balance
California	23	$351,786,366	15.7%	16.1%	12.0%
Illinois	29	$151,064,948	6.7%	7.5%	0.0%
Maryland	8	$128,513,000	5.7%	4.1%	19.7%
Florida	13	$123,065,597	5.5%	5.8%	3.0%

(1)	Because this table represents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or Mortgage Loan documents). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining Mortgaged Properties are located throughout 42 other states and the Commonwealth of Puerto Rico with no more than 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

On or about the Delivery Date, each Mortgage Loan Seller will transfer its Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. See ‘‘THE SPONSORS’’, ‘‘MORTGAGE LOAN SELLERS (OTHER THAN THE SPONSORS)’’ and ‘‘OTHER ORIGINATORS AND OBLIGORS (OTHER THAN THE SPONSORS AND OTHER MORTGAGE LOAN SELLERS)’’ in this prospectus supplement.

The Mortgage Loans were originated between January 20, 2004 and September 21, 2006. Bank of America, National Association originated 40 of the Mortgage Loans, which represent 34.9% of the Initial Pool Balance (33 Mortgage Loans representing 35.7% of the Group 1 Balance and seven Mortgage Loans representing 28.5% of the Group 2 Balance), and acquired the remaining Mortgage Loans from the respective originators thereof, generally in accordance with the underwriting criteria described in the accompanying prospectus under ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR’’.

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Bank of America, National Association	72	88	$985,489,236	43.9%	45.0%	34.8%
Barclays Capital Real Estate, Inc	57	69	515,748,073	23.0	20.7	43.3
Bear Stearns Commercial Mortgage, Inc	29	135	542,890,455	24.2	24.5	21.8
SunTrust Bank	24	34	130,388,897	5.8	6.5	0.0
Barclays Capital Real Estate Inc./Citigroup Global Markets Realty Corp.(1)	1	66	68,754,506	3.1	3.4	0.0
Total	183	392	$2,243,271,168	100.0%	100.0%	100.0%

(1)	Includes one Mortgage Loan, Loan No. 20061737 which was 50% co-originated by Barclays Capital Real Estate Inc. and 50% co-originated by Citigroup Global Markets Realty Corp.

The Mortgage Loans were selected by the Mortgage Loan Sellers, with advice from the Underwriters as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from each Mortgage Loan Seller's portfolio of multifamily and commercial mortgage loans, and were chosen to meet the requirements imposed by rating agencies to achieve the credit support percentages listed in the table in the Executive Summary.

Certain Terms and Conditions of the Mortgage Loans

Due Dates.     Each of the Mortgage Loans, other than 16 Mortgage Loans that are interest only until maturity or the anticipated repayment date and represent 22.7% of the Initial Pool Balance (11 Mortgage Loans representing 21.4% of the Group 1 Balance and five Mortgage Loans representing 34.0% of the Group 2 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date. In addition, 92 Mortgage Loans, representing 57.9% of the Initial Pool Balance (77 Mortgage Loans representing 58.1% of the Group 1 Balance and 15 Mortgage Loans representing 56.4% of the Group 2 Balance), provide for periods of interest only payments during a portion of their respective loan terms.

Mortgage Rates; Calculations of Interest.    Each of the Mortgage Loans bears interest at a per annum rate that is fixed for the remaining term of the Mortgage Loan, except that as described below, each ARD Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on an ARD Loan after the related Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
4.960% - 4.999%	5	$3,598,499	0.2%	0.2%	0.0%
5.000% - 5.249%	1	31,000,000	1.4	1.5	0.0
5.250% - 5.499%	2	44,887,000	2.0	2.0	1.8
5.500% - 5.749%	6	112,017,482	5.0	5.1	3.9
5.750% - 5.999%	27	563,448,882	25.1	27.1	7.8
6.000% - 6.249%	68	757,508,626	33.8	29.7	69.0
6.250% - 6.499%	52	515,146,983	23.0	23.7	16.5
6.500% - 6.840%	22	215,663,695	9.6	10.6	1.0
Total	183	$2,243,271,168	100.0%	100.0%	100.0%

One hundred and sixty-seven of the Mortgage Loans (which include the four ARD Loans), representing 77.3% of the Initial Pool Balance (147 Mortgage Loans representing 78.6% of the Group 1 Balance and 20 Mortgage Loans representing 66.0% of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those Mortgage Loans. Thus, each of these Mortgage Loans will have a Balloon Payment due at its stated maturity date, unless prepaid prior thereto.

Most Mortgage Loans currently prohibit principal prepayments to some degree; however, certain of the Mortgage Loans impose ‘‘Prepayment Premiums’’ in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Hyperamortization.    Five of the Mortgage Loans are ARD Loans, which represent 10.1% of the Initial Pool Balance (five Mortgage Loans representing 11.3% of the Group 1 Balance), provide for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, the ARD Loans will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the difference in rate of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loan as called for in the related Mortgage Loan documents.

Amortization of Principal.    One hundred sixty-seven Mortgage Loans are Balloon Loans (which include the four ARD Loans) which represent 77.3% of the Initial Pool Balance (147 Mortgage Loans representing 78.6% of the Group 1 Balance and 20 Mortgage Loans representing 66.0% of the Group 2 Balance), in respect of which Balloon Payments will be due and payable on their respective Maturity Dates, unless prepaid prior thereto. In addition, 16 of the Mortgage Loans, representing 22.7% of the Initial Pool Balance (11 Mortgage Loans representing 21.4% of the Group 1 Balance and five Mortgage Loans representing 34.0% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Balloon Loans May Present Greater Risk than Fully Amortizing Loans’’ in this prospectus supplement.

Prepayment Provisions.     The Mortgage Loans that permit voluntary prepayments generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

(1) a Lockout Period during which voluntary principal prepayments are prohibited, followed by

(2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium, followed by

(3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

One mortgage loan, Loan No. 47200, representing 2.8% of the initial pool balance (3.1% of the group 1 balance), provides as follows: (A) up to 90% of the Mortgage Loan is subject to a minimum defeasance lockout period of the earlier of (i) three years from the closing date of such Mortgage Loan or (ii) 24 months from securitization of the final component of such Mortgage Loan (the ‘‘Defeasance Lockout Period’’). Provided the Defeasance Lockout Period has expired, the release of one or more properties will be permitted upon the substitution of Government Securities with cash flow from these securities equaling 115% of the debt service and principal at maturity. Release of an individual Mortgaged Property is subject to maintenance of loan-to-value and debt service coverage ratios and certain other requirements. The mortgagee has the right to convert the mortgage loan prepayment provisions to a yield maintenance charge based upon the greater of a treasury-flat make-whole formula which is set forth in the Mortgage Loan documents or 1.5% of the principal amount prepaid during such time as the third anniversary of the closing date of such Mortgage Loan has occurred but the Defeasance Lockout Period has not occurred and (B) the Mortgage Loan is priced with a 3-month open window and the borrower may prepay up to 10% of the Mortgage Loan amount at any time, subject to payment of a yield maintenance charge based upon the greater of (i) a treasury-flat make-whole formula which shall be set forth in the Mortgage Loan documents and (ii) with respect to (a) the first $1,000,000 of ‘‘YM Loan Amount’’ (as defined in the related loan documents), 1.5% of the principal prepaid and (b) the remainder of YM Loan Amount at 3% of the principal amount prepaid for the first two years of the term and 1.5% thereafter. As additional consideration associated with any prepayment, the borrower must also pay all interest which would have been earned on the Mortgage Loan during the applicable month had the prepayment not occurred. The borrower will be permitted to release Mortgaged Properties provided that the borrower prepays 115% of the allocated loan amount and otherwise satisfies the conditions for release set forth above in Lockout Defeasance.

As of the Cut-off Date, four Mortgage Loans, representing 2.4% of the Initial Pool Balance (three Mortgage Loans representing 1.7% of the Group 1 Balance and one Mortgage Loan representing 8.6% of the Group 2 Balance), do not have a lockout period and are prepayable as of the first monthly payment date after the closing date accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

The periods applicable to any particular Mortgage Loan are indicated in ANNEX A under the heading ‘‘Prepayment Penalty Description (Payments)’’. For example, Loan No. 47621 is indicated as LO(48)/GRTR1%PPMTorYM(69)/OPEN(3), meaning that such Mortgage Loan has a Lockout Period for the first 48 payments, has a period for the following 69 payments during which the greater of a 1% prepayment premium and a yield maintenance charge applies, followed by an Open Period of three payments, including the payment due on the Maturity Date, during which no Prepayment Premium would apply to any voluntary prepayment.

Voluntary principal prepayments (after any Lockout Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lockout Periods ranged from zero to 119 scheduled monthly payments (zero to 119 scheduled monthly payments in Loan Group 1 and zero to 117 scheduled Monthly Payments in Loan Group 2). As of the Cut-off Date, the weighted average remaining Lockout Period was 86 Monthly Payments (84 Monthly Payments in Loan Group 1 and 103 Monthly Payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from one to 24 Monthly Payments (one to 24 Monthly Payments for Loan Group 1 and one to four Monthly Payments for Loan Group 2) prior to and including the final Monthly Payment at maturity. The weighted average Open Period was four Monthly Payments (four Monthly Payments in Loan Group 1 and three Monthly Payments in Loan Group 2). Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in ANNEX A to this prospectus supplement.

As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. In addition, generally no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to a condemnation or casualty. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus.

Defeasance.    One hundred fifty one of the Mortgage Loans, representing 76.2% of the Initial Pool Balance (130 Mortgage Loans representing 75.9% of the Group 1 Balance and 21 Mortgage Loans representing 78.9% of the Group 2 Balance), permit the applicable borrower at any time during the related Defeasance Period, which is at least two years from the Delivery Date; provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising the Defeasance Option. The borrower must meet certain conditions to exercise its Defeasance Option. Among other conditions, the borrower must pay on the related Release Date:

(1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) the related Collateral Substitution Deposit.

In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

With respect to one Mortgage Loan (Loan No. 18991), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower deposited with the lender an upfront reserve in the amount of $665,000, which reserve will, if the borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 24 months after the closing of the Mortgage Loan, be applied to reduce the outstanding principal balance of the Mortgage Loan. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the reserve funds. In addition, the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from the prepayment.

With respect to one Mortgage Loan (Loan No. 19130), representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), the related borrower deposited with the lender an upfront reserve in the amount of $270,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 36 months after the closing of the Mortgage Loan to obtain a release of the reserves. Within that 36 month period, the borrower may request two pro rata disbursements of the reserve amount based on the then-existing economic performance criteria. If the borrower fails to fully satisfy the economic performance criteria within the 36 month period then the lender will disburse a portion of the remaining reserves based, in lender's sole discretion, on the partial satisfaction of the economic performance criteria. Any reserve amount not released to the borrower will be applied to reduce the outstanding principal balance of the Mortgage Loan, and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related Mortgage Loan documents are not satisfied, an upfront ‘‘earnout’’ reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see ANNEX A to this prospectus supplement.

With respect to one Holdback Loan (Loan No. 20061763), representing 0.8% of the Initial Pool Balance (0.9% of the Group 1 Balance), in the event that the related Mortgaged Property does not achieve certain economic criteria, including a debt service coverage ratio of at least 1.15x and a loan-to-value ratio not to exceed 75%, by September 1, 2009, an upfront reserve in the original amount of $1,000,000 may, at the borrower's option, (i) be applied to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related Yield Maintenance Premium) so that after such reduction, the Mortgaged Property satisfies the specified debt service coverage ratio, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted or (ii) be retained as additional collateral for the Mortgage Loan. In addition, in lieu of depositing cash with the lender, the related borrower may (at any time during the term of the Mortgage Loan) replace the amount of the holdback with a letter of credit. The mortgagee will have the right to draw on the letter of credit and apply proceeds in accordance with the criteria described in (i) and (ii) above.

In the case of one Mortgage Loan (Loan No. 20061640), representing 0.5% of the Initial Pool Balance (0.5% of the Group 1 Balance), in the event that the related Mortgaged Property does not achieve certain economic criteria, including, a stabilized occupancy of 92%, a debt service coverage ratio of at least 1.20x and a loan-to-value ratio not to exceed 80%, within 12 months of origination, an upfront reserve in the original amount of $600,000 may, at the lender's option, (i) be retained as additional collateral for the Mortgage Loan or (ii) at any time during the term of the Mortgage Loan, be applied, in whole or in part, to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related Yield Maintenance Premium), in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted.

Release or Substitution of Properties

The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, at least 110% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

The borrowers under three cross-collateralized, cross-defaulted Mortgage Loans that are part of a crossed portfolio (Loan Nos. 47621, 48430 and 48429), representing 6.8% of the Initial Pool Balance (7.6% of the Group 1 Balance) are permitted to obtain a release of any property during the term of the Mortgage Loan, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among others, payment of a release price of 115% of the allocated loan amount and satisfaction of certain loan-to-value and debt service coverage ratio requirements. The debt service coverage ratio immediately after the release must be greater than or equal to the greater of 1.09x (based on a 7.27% loan constant and assuming a thirty-year amortization schedule) and the debt service coverage ratio immediately preceding the release. The loan-to-value immediately after the release must be less than or equal to the lower of 80% and the loan-to-value immediately preceding the release. In addition, the related borrowers are permitted four substitutions (totally no more than 33% of the Mortgage Loan principal balance) with replacement properties that are similar in property type, lease terms and tenant credit subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents including, among others: (i) the debt service coverage ratio of the portfolio, after giving effect to the substitution, is not less than the debt service coverage ratio immediately before the substitution; (ii) the loan-to-value of the portfolio, after giving effect to the substitution, is not greater than the loan-to-value immediately before the substitution; (iii) delivery of acceptable environmental and engineering reports; (iv) if the replacement property is a single tenant property, the lease must be comparable to current property's lease, the tenant must have comparable credit quality and financial strength as the substituted property's tenant; (v) delivery of an acceptable legal opinion; and (vi) confirmation from the rating agencies of no withdrawal, qualification or downgrade of the then-current ratings of the Certificates.

The borrower under one Mortgage Loan (Loan No. 3402934), representing 6.0% of the Initial Pool Balance (6.6% of the Group 1 Balance) will be permitted to obtain the release of a related parcel of property, subject to the satisfaction of certain conditions, including, but not limited to: (i) such property is not necessary for the related borrower's operation or use of the remainder of the mortgaged properties; and (ii) the released parcel is non-income producing. The substitution of another parcel in conjunction with such a release is permitted subject to, without limitation, satisfaction of the conditions required for a release with respect to the released parcel and the substitute parcel.

In the case of one Mortgage Loan (Loan No. 47416), representing 5.8% of the Initial Pool Balance (6.5% of the Group 1 Balance), which is secured by more than one Mortgaged Property, the Mortgage Loan documents permit the related borrower to obtain the release of an individual property through partial release, subject to the satisfaction of, among other things, (i) payment of a release price equal to 110% of the allocated loan amount for such individual property, (ii) after giving effect to the proposed release, the debt service coverage ratio for the remaining Mortgaged Properties must be equal to or exceed the greater of (A) 1.13 multiplied by a fraction, the numerator of which is the release amount for the remaining Mortgaged Properties and the denominator of which is the principal balance of the Mortgage Loan immediately after the release, and (B) the debt service coverage ratio of the remaining Mortgaged Properties for the 12-month period preceding the release; (iii) after giving effect to the proposed release, the loan-to-value ratio for the remaining Mortgaged Properties must be equal to or less than the lesser of (A) 78% multiplied by a fraction, the numerator of which is principal balance of the Mortgage Loan immediately after the release and the denominator of which is the release amount for the remaining Mortgaged Properties and (B) the loan-to-value ratio for the Mortgage Loan immediately preceding the release of the Mortgaged Property and (iv) delivery by borrower to the mortgagee of a release of lien and other documentation lender reasonably requires in connection with such release not less than 30 days prior to the release.

The borrower under one Mortgage Loan (Loan No. 20061737), representing 3.1% of the Initial Pool Balance (3.4% of the Group 1 Balance), will be permitted to substitute one or more of the related Mortgaged Properties with a replacement property, subject to satisfaction of certain conditions specified in the related Mortgage Loan documents, including but not limited to the following: (i) the replacement property must be made subject to the same respective operating lease with no decline in underwritten net cash flow, (ii) the appraised value of the replacement property shall be equal to or greater than the appraised value of the property being released, (iii) after giving effect to the substitution of property, the debt service coverage ratio must not decrease, (iv) the borrower must have obtained confirmation from each rating agency that has assigned a rating to the Certificates that such replacement property must not result in the downgrade, withdrawal or qualification of any Certificates, (v) no event of default under the related Mortgage Loan documents has occurred and is continuing, (vi) the borrower must have delivered any legal opinion customarily required by the mortgagee in connection with such substitution (including a REMIC opinion), (vii) the property being substituted for must be released from the operating lease, (viii) ownership of the property being substituted must be transferred out of the borrower to a third party or an affiliate of the borrower, (ix) with respect to the replacement property, the mortgagee must have received an engineering report and an environmental report acceptable to the mortgagee and (x) the aggregate amount of net rentable area of the properties being substituted, when combined with any assigned, sublet or substituted property permitted under the related Mortgage Loan documents, may not exceed 20% of the net rentable area of the operating lease during any twelve month period or 30% of the respective net rentable area of the operating lease during the term of that Mortgage Loan.

The borrower under one Mortgage Loan (Loan No. 47200), representing 2.8% of the Initial Pool Balance (3.1% of the Group 1 Balance) is permitted to obtain a release of any Mortgaged Property during the term of the Mortgage Loan, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among others, payment of a release price of at least 115% of the allocated loan amount and satisfaction of certain loan-to-value and debt service coverage ratio requirements. The debt service coverage ratio immediately after the release must be greater than or equal to the ‘‘Release DSCR’’ (as defined in the Mortgage Loan documents) (initially 1.30x). The loan-to-value immediately after the release must be less than or equal to the ‘‘Loan to Value Percentage’’ (as defined in the Mortgage Loan documents) (initially 75%). The borrower is permitted substitutions (no more than 10% of the Mortgage Loan amount during any 12-month period and no more than 30% of the Mortgage Loan amount during the loan term) with replacement properties that are similar in property type, lease terms and tenant credit if: (i) the debt service coverage ratio of the portfolio, after giving effect to the substitution, is not less than the debt service coverage ratio immediately before the substitution; (ii) the appraised value of the substitute property will be equal to or greater than the appraised value of the substituted property; (iii) delivery of acceptable environmental and engineering reports; (iv) if the replacement property is a single tenant property, the lease must be comparable to current property's lease, the new tenant must have at least the lesser of ‘‘AA’’ (or equivalent) rating or comparable credit quality as the substituted property's tenant; (v) delivery of acceptable legal opinions; and (vi) confirmation from the rating agencies of no withdrawal, qualification or downgrade of the then-current ratings of the Certificates.

The borrower under one Mortgage Loan (Loan No. 3402523), representing 2.0% of the Initial Pool Balance (2.3% of the Group 1 Balance) will be permitted to obtain the release of a mortgaged property or properties at any time after October 1, 2008, subject to the satisfaction of certain conditions, including, but not limited to: (i) no more than five such properties may be released during the term of the Mortgage Loan; (ii) the aggregate amount of all previous prepayments together with the subject prepayment may not exceed $25,000,000; and (iii) the related borrower pays 125% of the allocated loan amount for the applicable release property.

In the case of one Mortgage Loan (Loan No 18084), representing 1.3% of the Initial Pool Balance (1.5% of the Group 1 Balance), the Mortgage Loan documents provide that a parcel of the Mortgaged Property may be released upon the satisfaction of certain financial and other conditions, including, among other things (i) the remaining property maintaining a minimum debt service coverage ratio of 1.20x and (ii) a maximum loan-to-value ratio of 80%.

In the case of two Mortgage Loans (Loan Nos. 19506 and 19154), representing 1.2% of the Initial Pool Balance (1.3% of the Group 1 Balance), the Mortgage Loan documents provide that a parcel of the Mortgaged Property may be released in the event of condemnation or casualty affecting only a single building or a building on a single property upon the satisfaction of certain financial and other conditions.

The borrower under one Mortgage Loan (Loan No. 20061718), representing 1.1% of the Initial Pool Balance (1.3% of the Group 1 Balance) will be permitted to obtain the release of an individual Mortgaged Property through partial release, subject to satisfaction of, among other things, (i) the payment of a release price equal to 125% of allocated loan amount; (ii) after giving effect to the proposed release, the debt service coverage ratio for the remaining portion of the Mortgaged Property must be at least equal to the greater of the debt service coverage ratio at origination and the debt service coverage ratio immediately prior to the release date; and (iii) after giving effect to the proposed release, the loan-to-value ratio for the remaining portion of the Mortgaged Property must be no greater than the lesser of the loan-to-value ratio at origination and the loan-to-value ratio immediately prior to the release date.

The borrower under one Mortgage Loan (Loan No. 20061704), representing 0.7% of the Initial Pool Balance (0.8% of the Group 1 Balance), which is secured by multiple Mortgaged Properties, will be permitted to obtain the release of an individual Mortgaged Property through partial release from October 1, 2009, subject to satisfaction of, among other things, (i) the payment of a release price equal to 110% of the allocated loan amount, with respect to the first Mortgaged Property so released and 115% of the allocated loan amount with respect to the second Mortgaged Property so released, and (ii) after giving effect to the proposed release, the debt service coverage ratio for the remaining portion of the Mortgaged Property must be at least equal to 1.20x for the preceding 12-month period. In addition, prior to the defeasance lockout period, in the event of assumption of an individual Mortgaged Property, the borrower is responsible for paying down the Mortgage Loan in the amount of 10% of the allocated loan amount for the first property being assumed and 15% of the allocated loan amount for the second property being assumed together with yield maintenance. Following the defeasance lockout period, but prior to October 1, 2009, in the event of an assumption of an individual Mortgaged Property, the borrower is responsible for partially defeasing the Mortgage Loan in the amount of 110% of the allocated loan amount for the first Mortgaged Property being assumed and 115% of the allocated loan amount for the second Mortgaged Property being assumed.

In the case of one Mortgage Loan (Loan No. 44190), representing 0.5% of the Initial Pool Balance (0.6% of the Group 1 Balance), which is secured by more than one Mortgaged Property, the

Mortgage Loan documents permit the related borrower to obtain the release of an individual property, although two specific individual properties must be released simultaneously, through partial release, subject to the satisfaction of, among other things, (i) payment of a release price equal to, depending on the individual property that is released, either 125%, 150%, 200% or 250% of the allocated loan amount for each individual property, (ii) delivery by the borrower to the mortgagee of a release of lien and other documentation the mortgagee reasonably requires in connection with such release not less than 30 days prior to the release and (iii) after giving effect to the proposed release, the debt service coverage ratio for the remaining Mortgaged Properties must be at least equal to the greater of the debt service coverage ratio for the 12-month period preceding origination and the debt service coverage ratio for the 12-month period preceding the release.

The borrower under one Mortgage Loan (Loan No. 20061749), representing 0.4% of the Initial Pool Balance (0.4% of the Group 1 Balance) will be permitted to obtain the release of a portion of the Mortgaged Property through partial release, subject to satisfaction of, among other things, (i) the subdivision of the Mortgaged Property into separate tax parcels; (ii) after giving effect to the proposed release, the loan-to-value ratio for the remaining portion of the Mortgaged Property must be no greater than 80%; and (iii) after giving effect to the proposed release, the debt service coverage ratio for the remaining portion of the Mortgaged Property must be at least equal to 1.20x.

The borrower under one Mortgage Loan (Loan No. 20061503), a 427-pad mobile home park with 26 borrower-owned mobile homes, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), will be permitted to obtain the release of that portion of the Mortgaged Property consisting of mobile homes that are not subject to a lease-to-purchase agreement through partial release, subject to satisfaction of, among other things, (i) a debt service coverage ratio of at least 1.25x for the preceding 12-month period (excluding the portion of the Mortgaged Property proposed to be released and the income attributable to the 26 borrower-owned mobile homes), and (ii) any such partial release must relate to at least five mobile homes which are not subject to a lease-to-purchase agreement. In addition, the related borrower will be permitted to obtain the release of mobile homes that are subject to a lease-to-purchase agreement upon satisfaction of certain conditions, including delivery of documentation evidencing that the mobile home that is proposed to be released is subject to a lease-to-purchase agreement.

Each of the borrowers under ten Cross-Collateralized Mortgage Loans (Loan Nos. 47621, 48430, 48429, 20061806, 20061807, 59188, 59185, 59172, 59186 and 59187), representing, in the aggregate, 7.2% of the Initial Pool Balance (8.1% of the Group 1 Balance), will be permitted to terminate the cross-default and cross-collateralization arrangements only upon payment in full of the related Mortgage Loan; if the release of the Mortgaged Property is obtained by that borrower through defeasance, the defeasance collateral will continue to cross-collateralize the other Mortgage Loan.

Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate, improvements or air rights that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow. Such parcels of real estate, improvements or air rights are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

Performance Escrows and Letters of Credit

In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, except in the case of the Mortgage Loans sold by BCRE

(including Loan No. 20061737) the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The Mortgage Loans generally contain both ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the related Controlling Holder, any mezzanine loan holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related ‘‘due-on-sale’’ or ‘‘due-on- encumbrance’’ clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan (other than an A/B Loan; provided that a Control Appraisal Period does not exist with respect to the related A/B Loan as described below) unless the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan has approved such waiver and consent which approval will be deemed given if the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the ‘‘due-on-encumbrance’’ or ‘‘due-on-sale clause’’ to the Directing Certificateholder, the related Controlling Holder or such holder of a mezzanine loan.

With respect to each A/B Loan, if a Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the related Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause without obtaining the consent of the related Controlling Holder. In each case that the consent of the related Controlling Holder is required with respect to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ provision, such party's consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

Notwithstanding the foregoing, with respect to any Mortgage Loan with an outstanding principal balance of greater than $5,000,000 and, for Rating Agency review, that (i) represents greater than 5.0% of the outstanding principal balance of the Mortgage Pool, (ii) has a then outstanding principal balance of greater than $35,000,000, or (iii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance of the Mortgage Pool, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-sale’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the then outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans or crossed pools based on the then outstanding principal balance, has a then outstanding principal balance of the Mortgage Pool of greater than $20,000,000, or does not meet certain loan-to-value or debt service coverage thresholds specified in the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-
encumbrance’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying prospectus.

Eastridge Mall A/B Loan

One Mortgage Loan, Loan No. 3402934, (the ‘‘Eastridge Mall Note A Mortgage Loan’’) representing 6.0% of the Initial Pool Balance (6.6% of the Group 1 Balance), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Eastridge Mall Mortgaged Property’’) with aggregate principal balances as of the Cut-off Date of $133,500,000 and $36,500,000 (the ‘‘Eastridge Mall Note A’’ (which secures the Eastridge Mall Note A Mortgage Loan) and the ‘‘Eastridge Mall Note B’’, respectively). Only the Eastridge Mall Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Eastridge Mall A/B Loan’’ refers to the Eastridge Mall Note A and the Eastridge Mall Note B. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS OR CROSSED PORTFOLIOS’’ in ANNEX E to this prospectus supplement.

The rights of the holder of the Eastridge Mall Note A, initially Bank of America, National Association (the ‘‘Eastridge Mall Note A Holder’’), and the holder of the Eastridge Mall Note B, initially Banc of America Structured Notes, Inc. (the ‘‘Eastridge Mall Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Eastridge Mall Intercreditor Agreement’’). Pursuant to the Eastridge Mall Intercreditor Agreement, the Eastridge Mall Note B is subordinated in right of payment to the Eastridge Mall Note A. The Eastridge Mall Intercreditor Agreement generally provides that the mortgage loans that comprise the Eastridge Mall A/B Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Eastridge Mall Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Eastridge Mall A/B Loan will be allocated first, to the holder of the Eastridge Mall Note B, and then, to the holder of Eastridge Mall Note A.

Distributions.    The right of the Eastridge Mall Note A Holder to receive payments of interest, principal and certain other amounts are senior to the rights of the Eastridge Mall Note B Holder. Under the terms of the Eastridge Mall Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Eastridge Mall A/B Loan (or, if such default has occurred, but the Eastridge Mall Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the Eastridge Mall Note B Holder will generally be entitled to receive its pro rata share of payments of interest and principal after the Eastridge Mall Note A Holder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Eastridge Mall A/B Loan (unless the holder of the Eastridge Mall Note B has cured such a default), after payment of all amounts then payable or reimbursable under the Eastridge Mall Intercreditor Agreement or Pooling and Servicing Agreement, the Eastridge Mall Note B Holder will not be entitled to receive payments of principal or interest until the Eastridge Mall Note A Holder receives all its accrued interest and outstanding principal in full.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Eastridge Mall A/B Loan, resulting in a monetary event of default, the Eastridge Mall Note B Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the Eastridge Mall Note A Mortgage Loan (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period for which the Eastridge Mall Note Holder exercised its cure rights.

Purchase Option.    In the event that the Eastridge Mall Note A Mortgage Loan is a Specially Serviced Mortgage Loan (or as to which an event of default has occurred and is continuing), the holder of the Eastridge Mall Note B will have an option to purchase the Eastridge Mall Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Eastridge Mall Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Eastridge Mall Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Eastridge Mall Note A Holder.

Servicing.    The Eastridge Mall Note B Holder also has limited rights of consultation and consent with respect to certain servicing decisions. In addition, prior to the occurrence and continuance of a Eastridge Mall Control Appraisal Period, the Eastridge Mall Note B Holder, in its capacity as the Eastridge Mall Controlling Holder is permitted to remove with respect to the Eastridge Mall A/B Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the Eastridge Mall A/B Loan, as more particularly described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—Termination of the Special Servicer’’.

Camp Group Portfolio A/B Loan

One Mortgage Loan, Loan No. 3402523, (the ‘‘Camp Group Portfolio Note A Mortgage Loan’’) representing 2.0% of the Initial Pool Balance (2.3% of the Group 1 Balance), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Camp Group Portfolio Mortgaged Property’’) with aggregate principal balances as of the Cut-off Date of $45,800,000 and $4,050,000 (the ‘‘Camp Group Portfolio Note A’’ (which secures the Camp Group Portfolio Note A Mortgage Loan) and the ‘‘Camp Group Portfolio Note B’’, respectively). Only the Camp Group Portfolio Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Camp Group Portfolio A/B Loan’’ refers to the Camp Group Portfolio Note A and the Camp Group Portfolio Note B. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS OR CROSSED PORTFOLIOS’’ in ANNEX E to this prospectus supplement.

The rights of the holder of the Camp Group Portfolio Note A, initially Bank of America, National Association (the ‘‘Camp Group Portfolio Note A Holder’’), and the holder of the Camp Group Portfolio Note B, initially Banc of America Structured Notes, Inc. (the ‘‘Camp Group Portfolio Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Camp Group Portfolio Intercreditor Agreement’’). Pursuant to the Camp Group Portfolio Intercreditor Agreement, the

Camp Group Portfolio Note B is subordinated in right of payment to the Camp Group Portfolio Note A. The Camp Group Portfolio Intercreditor Agreement generally provides that the mortgage loans that comprise the Camp Group Portfolio A/B Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Camp Group Portfolio Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Camp Group Portfolio A/B Loan will be allocated first, to the holder of the Camp Group Portfolio Note B, and then, to the holder of Camp Group Portfolio Note A.

Distributions.    The right of the Camp Group Portfolio Note A Holder to receive payments of interest, principal and certain other amounts are senior to the rights of the Camp Group Portfolio Note B Holder. Under the terms of the Camp Group Portfolio Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Camp Group Portfolio A/B Loan (or, if such default has occurred, but the Camp Group Portfolio Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the Camp Group Portfolio Note B Holder will generally be entitled to receive its pro rata share of payments of interest and principal after the Camp Group Portfolio Note A Holder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Camp Group Portfolio A/B Loan (unless the holder of the Camp Group Portfolio Note B has cured such a default), after payment of all amounts then payable or reimbursable under the Camp Group Portfolio Intercreditor Agreement or Pooling and Servicing Agreement, the Camp Group Portfolio Note B Holder will not be entitled to receive payments of principal or interest until the Camp Group Portfolio Note A Holder receives all its accrued interest and outstanding principal in full.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Camp Group Portfolio A/B Loan, resulting in a monetary event of default, the Camp Group Portfolio Note B Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the Camp Group Portfolio Note A Mortgage Loan (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period for which the Camp Group Portfolio Note Holder exercised its cure rights.

Purchase Option.    In the event that the Camp Group Portfolio Note A Mortgage Loan is a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the holder of the Camp Group Portfolio Note B will have an option to purchase the Camp Group Portfolio Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Camp Group Portfolio Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Camp Group Portfolio Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Camp Group Portfolio Note A Holder.

Servicing.    The Camp Group Portfolio Note B Holder also has limited rights of consultation and consent with respect to certain servicing decisions which may include removal of the Special Servicer and appointment of a replacement Special Servicer with respect to the Camp Group Portfolio A/B Loan, as more particularly described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—Termination of the Special Servicer’’.

Seville Plaza A/B Loan

One Mortgage Loan, Loan No. 59579, (the ‘‘Seville Plaza Note A Mortgage Loan’’) representing 1.0% of the Initial Pool Balance (1.1% of the Group 1 Balance), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Seville Plaza Mortgaged Property’’) with aggregate principal balances as of the Cut-off Date of $21,650,000 and $3,000,000 (the ‘‘Seville Plaza Note A’’ (which secures the Seville Plaza Note A Mortgage Loan) and the ‘‘Seville Plaza Note B’’, respectively). Only the Seville Plaza Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Seville Plaza A/B Loan’’ refers to the Seville Plaza Note A and the Seville Plaza Note B.

The rights of the holder of the Seville Plaza Note A, initially Bank of America, National Association (the ‘‘Seville Plaza Note A Holder’’), and the holder of the Seville Plaza Note B, initially Banc of America Structured Notes, Inc. (the ‘‘Seville Plaza Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Seville Plaza Intercreditor Agreement’’). Pursuant to the Seville Plaza Intercreditor Agreement, the Seville Plaza Note B is subordinated in right of payment to the Seville Plaza Note A. The Seville Plaza Intercreditor Agreement generally provides that the mortgage loans that comprise the Seville Plaza A/B Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Seville Plaza Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Seville Plaza A/B Loan will be allocated first, to the holder of the Seville Plaza Note B, and then, to the holder of Seville Plaza Note A.

Distributions.    The right of the Seville Plaza Note A Holder to receive payments of interest, principal and certain other amounts are senior to the rights of the Seville Plaza Note B Holder. Under the terms of the Seville Plaza Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Seville Plaza A/B Loan (or, if such default has occurred, but the Seville Plaza Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the Seville Plaza Note B Holder will generally be entitled to receive its pro rata share of payments of interest and principal after the Seville Plaza Note A Holder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Seville Plaza A/B Loan (unless the holder of the Seville Plaza Note B has cured such a default), after payment of all amounts then payable or reimbursable under the Seville Plaza Intercreditor Agreement or Pooling and Servicing Agreement, the Seville Plaza Note B Holder will not be entitled to receive payments of principal or interest until the Seville Plaza Note A Holder receives all its accrued interest and outstanding principal in full.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Seville Plaza A/B Loan, resulting in a monetary event of default, the Seville Plaza Note B Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the Seville Plaza Note A Mortgage Loan (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period for which the Seville Plaza Note Holder exercised its cure rights.

Purchase Option.    In the event that the Seville Plaza Note A Mortgage Loan is a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the holder of the Seville Plaza Note B will have an option to purchase the Seville Plaza Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Seville Plaza Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Seville Plaza Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Seville Plaza Note A Holder.

Servicing.    The Seville Plaza Note B Holder also has limited rights of consultation and consent with respect to certain servicing decisions which may include removal of the Special Servicer and appointment of a replacement Special Servicer with respect to the Seville Plaza A/B Loan, as more particularly described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—Termination of the Special Servicer’’.

Ten Largest Mortgage Loans or Crossed Portfolios

Certain of the larger Mortgage Loans or crossed portfolios of Cross-Collateralized Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other Mortgage Loans are explained in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ and in ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

The following table and summaries describe the ten largest Mortgage Loans or crossed portfolios of Cross-Collateralized Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

Loan Name	Mortgage Loan Seller	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Loan Group	% of Applicable Loan Group Balance	Cut-off Date Balance per Unit	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD	Underwritten DSCR	Mortgage Rate
Crossed Southern Walgreens Portfolios	BSCMI	$152,000,000	6.8%	Retail	1	7.6%	$245	79.6%	78.8%	1.07x	6.205%
Eastridge Mall	Bank of America	133,500,000	6.0	Retail	1	6.6%	$180	59.3%	59.3%	1.89x	5.859	%(1)(2)
Trinity Hotel Portfolio	BSCMI	130,000,000	5.8	Hotel	1	6.5%	$50,643	75.8%	74.6%	1.35x	6.297%
The Shoreham	Bank of America	94,180,000	4.2	Multifamily	1	4.7%	$171,861	62.8%	62.8%	1.33x	5.774	%(1)
Pamida Portfolio	BCRE/CGMRC(3)	68,754,506	3.1	Various	1	3.4%	$29	69.0%	59.8%	1.52x	6.588	%(1)
Temecula Town Center	Bank of America	67,500,000	3.0	Retail	1	3.4%	$230	79.9%	74.5%	1.20x	5.652	%(1)
Citizens Bank Portfolio	BSCMI	62,800,000	2.8	Retail	1	3.1%	$265	74.1%	74.1%	1.31x	6.239%
Essex Green Shopping Center	Bank of America	57,525,000	2.6	Retail	1	2.9%	$164	63.7%	63.7%	1.35x	5.900%
Puerto Rico Self Storage Portfolio	Bank of America	55,500,000	2.5	Self Storage	1	2.8%	$15,464	69.8%	65.4%	1.32x	5.999%
Camp Group Portfolio	Bank of America	45,800,000	2.0	Other	1	2.3%	$43,495	79.9%	67.7%	1.74x	6.392	%(1)(2)
Total/Wtd Avg		$867,559,506	38.7%					71.2%	68.8%	1.40x	6.085%

(1)	Interest Rate rounded to three decimals places.

(2)	Interest Rate subject to change prior to pricing.

(3)	This Mortgage Loan was 50% co-originated by Barclays Capital Real Estate Inc. and 50% co-originated by Citigroup Global Markets Realty Corp.

Summaries of certain additional information with respect to each of the ten largest Mortgage Loans (counting crossed portfolios of Cross-Collateralized Mortgage Loans as an individual Mortgage Loan for this purpose) can be found in ANNEX E to this prospectus supplement. All numerical and statistical information presented in this prospectus supplement is calculated as described in ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’.

Additional Mortgage Loan Information

General.    For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see ANNEX A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement. See ANNEX B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

Delinquencies.    As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. Other than four Mortgage Loans and one set of Cross-Collateralized Mortgage Loans, which represent 6.5% of the Initial Pool Balance (7.3% of the Group 1 Balance) which were originated between January, 2004 and August 2005, all of the Mortgage Loans were originated during the 12 months prior to the Cut-off Date.

Tenant Matters.    Sixty of the retail, office, industrial and warehouse facility Mortgaged Properties, which represent security for 31.4% of the Initial Pool Balance (35.0% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 1.3% of the Initial Pool Balance (1.4% of the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

Ground Leases and Other Non-Fee Interests.    Six Mortgaged Properties, which represent 1.9% of the Initial Pool Balance (2.1% of the Group 1 Balance) are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property (but not by a Mortgage on the accompanying fee interest). Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Foreclosure—Leasehold Considerations’’ in the accompanying prospectus.

Additional Financing.    The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)(3)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Unsecured(4)	11	11.9%	11.9%	12.4%
Secured	4	9.1%	10.0%	1.1%
Future
Unsecured(4)	20	25.8%	25.3%	30.8%
Secured	6	3.2%	3.3%	2.5%

(1)	Includes mezzanine debt.

(2)	Five mortgage loans, Loan Nos. 3402934, 20061415, 59579, 20061439, and 20061534 representing 9.3% of the Initial Pool Balance (four mortgage loans representing 9.5% of the group 1 balance and one mortgage loan representing 7.9% of the group 2 balance) have existing additional debt and allow for future additional debt, causing the loans to fall into each category.

(3)	One Mortgage Loan, Loan No. 16795 representing 0.3% of the initial pool balance (2.5% of the group 2 balance), allows both secured and unsecured future debt requiring the loan to fall into each category.

(4)	Excludes unsecured trade payables.

The borrowers under the following Mortgage Loans have incurred or may incur other debt secured by the related Mortgaged Property.

•	In the case of one Mortgage Loan (Loan No. 18084), representing 1.3% of the Initial Pool Balance (1.5% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 24 months have elapsed from the date of the closing, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt service coverage ratio of 1.20x, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion.

•	In the case of one Mortgage Loan (Loan No. 19154), representing 0.7% of the Initial Pool Balance (0.8% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 12 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt service coverage ratio of 1.20x, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion.

•	In the case of one Mortgage Loan (Loan No. 19506), representing 0.5% of the Initial Pool Balance (0.5% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 12 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt service coverage ratio of 1.20x, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion.

•	In the case of one Mortgage Loan (Loan No. 18964), representing 0.4% of the Initial Pool Balance (0.4% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) six months having elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization structure, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt service coverage ratio of 1.50x, (iii) a maximum loan-to-value ratio of 70% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion.

•	In the case of one Mortgage Loan (Loan No. 16795), representing 0.3% of the Initial Pool Balance (2.5% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property. subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 36 months have elapsed from the date of the securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt service coverage ratio of 1.30x, (iii) a maximum loan-to-value ratio of 75% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion.

•	In the case of one Mortgage Loan (Loan No. 19262), representing 0.1% of the Initial Pool Balance (1.1% of the Group 2 Balance), there is existing secured subordinate debt in the amount of $128,000.

•	In the case of one Mortgage Loan (Loan No. 17490), representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) six months having elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization structure, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt service coverage ratio of 1.25x, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion

The borrowers under the following Mortgage Loans have incurred unsecured subordinate debt:

•	In the case of one Mortgage Loan (Loan No. 16868), representing 0.2% of the Initial Pool Balance (1.8% of the Group 2 Balance), there is existing unsecured subordinate debt in the amount of $213,000.

Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate secured debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

•	In the case of one Mortgage Loan (Loan No. 20061415), representing 1.2% of the Initial Pool Balance (1.3% of the Group 1 Balance), the related borrower is permitted to incur additional subordinate unsecured debt from its members subject to the satisfaction of certain conditions specified in the related Mortgage Loan documents, including execution of a subordination and standstill agreement.

•	In the case of one Mortgage Loan (Loan No. 16795), representing 0.3% of the Initial Pool Balance (2.5% of the Group 2 Balance), the related borrower is permitted to incur subordinate unsecured debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 36 months have elapsed from the date of the securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt service coverage ratio of 1.30x, (iii) a maximum loan-to-value ratio of 75% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion.

•	In the case of one Mortgage Loan (Loan No. 19100), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related Mortgage provides that the borrower may incur unsecured debt; provided that (i) the loans be obtained from borrower's members and/or affiliates, (ii) the loans are payable solely from any excess cash flow from the Property, (iii) at no time shall the unsecured loans be paid prior to any obligation owed to lender and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion.

Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt(1)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	17	25.0%	24.7%	28.4%
Existing	9	10.4%	10.4%	10.6%

(1)	Two Mortgage Loans, Loan Nos. 20061415 and 20061439, allow for both future and existing mezzanine debt and are included in both categories; however, any future mezzanine debt is only allowed if any existing mezzanine debt is paid off.

With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any exercise enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement.

In addition, with respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without the mortgagee's consent. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following existing mezzanine debt:

EXISTING MEZZANINE DEBT AS OF THE CUT-OFF DATE

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Mezzanine Debt Balance
47416	$130,000,000	5.8%	6.5%	0.0%	$5,600,000
20061415(1)	$27,000,000	1.2%	1.3%	0.0%	$4,000,000
20061718	$25,750,000	1.1%	1.3%	0.0%	$2,360,000
20061439(2)	$18,300,000	0.8%	0.0%	7.9%	$3,000,000
20061534	$8,880,000	0.4%	0.4%	0.0%	$550,000
20061749	$8,700,000	0.4%	0.4%	0.0%	$702,000
20061312	$6,089,609	0.3%	0.0%	2.6%	$500,000
20061727	$5,150,000	0.2%	0.3%	0.0%	$350,000
20061783	$3,196,993	0.1%	0.2%	0.0%	$250,000

(1)	This debt was incurred by the related borrower and is secured by the direct ownership interests in the related borrowing entity. In addition, such mezzanine debt may be replaced, subject to the satisfaction of certain conditions specified in the related loan documents, including that the aggregate loan-to-value ratio not exceed 85%, the combined debt service coverage ratio be at least 1.08x and receipt of applicable rating agency ‘‘no downgrade’’ confirmations.

(2)	This debt is secured by the direct and/or indirect ownership interests in the related borrowing entity. In addition, such mezzanine debt may be replaced, subject to the satisfaction of certain conditions specified in the related Loan Documents, including that the aggregate loan-to-value ratio will not exceed 85%, and that the combined debt service coverage ratio be at least 1.07x and receipt of applicable rating agency ‘‘no downgrade’’ confirmations.

Mezzanine financing generally provides that the related borrower is permitted to incur future mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing: (b) a permitted mezzanine lender originates such mezzanine financing: (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee: (d) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the related Mortgage Loan: and (e) the amount of such mezzanine loan will not exceed an amount that, when added to the outstanding principal balance of the related Mortgage Loan, results in a maximum loan-to-value ratio greater than, or a minimum debt service coverage ratio less than, those set forth in the following table:

In the case of 17 Mortgage Loans that allow future mezzanine debt, representing 25.0% of the Initial Pool Balance (13 mortgage loans representing 24.7% of the Group 1 Balance and four mortgage loan representing 28.4% of the Group 2 Balance), the direct and/or indirect owners of the borrowing entities are permitted to incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, but not limited to, certain loan-to-value tests, certain debt service coverage ratio tests and applicable rating agency ‘‘no downgrade’’ confirmations.

FUTURE MEZZANINE DEBT PERMITTED UNDER
THE RELATED MORTGAGE LOAN DOCUMENTS

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Maximum Combined Maximum LTV Ratio	Combined Minimum DSCR
3402934	$133,500,000	6.0%	6.6%	—	75%	1.25x
3400178(1)	$94,180,000	4.2%	4.7%	—	n/a	1.05x
20061737(2)	$68,754,506	3.1%	3.4%	—	n/a	n/a
58811	$67,500,000	3.0%	3.4%	—	85%	1.10x
59070	$31,000,000	1.4%	1.5%	—	80%	1.20x
3402396	$30,523,000	1.4%	—	13.3%	85%	1.10x
20061415(5)(6)	$27,000,000	1.2%	1.3%	—	85%	1.08x
59579	$21,650,000	1.0%	1.1%	—	90%	1.10x
20061710	$20,500,000	0.9%	1.0%	—	80%	1.20x
20061439	$18,300,000	0.8%	—	7.9%	85%	1.07x
9000356	$14,400,000	0.6%	0.7%	—	85%	1.20x
20061712(3)	$13,250,000	0.6%	—	5.8%	85%	1.15x
3400097	$6,226,272	0.3%	0.3%	—	70%	1.35x
59609(4)	$5,975,000	0.3%	0.3%	—	80%	1.20x
59646	$3,200,000	0.1%	—	1.4%	80%	1.15x
57827	$3,112,482	0.1%	0.2%	—	70%	1.15x
20061681	$2,800,000	0.1%	0.1%	—	85%	1.15x

(1)	Only allowed on a one-time basis.

(2)	The related loan documents permit a pledge of the indirect equity interests in the related borrower, its members, or any affiliated manager or any shareholder, partner, member or non-member manager of the borrower, its members or any affiliated manager by the Mortgage Loan sponsor to a ‘‘qualified investor’’ in connection with a line of credit, revolving credit facility or other corporate facility secured by such a pledge (a ‘‘Secured Line of Credit’’); provided that (i) no event of default under the Mortgage Loan has occurred and is continuing; (ii) any such Secured Line of Credit is secured by all, or substantially all, of the equity interests owned by the Mortgage Loan sponsor; and (iii) the lender shall have received at least thirty (30) days prior written notice of the proposed Secured Line of Credit.

(3)	Only allowed subsequent to two-years from the closing date of the Mortgage Loan.

(4)	Only allowed subsequent to three-years from the closing date of the Mortgage Loan.

(5)	Confirmation of ‘‘no downgrade’’ required from the applicable rating agencies.

(6)	Such debt may be incurred by the related borrower or holders of an equity interest in the borrower and will be secured by an equity interest in the borrower.

SPLIT LOANS

Certain information about the A/B Loans is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Subordinate Note Balance(s) as of the Cut-off Date
Eastridge Mall A/B Loan	3402934	6.0%	6.6%	$133,500,000	$36,500,000
Camp Group Portfolio A/B Loan	3402523	2.0%	2.3%	$45,800,000	$4,050,000
Seville Plaza A/B Loan	59579	1.0%	1.1%	$21,650,000	$3,000,000

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Pool’’, ‘‘—Camp Group Portfolio A/B Loan’’, and ‘‘—Seville Plaza A/B Loan’’ in this prospectus supplement.

Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

Lender/Borrower Relationships.    A Sponsor, a Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to such Sponsor, such Mortgage Loan Seller, the Depositor or such other entities.

Certain Underwriting Matters

Environmental Assessments.    Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a ‘‘no further action’’ letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability’’ for more information regarding the environmental condition of certain Mortgaged Properties.

No Mortgage Loan Seller will make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

General.    Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials (‘‘ACMs’’). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

Certain of the Mortgaged Properties may have off-site leaking underground storage tank (‘‘UST’’) sites located nearby that the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels that the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental

Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’ in the accompanying prospectus.

Property Condition Assessments.    Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less or where the related Mortgaged Property was under construction, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, certain Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Appraisals and Market Studies.    An independent appraiser that was either state certified or a member of MAI performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the ‘‘Appraisal Date’’ indicated in ANNEX A to this prospectus supplement, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

None of the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

Zoning and Building Code Compliance.    Each originator has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The related originator may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information that is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the related originator does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans that materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan's origination.

In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related originator has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining Mortgaged Property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the related originator expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the Mortgaged Property.

Hazard, Liability and Other Insurance.    The Mortgage Loans generally require that the related Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Forty-five of the Mortgaged Properties (41 of the Mortgaged Properties securing Mortgage Loans in Loan Group 1 and four of the Mortgaged Properties securing Mortgage Loans in Loan Group 2), securing 25.6% of the Initial Pool Balance

(25.9% of the Group 1 Balance and 23.1% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, California, Utah, Oregon, Idaho, Nevada and the Commonwealth of Puerto Rico. Only Loan No. 58811, representing 3.0% of the Initial Pool Balance (3.4% of the Group 1 Balance), has a PML in excess of 20%; however, such Mortgage Loan has earthquake insurance.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or prior to the Delivery Date, by agreement with the Depositor, each Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans (except that with respect to Loan No. 20061737, Barclays Capital Real Estate Inc. and Citigroup Global Markets Realty Corp. will be jointly responsible for items (2) through (12) below):

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment ‘‘marked-up’’ at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease;

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

(10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any;

(11) in those cases where applicable, originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed; and

(12) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee is required to review the documents delivered thereto by each Mortgage Loan Seller with respect to each related Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a Mortgage Loan Seller as generally described in items (1) through (12) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within the Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the related Mortgage Loan Seller will have, with respect to such Mortgage Loans only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a Mortgaged Property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to that other Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller will be required to repurchase or substitute for that other Crossed-Collateralized Mortgage Loan and each other Mortgaged Property included in such portfolio in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loan or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the Closing Date, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the Closing Date, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loan or Mortgaged Properties.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loan, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property; provided that the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of any of the REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Mortgage Loan, to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

The respective repurchase, substitution or cure obligations of each Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of such Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to such Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if such Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then such Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as such Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Loans; Repurchases’’ in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

Mortgage Loans.    The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. Pursuant to each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller (or with respect to the Pamida Portfolio Mortgage Loan, the applicable portion transferred by it) in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in ANNEX A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

(2) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a legal, valid and subject to (3) below enforceable first lien on the related Mortgaged Property subject only to Permitted Encumbrances;

(3) the Mortgage(s), Mortgage Note and Assignment of Leases (if a document separate from the Mortgage) for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(4) no Mortgage Loan was as of the Closing Date, or during the twelve-month period prior thereto (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace or cure period;

(5) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the Closing Date, to the Mortgage Loan Seller's actual knowledge no such rights have been asserted;

(6) other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note, Mortgage, or any other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan;

(7) in the case of each Mortgage Loan, the related Mortgaged Property (a) as of the date of origination of such Mortgage Loan, was not the subject of any proceeding pending, and subsequent to such date, the Mortgage Loan Seller as of the Closing Date has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of such Mortgaged Property, and (b) to the Mortgage Loan Seller's knowledge, is free and clear of any damage which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or a letter of credit was obtained in an amount equal to 125% of the amount estimated to be sufficient to effect the necessary repairs or such other amount as a prudent commercial lender would deem appropriate);

(8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more property condition or engineering reports (relating to lead-based paint, asbestos and radon gas) or environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no actual knowledge of any significant or material environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

(10) each Mortgaged Property securing a Mortgage Loan is covered by an ALTA title insurance policy or an equivalent form of lender's title insurance policy (or, if not yet issued, evidenced by a ‘‘marked-up’’ pro forma title policy or a title commitment) in the original principal amount of such Mortgage Loan, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been fully disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

(12) the terms of the Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated, or rescinded in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument (that has been duly submitted for recordation) in the related Mortgage File;

(13) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

(14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for interest only payments without principal amortization (except as disclosed in this prospectus supplement) or provides for the negative amortization of interest, except for the ARD Loans to the extent described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Hyperamortization’’ in this prospectus supplement; and

(16) the appraisal obtained in connection with the origination of each Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the related Mortgage Loans, such Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

If the related Mortgage Loan Seller discovers or is notified of a material document defect or material breach of any of the foregoing representations and warranties with respect to any related Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, within the Initial Resolution Period to cure such material document defect or material breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such material document defect or material breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such material document defect or material breach within the Initial Resolution Period, the related Mortgage Loan Seller will have the Resolution Extension Period within which to complete such cure or, failing to complete such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for such material document defects or breaches as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ will also be applicable with respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

With respect to the Pamida Portfolio Mortgage Loan, which is evidenced by two promissory notes with equal principal amounts (one of which is currently held by Barclays Capital Real Estate Inc. and one of which is currently held by Citigroup Global Markets Realty Corp.), if the Pamida Portfolio Mortgage Loan or a portion thereof must be repurchased or replaced as described under the preceding paragraph, then each such Mortgage Loan Seller will be required to repurchase or replace solely the portion of that mortgage loan that it transferred to the Trust, and neither such Mortgage Loan Seller will be responsible for the performance of the other Mortgage Loan Seller of its duty to effect such repurchase or substitution. If only one such promissory note is removed from the Trust Fund, then the portion of the related debt evidenced by that promissory note will be treated as a separate mortgage loan, and the portion of the related debt evidenced by the promissory note that remains in the Trust Fund will continue to be treated as a Mortgage Loan included in the Trust Fund.

The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to a Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement of such representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans sold by it to the Depositor. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the related Mortgage Loan Seller will not be obligated to cure or repurchase any related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

THE SPONSORS

Bank of America, National Association.    Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR’’, ‘‘THE MORTGAGE LOAN PROGRAM’’, ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Barclays Capital Real Estate Inc.

    Overview.    Barclays Capital Real Estate Inc., a Delaware corporation formed in 2004, is an indirect, wholly-owned subsidiary of Barclays Bank PLC. The executive offices of BCRE are located at 200 Park Avenue, New York, New York 10166. BCRE's telephone number is (212) 412-4000.

BCRE's primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties. BCRE began originating and securitizing commercial mortgage loans in 2004. As of December 31, 2005, the total amount of mortgage loans originated by BCRE since 2004 was approximately $10 billion, of which approximately $3 billion has been securitized by third-party unaffiliated entities acting as depositor.

The commercial mortgage loans originated by BCRE include both fixed and floating rate mortgage loans. BCRE primarily originates mortgage loans secured by retail, office, hotel, multifamily, industrial and self storage properties, but also originates loans secured by manufactured housing, movie theaters, parking garages and land, among other property types. BCRE and its affiliates also originate subordinate and mezzanine debt and participate in the origination of mortgage loans with other mortgage loan sellers.

As a sponsor, BCRE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers, initiates the securitization of those mortgage loans by transferring them to a securitization depositor, which in turn transfers them to the issuing entity for the related securitization. BCRE is an affiliate of Barclays Capital Inc., one of the underwriters. In coordination with its broker-dealer affiliate, Barclays Capital Inc., and other underwriters, BCRE works with rating agencies, investors, mortgage loans sellers and servicers in structuring the securitization transaction. BCRE acts as a sponsor and mortgage loan seller in transactions in which other entities act as sponsor or mortgage loan seller. Multiple seller transactions in which BCRE has participated include certain 2004 series of certificates whereby J.P. Morgan Chase Commercial Mortgage Securities Corp. was the depositor and certain 2005 series of certificates issued under the Banc of America Commercial Mortgage Inc. and Credit Suisse First Boston Mortgage Securities Corp. programs.

The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by BCRE for the two years ending on December 31, 2005.

Year	Total BCRE Loans(1)(2)	Total BCRE Securitized Loans(1)(2)
2004	$3.0	$0.4
2005	$7.0	$2.6
Total	$10.0	$3.0

(1)	Approximate amounts in billions.

(2)	BCRE Loans means all loans originated or purchased by BCRE in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Securitized loans included in the table above include both fixed rate and floating rate loans and loans included in both public and private securitizations.

BCRE's Underwriting Standards    Generally, all of the BCRE mortgage loans were originated by BCRE (except in the case of Loan No. 20061737, such loan was co-originated with Citigroup Global Markets Realty Corp.). In each case, the mortgage loans generally will have been underwritten in accordance with BCRE's general underwriting standards and guidelines as set forth below (including Loan No. 20061737). Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality, tenancy, and location of the real estate collateral, and the sponsorship of the borrower, will impact the extent to which the general underwriting standards and guidelines are applied to a specific mortgage loan. The underwriting criteria are general and there is no assurance that every mortgage loan will comply in all respects with the general underwriting standards and guidelines, and in many cases exceptions to one or more of these standards and guidelines apply. Accordingly, no representation is made that every mortgage loan will comply in all respects with the general underwriting standards and guidelines set forth below.

Mortgage Loan Analysis    The underwriter for each mortgage loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls, current and historical real estate taxes, a review of tenant leases, and analyze the appraisal, engineering report, seismic report, if applicable and environmental report. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the BCRE group visits the property for a site inspection to confirm occupancy and ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood market, accessibility, visibility and demand generators. BCRE sometimes retains outside consultants to assist in its underwriting. As part of its underwriting procedures, BCRE generally also obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance.

Debt Service Coverage Ratio and LTV Ratio    BCRE's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of the mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. In addition, BCRE's underwriting standards generally permit a maximum amortization period of 30 years. However, certain loans may provide for an interest-only period during all or a portion of the term of the mortgage loan.

Escrow Requirements    BCRE generally, but not in all cases, requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. BCRE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by BCRE.

Earnouts and Additional Collateral Loans    Some of the mortgage loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

Additional Debt    Certain mortgage loans may have or permit in the future certain additional subordinate debt, either secured or unsecured. It is possible that BCRE or an affiliate will be the lender on that additional debt. The combined debt service coverage and loan to value ratios may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

Loan Approval    Prior to commitment and funding, all mortgage loans to be originated by BCRE must be approved by a loan committee comprised of one or more (depending on the loan size) senior real estate professionals from BCRE and must be approved by representatives from the bank's credit department. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a mortgage loan.

Servicing    BCRE currently contracts with third party servicers to service the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. Servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, BCRE may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. BCRE does not act as a servicer of the mortgage loans in its securitizations.

Bear Stearns Commercial Mortgage, Inc.

Overview    Bear Stearns Commercial Mortgage, Inc., a New York corporation (‘‘BSCMI’’) is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans being sold to the depositor by it, which represent 24.2% of the Initial Pool Balance. BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179, and its telephone number is (212) 272-2000.

BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities (‘‘CMBS’’) securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of September 15, 2006, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $30 billion, of which approximately $26 billion has been securitized. Of the approximately $26 billion of securitized commercial mortgage loans, approximately $17 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $10 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the U.S. Virgin Islands.

As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear, Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the series of certificates issued under the ‘‘TOP’’ program, in which BSCMI, Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc. (the ‘‘BSCMSI Depositor’’), which is an affiliate of BSCMI, and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc., have alternately acted as depositor and the ‘‘PWR’’ program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the BSCMSI Depositor generally acts as depositor. As of January 1, 2006, BSCMI securitized approximately $5 billion of commercial mortgage loans through the TOP program and approximately $4 billion of commercial mortgage loans through the PWR program.

Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association and Bank of America, National Association, a master servicer in this transaction.

BSCMI's Underwriting Standards

General    All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

Mortgage Loan Analysis    The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

Loan Approval    Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio    BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

Property Type	DSCR Guideline	LTV Ratio Guideline
Multifamily	1.20x	80%
Office	1.25x	75%
Anchored Retail	1.20x	80%
Unanchored Retail	1.30x	75%
Self storage	1.30x	75%
Hotel	1.40x	70%
Industrial	1.25x	70%
Manufactured Housing Community	1.25x	75%

Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

Escrow Requirements    BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

Taxes and Insurance    Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

Replacement Reserves    Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

Property Type	Reserve Guideline
Multifamily	$250 per unit
Office	$0.20 per square foot
Retail	$0.15 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue
Industrial	$0.10 to $0.15 per square foot
Manufactured Housing Community	$50 per pad

Deferred Maintenance/Environmental Remediation    An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

Re-tenanting    In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

OTHER MORTGAGE LOAN SELLERS (OTHER THAN THE SPONSORS)

SunTrust Bank

SunTrust Bank is the seller and originator of 24 of the Mortgage Loans representing 5.8% of the Initial Pool Balance (24 of the Mortgage Loans representing 6.5% of the Group 1 Balance). SunTrust Bank is a Georgia banking corporation and is a wholly owned subsidiary of SunTrust Banks, Inc. SunTrust Banks, Inc.'s common equity trades on the New York Stock Exchange and other stock exchanges under the symbol ‘‘STI’’. SunTrust Bank is an affiliate of SunTrust Capital Markets, Inc., one of the underwriters of the Certificates.

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp. (‘‘CGMRC’’), which is not a Sponsor, co-originated one Mortgage Loan (Loan No. 20061737) representing 3.1% of the Initial Pool Balance. CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Financial Products Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

CGMRC directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion and $3.24 billion of commercial mortgage loans in public offerings during the fiscal years 2001, 2002, 2003, 2004 and 2005, respectively.

When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

OTHER ORIGINATORS AND OBLIGORS (OTHER THAN THE SPONSORS AND OTHER MORTGAGE LOAN SELLERS)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC (‘‘Bridger’’), which is not a sponsor, originated        underlying mortgage loans, representing 9.0% of the Initial Pool Balance. Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Its telephone number is (415)331-3200. Through August 31, 2006, Bridger has originated in excess of $3.6 billion in loans secured by commercial real estate.

Bridger funds many of the loans it originates or acquires through table-funding financing provided by Bank of America, National Association. Upon funding the loans it originated or acquired for contribution to the Trust Fund, Bridger sold those loans to Bank of America, National Association, which in turn is selling those loans to the Trust Fund. Bank of America Strategic Investment Corporation, (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Banc of America Mortgage Capital Corporation (‘‘BAMCC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities.

THE DEPOSITOR

The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly-owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the trust under the Pooling and Servicing Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The fiscal year end of the trust will be December 31 of each year.

The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of such persons are described in this prospectus supplement under ‘‘THE TRUSTEE’’, ‘‘THE SERVICERS’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’. Additional information may also be found in the accompanying prospectus under ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’. Such persons are permitted only to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, they will not have the power on behalf of the trust to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity.

The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of Bank of America, National Association or the Depositor, the transfer of the Mortgage Loans to the trust may be challenged. See ‘‘RISK FACTORS—Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates’’ and ‘‘—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans’’ in the accompanying prospectus.

THE TRUSTEE

LaSalle Bank National Association will be the trustee and custodian under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 660 commercial mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of July 31, 2006 LaSalle serves as trustee on over 450 commercial mortgage-backed security transactions. The Depositor and servicers may maintain other banking relationships in the ordinary course of business with the trustee or paying agent. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services Group—BACM 2006-5 or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P and ‘‘Aa3’’ by Moody's.

In its capacity as custodian, LaSalle will hold the Mortgage Loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately six million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Using information set forth in this prospectus supplement, the trustee will develop the cash flow model for the Trust. Based on the monthly loan information provided by the servicer, the Trustee will calculate the amount of principal and interest to be paid to each Class of Certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

LaSalle Bank National Association and Barclays Capital Real Estate Inc. (‘‘BCRE’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BCRE for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BCRE to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Bear Stearns Commercial Mortgage, Inc. (‘‘BSCMI’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Citigroup Global Markets Realty Corp. (‘‘CGMRC’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to CGMRC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by CGMRC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance); provided that the Trustee will not be obligated to make any Advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus for more information about the Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in the first, second, fourth and fifth paragraphs above concerning the Trustee has been provided by the Trustee.

THE SERVICERS

The Master Servicer

One of the Sponsors, Bank of America, National Association, through its Capital Markets Servicing Group, will act as Master Servicer with respect to the Mortgage Pool (other than with respect to the Non-Serviced Mortgage Loans). See ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement and ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ in the accompanying prospectus.

The Special Servicer

Midland Loan Services, Inc. (‘‘Midland’’) will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the Pooling and Servicing Agreement. Midland will also be one of the primary servicers with respect to certain loans contributed by Bridger Commercial Funding LLC and in this capacity will be responsible for certain servicing and administrative functions under a sub-servicing agreement with the master servicer.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association (‘‘PNC Bank’’). PNC Bank is an affiliate of BlackRock Financial Management, Inc., which is the manager of Anthracite Capital, Inc., the initial directing certificateholder under the Pooling and Servicing Agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2006, Midland was servicing approximately 18,100 commercial and multifamily mortgage loans with a principal balance of approximately $150.7 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,700 of such loans, with a total principal balance of approximately $113.7 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2006, Midland was named the special servicer in approximately 119 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $82.0 billion. With respect to such transactions as of such date, Midland was administering approximately 80 assets with an outstanding principal balance of approximately $633.6 million.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth–Master/Primary	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transactions from 2003 to 2005.

Portfolio Growth–CMBS Special Servicing	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
Total	$40	$49	$65

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer.

Other Servicers

Wachovia Bank, National Association (‘‘Wachovia’’) will be a primary servicer of 58 of the Mortgage Loans, representing 26.1% of the Initial Pool Balance, originated by Barclays Capital Real Estate Inc. (including Loan No. 20061737, which was 50% co-originated by Barclays Capital Real Estate Inc. and 50% co-originated by Citigroup Global Markets Realty Corp.) pursuant to a sub-servicing agreement to be entered into with the Master Servicer. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs (formerly known as McCracken) Strategy software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
By Approximate Number	10,015	15,531	17,641	18,888
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$207.6

Within this portfolio, as of June 30, 2006, are approximately 16,198 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $174.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of June 30, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advance (P&I and PPA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody's, F1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account and within the time required by the Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in ‘‘OTHER SERVICERS’’ in this prospectus supplement concerning Wachovia has been provided by it.

COMPENSATION AND EXPENSES

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Master Servicing Fee/Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund for which it is the Master Servicer, the monthly portion of the related annual Master Servicing Fee Rate(3) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to Time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to Time

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Special Servicing Fee/Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that has been worked-out by the Special Servicer, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to Time
Liquidation Fee / Special Servicer	With respect to each Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(5)	Time to Time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on Advances, or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to Time

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(6)	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to Time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to the monthly portion of the annual Trustee Fee Rate(7) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
Reimbursement of Servicing Advances/ Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to Time
Interest on Servicing Advances/Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
Reimbursement of P&I Advances/ Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Interest on P&I Advances/Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this Prospectus Supplement. Any change to the fees and expenses described in this Prospectus Supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates. In addition, with respect to a Mortgage Loan that is one of two or more mortgage loans in a split loan structure, collections on, or proceeds of, the other mortgage loans included in that split loan structure may be an additional source of funds.

(3)	The Master Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.01% per annum to 0.03% per annum, as described in this ‘‘COMPENSATION AND EXPENSES’’ section.

(4)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘COMPENSATION AND EXPENSES’’ section.

(5)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘COMPENSATION AND EXPENSES’’ section.

(6)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(7)	The Trustee Fee Rate will equal 0.00097% per annum, as described in this Prospectus Supplement under ‘‘THE TRUSTEE’’.

Fees and expenses are paid prior to any distributions to Certificateholders; a servicer will typically retain its fee from amounts it collects in respect of the Mortgage Loans. In the event the Trustee succeeds to the role of Master Servicer, it will be entitled to the same Master Servicing Fee and related compensation described below as the predecessor Master Servicer and if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Master Servicer as it and such successor shall agree, not to exceed the Master Servicing Fee Rate.

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The ‘‘Master Servicing Fee’’ will:

•	be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan,

•	will accrue in accordance with the terms of the related Mortgage Note at a weighted average rate equal to 0.03272% per annum, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of ‘‘eligible account’’ at the time such investment was made.

If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined in this prospectus supplement) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a ‘‘Prepayment Interest Excess’’) the corresponding amount of interest accruing on the Certificates. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The ‘‘Special Servicing Fee’’:

•	will be payable monthly out of deposits in the Certificate Account,

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.25% per annum on Mortgage Loans that have become Specially Serviced Mortgage Loans or as to which the Mortgaged Property has become an REO Property, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The ‘‘Workout Fee’’

•	will equal 1.0% (the ‘‘Workout Fee Rate’’) on all Corrected Mortgage Loans, and

•	will be payable from, all collections and proceeds received in respect of principal and interest of each Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

The ‘‘Liquidation Fee’’

•	will be payable from, and will be calculated by application of the Liquidation Fee Rate to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess Interest), and

•	will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described in the Pooling and Servicing Agreement, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.

In general, the Master Servicer will direct the deposit, transfer, and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account (including the REO Account), in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. Account activity will not generally be independently audited or verified. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Collection and Other Servicing Procedures’’ and ‘‘—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.

The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

As and to the extent described in this prospectus supplement, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate

(compounded monthly) on Servicing Advances made thereby. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may, under certain circumstances, provide the Master Servicer or the Special Servicer with an economic disincentive to comply with such standard.

The principal compensation to be paid to the Trustee is the Trustee Fee described in the above table. The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Distribution Account.

The fees and expenses of any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

The Depositor, the Servicer, the Special Servicer and the Trustee (and any co-trustee, if applicable) are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling and Servicing Agreement as discussed in the accompanying prospectus under the headings ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—The Trustee’’.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (including the Eastridge Mall A/B Loan Note B, the Camp Group Portfolio Note B and the Seville Plaza Note B) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of each A/B Loan, the related Companion Loan Holder, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of an A/B Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard.

In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the A/B Loans) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan for which it is obligated to service pursuant to the Pooling and Servicing Agreement (including if applicable, the A/B Loans) (other than a Corrected Mortgage Loan) and each REO Property.

The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

Subject to the limitations below, the Directing Certificateholder (except with respect to an A/B Loan), or with respect to an A/B Loan, the related Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the Special Actions. Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval Provisions (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given).

With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days (15 business days with respect to items (vi) and (vii) of the definition ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement) of its receipt of such request and all information reasonably requested by the Special Servicer as such time frames will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, or any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer fails to so respond to the Master Servicer within the applicable time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time period. With respect to any Special Action described in clause (iii) of the definition of ‘‘Special Action’’ in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv)

through (vii) of the definition ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder and the related Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, it may take such action prior to the expiration of the time period for obtaining the approval of the Directing Certificateholder or the related Controlling Holder.

The Directing Certificateholder or the related Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the related Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

None of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders or the related Companion Loan Holder, and none of the Directing Certificateholder or any Controlling Holder will have any liability to any Controlling Class Certificateholder, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, none of the Directing Certificateholder or any Controlling Holder will be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder or any Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder or any Controlling Holder may act solely in the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, (iii) that none of the Directing Certificateholder or any Controlling Holder has any duties to the holders of any Class of Certificates other than the Controlling Class and the related Companion Loan Holder, as applicable, (iv) that the Directing Certificateholder and any Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder, or any director, officer, employee, agent or principal of the Directing Certificateholder, such Controlling Holder for having so acted.

At any time that there is no Directing Certificateholder or Controlling Holder or for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

The Master Servicer and the Special Servicer will each be required to service and administer any set of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘THE POOLING AND SERVICING AGREEMENTS’’, for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

Modifications, Waivers, Amendments and Consents

The Master Servicer (as to Non-Specially Serviced Mortgage Loans but excluding any Non-Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described under ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder or, if an A/B Loan is involved, the related Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or A/B Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or A/B Loan or affect the security for such Mortgage Loan or A/B Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to determine whether to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby, as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be, in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) may be required to obtain the consent of the Directing Certificateholder, the related Controlling Holder or the holder of a mezzanine loan, if applicable;

(ii) the Master Servicer may (with the consent of the Directing Certificateholder) extend the Maturity Date of any Mortgage Loan (including any A/B Loan, if applicable) for up to six months (but no more than two such extensions by the Master Servicer will occur);

(iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or A/B Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or A/B Loan unless a material default on such Mortgage Loan or A/B Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, if an A/B Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

(iv) the Special Servicer will not extend (or in the case of a Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or A/B Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date (or in the case of an ARD Loan, two years prior to the Rated Final Distribution Date) and (B) if such Mortgage Loan or A/B Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(v) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or A/B Loan that would result in an adverse REMIC event with respect to REMIC I or REMIC II;

(vi) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or A/B Loan unless all related fees and expenses are paid by the related borrower;

(vii) except for substitutions contemplated by the terms of the Mortgage Loans or A/B Loan, the Special Servicer will not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or A/B Loan unless the Special Servicer has first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(viii) with limited exceptions, including a permitted defeasance as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Defeasance’’ in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing a performing Mortgage Loan or A/B Loan; except where a

Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or A/B Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan or A/B Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or A/B Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or A/B Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan or A/B Loan.

Additionally, absent a material adverse effect on any Certificateholder, and with the consent of the Controlling Class if such Class is affected, the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the Certificateholders to the extent necessary in order for any Mortgage Loan Seller and their affiliates to obtain accounting ‘‘sale’’ treatment for the Mortgage Loans under FASB 140.

With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the second preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

Any modification, extension, waiver or amendment of the payment terms of a A/B Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Further:

(i) no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related subordinated note(s), and

(ii) no reduction of the mortgage interest rate of the related Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the related subordinated note(s), to the maximum extent possible.

The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of any Mortgage Loan or any A/B Loan, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan or A/B Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a ‘‘significant modification’’ of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

Asset Status Reports

The Special Servicer will prepare an Asset Status Report for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the Rating Agencies. If an A/B Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder and the related Controlling Holder. The Directing Certificateholder or the Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Loan Holder (if an A/B Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the related Companion Loan Holder (if an A/B Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder or the related Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder or the related Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder or the related Controlling Holder, as applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if an A/B Loan is involved, the related Companion Loan Holder, as the case may be, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and, if an A/B Loan is involved, the related Companion Loan Holder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

Defaulted Mortgage Loans; Purchase Option

Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of an A/B Loan), from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) with respect to each A/B Loan, the purchase of the related Defaulted Mortgage Loan by the related Controlling Holder. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, will use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an Opinion of Counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

The Special Servicer will give the Directing Certificateholder, the Master Servicer and the Trustee not less than ten days' prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, the Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary in this prospectus supplement, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO Properties

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such REO Property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’.

Generally, net income from foreclosure property means income that does not qualify as ‘‘rents from real property’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute ‘‘rents from real property’’, or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, as applicable, such as a hotel or self storage facility, will not constitute ‘‘rents from real property’’. Any of the foregoing types of income instead constitute ‘‘net income from foreclosure property’’, which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus.

Inspections; Collection of Operating Information

Commencing in 2007, the Master Servicer (or an entity employed by the Master Servicer for such purpose) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan or A/B Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or A/B Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or A/B Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

With respect to each Mortgage Loan or A/B Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

The holder or holders of Certificates evidencing a majority interest in the Controlling Class (except with respect to certain of the A/B Loans) and each Controlling Holder (with respect to certain of the A/B Loans) may at any time replace the Special Servicer with respect to only the related A/B Loan. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as the Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as the Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement.

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2006-5, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the ‘‘Trust’’), the assets of which (such assets collectively, the ‘‘Trust Fund’’) include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; and (iv) the Excess Liquidation Proceeds Reserve Account and Excess Interest Distribution Account (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus).

The Certificates will consist of 27 classes to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Senior Certificates’’ and together with the Class X Certificates, the ‘‘Senior Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, with the Class A Senior Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class XC Certificates and the Class XP Certificates (the ‘‘Class X Certificates’’) (collectively with the Sequential Pay Certificates, the ‘‘REMIC II Certificates’’); (iv) the Class V Certificates; and (v) the Class R-I and Class R-II Certificates, (the Class R-I and Class R-II Certificates collectively, the ‘‘REMIC Residual Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class XP, Class B and Class C Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. Each Class of Certificates is sometimes referred to in this prospectus supplement as a ‘‘Class’’.

The Class XC, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V and the REMIC Residual Certificates (collectively, the ‘‘Private Certificates’’ and, collectively with the Offered Certificates, the ‘‘Certificates’’) have not been registered under the Securities Act and are not offered hereby.

Registration and Denominations

The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the Class B and Class C Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references in this prospectus supplement to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See ‘‘DESCRIPTION OF THE CERTIFICATES— Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amounts

On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5.0%):

Class	Certificate Balance or Notional Amount		Approximate Percentage of Pool Balance	Approximate Credit Support
A-1	$67,000,000		2.987%	30.000%
A-2	$411,000,000		18.321%	30.000%
A-3	$46,800,000		2.086%	30.000%
A-AB	$56,400,000		2.514%	30.000%
A-4	$758,891,000		33.830%	30.000%
A-1A	$230,198,000		10.262%	30.000%
XP	TBD	(1)	N/A	N/A
A-M	$224,327,000		10.000%	20.000%
A-J	$179,462,000		8.000%	12.000%
B	$47,670,000		2.125%	9.875%
C	$25,236,000		1.125%	8.750%
D	$28,041,000		1.250%	7.500%
E	$22,433,000		1.000%	6.500%
F	$28,041,000		1.250%	5.250%
G	$19,629,000		0.875%	4.375%
H	$33,649,000		1.500%	2.875%
J	$5,608,000		0.250%	2.625%
K	$8,412,000		0.375%	2.250%
L	$5,608,000		0.250%	2.000%
M	$2,804,000		0.125%	1.875%
N	$5,609,000		0.250%	1.625%
O	$8,412,000		0.375%	1.250%
P	$28,041,167		1.250%	0.000%
XC	$2,243,271,167	(1)	N/A	N/A

(1)	Notional amount.

On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

The Class XC and Class XP Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest, however, each of those Classes will have a Notional Amount.

The Notional Amount of the Class XC Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $2,243,271,167, although it may be as much as 5.0% larger or smaller.

The notional amount of the Class XP Certificates will equal:

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time, and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time, and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time; and

•	following the Distribution Date in [ ], $0.

The total initial Notional Amount of the Class XP Certificates will be approximately $[              ], although it may be as much as 5.0% larger or smaller.

Neither the Class V Certificates nor REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

Pass-Through Rates

The interest rate (the ‘‘Pass-Through Rate’’) applicable to any Class of Certificates (other than the Class V, Class R-I and Class R-II Certificates) for any Distribution Date will equal the rates set forth below.

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement (including the related footnotes).

The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately [           ]% per annum. The Pass-Through Rate for the Class XP Certificates,

for each Distribution Date subsequent to the initial Distribution Date and through and including the [                ] 20[    ] Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under ‘‘—Certificate Balance and Notional Amounts’’ in this prospectus supplement as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [                ] 20[    ] Distribution Date on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (a) with respect to the Class [  ] Certificates, [        ]% (the ‘‘Class XP (Class [  ]) Fixed Strip Rate’’); (b) with respect to the Class [  ] Certificates, [        ]% (the ‘‘Class XP (Class [  ]) Fixed Strip Rate’’); and (c) with respect to each other applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component the excess, if any of:

(1) the lesser of (a) the reference rate specified in ANNEX C to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

(2) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

Following the [                ] 20[    ] Distribution Date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the [        ] to [        ] Distribution Date and for each Distribution Date thereafter.

The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately [        ]% per annum. The Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XC Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of REMIC II Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under ‘‘—Certificate Balances and Notional Amount’’ above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to [                ] 20[    ] on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

(1) if such particular component consists of the entire Certificate Balance of any Class of Certificates and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution

Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b)(x) with respect to the Class [  ] Certificates, the sum of (i) the Class XP (Class [  ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [  ] Certificates, (y) with respect to the Class [  ] Certificates, the sum of (i) the Class XP (Class [  ]) Fixed Strip Rate for the applicable Class XP component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [  ] Certificates, and (z) for each other applicable Class of Certificates, the greater of (i) the reference rate specified in ANNEX C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

(2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates and if such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b)(x) with respect to the Class [  ] Certificates, the sum of (i) the Class XP (Class [  ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [  ] Certificates, (y) with respect to the Class [  ] Certificates, the sum of (i) the Class XP (Class [  ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [  ] Certificates, and (z) for each applicable class of Certificates, the greater of (i) the reference rate specified in ANNEX C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates;

(3) if such particular component consists of the entire Certificate Balance of any Class of Certificates and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates; and

(4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the [                ] 20[    ] Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class V, Class R-I, Class R-II, Class XP and Class XC Certificates) will constitute one or more separate components of the Notional Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at either; (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage Rate or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest, and the Class V Certificates will not have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Distributions

General.    Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, which will be the tenth day of each month or, if any such tenth day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in November 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Application of the Available Distribution Amount.     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XC and Class XP Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-AB Certificates are reduced to the Class A-AB Planned Principal Balance; (ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distribution on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; (v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-AB Certificates are reduced to zero; and (vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to the Class A-AB Planned Principal Balance or Loan Groups).

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates

have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid; and

(49) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates) and REMIC II (in the case of the Class R-II Certificates) for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44) and (47) and above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class's allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The ‘‘Net Aggregate Prepayment Interest Shortfall’’ for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class V and the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The ‘‘Principal Distribution Amount’’ for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of the Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect and the Principal Distribution Amount, on such immediately preceding Distribution Date.

So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-AB Planned Principal Balance.    The Class A-AB Planned Principal Balance for any Distribution Date is the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date in the table. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and/or Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount and/or Group 2 Principal Distribution Amount, as applicable (in accordance with the priorities described above under ‘‘—Application of the Available Distribution Amount’’), will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Excess Interest.    On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period.

Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, [    ]% and [    ]%, respectively until and including the Distribution Date in [                ] 20[    ] and (ii) following such Distribution Date entirely to the holders of the Class XC Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loan in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, [    ]% and [    ]%, respectively, until and including the Distribution Date in [                ] 20[    ] and (ii) following such Distribution Date, entirely to the holders of the Class XC Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class R-I or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed (i) to holders of the Class XC and Class XP Certificates, [    ]% and [    ]%, respectively until and including the Distribution Date in [                ] 20[    ] and (ii) following such Distribution Date, entirely to the holders of the Class XC Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts ‘‘due’’ on such Mortgage Loan; and, subject to the recoverability determination described below in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘—Distributions—The Available Distribution Amount’’. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any

Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that any Realized Losses with respect to each A/B Loan will first be allocated to the related Note B (to the extent allocable to such Note B under the related Intercreditor Agreement and then allocated to the related Note A. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Excess Interest Distribution Account

The Trustee is required to establish and maintain the Excess Interest Distribution Account (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

Interest Reserve Account

The Master Servicer will be required to establish and maintain the Interest Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year (unless, in either case, the related Distribution Date is the final Distribution Date) which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the ‘‘Withheld Amount’’). On each Master Servicer Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to an A/B Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or A/B Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—Appraisal Reductions’’ in this prospectus supplement.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee and Master Servicer will be entitled to rely on the non-recoverability determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer or Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or the Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

With respect to each Mortgage Loan that is part of an A/B Loan, the Master Servicer will be entitled to reimbursement only for a P&I Advance that becomes nonrecoverable, first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time, in accordance with the terms of the Pooling and Servicing Agreement; provided that, in the case of an A/B Loan with one or more related subordinate notes, reimbursement for a P&I Advance on the related Mortgage Loan may also be made first from amounts collected on such subordinate notes.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a

Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, that on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer or the Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, ‘‘Workout-Delayed Reimbursement Amount’’ means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or A/B Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer, the Directing Certificateholder and, if an A/B Loan is involved, the related Controlling Holder. If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan (other than a Mortgage Loan related to an A/B Loan) or an A/B Loan will equal 25% of the principal balance of such Mortgage Loan or A/B Loan, as applicable, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

For so long as any Mortgage Loan, A/B Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder and, if an A/B Loan is involved, the related Controlling Holder. If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and, if applicable, the related Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder with respect to the Mortgage Loans will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each A/B Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise that A/B Loan.

Reports to Certificateholders; Certain Available Information

Trustee Reports.    On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a ‘‘Distribution Date Statement’’) in accordance with Item 1121 of

Regulation AB (17 C.F.R. 229.1121) based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) The date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date.

(2) The amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursements and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment thereof, if applicable.

(3) Material breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice.

(4) As of the related Determination Date: (i) as to any REO Property sold during the related Collection Period, the date of the related determination by the related special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and (ii) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage pool.

(5) The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool.

(6) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date (‘‘Payment After Determination Date Report’’), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the related Determination Date; (vii) as of the end of the Collection Period for the related Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer and the trustee fees, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the amounts held in the Excess Liquidation Proceeds Reserve Account; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

(7) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in ANNEX A this prospectus supplement in the tables under the caption ‘‘ANNEX A: CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS’’ (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in ANNEX A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

Servicer Reports.    The Master Servicer is required to deliver to the Trustee on the second business day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically to the general public including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website.

The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the ‘‘CMSA Operating Statement Analysis Report’’) and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and the Special Servicer.

Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the ‘‘CMSA NOI Adjustment Worksheet’’) to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Sponsors and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

In addition, the Trustee, the Special Servicer and the Master Servicer will furnish to the Depositor and the Trustee the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) detailed under ‘‘THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(800) SEC-0330.

To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to the general public via the Trustee's Website initially located at ‘‘www.etrustee.net’’. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Trustee's Website. Promptly, but in no event later than one Business Day after such report has been filed with the SEC, the Trustee will post the Issuing Entity's annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports on its website. For assistance with the above-referenced services, interested parties may call (312) 904-0708. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders’’ in the accompanying prospectus.

Other Information.    The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No voting rights will be assigned to the Class V Certificates or REMIC Residual Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or any Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or (iii) the exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, the Special Servicer, or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the REMIC Residual Certificates and Class V Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus), will be applied generally as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC and Class XP Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC and Class XP Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

Rate and Timing of Principal Payments.    The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero.

In light of the foregoing, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although each ARD Loan includes incentives for the related borrower to repay such Mortgage Loan by the

Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See ‘‘SERVICING OF THE MORTGAGE LOANS —Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse sequential order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to all Classes of Certificates (other than the REMIC Residual Certificates and Class V Certificates. Such allocations to the REMIC II Certificates will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable Certificate Interest for each such Class for such Distribution Date.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lockout Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans’’, ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield and Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of ARD Loans, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-AB Certificates until reduced to the Class A-AB Planned Principal Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates may be shorter, and the weighted average lives of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

With respect to the Class A-AB Certificates, although based on the Maturity Assumptions the Certificate Balance of the A-AB Certificates on each Distribution Date would be reduced to the Class A-AB Planned Principal Amount for such Distribution Date, we cannot assure you that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions— Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed ‘‘25%’’, ‘‘50%’’, ‘‘75%’’, ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, if any, during such Mortgage Loan's Defeasance Lockout Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lockout Period, Defeasance Lockout Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A ‘‘yield maintenance period’’ is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the ‘‘Maturity Assumptions’’): (i) the Mortgage Loans have the characteristics set forth in ANNEX A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the ‘‘Initial Certificate Balance’’), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement) and taking into account the Amortization Schedules, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lockout Period (‘‘LOP’’), if any, Defeasance Period (‘‘DP’’), if any, or, yield maintenance period (‘‘YMP’’), if any, and each ARD Loan is paid in full on its Anticipated Repayment Date otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described in this prospectus supplement, (ix) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Offered Certificates are made on the 10th day of each month, commencing in November 2006 and (xiii) the Offered Certificates are settled on October 12, 2006 (the ‘‘Settlement Date’’). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates may mature earlier or later than indicated by the tables. See ‘‘RISK FACTORS—Risks Related to the Certificates—Modeling Assumptions Are Unlikely To Match Actual Experience’’ in this prospectus supplement. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for an Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	91.40	91.40	91.40	91.40	91.40
October 10, 2008	81.51	81.51	81.51	81.51	81.51
October 10, 2009	67.88	67.33	66.58	65.36	44.77
October 10, 2010	49.34	40.97	32.11	22.09	0.00
October 10, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	3.33	3.25	3.18	3.10	2.90

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	100.00	100.00	100.00	100.00	100.00
October 10, 2008	100.00	100.00	100.00	100.00	100.00
October 10, 2009	100.00	100.00	100.00	100.00	100.00
October 10, 2010	100.00	100.00	100.00	100.00	99.05
October 10, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	4.92	4.89	4.85	4.79	4.51

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	100.00	100.00	100.00	100.00	100.00
October 10, 2008	100.00	100.00	100.00	100.00	100.00
October 10, 2009	100.00	100.00	100.00	100.00	100.00
October 10, 2010	100.00	100.00	100.00	100.00	100.00
October 10, 2011	100.00	100.00	100.00	100.00	100.00
October 10, 2012	100.00	98.22	95.85	92.16	61.94
October 10, 2013	30.38	29.75	28.91	27.60	16.92
October 10, 2014	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	7.02	6.97	6.90	6.82	6.56

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	100.00	100.00	100.00	100.00	100.00
October 10, 2008	100.00	100.00	100.00	100.00	100.00
October 10, 2009	100.00	100.00	100.00	100.00	100.00
October 10, 2010	100.00	100.00	100.00	100.00	100.00
October 10, 2011	99.93	99.93	99.93	99.93	99.93
October 10, 2012	69.02	69.02	69.02	69.02	69.05
October 10, 2013	40.68	40.68	40.68	40.68	40.68
October 10, 2014	15.56	12.90	9.25	3.30	0.00
October 10, 2015	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.76	6.74	6.73	6.72	6.72

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	100.00	100.00	100.00	100.00	100.00
October 10, 2008	100.00	100.00	100.00	100.00	100.00
October 10, 2009	100.00	100.00	100.00	100.00	100.00
October 10, 2010	100.00	100.00	100.00	100.00	100.00
October 10, 2011	100.00	100.00	100.00	100.00	100.00
October 10, 2012	100.00	100.00	100.00	100.00	100.00
October 10, 2013	100.00	100.00	100.00	100.00	100.00
October 10, 2014	100.00	100.00	100.00	100.00	92.80
October 10, 2015	80.32	80.30	80.27	80.21	79.34
October 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.54	9.53	9.51	9.48	9.30

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	99.87	99.87	99.87	99.87	99.87
October 10, 2008	99.66	99.66	99.66	99.66	99.66
October 10, 2009	99.36	99.36	99.36	99.36	99.36
October 10, 2010	99.01	99.01	99.01	99.01	99.01
October 10, 2011	98.39	98.39	98.39	98.39	98.39
October 10, 2012	97.57	97.57	97.57	97.57	97.57
October 10, 2013	96.67	96.67	96.67	96.67	96.67
October 10, 2014	95.73	95.73	95.73	95.73	95.73
October 10, 2015	94.72	94.72	94.72	94.72	94.72
October 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.61	9.61	9.60	9.57	9.43

Percentages of the Initial Certificate Balance of
the Class A-M Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	100.00	100.00	100.00	100.00	100.00
October 10, 2008	100.00	100.00	100.00	100.00	100.00
October 10, 2009	100.00	100.00	100.00	100.00	100.00
October 10, 2010	100.00	100.00	100.00	100.00	100.00
October 10, 2011	100.00	100.00	100.00	100.00	100.00
October 10, 2012	100.00	100.00	100.00	100.00	100.00
October 10, 2013	100.00	100.00	100.00	100.00	100.00
October 10, 2014	100.00	100.00	100.00	100.00	100.00
October 10, 2015	100.00	100.00	100.00	100.00	100.00
October 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.91	9.91	9.91	9.91	9.74

Percentages of the Initial Certificate Balance of
the Class A-J Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	100.00	100.00	100.00	100.00	100.00
October 10, 2008	100.00	100.00	100.00	100.00	100.00
October 10, 2009	100.00	100.00	100.00	100.00	100.00
October 10, 2010	100.00	100.00	100.00	100.00	100.00
October 10, 2011	100.00	100.00	100.00	100.00	100.00
October 10, 2012	100.00	100.00	100.00	100.00	100.00
October 10, 2013	100.00	100.00	100.00	100.00	100.00
October 10, 2014	100.00	100.00	100.00	100.00	100.00
October 10, 2015	100.00	100.00	100.00	100.00	100.00
October 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.91	9.91	9.91	9.91	9.75

Percentages of the Initial Certificate Balance of
the Class B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	100.00	100.00	100.00	100.00	100.00
October 10, 2008	100.00	100.00	100.00	100.00	100.00
October 10, 2009	100.00	100.00	100.00	100.00	100.00
October 10, 2010	100.00	100.00	100.00	100.00	100.00
October 10, 2011	100.00	100.00	100.00	100.00	100.00
October 10, 2012	100.00	100.00	100.00	100.00	100.00
October 10, 2013	100.00	100.00	100.00	100.00	100.00
October 10, 2014	100.00	100.00	100.00	100.00	100.00
October 10, 2015	100.00	100.00	100.00	100.00	100.00
October 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.99	9.99	9.96	9.91	9.83

Percentages of the Initial Certificate Balance of
the Class C Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
October 10, 2007	100.00	100.00	100.00	100.00	100.00
October 10, 2008	100.00	100.00	100.00	100.00	100.00
October 10, 2009	100.00	100.00	100.00	100.00	100.00
October 10, 2010	100.00	100.00	100.00	100.00	100.00
October 10, 2011	100.00	100.00	100.00	100.00	100.00
October 10, 2012	100.00	100.00	100.00	100.00	100.00
October 10, 2013	100.00	100.00	100.00	100.00	100.00
October 10, 2014	100.00	100.00	100.00	100.00	100.00
October 10, 2015	100.00	100.00	100.00	100.00	100.00
October 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.99	9.99	9.99	9.99	9.83

Yield Sensitivity of the Class XP Certificates

The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class XP Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i) that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination Retirement of Certificates’’ in this prospectus supplement.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP Certificates.

Pre-Tax Yield to Maturity (CBE)
of the Class XP Certificates
(Prepayments locked out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Assumed Purchase Price	0%		25%		50%		75%		100%
[ ]%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General.    Please see the discussion under ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS’’ in the accompanying prospectus regarding legal aspects of the Mortgage Loans that you consider prior to making any investment in the Offered Certificates.

10% or Greater Jurisdiction Concentrations.    Twenty-three of the Mortgaged Properties, securing Mortgage Loans representing 15.7% of the Initial Pool Balance (21 Mortgaged Properties securing Mortgage Loans representing 16.1% of the Group 1 Balance and two Mortgaged Properties securing Mortgage Loans representing 12.0% of the Group 2 Balance) are located in California. Certain considerations under California state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Certain Jurisdiction-Specific Considerations—California’’.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, two separate ‘‘real estate mortgage investment conduit’’ (‘‘REMIC’’) elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as ‘‘REMIC I’’ and ‘‘REMIC II’’, respectively. The assets of REMIC I generally will include the Mortgage Loans, the Trust's interest in any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The assets of REMIC II will consist of certain uncertificated ‘‘regular interests’’ in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes: (i) the REMIC II Certificates will evidence the ‘‘regular interests’’ in, and generally will be treated as debt obligations of, REMIC II; (ii) the Class R-II Certificates will represent the sole class of ‘‘residual interests’’ in REMIC II; and (iii) the Class R-I Certificates will represent the sole class of ‘‘residual interests’’ in REMIC I. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership in the grantor trust. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus. The Offered Certificates are ‘‘Regular Certificates’’ as defined in the accompanying prospectus.

Discount and Premium; Prepayment Premiums

The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The ‘‘Startup Day’’ of REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class [            ] Certificates will be issued at a premium, that the Class [            ] Certificates will be issued with a de minimis amount of original issue discount and that the Class

[            ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ and ‘‘—Premium’’ in the accompanying prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any ‘‘negative’’ amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations may be promulgated with respect to the Certificates.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that each ARD Loan will be assumed to be repaid on its Anticipated Repayment Date). See ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

Generally, except to the extent noted below, the Offered Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 17.4% (7.9% of the Group 1 Balance and 100.0% of the Group 2 Balance), of the Initial Pool Balance will represent Mortgage Loans secured by multifamily and manufactured housing properties. Holders of the Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under Section 860G(a)(3)(C) of the Code. See ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus.

Possible Taxes on Income From Foreclosure Property

In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property’’, such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Characterization of Investments in Offered Certificates’’ will be made as required under the Treasury regulations, generally on an annual basis.

The Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by ‘‘benefit plan investors’’ (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation) (PTE 93-31); to Bear, Stearns & Co. Inc. (PTE 90-30); to Morgan Stanley & Co. Incorporated (PTE 90-24); and to Greenwich Capital Markets (PTE 90-59) each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and to Barclays Capital Inc. (Final Authorization Number 2004-03E), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, any Sponsor or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a ‘‘Party in Interest’’) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute ‘‘securities’’ for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See ‘‘CERTAIN ERISA CONSIDERATIONS’’ in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Prospective investors, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the Offered Certificates. You should consult with your legal, tax, financial and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and sale of the Offered Certificates.

See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's and S&P:

Class	Moody's	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3	Aaa	AAA
Class A-AB	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class XP	Aaa	AAA
Class B	Aa2	AA
Class C	Aa3	AA−

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Mortgage Loan Sellers.

The ratings of the Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date, which is the Distribution Date in September 2047. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody's or S&P.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See ‘‘RISK FACTORS—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates’’ in the accompanying prospectus.

GLOSSARY OF PRINCIPAL DEFINITIONS

‘‘A/B Loans’’ means the Eastland Mall A/B Loan, the Camp Group Portfolio A/B Loan, and the Seville Plaza A/B Loan.

‘‘Accrued Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘ACMs’’ means asbestos-containing materials.

‘‘Act No. 416’’ means the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22, 2005.

‘‘Additional Trust Fund Expenses’’ mean, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under ‘‘ THE TRUSTEE’’ in this prospectus supplement and under ‘‘—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under ‘‘ THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement and ‘‘—REMICs’’ in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of ‘‘Realized Loss’’ for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

‘‘Administrative Fee Rate’’ means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the ‘‘Sub-Servicing Fee Rate’’) which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) plus the per annum rate applicable to the calculation of the Trustee Fee.

‘‘Administrative Fees’’ means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

‘‘Advance Interest’’ means interest payable to the Master Servicer and the Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘Advances’’ means Servicing Advances and P&I Advances.

‘‘Amortization Schedule’’ means, for the Mortgage Loans or A/B Loans listed below, the amount of the related monthly payments of principal and interest as set forth in the related ANNEX to this prospectus supplement as follows:

•	with respect to four Mortgage Loans (Loan Nos. 20061737, 20061697, 20061698, 3402523 on ANNEX A to this prospectus supplement) on ANNEX F-1, ANNEX F-2, ANNEX F-3 and ANNEX F-4, respectively.

‘‘Annual Debt Service’’ means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in ANNEX A to this prospectus supplement by 12.

‘‘Anticipated Repayment Date’’ means, with respect to any ARD Loan, the date specified in the related Mortgage Loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

‘‘Appraisal Reduction Amount’’ means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of:

(a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

(b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

(c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan,

(d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and

(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

over

(2) the sum of:

(x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

(y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

‘‘Appraisal Trigger Event’’ means any of the following events: (1) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or A/B Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan or A/B Loan remaining unpaid for 60 days past the Due Date for such payment; provided, however, solely in the case of a delinquent Balloon Payment with respect to any Mortgage Loan, if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its

Monthly Payment, and (z) the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such due date, during which the refinancing would occur; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or A/B Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) the passage of 60 days after the third extension of a Mortgage Loan or an A/B Loan.

‘‘Appraisal Value’’ means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an ‘‘as is’’, ‘‘as stabilized’’, ‘‘as completed’’ or ‘‘as renovated’’ value.

•	The appraisal for the Mortgaged Property with respect to Loan No. 9000356 ($19,100,000 ‘‘as completed’’ value as of April 1, 2006 and $17,000,000 ‘‘as is’’ value as of February 26, 2006) is presented on an ‘‘as completed’’ basis in ANNEX A to this prospectus supplement.

•	The appraisals for nine of the Mortgaged Properties with respect to Loan Nos. 47416-13, 47416-6, 47416-10, 47416-2, 47416-3, 47416-1, 47416-9, 47416-11 and 47416-12 (with ‘‘as is’’ values as of $7,500,000 (as of July 6, 2006), $8,200,000 (as of July 6, 2006), $10,500,000 (as of July 12, 2006), $10,500,000 (as of July 5, 2006), $9,700,000 (as of July 5, 2006), $12,600,000 (as of July 3, 2006), $11,500,000 (as of July 6, 2006), $13,300,000 (as of July 6, 2006) and $19,700,000 (as of July 5, 2006), respectively) are presented on an ‘‘as renovated’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3402382 ($5,000,000 ‘‘as stabilized’’ value as of August 1, 2006 and $4,700,000 ‘‘as is’’ value as of July 12, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 20061712 ($17,400,000 ‘‘as stabilized’’ value as of July 1, 2007 and $16,900,000 ‘‘as is’’ value as of June 19, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 9000539 ($2,370,000 ‘‘as stabilized’’ value as of June 1, 2006 and $2,359,000 ‘‘as is’’ value as of April 10, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 19130 ($2,500,000 ‘‘as stabilized’’ value as of May 11, 2006 and $2,490,000 ‘‘as is’’ value as of May 11, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

‘‘Approval Provisions’’ mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a Mortgage Loan: (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action; (ii) (A) with respect to any Non-Partitioned Mortgage Loan that is a Non-Specially Serviced Mortgage Loan or any Post CAP Loan that involves an extension of the Maturity Date of such Mortgage Loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan or any Post CAP Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; (iii) with respect to any Non-Partitioned Mortgage Loan or any Post CAP Loan that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; (iv) with respect to any A/B Loan during any time period that a related Control Appraisal Period does not exist, the Master Servicer, if the related Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the related Controlling Holder, in connection with a Special Action; and (v) with respect to any A/B Loan during any time period that a related Control Appraisal Period does not exist, the Special Servicer, if the related Mortgage Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the related Controlling Holder in connection with a Special Action.

‘‘ARD Loan’’ means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

‘‘Asset Status Report’’ means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

‘‘Assumed Monthly Payment’’ means an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated Maturity Date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated Maturity Date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan's terms in effect immediately prior to maturity. The ‘‘Assumed Monthly Payment’’ deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

‘‘Automatic Termination’’ is defined in ‘‘IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES’’ in this prospectus supplement.

‘‘Available Distribution Amount’’ means, for any Distribution Date, in general:

(a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) Excess Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited into the Certificate Account in error; (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date; and (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), unless the related Distribution Date is the final Distribution Date, an amount equal to the related Withheld Amount.

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Average Daily Rate’’ or ‘‘ADR’’ means, with respect to a hotel Mortgaged Property, the average rate charged at the Mortgaged Property per day.

‘‘Balance Per Unit’’ means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads, Acres or SF (as applicable), except:

(A) with respect to the Eastridge Mall A/B Loan, such calculation includes the Eastridge Mall A/B Note A (but excludes the subordinate Eastridge Mall A/B Loan Note B). With respect to the Camp Group Portfolio A/B Loan, such calculation includes the Camp Group Portfolio A/B Note A (but excludes the subordinate Camp Group Portfolio A/B Loan Note B). With respect to the subordinate Seville Plaza A/B Loan, such calculation includes the Seville Plaza A/B Note A (but excludes the Seville Plaza A/B Loan Note B).

(B) with respect to three sets of Cross-Collateralized Mortgage Loans (Loan Nos. 47621, 48430 and 48429; 20061806 and 20061807; 59188, 59185, 59172, 59186 and 59187 on ANNEX A to this prospectus supplement) (1) the aggregate balance of such Cross-Collateralized Mortgage Loans divided by (2) the aggregate number of Units, Keys, Pads, Acres or SF (as applicable) related to the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon’’ or ‘‘Balloon Loan’’ means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

‘‘Balloon or ARD Loan-to-Value Ratio’’, ‘‘Balloon or ARD LTV Ratio’’, ‘‘Balloon or ARD LTV’’, ‘‘Maturity Date Loan-to-Value’’ or ‘‘Maturity Date LTV’’ or ‘‘Maturity Date LTV Ratio’’ means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan (in the case of an ARD Loan, assuming repayment on its Anticipated Repayment Date) divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to the Eastridge Mall A/B Loan, such calculation includes the Eastridge Mall A/B Note A (but excludes the subordinate Eastridge Mall A/B Loan Note B). With respect to the Camp Group Portfolio A/B Loan, such calculation includes the Camp Group Portfolio A/B Note A (but excludes the subordinate Camp Group Portfolio A/B Loan Note B). With respect to the Seville Plaza A/B Loan, such calculation includes the Seville Plaza A/B Note A (but excludes the subordinate Seville Plaza A/B Loan Note B).

(B) with respect to three sets of Cross-Collateralized Mortgage Loans (Loan Nos. 47621, 48430 and 48429; 20061806 and 20061807; 59188, 59185, 59172, 59186 and 59187 on ANNEX A to this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged Properties securing such Cross-Collateralized Mortgage Loans;

(C) with respect to the Holdback Loan, the Maturity Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraised Value of such Holdback Loan; and

(D) with respect to the Letter of Credit Loan, the Maturity Date Balance of such Letter of Credit (net of the amount of the holdback) divided by the Appraised Value of such Letter of Credit Loan.

‘‘Balloon Payment’’ means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related Maturity Date.

‘‘Balloon Payment Interest Shortfall’’ means, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the

Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

‘‘BAMCC’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Base Interest Fraction’’ means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

‘‘BASIC’’ is defined in ‘‘SUMMARY OF THIS PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘BCRE’’ means Barclays Capital Real Estate Inc.

‘‘Bridger’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘BSCMI’’ means Bear Stearns Commercial Mortgage, Inc.

‘‘Camp Group Portfolio A/B Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Camp Group Portfolio A/B Loan’’ in this prospectus supplement.

‘‘Camp Group Portfolio Control Appraisal Period’’ exists with respect to the Camp Group Portfolio Note A Mortgage Loan if and for so long as: (a) (1) the initial Camp Group Portfolio Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Camp Group Portfolio Note B, (y) any Appraisal Reduction Amounts allocated to Camp Group Portfolio Note B and (z) any losses realized with respect to either the Camp Group Portfolio Note A or Camp Group Portfolio Note B under the Pooling and Servicing Agreement, is less than (b) 25% of the excess of (1) the initial Camp Group Portfolio Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Camp Group Portfolio Note B.

‘‘Camp Group Portfolio Controlling Holder’’ means the Camp Group Portfolio Note B Holder unless and until a Camp Group Portfolio Control Appraisal Period has occurred, and thereafter the Camp Group Portfolio Note A Holder; provided that if and so long as at any time prior to the occurrence of a Camp Group Portfolio Control Appraisal Period the Camp Group Portfolio Note B Holder is the related Mortgage Loan borrower or any Mortgage Loan borrower related party, the Camp Group Portfolio Controlling Holder will be the Camp Group Portfolio Note A Holder.

‘‘Camp Group Portfolio Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Camp Group Portfolio A/B Loan’’ in this prospectus supplement.

‘‘Camp Group Portfolio Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Camp Group Portfolio A/B Loan’’ in this prospectus supplement.

‘‘Camp Group Portfolio Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Camp Group Portfolio A/B Loan’’ in this prospectus supplement.

‘‘Camp Group Portfolio Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Camp Group Portfolio A/B Loan’’ in this prospectus supplement.

‘‘Camp Group Portfolio Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Camp Group Portfolio A/B Loan’’ in this prospectus supplement.

‘‘Camp Group Portfolio Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Camp Group Portfolio A/B Loan’’ in this prospectus supplement.

‘‘Camp Group Portfolio Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Camp Group Portfolio A/B Loan’’ in this prospectus supplement.

‘‘Cash Flow’’ means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) ‘‘Revenues’’ generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) ‘‘Expenses’’ generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations. In addition, Cash Flow may reflect certain stabilized calculations, including amounts payable by a Mortgage Loan sponsor for unoccupied space under a master lease.

‘‘CBE’’ means corporate bond equivalent.

‘‘Certificate Balance’’ means for any Class of Sequential Pay Certificates outstanding at any time the then aggregate stated principal amount thereof.

‘‘Certificate Owner’’ means a beneficial owner of an Offered Certificate.

‘‘Certificateholder’’ or ‘‘Holder’’ means the beneficial owner of a Certificate.

‘‘Certificate Registrar’’ means the Trustee in its capacity as registrar.

‘‘Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘CGMRC’’ means Citigroup Global Markets Realty Corp.

‘‘Class’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A-AB Planned Principal Balance’’ means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement.

‘‘Class XP (Class [    ]) Fixed Strip Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class XP (Class [    ]) Fixed Strip Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘CMSA NOI Adjustment Worksheet’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘CMSA Operating Statement Analysis Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘Collateral Substitution Deposit’’ means an amount that will be sufficient to (a) purchase U.S. government obligations providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to and including the related Maturity Date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments in the case of the related Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

‘‘Collection Period’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Commercial Loan’’ means a Mortgage Loan secured by a Commercial Mortgaged Property.

‘‘Commercial Mortgaged Property’’ means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, camp, child development centers, a self storage facility, a parking garage a movie theater, an automobile dealership or a restaurant.

‘‘Companion Loan Holder’’ means with respect to each A/B Loan as follows: (i) with respect to the Eastridge Mall A/B Loan, the Loan Note B Holder, (ii) with respect to the Camp Group Portfolio A/B Loan, the Camp Group Portfolio A/B Loan Note B Holder, and (iii) with respect to the Seville Plaza A/B Loan, the Seville Plaza A/B Loan Note B Holder.

‘‘Compensating Interest Payment’’ means a cash payment from the Master Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer

Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

‘‘Control Appraisal Period’’ means with respect to each A/B Loan as follows: (i) with respect to the Eastridge Mall A/B Loan, an Eastridge Mall A/B Control Appraisal Period exists, (ii) with respect to the Camp Group Portfolio A/B Loan, a Camp Group Portfolio A/B Control Appraisal Period exists, and (iii) with respect to the Seville Plaza A/B Loan, a Seville Plaza A/B Loan Control Appraisal period exists.

‘‘Controlling Class’’ means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class P Certificates.

‘‘Controlling Class Certificateholder’’ means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

‘‘Controlling Holder’’ means, with respect to: (i) the Eastridge Mall A/B Loan, the Eastridge Mall A/B Controlling Holder, (ii) the Camp Group Portfolio A/B Loan, the Camp Group Portfolio A/B Controlling Holder, and (iii) the Seville Plaza A/B Loan, the Seville Plaza A/B Controlling Holder.

‘‘Corrected Mortgage Loan’’ means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or A/B Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

‘‘Cross-Collateralized Mortgage Loan’’ means a Mortgage Loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

‘‘Cut-off Date’’ is defined in ‘‘SUMMARY OF THIS PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cut-off Date Balance’’ means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

‘‘Cut-off Date Loan-to-Value Ratio’’, ‘‘Cut-off Date LTV Ratio’’ or ‘‘Cut-off Date LTV’’ means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to the Eastridge Mall A/B Loan, such calculation includes the Eastridge Mall A/B Note A (but excludes the subordinate Eastridge Mall A/B Loan Note B). With respect to the Camp Group Portfolio A/B Loan, such calculation includes the Camp Group Portfolio A/B Note A (but excludes the subordinate Camp Group Portfolio A/B Loan Note B). With respect to the Seville Plaza A/B Loan, such calculation includes the Seville Plaza A/B Note A (but excludes the subordinate Seville Plaza A/B Loan Note B). Accordingly, such ratios would be higher if the related subordinate note was included;

(B) with respect to three sets of Cross-Collateralized Mortgage Loans (Loan Nos. 47621, 48430 and 48429; 20061806 and 20061807; 59188, 59185, 59172, 59186 and 59187 on ANNEX A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans;

(C)   with respect to any Holdback Loan, the Cut-off Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraisal Value of such Holdback Loan; and

(D) with respect to the Letter of Credit Loan, the Cut-off Date Balance of such Letter of Credit Loan (net of the amount of the letter of credit) divided by the Appraisal Value of such Letter of Credit Loan.

‘‘Default Charges’’ means late payment charges and Default Interest.

‘‘Default Interest’’ means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

‘‘Defaulted Mortgage Loan’’ means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless (i) (w) the related borrower is actively seeking a refinancing commitment, (x) the related borrower continues to make payments in the amount of its Assumed Monthly Payment, (y) the Directing Certificateholder consents, and (z) the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the due date of such Balloon Payment, during which the refinancing would occur, such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

‘‘Defeasance’’ means (for purposes of ANNEX A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

‘‘Defeasance Period’’ or ‘‘DP’’ means the time after the specified period, which is at least two years from the Delivery Date; provided no event of default exists, during which the related borrower may obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising its Defeasance Option.

‘‘Defeasance Option’’ means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Lockout Period; provided no event of default exists and other conditions are satisfied as described in this prospectus supplement.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Delivery Date’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Depositor’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Determination Date’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Directing Certificateholder’’ means the Controlling Class Certificateholder (or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. As of the Delivery Date the Directing Certificateholder is Anthracite Capital, Inc..

‘‘Discount Rate’’ means, with respect to any applicable Prepayment Premium calculation, the yield on the specified U.S. Treasury issue as described in the underlying Mortgage Note being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to the related prepayment.

‘‘Distributable Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Distribution Date’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Distribution Date Statement’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a Mortgage Loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Eastridge Mall A/B Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Loan’’ in this prospectus supplement.

‘‘Eastridge Mall Control Appraisal Period’’ exists with respect to the Eastridge Mall Note A Mortgage Loan if and for so long as: (a) (1) the initial Eastridge Mall Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Eastridge Mall Note B, (y) any Appraisal Reduction Amounts allocated to Eastridge Mall Note B and (z) any losses realized with respect to either the Eastridge Mall Note A or Eastridge Mall Note B under the Pooling and Servicing Agreement, is less than (b) 25% of the excess of (1) the initial Eastridge Mall Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Eastridge Mall Note B.

‘‘Eastridge Mall Controlling Holder’’ means the Eastridge Mall Note B Holder unless and until a Eastridge Mall Control Appraisal Period has occurred, and thereafter the Eastridge Mall Note A Holder; provided that if and so long as at any time prior to the occurrence of a Eastridge Mall Control Appraisal Period the Eastridge Mall Note B Holder is the related Mortgage Loan borrower or any Mortgage Loan borrower related party, the Eastridge Mall Controlling Holder will be the Eastridge Mall Note A Holder.

‘‘Eastridge Mall Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Loan’’ in this prospectus supplement.

‘‘Eastridge Mall Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Loan’’ in this prospectus supplement.

‘‘Eastridge Mall Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Loan’’ in this prospectus supplement.

‘‘Eastridge Mall Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Loan’’ in this prospectus supplement.

‘‘Eastridge Mall Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Loan’’ in this prospectus supplement.

‘‘Eastridge Mall Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Loan’’ in this prospectus supplement.

‘‘Eastridge Mall Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Eastridge Mall A/B Loan’’ in this prospectus supplement.

‘‘Emergency Advance’’ means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the Trust Fund.

‘‘Environmental Report’’ means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

‘‘EQB’’ means the Puerto Rico Environmental Quality Board.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Cash Flow’’ means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

‘‘Excess Interest’’ means interest accrued on an ARD Loan at the related Excess Interest Rate.

‘‘Excess Interest Distribution Account’’ means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Trustee in the name of the Trustee for the benefit of the Class V Certificateholders.

‘‘Excess Interest Rate’’ means the difference in rate of an ARD Loan's Revised Rate over the related Mortgage Rate.

‘‘Excess Liquidation Proceeds’’ are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

‘‘Excluded Plan’’ means a Plan sponsored by any member of the Restricted Group.

‘‘Exemption’’ means, collectively, the individual prohibited transaction exemptions granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation) (PTE 93-31); to Bear, Stearns & Co. Inc. (PTE 90-30); to Morgan Stanley & Co. Incorporated (PTE 90-24); and to Greenwich Capital Markets, Inc. (PTE 90-59), each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and to Barclays Capital Inc. (Final Authorization Number 2004-03E).

‘‘Exemption-Favored Party’’ means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

‘‘FIRREA’’ means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

‘‘Fitch’’ means Fitch Ratings.

‘‘FSMA’’ is defined in ‘‘UNITED KINGDOM’’ in this prospectus supplement.

‘‘Full Year Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘Full Year Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) ‘‘Full Year Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

‘‘Full Year DSCR’’ means, with respect to any Mortgage Loan (a) the Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Eastridge Mall A/B Loan, such calculation includes the Eastridge Mall A/B Note A (but excludes the subordinate Eastridge Mall A/B Loan Note B). With respect to the Camp Group Portfolio A/B Loan, such calculation includes the Camp Group Portfolio A/B Note A (but excludes the subordinate Camp Group Portfolio A/B Loan Note B). With respect to the subordinate Seville Plaza A/B Loan, such calculation includes the Seville Plaza A/B Note A (but excludes the Seville Plaza A/B Loan Note B). Accordingly, such ratios would be higher if the related subordinate note was included;

(B) with respect to three sets of Cross-Collateralized Mortgage Loans (Loan Nos. 47621, 48430 and 48429; 20061806 and 20061807; 59188, 59185, 59172, 59186 and 59187 on ANNEX A to this prospectus supplement) (1) the aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(C) with respect to each Holdback Loan, the Full Year Cash Flow for such Mortgage Loan divided by the related Annual Debt Service for such Mortgage Loan (net of the related holdback reserve); and

(D) with respect to each Letter of Credit Loan, the Full Year Cash Flow for such Mortgage Loan divided by the related Annual Debt Service for such Mortgage Loan (net of the related letter of credit).

‘‘Full Year End Date’’ means, with respect to each Mortgage Loan, the date indicated on ANNEX A to this prospectus supplement as the ‘‘Full Year End Date’’ with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

‘‘GAAP’’ means generally accepted accounting principles.

‘‘Group 1 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 1 as of the Cut-off Date, $2,013,072,464.

‘‘Group 1 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 1 Mortgage Loans.

‘‘Group 2 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 2 as of the Cut-off Date, $230,198,704.

‘‘Group 2 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 2 Mortgage Loans.

‘‘Group Balance’’ means, collectively, either the Group 1 Balance or the Group 2 Balance.

‘‘Group Balances’’ means the Group 1 Balance and the Group 2 Balance.

‘‘Holdback Loan’’ means Loan No. 20061763 on ANNEX A to this prospectus supplement, which, for purposes of calculating the related debt service, U/W DSCR, Maturity Date LTV and Cut-off Date LTV, netted out the related holdback reserve.

In addition, six Mortgage Loans (Loan Nos. 20061640, 18991, 58811, 19130, 3401317 and 59070), have holdbacks; however the related holdback was not netted out for purposes of calculating the related debt service, U/W DSCR, Maturity Date LTV and Cut-off Date LTV.

‘‘Hyper Am’’ means (for purposes of ANNEX A to this prospectus supplement) ARD Loans.

‘‘Initial Certificate Balance’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Initial Pool Balance’’ means the aggregate Cut-off Date balance of the Mortgage Loans, $2,243,271,168, subject to a variance of plus or minus 5.0%.

‘‘Initial Resolution Period’’ means the 90-day period commencing upon a Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any related Mortgage Loan.

‘‘Int Diff (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid and (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (i) the Yield Rate from (ii) the Mortgage Rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

   1−(1+r)−n

r

where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the Maturity Date of the related Mortgage Loan. As used in this definition, ‘‘Yield Rate’’ means the yield rate for the specified U.S. Treasury security, as described in the underlying Mortgage Note.

•	Loan Nos. 3402523 and 57827 has been assumed to be included in this category for purposes of ANNEX A.

‘‘Int Diff (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid, and (b) the present value of a series of monthly payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the Maturity Date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the Maturity Date of the related Mortgage Loans. ‘‘Int Diff Payment Amount’’ means that amount of Interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield. ‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

•	Loans Nos. 3402713, 3400586, 59609 and 3402382 have been assumed to be included in this category for purposes of ANNEX A.

‘‘Interest Only’’ means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date.

‘‘Interest Only, Hyper Am’’ means any Mortgage Loan that requires only scheduled payments of interest for the term of the related Mortgage Loan and that has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Interest Reserve Account’’ means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Trustee for the benefit of the Certificates.

‘‘IO, Balloon’’ and ‘‘Partial Interest Only, Balloon’’ each mean any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

‘‘IO, Hyper Am’’, ‘‘Partial Interest Only, Hyper Am’’ and ‘‘Partial Interest Only, ARD’’ each mean any Mortgage Loan that requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Leasable Square Footage’’, ‘‘Net Rentable Area (SF)’’ or ‘‘NRA’’ means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, child development centers, the square footage of the net leasable area.

‘‘Letter of Credit Loan’’ means Loan No. 3401490 as set forth in ANNEX A to this prospectus supplement.

‘‘Liquidation Fee’’ means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

‘‘Liquidation Fee Rate’’ means a rate equal to 1.0% (100 basis points).

‘‘Loan Group 1’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 1 will consist of 158 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately 89.7% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Loan Group 2’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 2 will consist of 25 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 67.1% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 22.3% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties) and representing approximately 10.3% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Lockout Period’’ or ‘‘LOP’’ means a period during which voluntary principal prepayments are prohibited.

‘‘MAI’’ means a member of the Appraisal Institute.

‘‘Major Tenant’’ means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

‘‘Master Servicer’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Master Servicer Remittance Date’’ means, for any month, the business day preceding each Distribution Date.

‘‘Master Servicing Fee’’ means principal compensation to be paid to the Master Servicer in respect of its master servicing activities (including compensation payable to the sub-servicers).

‘‘Master Servicing Fee Rate’’ means the sum of the monthly master servicing fee and the monthly sub-servicing fee.

‘‘Maturity’’ or ‘‘Maturity Date’’ means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

‘‘Maturity Assumptions’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Maturity Date Balance’’ means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loans, the related Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘MERS Designated Mortgage Loan’’ means a Mortgage Loan that shows the Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

‘‘Midland’’ is defined in ‘‘THE SERVICERS—The Special Servicer’’ in this prospectus supplement.

‘‘Modified Mortgage Loan’’ means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or A/B Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or A/B Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or A/B Loan or reduces the likelihood of timely payment of amounts due thereon.

‘‘Monthly Payment’’ means, with respect to any Mortgage Loan or A/B Loan, scheduled monthly payments of principal and interest on such Mortgage Loan or A/B Loan except solely for purposes of ANNEX A to this prospectus supplement, as follows:

(1) with respect to Interest Only loans, the related ‘‘Monthly Payment’’ is equal to the average of the first twelve monthly interest payments of the loan;

(2) with respect to any IO, Balloon; Partial Interest Only, Balloon; and Partial Interest Only, Hyper Am Loan, the related ‘‘Monthly Payment’’ is equal to the principal and interest owed beginning on the amortization commencement date;

(3) with respect to Loan No. 3402934 on ANNEX A to this prospectus supplement, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 scheduled monthly payments of interest;

(4) with respect to Loan No. 58811 on ANNEX A to this prospectus supplement, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 scheduled monthly payments of principal and interest beginning on the amortization commencement date;

(5) with respect to Loan No. 3402523 on ANNEX A to this prospectus supplement, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 scheduled monthly payments of principal and interest beginning on the amortization commencement date; and

(6) with respect to Loan No. 59579 on ANNEX A to this prospectus supplement, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 scheduled monthly payments of principal and interest beginning on the amortization commencement date.

‘‘Mortgage’’ means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

‘‘Mortgage Loan’’ means one of the mortgage loans in the Mortgage Pool.

‘‘Mortgage Loan Purchase and Sale Agreement’’ means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

‘‘Mortgage Loan Schedule’’ means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

‘‘Mortgage Loan Sellers’’ means the Bank of America, National Association, Barclays Capital Real Estate Inc., Bear Stearns Commercial Mortgage, Inc., SunTrust Bank and Citigroup Global Markets Realty Corp. (solely with respect to its 50% interest in Loan No. 20061737).

‘‘Mortgage Note’’ means the one or more promissory notes evidencing the related Mortgage.

‘‘Mortgage Pool’’ means the pool of mortgage loans consisting of 183 multifamily and commercial Mortgage Loans.

‘‘Mortgage Rate’’ means the per annum interest rate applicable each Mortgage Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of ARD Loans, which will accrue interest at a higher rate after their respective Anticipated Repayment Date.

‘‘Mortgaged Property’’ means the real property subject to the lien of a Mortgage and constituting collateral for the related Mortgage Loan.

‘‘Most Recent Cash Flow’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also ‘‘Cash Flow’’.

(i) ‘‘Most Recent Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

(ii) ‘‘Most Recent Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

‘‘Most Recent DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Eastridge Mall A/B Loan, such calculation includes the Eastridge Mall A/B Note A (but excludes the subordinate Eastridge Mall A/B Loan Note B). With respect to the Camp Group Portfolio A/B Loan, such calculation includes the Camp Group Portfolio A/B Note A (but excludes the subordinate Camp Group Portfolio A/B Loan Note B). With respect to the Seville Plaza A/B Loan, such calculation includes the Seville Plaza A/B Note A (but excludes the subordinate Seville Plaza A/B Loan Note B). Accordingly, such ratios would be higher if the related subordinate note was included;

(B) with respect to three sets of Cross-Collateralized Mortgage Loans (Loan Nos. 47621,48430 and 48429; 20061806 and 20061807; 59188, 59185, 59172, 59186 and 59187 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(C) with respect to each Holdback Loan, the Most Recent Cash Flow for the related Mortgaged Properties divided by the Annual Debt Service for such Mortgaged Properties (net of the amount of the holdback reserve); and

(D) with respect to each Letter of Credit Loan, the Most Recent Cash Flow for the related Mortgaged Properties divided by the Annual Debt Service for such Mortgaged Properties (net of the amount of the letter of credit).

‘‘Most Recent End Date’’ means, with respect to any Mortgage Loan, the date indicated on ANNEX A to this prospectus supplement as the ‘‘Most Recent End Date’’ with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

‘‘Most Recent NOI’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses.

‘‘Most Recent NOI DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent NOI for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to three sets of Cross-Collateralized Mortgage Loans (Loan Nos. 47621, 48430 and 48429; 20061806 and 20061807; 59188, 59185, 59172, 59186 and 59187 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent NOI for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Mortgage Loans;

(B) with respect to each Holdback Loan, the Most Recent NOI for the related Mortgaged Properties divided by the Annual Debt Service for the related Mortgage Loans (net of the amount of the holdback reserve); and

(C) with respect to the Letter of Credit Loan the Most Recent NOI for the related Mortgage Loan, divided by the Annual Debt Service for such Mortgage Loan (net of the amount of the related letter of credit and the related guaranty).

‘‘Most Recent Statement Type’’ means certain financial information with respect to the Mortgaged Properties as set forth in the five categories listed in (i) through (v) immediately below.

(i) ‘‘Full Year’’ means certain financial information regarding the Mortgaged Properties presented as of the date that is presented in the Most Recent Financial End Date.

(ii) ‘‘Annualized Most Recent’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) ‘‘Trailing 6 Months’’ or ‘‘Trailing 6’’ or ‘‘Trailing Six Months’’ means certain financial information regarding the Mortgaged Properties that is presented for the previous six months prior to the Most Recent End Date.

(iv) ‘‘Trailing 12 Months’’ or ‘‘Trailing Twelve Months’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon the 12 months prior to the Most Recent Date.

(v) ‘‘Actual’’ means the most recent financial information regarding the Mortgaged Properties that has not been annualized.

‘‘Multifamily Loan’’ means a Mortgage Loan secured by a Multifamily Mortgaged Property.

‘‘Multifamily Mortgaged Property’’ means one or more apartment buildings each consisting of five or more rental living units or manufactured housing properties.

‘‘Net Aggregate Prepayment Interest Shortfall’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Net Mortgage Rate’’ means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and

February in any year that is not a leap year or February in any year that is a leap year, if applicable. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 4.9390% per annum to 6.7890% per annum, with a Weighted Average Net Mortgage Rate of 6.0802% per annum. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in ANNEX A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

‘‘Non-Partitioned Mortgage Loans’’ means the Mortgage Loans, other than the A/B Loans.

‘‘Nonrecoverable Advances’’ means a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, as applicable.

‘‘Nonrecoverable P&I Advance’’ means any P&I Advance that the Master Servicer, the Special Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

‘‘Nonrecoverable Servicing Advance’’ means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Related Proceeds.

‘‘Non-Specially Serviced Mortgage Loan’’ means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or an A/B Loan that is not a Specially Serviced Mortgage Loan.

‘‘Notional Amount’’ means the notional amount used for purposes of calculating the amount of accrued interest on the Class XP and Class XC Certificates.

‘‘NPV (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan and (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan Nos. 20061830, 20061858, 20061460, 20061698, 20061735, 20061529, 20061582, 20061736, 20061849, 20061525, 19154, 19506, 19077, 17490, 19130, 19473 and 19024 have been assumed to be included in this category for purposes of ANNEX A.

‘‘NPV (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally an amount equal to the greater of (a) an amount equal to one percent (1%) of the principal amount being prepaid (or, with respect to Loan No. 47200, the Yield Maintenance Percentage) and (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

‘‘Yield Maintenance Percentage’’ shall mean (x) with respect to the initial $1,000,000 of prepayments made pursuant to the underlying loan agreement, 1.5%, (y) with respect to any additional prepayments made pursuant to the underlying loan agreement, either (a) 3.0%, during the first two years or (b) 1.5% thereafter.

•	Loan Nos. 47621, 48430, 48429, 47200, 47953, 47055, 9000657, 9000656 and 9000344 have been assumed to be included in this category for purposes of ANNEX A.

‘‘Occupancy %’’ or ‘‘Occupancy Percent’’ means the percentage of Leasable Square Footage or total Units/Keys/Pads/Acres as the case may be, of the Mortgaged Property that was occupied or leased as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

‘‘Offered Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Open’’ means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

‘‘Open Period’’ means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

‘‘Option Price’’ means generally (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

‘‘Original Balance’’ means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the ‘‘Original Balance’’ applicable to each Mortgaged Property will be as allocated in the Mortgage Loan documents. If such allocation is not provided in the Mortgage Loan documents, then the ‘‘Original Balance’’ will be allocated to each Mortgaged Property in proportion to its Appraisal Value.

‘‘P&I Advance’’ means an Advance of principal and/or interest.

‘‘Pamida Portfolio Mortgage Loan’’ means Loan No. 20061737 as set for in Annex A to this prospectus supplement.

‘‘Partial Interest Only’’ means a loan which is interest only for a portion of its term and pays principal and interest for the remainder of its term.

‘‘Participants’’ means the participating organizations in the DTC.

‘‘Party in Interest’’ is defined in ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement.

‘‘Pass-Through Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

‘‘Payment After Determination Date Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘Penetration’’ means, with respect to a hotel Mortgaged Property, the ratio between the hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

‘‘Permitted Encumbrances’’ means any or all of the following encumbrances: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property that the related Sponsor did not require to be subordinated to the lien of such Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the set of cross-collateralized Mortgage Loans.

‘‘Permitted Investments’’ means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

‘‘Plan’’ means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

‘‘Plan Assets’’ means ‘‘plan assets’’ for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.

‘‘PNC Bank’’ is defined in ‘‘THE SERVICERS—The Special Servicer’’ in this prospectus supplement.

‘‘Pooling and Servicing Agreement’’ means that certain pooling and servicing agreement dated as of October 1, 2006, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and REMIC Administrator.

‘‘Prepayment Interest Excess’’ means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

‘‘Prepayment Interest Shortfall’’ means if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment.

‘‘Prepayment Premium’’ means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

‘‘Prepayment Premium Period’’ means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

‘‘Principal Distribution Amount’’ means, for any Distribution Date, with respect to a Loan Group or the Mortgage Pool, the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool, or in such Loan Group as applicable, for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Principal Distribution Amount, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

‘‘Private Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Prospectus Directive’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘PTE’’ means a Prohibited Transaction Exemption.

‘‘Purchase Option’’ means, in the event a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of an A/B Loan), from the Trust Fund at the Option Price.

‘‘Purchase Price’’ means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing Agreement).

‘‘Qualified Substitute Mortgage Loan’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, any other mortgage loan that on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; provided, further, however, that no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller). With respect to the Pamida Portfolio Mortgage Loan, for purposes of this definition, ‘‘Mortgage Loan’’ will mean the portion of the Pamida Portfolio Mortgage Loan transferred to the Depositor by the applicable Mortgage Loan Seller.

‘‘Rated Final Distribution Date’’ means the Distribution Date in September 2047, which is the first Distribution Date that follows two years after the end of the amortization term for the

Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

‘‘Rating Agencies’’ means Moody's and S&P.

‘‘Realized Losses’’ means losses on or in respect of the Mortgage Loans or A/B Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or A/B Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, A/B Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or A/B Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

‘‘Record Date ’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Reimbursement Rate’’ means a per annum rate equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as such prime rate’’ may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘REIT’’ means a real estate investment trust.

‘‘Related Loans’’ means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

‘‘Related Proceeds’’ means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, or A/B Loan or REO Property.

‘‘Release Date’’ means the Due Date upon which the related borrower can exercise its Defeasance Option.

‘‘Relevant Implementation Date’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Member State’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Persons’’ is defined in ‘‘NOTICE TO UNITED KINGDOM INVESTORS’’ in this prospectus supplement.

‘‘REMIC’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC I’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REMIC Administrator’’ means the Trustee with respect to its duties with respect to REMIC administration.

‘‘REMIC Residual Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REO Extension’’ is defined in ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement.

‘‘REO Loan’’ means any Defaulted Mortgage Loan, Mortgage Loan or A/B Loan as to which the related Mortgaged Property has become an REO Property.

‘‘REO Property’’ means each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘REO Tax’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement.

‘‘Required Appraisal Loan’’ means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or A/B Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

‘‘Resolution Extension Period’’ means:

(i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, that if the related Sponsor did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply; provided that with respect to the Pamida Portfolio Mortgage Loan, for purposes of this definition, ‘‘Mortgage Loan’’ will mean the portion of the Pamida Portfolio Mortgage Loan transferred to the Depositor by the applicable Mortgage Loan Seller.

In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach; provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

‘‘Restricted Group’’ means any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any Sponsor, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

‘‘Revised Rate’’ means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

‘‘RevPAR’’ means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the Average Daily Rate for a given period.

‘‘S&P’’ means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Sequential Pay Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Servicing Advances’’ means customary, reasonable and necessary ‘‘out of pocket’’ costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), or an A/B Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

‘‘Servicing Standard’’ means to service and administer a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or A/B Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders and, if an A/B Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate or any interest in any subordinate debt or mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances; (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property; and (vii) any obligation of the Master Servicer or the Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

‘‘Servicing Transfer Event’’ means, with respect to any Mortgage Loan or A/B Loan, any of the following events: (a) the related Mortgage Loan becoming a Defaulted Mortgage Loan or (b) the

Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the applicable period contemplated in the definition of Defaulted Mortgage Loan; or (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

‘‘Settlement Date’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Seville Plaza A/B Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Seville Plaza A/B Loan’’ in this prospectus supplement.

‘‘Seville Plaza Control Appraisal Period’’ exists with respect to the Seville Plaza Note A Mortgage Loan if and for so long as: (a) (1) the initial Seville Plaza Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Seville Plaza Note B, (y) any Appraisal Reduction Amounts allocated to Seville Plaza Note B and (z) any losses realized with respect to either the Seville Plaza Note A or Seville Plaza Note B under the Pooling and Servicing Agreement, is less than (b) 25% of the excess of (1) the initial Seville Plaza Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Seville Plaza Note B.

‘‘Seville Plaza Controlling Holder’’ means the Seville Plaza Note B Holder unless and until a Seville Plaza Control Appraisal Period has occurred, and thereafter the Seville Plaza Note A Holder; provided that if and so long as at any time prior to the occurrence of a Seville Plaza Control Appraisal Period the Seville Plaza Note B Holder is the related Mortgage Loan borrower or any Mortgage Loan borrower related party, the Seville Plaza Controlling Holder will be the Seville Plaza Note A Holder.

‘‘Seville Plaza Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Seville Plaza A/B Loan’’ in this prospectus supplement.

‘‘Seville Plaza Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Seville Plaza’’ in this prospectus supplement.

‘‘Seville Plaza Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Seville Plaza A/B Loan’’ in this prospectus supplement.

‘‘Seville Plaza Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Seville Plaza A/B Loan’’ in this prospectus supplement.

‘‘Seville Plaza Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Seville Plaza A/B Loan’’ in this prospectus supplement.

‘‘Seville Plaza Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Seville Plaza A/B Loan’’ in this prospectus supplement.

‘‘Seville Plaza Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Seville Plaza A/B Loan’’ in this prospectus supplement.

‘‘Special Action’’ means, with respect to any Mortgage Loan or related REO Property, (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a Mortgage Loan; (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ or pursuant to a Purchase Option as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless the lender is required to accept such collateral by the underlying loan documents; (vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation).

‘‘Specially Serviced Mortgage Loan’’ means any Mortgage Loan (including the A/B Loans) as to which a Servicing Transfer Event has occurred.

‘‘Special Servicer’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Special Servicing Fee’’ means principal compensation to be paid to the Special Servicer in respect of its special servicing activities.

‘‘Special Servicing Fee Rate’’ means a rate equal to 0.25% (25 basis points) per annum.

‘‘Sponsors’’ is defined in ‘‘THE SPONSORS’’ in this prospectus supplement.

‘‘Startup Day’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Discount and Premium; Prepayment Premiums’’ in this prospectus supplement.

‘‘Stated Principal Balance’’ means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the Cut-off Date, which will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. To the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

‘‘Sub-Servicer’’ means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

‘‘Sub-Servicing Agreement’’ means the sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a Sub-Servicer.

‘‘Sub-Servicing Fee Rate’’ means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

‘‘Subordinate Certificates’’ means the Classes of Certificates other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP and Class XC Certificates.

‘‘Substitution Shortfall Amount’’ means, in connection with the replacement of a defective Mortgage Loan (or portion thereof) as contemplated by the Pooling and Servicing Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

‘‘Trust’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Trustee’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Trustee Fee’’ means the monthly fee payable to the Trustee pursuant to the Pooling and Servicing Agreement.

‘‘Trust Fund’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Underwriters’’ means, collectively, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Barclays Capital Inc., SunTrust Capital Markets Inc., Morgan Stanley & Co. Incorporated and Greenwich Capital Markets, Inc.

‘‘Underwriting Agreement’’ means that certain underwriting agreement among the Depositor and the Underwriters.

‘‘Units’’, ‘‘Keys’’, ‘‘Pads’’, ‘‘Acres’’ and ‘‘SF’’, respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in ANNEX A to this prospectus supplement as ‘‘Units’’); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in ANNEX A to this prospectus supplement as ‘‘Keys’’); (iii) in the case of a Mortgaged Property operating as a manufactured housing community, the number of pads, regardless of the size of each pad (referred to in ANNEX A to this prospectus supplement as ‘‘Pads’’); (iv) in the case of a Mortgaged Property operated as a camp, the number of acres (referred to in ANNEX A to this prospectus supplement as ‘‘Acres’’); and (v) in the case of a Mortgaged Property operated as an office, retail building restaurant, parking garage or movie theater the number of square feet (referred to in ANNEX A to this prospectus supplement as ‘‘SF’’).

‘‘UPB’’ means, with respect to any Mortgage Loan, its unpaid principal balance.

‘‘USPAP’’ means the Uniform Standards of Professional Appraisal Practice.

‘‘UST’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Generally’’ in this prospectus supplement.

‘‘U/W Cash Flow’’, ‘‘Underwritten Cash Flow’’ or ‘‘Underwriting Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined above) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’.

(i) ‘‘U/W Revenues’’ are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) ‘‘U/W Expenses’’ are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such ‘‘reserves’’ were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow.

‘‘U/W DSCR’’, ‘‘Underwritten DSCR’’, ‘‘Underwritten Debt Service Coverage Ratio’’, ‘‘Underwriting DSCR’’ or ‘‘Underwriting Debt Service Coverage Ratio’’ means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Eastridge Mall A/B Loan, such calculation includes the Eastridge Mall A/B Note A (but excludes the subordinate Eastridge Mall A/B Loan Note B). With respect to the Camp Group Portfolio A/B Loan, such calculation includes the Camp Group Portfolio A/B Note A (but excludes the subordinate Camp Group Portfolio A/B Loan Note B). With respect to the Seville Plaza A/B Loan, such calculation includes the Seville Plaza A/B Note A (but excludes the subordinate Seville Plaza A/B Loan Note B). Accordingly, such ratios would be higher if the related subordinate note was included;

(B) with respect to three sets of Cross-Collateralized Mortgage Loans (Loan Nos. 47621, 48430 and 48429; 20061806 and 20061807; 59188,59185, 59172, 59186 and 59187 on ANNEX A to this prospectus supplement) (1) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(C)   with respect to each Holdback Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Holdback Loan (net of the debt service in respect of the holdback);

(D)   with respect to the Letter of Credit Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Letter of Credit Loan (net of the debt service in respect of such letter of credit).

‘‘U/W Replacement Reserves’’ means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

‘‘U/W Replacement Reserves Per Unit’’ means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Keys, SF, Leasable Square Feet, Acres or Pads, as applicable.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Weighted Average Net Mortgage Rate’’ means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances.

‘‘Withheld Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Workout Fee’’ means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

‘‘Workout Fee Rate’’ means a rate equal to 1.00% (100 basis points).

‘‘Workout-Delayed Reimbursement Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

‘‘YM’’ means, with respect to any Mortgage Loan, a yield maintenance premium.

‘‘YMP’’ means yield maintenance period.

Footnotes to the Annex A

(1)	For Mortgage Loan Number 20061737 the loan is co-originated by BCRE (50%) and CGMRC (50%). Citi will be loan seller for their portion. Amount represented is combined contribution.

(2)	For Mortgage Loan 20061737 the initial mortgage loan was in the original amount of $65,846,258.00, originally funded on May 31, 2006, and was increased to $68,813,864.00, as of September 11, 2006 with an additional funding of $3,120,000.00 on such date to fund tenant capital expenditures. The borrower and Spirit Finance Corporation, as guarantor, have executed a non-recourse carve-out provision guaranteeing reimbursement for any losses in connection with the borrower's failure to use such funds for the agreed upon capital expenditures.

(3)	Includes (a) one Mortgage Loan, Loan No. 20061698, representing 0.4% of the Initial Pool Balance (0.4% of the Group 1 Balance), that is amortizing for the first 37 months, interest only for months 38 through 49, amortizing for months 50 through 97, interest only in months 98 through 109 and amortizing in months 110 through 120 with a balloon payment due in month 120; and (b) one Mortgage Loan, Loan No. 20061697, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), that is amortizing for the first 87 months and interest only in months 88 through 111 and amortizing in months 112 through 120 with a balloon payment due in month 120.

(4)	Rates are to full precision in the ‘‘BACM2006_5.xls’’ file located on the computer diskette.

(5)	Administrative Fee Rate includes the rates at which the master servicing fee (and any sub-servicing fee) and trustee fee accrue.

(6)	For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.

(7)	One Mortgage Loan, Loan No. 47200, representing 2.8% of the Initial Pool Balance (3.1% of the Group 1 Balance), is: (A) up to 90% of the Mortgage Loan is subject to a minimum defeasance lockout period of the earlier of (i) 3 years from closing date of the Mortgage Loan or (ii) 24 months from securitization of the final component of such Mortgage Loan (the ‘‘Defeasance Lockout Period’’). Provided the Defeasance Lockout Period has expired, the release of one or more properties will be permitted upon the substitution of Government Securities with cash flow from these securities equaling 115% of the debt service and principal at maturity. Release of an individual Mortgaged Property is subject to maintenance of loan-to-value and debt service coverage ratios and certain other requirements. The mortgagee has the right to convert the Mortgage Loan prepayment provisions to a yield maintenance charge based upon the greater of a treasury-flat make-whole formula which is set forth in the Mortgage Loan documents or 1.5% of the principal amount prepaid during such time as the third anniversary of Mortgage Loan closing has occurred but the Defeasance Lockout Period has not occurred and (B) the Mortgage Loan is priced with a 3-month open window and the borrower may prepay up to 10% of the Mortgage Loan amount at any time, subject to payment of a yield maintenance charge based upon the greater of (i) a treasury-flat make-whole formula which shall be set forth in the Mortgage Loan documents and (ii) with respect to (a) the first $1,000,000 of YM Loan Amount, 1.5% of the principal prepaid and (b) the remainder of YM Loan Amount at 3% of the principal amount prepaid for the first two years of the term and 1.5% thereafter. As additional consideration associated with any prepayment, the borrower must also pay all interest which would have been earned on the release Mortgaged Properties provided that the borrower prepays 115% of the allocated loan amount and otherwise satisfies the conditions for release set forth above in Lockout Defeasance.

(8)	For Mortgage Loan 9000693, the 9401-9407 South Ashland Avenue property consists of 28 multifamily units and six retail spaces.

(9)	For Mortgage Loan 3402934, the collateral includes an additional 196,255 SF of ground leases. Tenant % of Total SF calculations are based on total SF including ground leases (937,807 SF).

(10)	For Mortgage Loan 20061525, the collateral includes an additional 5,400 SF of ground leases. Tenant % of Total SF calculations are based on total SF including ground leases (13,730 SF).

(11)	For Mortgage Loan 3402523, Occupancy Percent reflects enrollment/maximum capacity and the rollup occupancy percent is weighted by number of beds.

(12)	For Mortgage Loan 3401445, the utilization rate is 37.7% (enrollment/maximum capacity).

(13)	For Mortgage Loan 59186, Occupancy Percent includes the master lease to Scott Burnam.

(14)	For Mortgage Loan 3402382, Occupancy Percent including the Diablo Wealth Management master lease equals 100.0%.

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this ANNEX A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

For purposes of the accompanying prospectus supplement, including the schedule and tables in this ANNEX A, the indicated terms shall have the meanings assigned under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement and the schedules and tables in this ANNEX A will be qualified by such definitions.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
ALL MORTGAGE LOANS

	Oct-06	Oct-07	Oct-08	Oct-09	Oct-10	Oct-11	Oct-12	Oct-13	Oct-14	Oct-15
Lockout/Defeasance(2)(3)(4)	99.34%	97.27%	93.61%	86.96%	77.94%	73.76%	72.62%	72.68%	69.12%	70.15%
Yield Maintenance(3)(4)	0.66	2.73	6.39	12.34	20.38	26.24	26.35	26.94	27.06	29.35
Open	0.00	0.00	0.00	0.70	1.68	0.00	1.02	0.37	3.82	0.50
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance (in millions)	$2,243.27	$2,237.20	$2,230.11	$2,220.29	$2,207.04	$1,761.53	$1,742.19	$1,691.58	$1,661.01	$1,500.57
Percent of Aggregate Cut-off Date Balance	100.00%	99.73%	99.41%	98.98%	98.39%	78.53%	77.66%	75.41%	74.04%	66.89%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (except that an ARD Loan will be repaid on its Anticipated Repayment Date).

(2)	One hundred fifty-one Mortgage Loans representing 76.2% of the Initial Pool Balance (130 Mortgage Loans representing 75.9% of the Group 1 Balance and 21 Mortgage Loans representing 78.9% of the Group 2 Balance) are subject to an initial lockout period after which defeasance is permitted.

(3)	As of the Cut-off Date, 26 of the Mortgage Loans, representing 18.4% of the Initial Pool Balance (23 Mortgage Loans representing 19.0% of the Group 1 Balance and three Mortgage Loans representing 12.5% of the Group 2 Balance): (a) have an initial lockout period; (b) are then subject after expiration of the initial lockout period to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity. Four Mortgage Loans, representing 2.4% of the Initial Pool Balance (three Mortgage Loans representing 1.7% of the Group 1 Balance and one Mortgage Loan representing 8.6% of Group 2 Balance) have no lockout period but permit prepayment for an initial period of time subject to the greater of a yield maintenance charge or a 1% prepayment premium and become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge prior to its maturity. One Mortgage Loan, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), is after its lockout period and is now (a) subject to defeasance or (b) subject to the greater of a yield maintenance charge or a 1% prepayment premium, and becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(4)	One Mortgage Loan, Loan No. 47200, representing 2.8% of the Initial Pool Balance (3.1% of the Group 1 Balance), provides as follows: (A) up to 90% of the Mortgage Loan is subject to a minimum defeasance lockout period of the earlier of (i) three years from the closing date of such Mortgage Loan or (ii) 24 months from securitization of the final component of such Mortgage Loan (the ‘‘Defeasance Lockout Period’’). Provided the Defeasance Lockout Period has expired, the release of one or more properties will be permitted upon the substitution of Government Securities with cash flow from these securities equaling 115% of the debt service and principal at maturity. Release of an individual Mortgaged Property is subject to maintenance of loan-to-value and debt service coverage ratios and certain other requirements. The mortgagee has the right to convert the Mortgage Loan prepayment provisions to a yield maintenance charge based upon the greater of a treasury-flat make-whole formula which is set forth in the Mortgage Loan documents or 1.5% of the principal amount prepaid during such time as the third anniversary of the closing date of such Mortgage Loan has occurred but the Defeasance Lockout Period has not occurred and (B) the Mortgage Loan is priced with a 3-month open window and the borrower may prepay up to 10% of the Mortgage Loan amount at any time, subject to payment of a yield maintenance charge based upon the greater of (i) a treasury-flat make-whole formula which shall be set forth in the Mortgage Loan documents and (ii) with respect to (a) the first $1,000,000 of ‘‘YM Loan Amount’’ (as defined in the related loan documents), 1.5% of the principal prepaid and (b) the remainder of YM Loan Amount at 3% of the principal amount prepaid for the first two years of the term and 1.5% thereafter. As additional consideration associated with any prepayment, the borrower must also pay all interest which would have been earned on the Mortgage Loan during the applicable month had the prepayment not occurred. The borrower will be permitted to release Mortgaged Properties provided that the borrower prepays 115% of the allocated loan amount and otherwise satisfies the conditions for release set forth above in Defeasance Lockout Period.

MORTGAGE POOL PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Retail	219	$960,482,226	42.8%	1.35x	1.07x	/ 2.64x	70.8%	39.0% / 83.3%	6.063%
Anchored	197	884,059,392	39.4	1.35x	1.07x /	2.64x	71.3%	39.0% / 83.3%	6.052%
Unanchored	14	52,239,113	2.3	1.37x	1.17x /	1.81x	64.0%	50.5% / 79.4%	6.203%
Shadow Anchored	8	24,183,721	1.1	1.29x	1.15x /	1.38x	68.0%	54.1% / 80.1%	6.163%
Multifamily	34	320,276,583	14.3	1.30x	1.15x /	1.63x	70.1%	58.7% / 80.0%	6.008%
Office	31	278,309,267	12.4	1.25x	1.12x /	2.08x	69.7%	35.7% / 80.0%	6.012%
Hotel	34	272,991,926	12.2	1.43x	1.19x /	2.36x	71.2%	50.9% / 75.8%	6.392%
Industrial	21	117,451,564	5.2	1.32x	1.15x /	1.56x	73.0%	64.7% / 79.9%	6.116%
Self Storage	15	105,722,417	4.7	1.33x	1.20x /	1.43x	69.8%	49.4% / 80.0%	6.126%
Other	20	101,420,529	4.5	1.52x	1.21x /	1.74x	72.3%	60.5% / 79.9%	6.228%
Manufactured Housing	15	68,706,656	3.1	1.23x	1.19x /	1.47x	74.6%	46.7% / 79.7%	6.423%
Mixed Use	3	17,910,000	0.8	1.27x	1.22x /	1.42x	78.6%	75.1% / 80.0%	6.184%
Total/Wtd Avg	392	$2,243,271,168	100.0%	1.34x	1.07x	/ 2.64x	70.9%	35.7% / 83.3%	6.114%

MORTGAGE POOL CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 514,071 — $999,999	4	$2,373,828	0.1%	1.35x	54.1%	4.960%
$ 1,000,000 — $1,999,999	10	15,823,599	0.7	1.36x	67.5%	6.234%
$ 2,000,000 — $2,999,999	22	54,514,479	2.4	1.40x	65.3%	6.274%
$ 3,000,000 — $3,999,999	27	95,854,456	4.3	1.33x	68.6%	6.309%
$ 4,000,000 — $4,999,999	18	78,969,206	3.5	1.34x	70.4%	6.213%
$ 5,000,000 — $7,499,999	25	153,576,505	6.8	1.36x	69.5%	6.189%
$ 7,500,000 — $9,999,999	20	169,050,143	7.5	1.38x	68.8%	6.175%
$ 10,000,000 — $14,999,999	21	248,815,383	11.1	1.30x	70.4%	6.088%
$ 15,000,000 — $19,999,999	10	174,000,000	7.8	1.23x	71.4%	6.185%
$ 20,000,000 — $29,999,999	8	188,771,063	8.4	1.29x	71.8%	6.208%
$ 30,000,000 — $49,999,999	7	239,763,000	10.7	1.32x	76.4%	5.938%
$ 50,000,000 — $99,999,999	9	558,259,506	24.9	1.26x	72.3%	6.064%
$100,000,000 — $133,500,000	2	263,500,000	11.7	1.62x	67.5%	6.075%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	23	$351,786,366	15.7%	1.52x	67.2%	5.937%
Illinois	29	151,064,948	6.7	1.30x	67.4%	5.941%
Maryland	8	128,513,000	5.7	1.28x	72.3%	6.213%
Florida	13	123,065,597	5.5	1.29x	69.3%	5.762%
Texas	23	110,201,447	4.9	1.20x	75.1%	6.245%
New Jersey	8	109,986,570	4.9	1.34x	65.4%	6.066%
Virginia	10	102,351,158	4.6	1.27x	76.2%	5.845%
Massachusetts	16	85,923,257	3.8	1.38x	67.9%	6.156%
Ohio	31	85,377,317	3.8	1.29x	75.7%	6.168%
Michigan	27	76,317,670	3.4	1.33x	76.5%	6.201%
Missouri	10	62,539,573	2.8	1.23x	71.3%	6.272%
Tennessee	12	59,799,832	2.7	1.34x	73.3%	6.168%
Utah	5	57,207,363	2.6	1.26x	75.8%	6.170%
Puerto Rico	4	55,500,000	2.5	1.32x	69.8%	5.999%
Arizona	10	49,900,000	2.2	1.24x	69.5%	6.181%
Louisiana	5	48,427,883	2.2	1.36x	78.8%	6.417%
Oregon	4	44,576,020	2.0	1.45x	59.9%	6.180%
Washington	5	43,480,000	1.9	1.35x	74.7%	6.223%
New York	12	36,759,903	1.6	1.42x	72.8%	6.285%
Montana	5	34,158,463	1.5	1.37x	70.0%	6.189%
Kansas	9	31,259,303	1.4	1.26x	68.0%	6.202%
North Carolina	8	31,086,113	1.4	1.34x	67.5%	6.228%
Pennsylvania	7	30,151,150	1.3	1.32x	73.9%	6.102%
Alabama	4	29,989,515	1.3	1.33x	70.3%	6.232%
Indiana	9	29,039,991	1.3	1.28x	76.6%	6.276%
Georgia	6	28,629,125	1.3	1.42x	65.7%	6.363%
Colorado	5	26,660,000	1.2	1.27x	77.3%	6.254%
Iowa	13	25,562,268	1.1	1.19x	76.8%	6.305%
Connecticut	7	23,308,223	1.0	1.29x	71.2%	6.161%
New Mexico	4	20,250,000	0.9	1.18x	78.1%	6.240%
New Hampshire	9	19,971,422	0.9	1.66x	77.1%	6.279%
Kentucky	11	19,253,726	0.9	1.29x	74.6%	6.430%
South Carolina	4	17,249,860	0.8	1.34x	72.1%	6.243%
Vermont	4	16,080,000	0.7	1.24x	71.5%	6.597%
Wisconsin	8	12,414,756	0.6	1.50x	72.0%	6.489%
Idaho	2	11,674,000	0.5	1.33x	75.5%	6.333%
Delaware	1	10,000,000	0.4	1.45x	56.2%	6.270%
Nevada	2	9,894,024	0.4	1.17x	66.4%	6.355%
Rhode Island	2	5,850,000	0.3	1.23x	71.4%	6.658%
Nebraska	1	5,693,026	0.3	1.52x	69.0%	6.588%
Minnesota	5	5,389,398	0.2	1.52x	69.0%	6.588%
Oklahoma	2	4,576,668	0.2	1.14x	78.0%	6.343%
South Dakota	3	2,915,520	0.1	1.52x	69.0%	6.588%
Mississippi	1	2,830,000	0.1	1.07x	79.6%	6.205%
Maine	1	2,635,397	0.1	1.74x	79.9%	6.392%
Wyoming	3	2,384,170	0.1	1.52x	69.0%	6.588%
North Dakota	1	1,587,147	0.1	1.52x	69.0%	6.588%
Total/Wtd Avg	392	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

The Mortgaged Properties are located throughout 46 states and the Commonwealth of Puerto Rico.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.07x — 1.19x	24	$385,752,576	17.2%	1.13x	75.8%	6.162%
1.20x — 1.24x	51	482,077,001	21.5	1.21x	73.7%	6.054%
1.25x — 1.29x	20	155,390,977	6.9	1.27x	72.9%	6.112%
1.30x — 1.34x	30	490,039,278	21.8	1.32x	68.6%	6.024%
1.35x — 1.39x	14	234,181,467	10.4	1.36x	71.6%	6.207%
1.40x — 1.49x	21	142,902,593	6.4	1.45x	67.2%	6.143%
1.50x — 1.59x	11	128,145,812	5.7	1.54x	68.3%	6.434%
1.60x — 1.69x	1	6,000,000	0.3	1.63x	62.2%	6.210%
1.70x — 1.79x	2	48,300,000	2.2	1.74x	77.8%	6.376%
1.80x — 1.89x	4	146,753,739	6.5	1.89x	59.7%	5.887%
1.90x — 1.99x	2	12,442,948	0.6	1.95x	67.4%	6.718%
2.00x — 2.64x	3	11,284,778	0.5	2.34x	46.8%	6.125%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
35.7% — 49.9%	6	$12,595,029	0.6%	1.70x	43.9%	6.114%
50.0% — 59.9%	24	256,019,627	11.4	1.66x	57.6%	5.945%
60.0% — 64.9%	23	320,985,639	14.3	1.35x	63.0%	6.027%
65.0% — 69.9%	33	400,463,765	17.9	1.35x	68.0%	6.216%
70.0% — 74.9%	39	346,408,063	15.4	1.30x	73.2%	6.286%
75.0% — 79.9%	52	857,121,663	38.2	1.26x	78.2%	6.077%
80.0% — 83.3%	6	49,677,382	2.2	1.23x	81.5%	6.163%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
28.3% — 49.9%	23	$82,329,801	3.7%	1.52x	43.8%	6.136%
50.0% — 59.9%	47	548,038,351	24.4	1.51x	57.1%	6.155%
60.0% — 64.9%	39	370,645,227	16.5	1.31x	63.1%	6.088%
65.0% — 69.9%	34	384,432,788	17.1	1.34x	67.0%	6.176%
70.0% — 74.9%	31	591,852,000	26.4	1.26x	73.3%	6.026%
75.0% — 79.3%	9	265,973,000	11.9	1.17x	78.1%	6.163%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	66.1%	6.114%

MORTGAGE POOL MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
4.960% — 4.999%	5	$3,598,499	0.2%	1.35x	54.1%	4.960%
5.000% — 5.249%	1	31,000,000	1.4	1.20x	79.9%	5.204%
5.250% — 5.499%	2	44,887,000	2.0	1.13x	78.2%	5.283%
5.500% — 5.749%	6	112,017,482	5.0	1.27x	75.2%	5.677%
5.750% — 5.999%	27	563,448,882	25.1	1.46x	65.0%	5.876%
6.000% — 6.249%	68	757,508,626	33.8	1.27x	72.6%	6.160%
6.250% — 6.499%	52	515,146,983	23.0	1.33x	73.9%	6.333%
6.500% — 6.840%	22	215,663,695	9.6	1.41x	68.6%	6.602%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	9	$433,182,549	19.3%	1.49x	69.8%	6.147%
84 — 99	6	37,841,407	1.7	1.27x	64.8%	6.293%
100 — 120	168	1,772,247,212	79.0	1.31x	71.3%	6.102%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	16	$509,988,000	22.7%	1.51x	65.7%	5.957%
180 — 239	1	2,566,161	0.1	1.18x	50.5%	6.250%
240 — 299	6	8,089,006	0.4	1.41x	54.5%	5.657%
300 — 359	23	255,245,137	11.4	1.51x	70.0%	6.371%
360	137	1,467,382,864	65.4	1.26x	73.0%	6.126%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

MORTGAGE POOL REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
51 — 59	6	$245,542,549	10.9%	1.62x	65.8%	6.052%
60 — 79	3	187,640,000	8.4	1.32x	75.0%	6.272%
80 — 99	7	40,953,889	1.8	1.27x	64.5%	6.252%
100 — 109	9	150,718,573	6.7	1.19x	78.3%	5.451%
110 — 119	137	1,320,181,156	58.9	1.32x	71.5%	6.206%
120	21	298,235,000	13.3	1.31x	67.5%	5.972%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	16	$509,988,000	22.7%	1.51x	65.7%	5.957%
202 — 224	1	2,566,161	0.1	1.18x	50.5%	6.250%
225 — 274	6	8,089,006	0.4	1.41x	54.5%	5.657%
275 — 299	13	89,445,557	4.0	1.49x	67.7%	6.356%
300 — 324	8	89,225,000	4.0	1.54x	73.2%	6.266%
325 — 349	2	10,932,557	0.5	1.24x	65.9%	5.798%
350 — 360	137	1,533,024,887	68.3	1.27x	72.9%	6.148%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	162	$1,999,861,704	89.1%	1.35x	70.4%	6.173%
5 — 8	8	62,922,881	2.8	1.39x	68.7%	5.941%
9 — 32	13	180,486,583	8.0	1.21x	77.8%	5.520%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2004	1	$3,112,482	0.1%	1.24x	59.9%	5.743%
2005	12	177,374,100	7.9	1.21x	78.1%	5.516%
2006	170	2,062,784,585	92.0	1.35x	70.3%	6.166%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2011	9	$433,182,549	19.3%	1.49x	69.8%	6.147%
2013	5	31,541,407	1.4	1.22x	63.8%	6.317%
2014	2	9,412,482	0.4	1.45x	66.6%	6.032%
2015	9	150,718,573	6.7	1.19x	78.3%	5.451%
2016	158	1,618,416,156	72.1	1.32x	70.7%	6.163%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

MORTGAGE POOL LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	112	$1,226,569,426	54.7%	1.36x	70.5%	6.058%
Acquisition	71	1,016,701,742	45.3	1.32x	71.5%	6.181%
Total/Wtd Avg	183	$2,243,271,168	100.0%	1.34x	70.9%	6.114%

LOAN GROUP 1 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Retail	219	$960,482,226	47.7%	1.35x	1.07x	/ 2.64x	70.8%	39.0% / 83.3%	6.063%
Anchored	197	884,059,392	43.9	1.35x	1.07x	/ 2.64x	71.3%	39.0% / 83.3%	6.052%
Unanchored	14	52,239,113	2.6	1.37x	1.17x	/ 1.81x	64.0%	50.5% / 79.4%	6.203%
Shadow Anchored	8	24,183,721	1.2	1.29x	1.15x	/ 1.38x	68.0%	54.1% / 80.1%	6.163%
Office	31	278,309,267	13.8	1.25x	1.12x /	2.08x	69.7%	35.7% / 80.0%	6.012%
Hotel	34	272,991,926	13.6	1.43x	1.19x /	2.36x	71.2%	50.9% / 75.8%	6.392%
Industrial	21	117,451,564	5.8	1.32x	1.15x /	1.56x	73.0%	64.7% / 79.9%	6.116%
Self Storage	15	105,722,417	5.3	1.33x	1.20x /	1.43x	69.8%	49.4% / 80.0%	6.126%
Multifamily	12	105,368,999	5.2	1.34x	1.33x /	1.43x	64.0%	62.8% / 74.1%	5.806%
Other	20	101,420,529	5.0	1.52x	1.21x /	1.74x	72.3%	60.5% / 79.9%	6.228%
Manufactured Housing	12	53,415,537	2.7	1.23x	1.19x /	1.47x	73.9%	46.7% / 79.7%	6.440%
Mixed Use	3	17,910,000	0.9	1.27x	1.22x /	1.42x	78.6%	75.1% / 80.0%	6.184%
Total/Wtd Avg	367	$2,013,072,464	100.0%	1.35x	1.07x	/ 2.64x	70.7%	35.7% / 83.3%	6.113%

LOAN GROUP 1 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 514,071 — $ 999,999	4	$2,373,828	0.1%	1.35x	54.1%	4.960%
$ 1,000,000 — $ 1,999,999	10	15,823,599	0.8	1.36x	67.5%	6.234%
$ 2,000,000 — $ 2,999,999	19	47,530,844	2.4	1.42x	63.7%	6.259%
$ 3,000,000 — $ 3,999,999	25	88,754,456	4.4	1.34x	68.1%	6.358%
$ 4,000,000 — $ 4,999,999	14	62,236,160	3.1	1.36x	68.8%	6.279%
$ 5,000,000 — $ 7,499,999	20	123,577,482	6.1	1.38x	68.8%	6.198%
$ 7,500,000 — $ 9,999,999	17	144,950,143	7.2	1.39x	68.3%	6.182%
$ 10,000,000 — $ 14,999,999	17	192,055,383	9.5	1.31x	70.3%	6.080%
$ 15,000,000 — $ 19,999,999	8	136,000,000	6.8	1.24x	70.9%	6.191%
$ 20,000,000 — $ 29,999,999	7	168,771,063	8.4	1.28x	72.1%	6.214%
$ 30,000,000 — $ 49,999,999	6	209,240,000	10.4	1.33x	76.0%	5.905%
$ 50,000,000 — $ 99,999,999	9	558,259,506	27.7	1.26x	72.3%	6.064%
$100,000,000 — $133,500,000	2	263,500,000	13.1	1.62x	67.5%	6.075%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	21	$324,086,366	16.1%	1.53x	67.2%	5.919%
Illinois	29	151,064,948	7.5	1.30x	67.4%	5.941%
Florida	12	116,172,019	5.8	1.29x	68.9%	5.727%
New Jersey	8	109,986,570	5.5	1.34x	65.4%	6.066%
Texas	21	104,693,515	5.2	1.20x	75.1%	6.257%
Virginia	10	102,351,158	5.1	1.27x	76.2%	5.845%
Maryland	6	83,180,000	4.1	1.28x	70.1%	6.241%
Ohio	29	75,041,662	3.7	1.31x	75.7%	6.146%
Massachusetts	15	71,773,257	3.6	1.38x	69.7%	6.189%
Michigan	25	63,917,670	3.2	1.32x	76.0%	6.226%
Tennessee	12	59,799,832	3.0	1.34x	73.3%	6.168%
Puerto Rico	4	55,500,000	2.8	1.32x	69.8%	5.999%
Arizona	10	49,900,000	2.5	1.24x	69.5%	6.181%
Louisiana	5	48,427,883	2.4	1.36x	78.8%	6.417%
Oregon	4	44,576,020	2.2	1.45x	59.9%	6.180%
Missouri	7	41,302,573	2.1	1.25x	68.7%	6.468%
Washington	4	37,750,000	1.9	1.36x	75.7%	6.307%
Utah	4	37,507,363	1.9	1.31x	74.9%	6.246%
Montana	5	34,158,463	1.7	1.37x	70.0%	6.189%
Kansas	9	31,259,303	1.6	1.26x	68.0%	6.202%
North Carolina	8	31,086,113	1.5	1.34x	67.5%	6.228%
Pennsylvania	7	30,151,150	1.5	1.32x	73.9%	6.102%
New York	11	28,759,903	1.4	1.48x	72.3%	6.301%
Colorado	5	26,660,000	1.3	1.27x	77.3%	6.254%
Iowa	13	25,562,268	1.3	1.19x	76.8%	6.305%
Georgia	5	22,629,125	1.1	1.36x	66.7%	6.403%
New Mexico	4	20,250,000	1.0	1.18x	78.1%	6.240%
New Hampshire	9	19,971,422	1.0	1.66x	77.1%	6.279%
Kentucky	11	19,253,726	1.0	1.29x	74.6%	6.430%
Connecticut	6	18,022,388	0.9	1.31x	69.9%	6.162%
Vermont	4	16,080,000	0.8	1.24x	71.5%	6.597%
South Carolina	3	14,694,157	0.7	1.36x	70.8%	6.219%
Wisconsin	8	12,414,756	0.6	1.50x	72.0%	6.489%
Idaho	2	11,674,000	0.6	1.33x	75.5%	6.333%
Indiana	7	10,089,991	0.5	1.36x	72.9%	6.447%
Delaware	1	10,000,000	0.5	1.45x	56.2%	6.270%
Nevada	2	9,894,024	0.5	1.17x	66.4%	6.355%
Alabama	2	9,569,515	0.5	1.34x	72.9%	6.091%
Rhode Island	2	5,850,000	0.3	1.23x	71.4%	6.658%
Nebraska	1	5,693,026	0.3	1.52x	69.0%	6.588%
Minnesota	5	5,389,398	0.3	1.52x	69.0%	6.588%
Oklahoma	2	4,576,668	0.2	1.14x	78.0%	6.343%
South Dakota	3	2,915,520	0.1	1.52x	69.0%	6.588%
Mississippi	1	2,830,000	0.1	1.07x	79.6%	6.205%
Maine	1	2,635,397	0.1	1.74x	79.9%	6.392%
Wyoming	3	2,384,170	0.1	1.52x	69.0%	6.588%
North Dakota	1	1,587,147	0.1	1.52x	69.0%	6.588%
Total/Wtd Avg	367	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

The Mortgaged Properties are located throughout 46 states and the Commonwealth of Puerto Rico.

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.07x — 1.19x	22	$363,496,873	18.1%	1.13x	75.7%	6.168%
1.20x — 1.24x	40	409,078,510	20.3	1.21x	73.6%	6.055%
1.25x — 1.29x	17	131,639,466	6.5	1.27x	72.1%	6.082%
1.30x — 1.34x	27	432,816,278	21.5	1.32x	67.7%	6.001%
1.35x — 1.39x	11	202,481,467	10.1	1.36x	72.1%	6.218%
1.40x — 1.49x	19	126,632,593	6.3	1.45x	68.0%	6.160%
1.50x — 1.59x	11	128,145,812	6.4	1.54x	68.3%	6.434%
1.70x — 1.79x	2	48,300,000	2.4	1.74x	77.8%	6.376%
1.80x — 1.89x	4	146,753,739	7.3	1.89x	59.7%	5.887%
1.90x — 1.99x	2	12,442,948	0.6	1.95x	67.4%	6.718%
2.00x — 2.64x	3	11,284,778	0.6	2.34x	46.8%	6.125%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
35.7% — 49.9%	6	$12,595,029	0.6%	1.70x	43.9%	6.114%
50.0% — 59.9%	23	241,869,627	12.0	1.68x	57.6%	5.943%
60.0% — 64.9%	21	307,285,639	15.3	1.35x	63.0%	6.022%
65.0% — 69.9%	30	356,433,765	17.7	1.35x	67.9%	6.223%
70.0% — 74.9%	34	313,844,085	15.6	1.31x	73.2%	6.298%
75.0% — 79.9%	39	735,766,938	36.5	1.26x	78.2%	6.071%
80.0% — 83.3%	5	45,277,382	2.2	1.23x	81.7%	6.167%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
28.3% — 49.9%	23	$82,329,801	4.1%	1.52x	43.8%	6.136%
50.0% — 59.9%	45	528,158,351	26.2	1.52x	57.1%	6.165%
60.0% — 64.9%	33	328,891,249	16.3	1.31x	63.2%	6.071%
65.0% — 69.9%	25	307,728,063	15.3	1.36x	66.7%	6.170%
70.0% — 74.9%	24	530,515,000	26.4	1.26x	73.4%	6.028%
75.0% — 78.8%	8	235,450,000	11.7	1.15x	77.9%	6.162%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	65.8%	6.113%

LOAN GROUP 1 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
4.960% — 4.999%	5	$3,598,499	0.2%	1.35x	54.1%	4.960%
5.000% — 5.249%	1	31,000,000	1.5	1.20x	79.9%	5.204%
5.250% — 5.499%	1	40,800,000	2.0	1.12x	78.5%	5.280%
5.500% — 5.749%	4	103,087,482	5.1	1.28x	75.6%	5.678%
5.750% — 5.999%	25	545,398,882	27.1	1.47x	65.1%	5.874%
6.000% — 6.249%	54	598,769,791	29.7	1.26x	72.0%	6.165%
6.250% — 6.499%	47	477,062,047	23.7	1.34x	74.0%	6.334%
6.500% — 6.8400%	21	213,355,763	10.6	1.41x	68.6%	6.603%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	9	$433,182,549	21.5%	1.49x	69.8%	6.147%
84 — 99	6	37,841,407	1.9	1.27x	64.8%	6.293%
100 — 120	143	1,542,048,508	76.6	1.31x	71.0%	6.099%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	11	$431,615,000	21.4%	1.53x	64.9%	5.925%
180 — 239	1	2,566,161	0.1	1.18x	50.5%	6.250%
240 — 299	6	8,089,006	0.4	1.41x	54.5%	5.657%
300 — 359	23	255,245,137	12.7	1.51x	70.0%	6.371%
360	117	1,315,557,160	65.4	1.26x	72.8%	6.127%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 1 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
51 — 59	6	$245,542,549	12.2%	1.62x	65.8%	6.052%
60 — 79	3	187,640,000	9.3	1.32x	75.0%	6.272%
80 — 99	7	40,953,889	2.0	1.27x	64.5%	6.252%
100 — 109	9	150,718,573	7.5	1.19x	78.3%	5.451%
110 — 119	112	1,089,982,453	54.1	1.33x	71.1%	6.224%
120	21	298,235,000	14.8	1.31x	67.5%	5.972%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	11	$431,615,000	21.4%	1.53x	64.9%	5.925%
175 — 224	1	2,566,161	0.1	1.18x	50.5%	6.250%
225 — 274	6	8,089,006	0.4	1.41x	54.5%	5.657%
275 — 299	13	89,445,557	4.4	1.49x	67.7%	6.356%
300 — 324	8	89,225,000	4.4	1.54x	73.2%	6.266%
325 — 349	2	10,932,557	0.5	1.24x	65.9%	5.798%
350 — 360	117	1,381,199,184	68.6	1.27x	72.7%	6.151%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	141	$1,786,580,001	88.7%	1.36x	70.0%	6.174%
5 — 8	5	50,092,881	2.5	1.44x	67.8%	6.006%
9 — 32	12	176,399,583	8.8	1.21x	77.8%	5.525%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2004	1	$3,112,482	0.2%	1.24x	59.9%	5.743%
2005	11	173,287,100	8.6	1.21x	78.2%	5.521%
2006	146	1,836,672,882	91.2	1.36x	70.0%	6.169%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2011	9	$433,182,549	21.5%	1.49x	69.8%	6.147%
2013	5	31,541,407	1.6	1.22x	63.8%	6.317%
2014	2	9,412,482	0.5	1.45x	66.6%	6.032%
2015	9	150,718,573	7.5	1.19x	78.3%	5.451%
2016	133	1,388,217,453	69.0	1.33x	70.3%	6.170%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 1 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	98	$1,113,366,425	55.3%	1.37x	70.5%	6.054%
Acquisition	60	899,706,039	44.7	1.32x	70.9%	6.185%
Total/Wtd Avg	158	$2,013,072,464	100.0%	1.35x	70.7%	6.113%

LOAN GROUP 2 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Multifamily	22	$214,907,584	93.4%	1.28x	1.15x / 1.63x		73.00%	58.7% / 80.0%	6.108%
Manufactured Housing	3	15,291,120	6.6	1.24x	1.20x /	1.26x	77.10%	74.0% / 78.8%	6.365%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	1.15x /	1.63x	73.30%	58.7% / 80.0%	6.125%

LOAN GROUP 2 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 2,120,000 — $ 2,999,999	3	$6,983,635	3.0%	1.29x	76.5%	6.377%
$ 3,000,000 — $ 3,999,999	2	7,100,000	3.1	1.21x	75.9%	5.704%
$ 4,000,000 — $ 4,999,999	4	16,733,046	7.3	1.25x	76.4%	5.970%
$ 5,000,000 — $ 7,499,999	5	29,999,023	13.0	1.31x	72.3%	6.150%
$ 7,500,000 — $ 9,999,999	3	24,100,000	10.5	1.32x	72.1%	6.129%
$10,000,000 — $14,999,999	4	56,760,000	24.7	1.27x	70.9%	6.115%
$15,000,000 — $19,999,999	2	38,000,000	16.5	1.22x	73.2%	6.163%
$20,000,000 — $29,999,999	1	20,000,000	8.7	1.36x	69.4%	6.163%
$30,000,000 — $30,523,000	1	30,523,000	13.3	1.30x	79.3%	6.168%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Maryland	2	$45,333,000	19.7%	1.27x	76.5%	6.162%
California	2	27,700,000	12.0	1.37x	67.2%	6.143%
Missouri	3	21,237,000	9.2	1.21x	76.2%	5.890%
Alabama	2	20,420,000	8.9	1.32x	69.1%	6.298%
Utah	1	19,700,000	8.6	1.15x	77.6%	6.026%
Indiana	2	18,950,000	8.2	1.24x	78.6%	6.185%
Massachusetts	1	14,150,000	6.1	1.42x	58.7%	5.990%
Michigan	2	12,400,000	5.4	1.36x	79.2%	6.070%
Ohio	2	10,335,655	4.5	1.20x	75.5%	6.329%
New York	1	8,000,000	3.5	1.21x	74.8%	6.226%
Florida	1	6,893,578	3.0	1.26x	76.6%	6.350%
Georgia	1	6,000,000	2.6	1.63x	62.2%	6.210%
Washington	1	5,730,000	2.5	1.22x	67.9%	5.667%
Texas	2	5,507,932	2.4	1.24x	74.2%	6.025%
Connecticut	1	5,285,835	2.3	1.20x	75.5%	6.156%
South Carolina	1	2,555,703	1.1	1.20x	79.9%	6.377%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

The Mortgaged Properties are located throughout 16 states.

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.15x — 1.19x	2	$22,255,703	9.7%	1.16x	77.8%	6.066%
1.20x — 1.24x	11	72,998,490	31.7	1.21x	74.3%	6.047%
1.25x — 1.29x	3	23,751,510	10.3	1.25x	77.3%	6.280%
1.30x — 1.34x	3	57,223,000	24.9	1.31x	75.8%	6.199%
1.35x — 1.39x	3	31,700,000	13.8	1.37x	68.7%	6.134%
1.40x — 1.49x	2	16,270,000	7.1	1.43x	60.8%	6.016%
1.60x — 1.63x	1	6,000,000	2.6	1.63x	62.2%	6.210%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
58.7% — 59.9%	1	$14,150,000	6.1%	1.42x	58.7%	5.990%
60.0% — 64.9%	2	13,700,000	6.0	1.50x	61.9%	6.144%
65.0% — 69.9%	3	44,030,000	19.1	1.32x	68.8%	6.160%
70.0% — 74.9%	5	32,563,978	14.1	1.21x	72.4%	6.174%
75.0% — 79.9%	13	121,354,726	52.7	1.25x	77.9%	6.113%
80.0%	1	4,400,000	1.9	1.21x	80.0%	6.122%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
58.5% — 59.9%	2	$19,880,000	8.6%	1.36x	58.7%	5.897%
60.0% — 64.9%	6	41,753,978	18.1	1.35x	62.7%	6.222%
65.0% — 69.9%	9	76,704,726	33.3	1.27x	68.0%	6.202%
70.0% — 74.9%	7	61,337,000	26.6	1.22x	71.9%	6.014%
75.0% — 79.3%	1	30,523,000	13.3	1.30x	79.3%	6.168%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	68.8%	6.125%

LOAN GROUP 2 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.312% — 5.499%	1	$4,087,000	1.8%	1.20x	75.5%	5.312%
5.500% — 5.749%	2	8,930,000	3.9	1.22x	70.2%	5.659%
5.750% — 5.999%	2	18,050,000	7.8	1.37x	62.7%	5.938%
6.000% — 6.249%	14	158,738,835	69.0	1.28x	74.8%	6.138%
6.250% — 6.499%	5	38,084,937	16.5	1.26x	72.6%	6.327%
6.500% — 6.550%	1	2,307,932	1.0	1.26x	74.0%	6.550%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
120	25	$230,198,704	100.0%	1.28x	73.3%	6.125%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	5	$78,373,000	34.0%	1.37x	70.0%	6.130%
360	20	151,825,704	66.0	1.24x	75.0%	6.122%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 2 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
111 — 119	25	$230,198,704	100.0%	1.28x	73.3%	6.125%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only — 0	5	$78,373,000	34.0%	1.37x	70.0%	6.130%
358 — 360	20	151,825,704	66.0	1.24x	75.0%	6.122%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1 — 4	21	$213,281,704	92.7%	1.29x	73.3%	6.167%
5 — 8	3	12,830,000	5.6	1.22x	72.3%	5.687%
9	1	4,087,000	1.8	1.20x	75.5%	5.312%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2005	1	$4,087,000	1.8%	1.20x	75.5%	5.312%
2006	24	226,111,704	98.2	1.28x	73.3%	6.139%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2016	25	$230,198,704	100.0%	1.28x	73.3%	6.125%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

LOAN GROUP 2 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Acquisition	11	$116,995,703	50.8%	1.27x	75.9%	6.149%
Refinance	14	113,203,001	49.2	1.29x	70.7%	6.100%
Total/Wtd Avg	25	$230,198,704	100.0%	1.28x	73.3%	6.125%

                                     ANNEX A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

            LOAN     LOAN        LOAN
SEQUENCE   NUMBER   GROUP   ORIGINATOR (1)                  PROPERTY NAME                               PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

                                            SUBTOTAL CROSSED LOANS
    1      47621      1    BSCMI            SOUTHERN WALGREENS PORTFOLIO - POOL 1 (ROLLUP)  Various
   1.1    47621-7     1    BSCMI            4814 North Sheridan Road                        4814 North Sheridan Road
   1.2    47621-9     1    BSCMI            13992 Manchester Road                           13992 Manchester Road
   1.3    47621-6     1    BSCMI            2205 West 22nd Street                           2205 West 22nd Street
   1.4    47621-12    1    BSCMI            2650 FM 620                                     2650 FM 620
   1.5    47621-5     1    BSCMI            4650 Morningside Avenue                         4650 Morningside Avenue
   1.6    47621-4     1    BSCMI            280 Main Street                                 280 Main Street
   1.7    47621-10    1    BSCMI            9500 Golf Course Road Northwest                 9500 Golf Course Road Northwest
   1.8    47621-3     1    BSCMI            1920 South Chelton Road                         1920 South Chelton Road
   1.9    47621-11    1    BSCMI            1520 West Freddy Gonzalez Drive                 1520 West Freddy Gonzalez Drive
  1.10    47621-14    1    BSCMI            4995 E US Route 36                              4995 E US Route 36
  1.11    47621-2     1    BSCMI            8310 West Deer Valley Road                      8310 West Deer Valley Road
  1.12    47621-8     1    BSCMI            7914 Fegenbush Lane                             7914 Fegenbush Lane
  1.13    47621-13    1    BSCMI            801 Independence Boulevard                      801 Independence Boulevard
  1.14    47621-1     1    BSCMI            1514 East Florence Boulevard                    1514 East Florence Boulevard
    2      48430      1    BSCMI            SOUTHERN WALGREENS PORTFOLIO - POOL 3 (ROLLUP)  Various
   2.1    48430-10    1    BSCMI            1115 North Riverside Drive                      1115 North Riverside Drive
   2.2    48430-7     1    BSCMI            901 West Touhy Avenue                           901 West Touhy Avenue
   2.3    48430-1     1    BSCMI            550 South Main Street                           550 South Main Street
   2.4    48430-14    1    BSCMI            6302 Fairmont Parkway                           6302 Fairmont Parkway
   2.5    48430-6     1    BSCMI            1251 4th Street                                 1251 4th Street
   2.6    48430-4     1    BSCMI            3140 Southeast 14th Street                      3140 Southeast 14th Street
   2.7    48430-8     1    BSCMI            4445 Calumet Avenue                             4445 Calumet Avenue
   2.8    48430-2     1    BSCMI            420 South Sossaman Road                         420 South Sossaman Road
   2.9    48430-11    1    BSCMI            9400 Mentor Avenue                              9400 Mentor Avenue
  2.10    48430-5     1    BSCMI            2503 5th Avenue South                           2503 5th Avenue South
  2.11    48430-12    1    BSCMI            1438 North Lewis Avenue                         1438 North Lewis Avenue
  2.12    48430-3     1    BSCMI            7923 East McDowell Road                         7923 East McDowell Road
  2.13    48430-9     1    BSCMI            3445 Terry Road                                 3445 Terry Road
  2.14    48430-13    1    BSCMI            1620 South Gordon Street                        1620 South Gordon Street
    3      48429      1    BSCMI            SOUTHERN WALGREENS PORTFOLIO - POOL 2 (ROLLUP)  Various
   3.1    48429-9     1    BSCMI            2882 South Maryland Parkway                     2882 South Maryland Parkway
   3.2    48429-5     1    BSCMI            305 West Rollins Road                           305 West Rollins Road
   3.3    48429-2     1    BSCMI            3425 Middle Road                                3425 Middle Road
   3.4    48429-13    1    BSCMI            438 West Illinios Avenue                        438 West Illinios Avenue
   3.5    48429-4     1    BSCMI            3601 16th Street                                3601 16th Street
   3.6    48429-8     1    BSCMI            7850 Enchanted Hills Boulevard Northeast        7850 Enchanted Hills Boulevard Northeast
   3.7    48429-7     1    BSCMI            555 North Maize Road                            555 North Maize Road
   3.8    48429-14    1    BSCMI            3201 FM 528 Road                                3201 FM 528 Road
   3.9    48429-1     1    BSCMI            20226 North Lake Pleasant Road                  20226 North Lake Pleasant Road
  3.10    48429-11    1    BSCMI            1226 West McDermott Drive                       1226 West McDermott Drive
  3.11    48429-10    1    BSCMI            2 Mathis Drive                                  2 Mathis Drive
  3.12    48429-12    1    BSCMI            833 Southwest Wilshire Boulevard                833 Southwest Wilshire Boulevard
  3.13    48429-3     1    BSCMI            3732 Nameoki Road                               3732 Nameoki Road
  3.14    48429-6     1    BSCMI            8450 151st Street                               8450 151st Street
    4     3402934     1    Bank of America  Eastridge Mall                                  2200 Eastridge Loop
    5      47416      1    BSCMI            TRINITY HOTEL PORTFOLIO (ROLLUP)                Various
   5.1    47416-12    1    BSCMI            SD Holiday Inn Mission Valley Stadium           3805 Murphy Canyon Road
   5.2    47416-7     1    BSCMI            Lynnwood Courtyard Marriott                     4220 Alderwood Mall Boulevard
   5.3    47416-5     1    BSCMI            Fresno Courtyard Marriott                       1551 North Peach Avenue
   5.4    47416-11    1    BSCMI            Renton Holiday Inn Select                       One South Grady Way
   5.5    47416-9     1    BSCMI            Price Holiday Inn                               838 Westwood Boulevard
   5.6    47416-1     1    BSCMI            Boise Holiday Inn                               3300 Vista Avenue
   5.7    47416-8     1    BSCMI            Ogden Marriott                                  247 24th Street
   5.8    47416-3     1    BSCMI            Craig Holiday Inn                               300 South Colorado Highway 13
   5.9    47416-2     1    BSCMI            Courtyard by Marriott                           3347 Cerrillos Road
  5.10    47416-4     1    BSCMI            Englewood Crowne Plaza                          401 South Van Brunt Street
  5.11    47416-10    1    BSCMI            Pueblo Marriott - Convention Center             110 West 1st Avenue
  5.12    47416-6     1    BSCMI            Kent Hawthorn Suites                            6329 South 212th Street
  5.13    47416-13    1    BSCMI            Williamsburg Crowne Plaza                       6945 Pocahontas Trail
    6     3400178     1    Bank of America  The Shoreham                                    400 East South Water Street
    7     20061737    1    Barclays/Citi    PAMIDA PORTFOLIO (ROLLUP)                       Various
   7.1    20061737    1    Barclays/Citi    Pamida - Headquarters                           8800 F Street
   7.2    20061737    1    Barclays/Citi    Pamida - Wahpeton                               1202 4th Avenue South
   7.3    20061737    1    Barclays/Citi    Pamida - Mt Carmel                              1520 West 9th Street
   7.4    20061737    1    Barclays/Citi    Pamida - Glasgow                                804 Hwy 2 West/P.O. Box 1210
   7.5    20061737    1    Barclays/Citi    Pamida - Glenwood                               710 County Road 21 South
   7.6    20061737    1    Barclays/Citi    Pamida - Minerva                                825 Valley Street
   7.7    20061737    1    Barclays/Citi    Pamida - Archbold                               2015 South Defiance Street
   7.8    20061737    1    Barclays/Citi    Pamida - Detroit Lakes                          605 Highway 10 East
   7.9    20061737    1    Barclays/Citi    Pamida - Powell                                 1005 US Highway 14A
  7.10    20061737    1    Barclays/Citi    Pamida - Fergus Falls                           226 East Lincoln Avenue
  7.11    20061737    1    Barclays/Citi    Pamida - Manistique                             815 East Laskehore Drive
  7.12    20061737    1    Barclays/Citi    Pamida - Perry                                  1305 141st Street
  7.13    20061737    1    Barclays/Citi    Pamida - Newaygo                                91 West Pine Lake Drive
  7.14    20061737    1    Barclays/Citi    Pamida - Attica                                 1215 East Main Street
  7.15    20061737    1    Barclays/Citi    Pamida - Monticello                             200 West Burnside Road
  7.16    20061737    1    Barclays/Citi    Pamida - Clare                                  11250 Norht Mission Road
  7.17    20061737    1    Barclays/Citi    Pamida - Hart                                   2278 North Comfort Drive
  7.18    20061737    1    Barclays/Citi    Pamida - Madison                                800 South Washington Avenue
  7.19    20061737    1    Barclays/Citi    Pamida - Woodsfield                             378 Lewisville Road
  7.20    20061737    1    Barclays/Citi    Pamida - Allegan                                540 Jenner Drive
  7.21    20061737    1    Barclays/Citi    Pamida - Park Rapids                            Highway 34 East
  7.22    20061737    1    Barclays/Citi    Pamida - Tuscola                                700 Progress Blvd.
  7.23    20061737    1    Barclays/Citi    Pamida - Arcadia                                1625 Blaschko Avenue
  7.24    20061737    1    Barclays/Citi    Pamida - Montpelier                             1625 East Main Street
  7.25    20061737    1    Barclays/Citi    Pamida - Rockville                              840 North US Highway  41/RR3
  7.26    20061737    1    Barclays/Citi    Pamida - Vermillion                             509 West Cherry Street and Princeton
                                                                                            Street
  7.27    20061737    1    Barclays/Citi    Pamida - Greenfield                             1300 Jefferson Street
  7.28    20061737    1    Barclays/Citi    Pamida - Lancaster                              1625 US Highway 61 North
  7.29    20061737    1    Barclays/Citi    Pamida - Bloomfield                             Highway 231/RR #3120
  7.30    20061737    1    Barclays/Citi    Pamida - Kewaunee                               802 North Main Street
  7.31    20061737    1    Barclays/Citi    Pamida - Waukon                                 819 11th Avenue Southwest
  7.32    20061737    1    Barclays/Citi    Pamida - Oconto                                 126 Charles Street (State Route 22)
  7.33    20061737    1    Barclays/Citi    Pamida - Dowagiac                               26419 Pokagon Street
  7.34    20061737    1    Barclays/Citi    Pamida - Hodgenville                            657 West Main Connector
  7.35    20061737    1    Barclays/Citi    Pamida - Loogootee                              One Loogootee Plaza
  7.36    20061737    1    Barclays/Citi    Pamida - Petersburg                             4502 North State Road 61
  7.37    20061737    1    Barclays/Citi    Pamida - Dyersville                             1201 12th Avenue Southeast
  7.38    20061737    1    Barclays/Citi    Pamida - Washington                             1701 East Washington Street
  7.39    20061737    1    Barclays/Citi    Pamida - Havana                                 1001 East Laurel Avenue
  7.40    20061737    1    Barclays/Citi    Pamida - Liberty                                671 Wolford Avenue
  7.41    20061737    1    Barclays/Citi    Pamida - Mitchell                               501 Teke Burton Drive
  7.42    20061737    1    Barclays/Citi    Pamida - Marion                                 314 Sturgis Road
  7.43    20061737    1    Barclays/Citi    Pamida - Munfordville                           140 Bull Run Road
  7.44    20061737    1    Barclays/Citi    Pamida - Sullivan                               1225 South Hamilton Street
  7.45    20061737    1    Barclays/Citi    Pamida - Morgantown                             102 Parkway Lane
  7.46    20061737    1    Barclays/Citi    Pamida - Scottsville                            1138 Old Gallatin Road
  7.47    20061737    1    Barclays/Citi    Pamida - Clintonville                           291 South Main Street
  7.48    20061737    1    Barclays/Citi    Pamida - Livingston                             1678 Cookeville Highway
  7.49    20061737    1    Barclays/Citi    Pamida - Smithville                             750 South Congress Boulevard
  7.50    20061737    1    Barclays/Citi    Pamida - Bethany                                1110 South 25th Street
  7.51    20061737    1    Barclays/Citi    Pamida - Centerville                            1768 State Highway 100
  7.52    20061737    1    Barclays/Citi    Pamida - Clarion                                1003 Central Avenue West
  7.53    20061737    1    Barclays/Citi    Pamida - Ashland                                1800 Lake Shore Drive East
  7.54    20061737    1    Barclays/Citi    Pamida - Rawlins                                2100 East Cedar
  7.55    20061737    1    Barclays/Citi    Pamida - Sturgis                                2105 Lazelle Street
  7.56    20061737    1    Barclays/Citi    Pamida - Mount Ayr                              201 North Fillmore
  7.57    20061737    1    Barclays/Citi    Pamida - Burlington                             300 Cross Street
  7.58    20061737    1    Barclays/Citi    Pamida - Estherville                            2702 Central Avenue
  7.59    20061737    1    Barclays/Citi    Pamida - Somerville                             50 Jernigan Drive
  7.60    20061737    1    Barclays/Citi    Pamida - Memphis                                Highway 136 East
  7.61    20061737    1    Barclays/Citi    Pamida - Osceola                                1012 Jeffreys Drive
  7.62    20061737    1    Barclays/Citi    Pamida - Lander                                 1255 West Main Street
  7.63    20061737    1    Barclays/Citi    Pamida - Albany                                 101 South Polk Street
  7.64    20061737    1    Barclays/Citi    Pamida - Gallatin                               212 North Main Street
  7.65    20061737    1    Barclays/Citi    Pamida - Ely                                    115 East Chapman
  7.66    20061737    1    Barclays/Citi    Pamida - Plentywood                             117 1st Avenue West
    8      58811      1    Bank of America  Temecula Town Center                            29560-29720 Rancho California Road &
                                                                                            27468-27648 Ynez Road
    9      47200      1    BSCMI            CITIZENS BANK PORTFOLIO (ROLLUP)                Various
   9.1    47200-8     1    BSCMI            11275 Allen Road                                11275 Allen Road
   9.2    47200-7     1    BSCMI            2500 West Maple                                 2500 West Maple
   9.3    47200-23    1    BSCMI            8715 Mentor Avenue                              8715 Mentor Avenue
   9.4    47200-14    1    BSCMI            25350 Ford Road                                 25350 Ford Road
   9.5    47200-9     1    BSCMI            44 North Adams Road                             44 North Adams Road
   9.6    47200-12    1    BSCMI            21800 Greater Mack                              21800 Greater Mack
   9.7     47200      1    BSCMI            40 Union Square                                 40 Union Square
   9.8    47200-15    1    BSCMI            14600 West Fort Street                          14600 West Fort Street
   9.9    47200-3     1    BSCMI            1103 East 9th Street                            1103 East 9th Street
  9.10     47200      1    BSCMI            18-20 Washington Avenue                         18-20 Washington Avenue
  9.11     47200      1    BSCMI            264-266 Genesee Street                          264-266 Genesee Street
  9.12     47200      1    BSCMI            Union and Meadow Avenues                        Union and Meadow Avenues
  9.13    47200-2     1    BSCMI            364 Main Street                                 364 Main Street
  9.14     47200      1    BSCMI            568-572 Columbia Road                           568-572 Columbia Road
  9.15    47200-19    1    BSCMI            105 Main Street                                 105 Main Street
  9.16    47200-4     1    BSCMI            23011 Woodward Avenue                           23011 Woodward Avenue
  9.17    47200-11    1    BSCMI            28455 Schoenherr Road                           28455 Schoenherr Road
  9.18    47200-20    1    BSCMI            690 Richmond Road                               690 Richmond Road
  9.19    47200-13    1    BSCMI            26000 Gratiot Avenue                            26000 Gratiot Avenue
  9.20     47200      1    BSCMI            2175 Warrensville Center                        2175 Warrensville Center
  9.21    47200-10    1    BSCMI            2225 18 Mile Road                               2225 18 Mile Road
  9.22    47200-22    1    BSCMI            35 South State Street                           35 South State Street
  9.23     47200      1    BSCMI            147 Main Street & 52 Rogers Road Parking        147 Main Street & 52 Rogers Road Parking
  9.24    47200-24    1    BSCMI            3024 Navarre Avenue                             3024 Navarre Avenue
  9.25     47200      1    BSCMI            37 Bay Street                                   37 Bay Street
  9.26     47200      1    BSCMI            20 Main Street                                  20 Main Street
  9.27    47200-17    1    BSCMI            19307 Mack Avenue                               19307 Mack Avenue
  9.28     47200      1    BSCMI            26 Central Square                               26 Central Square
  9.29     47200      1    BSCMI            100 West Main Street                            100 West Main Street
  9.30     47200      1    BSCMI            23300 Lake Shore Boulevard                      23300 Lake Shore Boulevard
  9.31     47200      1    BSCMI            25290 Lorain Road                               25290 Lorain Road
  9.32     47200      1    BSCMI            33 Coliseum Avenue                              33 Coliseum Avenue
  9.33     47200      1    BSCMI            61 Shunpike Road                                61 Shunpike Road
  9.34    47200-18    1    BSCMI            26681 Hoover Road                               26681 Hoover Road
  9.35    47200-21    1    BSCMI            1299 Columbia Road                              1299 Columbia Road
  9.36     47200      1    BSCMI            1420 Massachusetts Avenue                       1420 Massachusetts Avenue
  9.37     47200      1    BSCMI            3033 East Main Road                             3033 East Main Road
  9.38     47200      1    BSCMI            365 East 200 Street                             365 East 200 Street
  9.39     47200      1    BSCMI            4 East Washington Street                        4 East Washington Street
  9.40     47200      1    BSCMI            One Constitution Way                            One Constitution Way
  9.41     47200      1    BSCMI            156 East Main Street                            156 East Main Street
  9.42    47200-26    1    BSCMI            411 Dover Center Road                           411 Dover Center Road
  9.43     47200      1    BSCMI            602 Main Street                                 602 Main Street
  9.44     47200      1    BSCMI            117 Montcalm Street                             117 Montcalm Street
  9.45    47200-25    1    BSCMI            22591 Lorain Road                               22591 Lorain Road
  9.46    47200-5     1    BSCMI            21500 Grand River                               21500 Grand River
  9.47    47200-6     1    BSCMI            20222 Plymouth Road                             20222 Plymouth Road
  9.48    47200-1     1    BSCMI            84 Pearl Street                                 84 Pearl Street
  9.49     47200      1    BSCMI            395 Whalley Avenue                              395 Whalley Avenue
  9.50    47200-16    1    BSCMI            10641 Joy Road                                  10641 Joy Road
  9.51     47200      1    BSCMI            16 Railroad Avenue                              16 Railroad Avenue
  9.52     47200      1    BSCMI            Junction Route 9 & 125                          Junction Route 9 & 125
   10     3402713     1    Bank of America  Essex Green Shopping Center                     495 Prospect Avenue
   11     3401554     1    Bank of America  PUERTO RICO SELF STORAGE PORTFOLIO (ROLLUP)     Various
  11.1    3401554     1    Bank of America  Puerto Rico Self Storage Portfolio - Santurce   LM Rivera Expressway KM 5.5
  11.2    3401554     1    Bank of America  Puerto Rico Self Storage Portfolio - Catano     Calle #2 Final West Gate
  11.3    3401554     1    Bank of America  Puerto Rico Self Storage Portfolio - Guaynabo   Highway #1, KM 21.3
  11.4    3401554     1    Bank of America  Puerto Rico Self Storage Portfolio - Ponce      245 Calle Rosa
   12     3402523     1    Bank of America  CAMP GROUP PORTFOLIO (ROLLUP)                   Various
  12.1    3402523     1    Bank of America  Ramaquois                                       30 Mountain Road
  12.2    3402523     1    Bank of America  Winaukee                                        432 Winaukee Road
  12.3    3402523     1    Bank of America  Mah-kee-nac                                     6 Hawthorne Road
  12.4    3402523     1    Bank of America  Winadu                                          710 Churchill Street
  12.5    3402523     1    Bank of America  Danbee                                          Route 143
  12.6    3402523     1    Bank of America  Lake of the Woods                               84600 47-1/2 Street
  12.7    3402523     1    Bank of America  Walt Whitman                                    1000 Cape Moonshine Road
  12.8    3402523     1    Bank of America  Wicosuta                                        21 Wicosuta Drive
  12.9    3402523     1    Bank of America  Camp Cobbossee                                  Route 135 - Lake Cobbosseecontee
   13      59047      1    Bank of America  Fifth Third Center - Naples, FL                 999 Vanderbilt Beach Road
   14      59070      1    Bank of America  Atlas Walk At Gateway                           7300-7390 Atlas Walk Way
   15     3402077     1    Bank of America  One Pacific Square                              220 Northwest Second Avenue
   16     20061831    1    Barclays         OHIO INDUSTRIAL PORTFOLIO (ROLLUP)              Various
  16.1    20061831    1    Barclays         2700 - 2758 East Kemper Road                    2700 - 2758 East Kemper Road
  16.2    20061831    1    Barclays         2800 - 2888 East Kemper Road                    2800 - 2888 East Kemper Road
  16.3    20061831    1    Barclays         459 Orange Point Drive                          459 Orange Point Drive
  16.4    20061831    1    Barclays         4514 - 4548 Cornell Road                        4514 - 4548 Cornell Road
  16.5    20061831    1    Barclays         7719 Graphics Way                               7719 Graphics Way
  16.6    20061831    1    Barclays         6900 - 6918 Fairfield Business Drive            6900 - 6918 Fairfield Business Drive
   17     3402396     2    Bank of America  The Oaks at Park South                          5400 Livingston Terrace
   18      18084      1    Bridger          Glen Burnie Center                              6711 Ritchie Highway
   19     20061415    1    Barclays         Sheraton St Louis City Center                   400 South 14th Street
   20     20061830    1    Barclays         Rolling Acres                                   US Highway 441/27 and Rolling Acres
                                                                                            Drive
   21     20061718    1    Barclays         ROLFE'S MHP (ROLLUP)                            Various
  21.1    20061718    1    Barclays         Greenbriar Estates                              2615 Batavia-Williamsburg Pike
  21.2    20061718    1    Barclays         Woodville Gardens                               1492 Woodville Pike
  21.3    20061718    1    Barclays         Derby Hills                                     4575 Licking Pike
  21.4    20061718    1    Barclays         Hickory Hills                                   10427 Bruce Drive
  21.5    20061718    1    Barclays         Oakview Estates                                 7 Floyd Street
   22     3400586     1    Bank of America  Crowne Plaza - Cherry Hill                      2349 West Marlton Pike
   23     3401390     1    Bank of America  Westside Center South                           62 Westbank Expressway
   24      59579      1    Bank of America  Seville Plaza                                   5469, 5471, and 5473 Kearny Villa Road
   25     20061710    1    Barclays         Great Falls Marketplace                         1601 Market Place Drive
   26      47883      2    BSCMI            Imperial Beach Gardens                          303A - 353D Imperial Beach Boulevard
   27     20061858    2    Barclays         The Falls at Hunters Pointe                     11251 South State Street
   28      47866      1    BSCMI            Bristol Mall                                    500 Gate City Highway
   29     20061439    2    Barclays         Brittany Point Apartments                       1225 Willowbrook Drive
   30     20061763    1    Barclays         Ferncroft Corporate Center                      35 Village Road
   31     20061633    1    Barclays         Westgate Shopping Center                        2467 W. Stadium Boulevard
   32     20061701    1    Barclays         Ahwatukee Palms Shopping Center                 4805-4855 Warner Road
   33      47632      1    BSCMI            Pocono Crossings                                10400 Midlothian Turnpike
   34     9000742     1    SunTrust Bank    Montrose West                                   1201 Seven Locks Road
   35      19154      1    Bridger          Waters Ridge Business Park                      1965 Lakepointe Drive, 1955 and 1825
                                                                                            Lakeway Drive
   36     20061704    1    Barclays         WATER TOWER HILL (ROLLUP)                       Various
  36.1    20061704    1    Barclays         354 Mountainview Drive                          354 Mountain View Drive
  36.2    20061704    1    Barclays         356 Mountainview Drive                          356 Mountain View Drive
  36.3    20061704    1    Barclays         302 Mountainview Drive                          302 Mountain View Drive
   37     20061460    2    Barclays         Lexington Courts Apartments                     5284 Marlboro Pike
   38      46745      2    BSCMI            Candlewood Apartments                           3902 Saint Andrews Circle
   39     9000356     1    SunTrust Bank    Reyes - Coal Township                           100 Industrial Road
   40     3401841     2    Bank of America  The Heights at Cape Ann                         950 Heights at Cape Ann Drive
   41      18147      1    Bridger          WILSON ESTATES 1 (ROLLUP)                       Various
  41.1     18147      1    Bridger          Wilson Estates 1 - Bldg 8621                    8621 East 21st Street North
  41.2     18147      1    Bridger          Wilson Estates 1 - Bldg 8535                    8535 East 21st Street North
  41.3     18147      1    Bridger          Wilson Estates 1 - Bldg 8110                    8110 East 32nd Street
   42     20061712    2    Barclays         Bennington Ridge Apartments                     4027 North Bennington Avenue
   43      44190      1    BSCMI            KEY AUTO (ROLLUP)                               Various
  43.1    44190-5     1    BSCMI            700 Broadway - Route 99                         700 Broadway - Route 99
  43.2    44190-4     1    BSCMI            732 Newburyport Tpke. - Route 99                732 Newburyport Tpke. - Route 99
  43.3    44190-1     1    BSCMI            2025 Woodbury Avenue                            2025 Woodbury Avenue
  43.4    44190-2     1    BSCMI            2219 Lafayette Road                             2219 Lafayette Road
  43.5    44190-3     1    BSCMI            221 Route 108                                   221 Route 108
   44      47563      1    BSCMI            Cummins Nashville                               2957 Elm Hill Pike
   45      47654      1    BSCMI            Parking Palace                                  1350 6th Avenue
   46     20061825    1    Barclays         Southfield Park Retail Center                   301-401 Augustine Herman Highway
   47      18157      1    Bridger          WILSON ESTATES 2 (ROLLUP)                       Various
  47.1     18157      1    Bridger          Wilson Estates 2 - Bldg 8301                    8301 East 21st Street North
  47.2     18157      1    Bridger          Wilson Estates 2 - Bldg 8415                    8415 East 21st Street North
  47.3     18157      1    Bridger          Wilson Estates 2 - Bldg 8521                    8521 East 21st Street North
   48     9000657     1    SunTrust Bank    Ez Storage - Gaithersburg                       807 Frederick Avenue
   49     9000693     1    SunTrust Bank    CHATHAM PORTFOLIO (ROLLUP)                      Various
  49.1    9000693     1    SunTrust Bank    9401-9407 South Ashland Avenue                  9401-9407 South Ashland Avenue
  49.2    9000693     1    SunTrust Bank    7542-48 South Stewart Avenue                    7542-48 South Stewart Avenue
  49.3    9000693     1    SunTrust Bank    7755-57 South Ada Street                        7755-57 South Ada Street
  49.4    9000693     1    SunTrust Bank    7705-7711 South Laflin Street                   7705-7711 South Laflin Street
  49.5    9000693     1    SunTrust Bank    8201 South Ada Street                           8201 South Ada Street
  49.6    9000693     1    SunTrust Bank    6400-6402 South Fairfield Avenue                6400-6402 South Fairfield Avenue
  49.7    9000693     1    SunTrust Bank    6355-6357 South California Avenue               6355-6357 South California Avenue
  49.8    9000693     1    SunTrust Bank    6401-6405 South Francisco Avenue                6401-6405 South Francisco Avenue
  49.9    9000693     1    SunTrust Bank    7808-10 South Ada Street                        7808-10 South Ada Street
  49.10   9000693     1    SunTrust Bank    8215 South Ellis Avenue                         8215 South Ellis Avenue
  49.11   9000693     1    SunTrust Bank    8600-8604 South Paulina Avenue                  8600-8604 South Paulina Avenue
   50      59596      1    Bank of America  Mission Viejo Town Center                       28331-28371 Marguerite Parkway
   51     3401807     1    Bank of America  Publix at Northridge                            5000-5017 Clark Road
   52      19506      1    Bridger          Renner Business Park                            3301,3311,3321 East Renner Road &
                                                                                            3300,3320 Matrix Drive
   53     20061640    1    Barclays         Canyon River Center                             727 North 1550 E
   54     9000656     1    SunTrust Bank    Ez Storage - Rockville                          12311 Parklawn Drive
   55     20061856    1    Barclays         BJ's Wholesale Club                             3985 Plank Road
   56      17011      1    Bridger          Georgetown Plaza                                2 South DuPont Highway
   57     20061473    1    Barclays         Westridge Office Center                         21680-21700 Haggerty Road
   58     20061383    1    Barclays         Holiday Inn - Morgan City                       520 Roderick Street
   59     20061659    1    Barclays         Riverside Landings                              1779-1817 East Broadway Street
   60     20061632    1    Barclays         Comfort Suites - Chantilly                      13980 Metrotech Drive
   61     3401985     1    Bank of America  US Air Conditioning El Cajon                    1250 and 1320 North Marshall Avenue
   62     20061730    1    Barclays         Columbia Marketplace                            821 South James Campbell Boulevard
   63     20061534    1    Barclays         Deer Park Business Center                       900 Georgia Avenue
   64     20061355    1    Barclays         Franklin Square                                 1805 West State of Franklin Road
   65     20061749    1    Barclays         Timbercrest Village                             25903 Elmfield Drive
   66     20061299    2    Barclays         Meridian Meadows Apartments                     4555 Paddock Drive
   67      47944      1    BSCMI            Columbiana Grand 14                             1250 Bower Parkway
   68     20061698    1    Barclays         121 Inner Belt Road                             121 Inner Belt Road
   69      17876      1    Bridger          Woodside Center                                 1000 Mansell Exchange West - Buildings
                                                                                            100, 200 and 300
   70      47953      2    BSCMI            Darcey Apartments                               3-75 Darcey Avenue & 2722-2728 Victory
                                                                                            Boulevard
   71      18964      1    Bridger          Courtyard Marriott - Portland Airport           11550 Northeast Airport Way
   72     20061657    1    Barclays         Addison Center                                  16110-16130 Jog Road
   73     20061735    1    Barclays         Raymour Distribution Center                     184 Benton Street
   74      47942      1    BSCMI            Mayfaire Cinema 16                              900 Town Center Drive
   75      48108      1    BSCMI            Seekonk Towne Center                            140 Taunton Avenue
   76      48053      2    BSCMI            Mariner's Point                                 373 Caspian Way
   77     9000637     1    SunTrust Bank    Peerless Crossing                               3200 Peerless Road
   78     9000416     1    SunTrust Bank    Bellevue Village Shopping Center                7615 Highway 70 South
   79      47814      1    BSCMI            Super Stop & Shop - North Canaan                19 East Main Street
   80      47867      1    BSCMI            Short Hills Towne Center                        480-488 East Evesham Road
   81      18108      1    Bridger          Northpointe Tower                               10220 North Ambassador Drive
   82     20061822    2    Barclays         Aloha MHC                                       3100 Hawthorne Street
   83      18738      1    Bridger          Hampton Inn Billings                            5110 Southgate Drive
   84      47946      1    BSCMI            Auburn 10                                       500 Nevada Street
   85     20061529    1    Barclays         Scottsdale Design Center                        15125 North Hayden Road
                                            Subtotal Crossed Loans
   86     20061806    1    Barclays         Fairfield Inn-Green Bay                         2850 South Oneida Street
   87     20061807    1    Barclays         Fairfield Inn-Beloit                            2784 Milwaukee Road
   88      16984      1    Bridger          Sunshine Heights Shopping Center                3426 Cypress Street
   89      59777      1    Bank of America  Missa Bay (Rollup)                              Various
  89.1     59777      1    Bank of America  2339 Center Square Road                         2339 Center Square Road
  89.2     59777      1    Bank of America  3 Mallard Court                                 3 Mallard Court
   90     3402360     1    Bank of America  140 Hidden Valley Parkway                       140 Hidden Valley Parkway
   91     3400097     1    Bank of America  Radisson Hotel SLC Airport                      2177 West North Temple
   92     20061312    2    Barclays         Willo Arms                                      1800 Willow Arms Drive
   93     20061582    2    Barclays         North High Ridge Apartments                     1088 North Avenue
   94      19158      1    Bridger          Plano Technology Center                         1001 Klein Road
   95      59609      1    Bank of America  Bel Air Tower                                   851 South Beltline Highway
   96     20061736    1    Barclays         Raymour & Flanigan Montgomeryville              985 Bethlehem  Pike
   97      16795      2    Bridger          Central Park Villas Apartments                  1717 Cooper Point Road SW
   98      47728      1    BSCMI            765 Skyway Court                                765 Skyway Court
   99      47055      1    BSCMI            Good Harbor Fillet                              21-29 Great Republic Road
   100     18741      1    Bridger          Hampton Inn Great Falls                         2301 14th Street Southwest
   101    3401317     2    Bank of America  Crocker House                                   170-190 State Street and 112 Golden
                                                                                            Street
   102    20061433    1    Barclays         River Ridge Station                             1430 River Ridge Drive
   103    20061727    1    Barclays         Quail Ridge Estates                             2187 East Gauthier Road
   104     18991      1    Bridger          Aquidneck Self Storage                          75 Browns Lane
   105     47945      1    BSCMI            Modesto 10                                      3969 McHenry Avenue
   106     19012      1    Bridger          R&R Plaza                                       6223 Lee Highway
   107    20061524    1    Barclays         1401 Green Road                                 1401 Green Road
   108    9000430     1    SunTrust Bank    Clemson Centre                                  College Avenue and Keith Street
   109    3220555     1    Bank of America  9295 Flamingo                                   9295 West Flamingo Road
   110     19465      1    Bridger          Riverwood Medical Office                        67 Route 37 West
   111     18720      1    Bridger          Best Western-Atlantic Beach                     2389 Mayport Road
   112     47580      1    BSCMI            67 Gansevoort Street                            67 Gansevoort Street
   113    20061503    1    Barclays         Pinecrest Village                               6700 Jefferson Paige Road
   114    3401598     2    Bank of America  Gardenview North Apartments                     5201-5573 North Clinton Street
   115    3401445     1    Bank of America  Creme de la Creme                               300 South Denton Tap Road
   116    20061849    1    Barclays         Saddle Mountain Plaza                           11615, 11675 and 11755 North 136th
                                                                                            Street
   117     16868      2    Bridger          Derby Village                                   6401-6463 Triple Crown Lane & 2824-2910
                                                                                            Floex Drive
   118    9000517     1    SunTrust Bank    Holiday Inn Express - Manchester                111 Hospitality Boulevard
   119    9000436     1    SunTrust Bank    Holiday Inn Express - Savannah                  7210 Highway 21
   120     59408      2    Bank of America  Pear Tree Apartments                            4616 Country Lane
   121    3402435     1    Bank of America  Hilltop Shopping Center                         5075 Leetsdale Drive
   122    20061298    2    Barclays         Okemos Station Apartments                       4235 Southport Circle
   123    9000344     1    SunTrust Bank    Mulberry Walk                                   6323 Grand Hickory Drive
   124    20061673    1    Barclays         Holiday Inn Express - Blythe                    600 West Donlon Street
   125     19101      1    Bridger          Grizzly Self Storage Mesquite                   1125 East Main Street
   126    3401400     1    Bank of America  Rite Aid - Mechanicsburg                        7036 Wertzville Road
   127    9000549     1    SunTrust Bank    Middle River Self Storage                       1010 Middle River Road
   128     59706      2    Bank of America  Park Clayton Apartments                         6605-6625 Clayton Avenue
   129    3401490     1    Bank of America  Statewide Elk Grove Mini Storage                9099 Union Parkway
   130     47519      1    BSCMI            Eckerd Drug Apex, NC                            744 Hunter Street
   131    20061782    1    Barclays         7937 Pat Booker Road                            7937 Pat Booker Road
   132    20061769    1    Barclays         Comfort Suites Yakima                           3702 Fruitvale Boulevard
   133    20061699    1    Barclays         Comfort Inn & Suites Market Center              7138 North Stemmons Freeway
                                            SUBTOTAL CROSSED LOANS
   134     59188      1    Bank of America  T-Mobile/Daily Pilot                            299 East 17th Street
   135     59185      1    Bank of America  Carl's Jr Seal Beach                            13902 Seal Beach Boulevard
   136     59172      1    Bank of America  Carl's Jr Montclair                             8970 Central Avenue
   137     59186      1    Bank of America  Bob's Big Boy Fresno                            5610 North Blackstone Avenue
   138     59187      1    Bank of America  McDonald's Fresno                               5666 North Blackstone Avenue
   139    9000572     1    SunTrust Bank    Sleep Inn & Suites - Dothan                     4602 Montgomery Highway
   140    20061697    1    Barclays         300 Centreport Parkway                          300 Centreport Parkway
   141     18840      1    Bridger          Edison Square                                   4350 Fowler Street
   142    9000351     1    SunTrust Bank    DeSoto Building                                 300 Bull Street
   143    3402382     1    Bank of America  Northgate Office Park                           4125-4131 Northgate Boulevard
   144     16205      1    Bridger          Northlite Commons                               2202-2230 Roxie Street
   145    20061313    1    Barclays         Homestead Village                               200 North Luzerne Road
   146     19100      1    Bridger          Grizzly Self Storage Desoto                     1480 North Hampton Road
   147     15179      1    Bridger          Holiday Inn Express-Portland                    2300 North Hayden Island Drive
   148    20061776    1    Barclays         888 Industrial Drive                            888 Industrial Drive
   149     59646      2    Bank of America  Savannah Heights                                2600 and 2702-2838 Arroyo Avenue
   150    20061783    1    Barclays         Adams Pointe                                    636 Elmwood Drive
   151     57827      1    Bank of America  MOB 12 500 Medical Center                       500 Medical Center Boulevard
   152    9000484     1    SunTrust Bank    Beacon Commons                                  475 South Church Street
   153    3402570     1    Bank of America  Lockheed Martin - 1701 Great Southwest Parkway  1701 Great Southwest Parkway
   154    20061329    1    Barclays         North Branch Shopping Center                    970 Branchview Drive NE
   155    9000541     1    SunTrust Bank    Hampton Inn - Madison                           2012 Eatonton Road
   156    20061681    1    Barclays         WESTOVER & BELAIR MHC (ROLLUP)                  Various
  156.1   20061681    1    Barclays         Westover Hills MHC                              2782 South Broadway
  156.2   20061681    1    Barclays         Bel-Air Estates MHC                             14 Main Street
   157    3402246     1    Bank of America  Ritzland Plaza                                  10710 Frankstown Road
   158    9000313     1    SunTrust Bank    Comfort Inn - Winchester                        1601 Martinsburg Pike
   159    20061525    1    Barclays         Shoppes at Windmill                             3920 and 3950 West Ray Road
   160     19077      1    Bridger          Storage Unlimited Burlington                    17 Terry Avenue
   161    9000524     1    SunTrust Bank    Liberty Tax Building                            1716 Corporate Landing Parkway
   162    9000540     1    SunTrust Bank    Walgreens                                       9990 Front Beach Road
   163     19262      2    Bridger          Auburn Court                                    3687 Clay Pond Road
   164    20061583    1    Barclays         Savon Drugs - Grand Terrace                     12071 Mount Vernon Avenue
   165    9000360     1    SunTrust Bank    Hampton Inn - Mebane                            105 Spring Forest Drive
   166    20061827    2    Barclays         Sun Lake Estates                                3300 Voight Boulevard
   167    9000639     1    SunTrust Bank    42nd Street Mini - Storage                      362 42nd Street
   168     47518      1    BSCMI            Uno Chicago Grill                               8401 Brier Creek Parkway
   169     47571      1    BSCMI            Ruby Tuesdays/ Chick-Fil-A                      5411-5449 Dressler Road Northwest
   170     19239      2    Bridger          Rock Creek Apartments                           1304 Cornell Avenue
   171     17490      1    Bridger          Forum Square Office                             1117 South Milwaukee Avenue
   172     47617      1    BSCMI            Bank of America Chicago                         1432 Rand Road
   173     19130      1    Bridger          Cantonment Self Storage                         1470 South Highway 29
   174    20061794    1    Barclays         Office Max - Lake Jackson                       206 East Highway 332
   175    9000539     1    SunTrust Bank    University Walk                                 2807 University Parkway
   176     19473      1    Bridger          River Forest Office                             420 Thatcher Avenue
   177    20061628    1    Barclays         CVS - Mullica Hill, NJ                          451 Cedar Road
   178    9000446     1    SunTrust Bank    Sparkleberry                                    841 Sparkleberry Lane
   179    9000699     1    SunTrust Bank    312 Self Storage                                1725 Lakeside Avenue
   180     19340      1    Bridger          Shoreline Office Building                       435 East Shore Drive
   181     19024      1    Bridger          Sooner Road Retail                              1640 South Sooner Road
   182     47783      1    BSCMI            Arby's                                          2831 Jacks Run Road
   183    20061536    1    Barclays         Walgreens at Northridge                         748 North State Street
                                            TOTALS/WEIGHTED AVERAGES                        183 LOANS/392 PROPERTIES

                                                               ZIP          PROPERTY                                     ORIGINAL
SEQUENCE         CITY               COUNTY         LOCATION    CODE           TYPE              PROPERTY SUBTYPE      BALANCE (1)(2)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      $  152,000,000
    1     Various             Various               Various  Various         Retail                 Anchored              51,140,000
   1.1    Peoria              Peoria                  IL      61614          Retail                 Anchored               5,630,000
   1.2    Ballwin             Saint Louis             MO      63011          Retail                 Anchored               5,510,000
   1.3    Oak Brook           DuPage                  IL      60523          Retail                 Anchored               4,810,000
   1.4    Round Rock          Williamson              TX      78664          Retail                 Anchored               4,090,000
   1.5    Sioux City          Woodbury                IA      51106          Retail                 Anchored               3,890,000
   1.6    Security            El Paso                 CO      80911          Retail                 Anchored               3,840,000
   1.7    Albuquerque         Bernalillo              NM      87114          Retail                 Anchored               3,500,000
   1.8    Colorado Springs    El Paso                 CO      80916          Retail                 Anchored               3,070,000
   1.9    Edinburg            Hidalgo                 TX      78539          Retail                 Anchored               3,020,000
  1.10    Decatur             Macon                   IL      62521          Retail                 Anchored               2,910,000
  1.11    Peoria              Maricopa                AZ      85382          Retail                 Anchored               2,870,000
  1.12    Louisville          Jefferson               KY      40228          Retail                 Anchored               2,830,000
  1.13    Virginia Beach      Virginia Beach City     VA      23445          Retail                 Anchored               2,800,000
  1.14    Casa Grande         Pinal                   AZ      85222          Retail                 Anchored               2,370,000
    2     Various             Various               Various  Various         Retail                 Anchored              50,549,000
   2.1    Espanola            Rio Arriba              NM      87532          Retail                 Anchored               5,010,000
   2.2    Park Ridge          Cook                    IL      60068          Retail                 Anchored               4,800,000
   2.3    Cottonwood          Yavapai                 AZ      86326          Retail                 Anchored               4,190,000
   2.4    Pasadena            Harris                  TX      77505          Retail                 Anchored               3,820,000
   2.5    Mason City          Cerro Gordo             IA      50401          Retail                 Anchored               3,770,000
   2.6    Des Moines          Polk                    IA      50320          Retail                 Anchored               3,730,000
   2.7    Hammond             Lake                    IN      46327          Retail                 Anchored               3,700,000
   2.8    Mesa                Maricopa                AZ      85208          Retail                 Anchored               3,550,000
   2.9    Mentor              Lake                    OH      44060          Retail                 Anchored               3,320,000
  2.10    Fort Dodge          Webster                 IA      50501          Retail                 Anchored               3,209,000
  2.11    Tulsa               Tulsa                   OK      74110          Retail                 Anchored               3,120,000
  2.12    Scottsdale          Maricopa                AZ      85257          Retail                 Anchored               2,960,000
  2.13    Jackson             Hinds                   MS      39212          Retail                 Anchored               2,830,000
  2.14    Alvin               Brazoria                TX      77511          Retail                 Anchored               2,540,000
    3     Various             Various               Various  Various         Retail                 Anchored              50,311,000
   3.1    Las Vegas           Clark                   NV      89109          Retail                 Anchored               5,400,000
   3.2    Round Lake Beach    Lake                    IL      60073          Retail                 Anchored               4,301,000
   3.3    Bettendorf          Scott                   IA      52722          Retail                 Anchored               4,280,000
   3.4    Dallas              Dallas                  TX      75224          Retail                 Anchored               4,210,000
   3.5    Moline              Rock Island             IL      61265          Retail                 Anchored               3,940,000
   3.6    Rio Rancho          Rio Rancho              NM      87144          Retail                 Anchored               3,940,000
   3.7    Wichita             Sedgwick                KS      67212          Retail                 Anchored               3,510,000
   3.8    Friendswood         Galveston               TX      77546          Retail                 Anchored               3,360,000
   3.9    Peoria              Maricopa                AZ      85382          Retail                 Anchored               3,260,000
  3.10    Allen               Collin                  TX      75013          Retail                 Anchored               3,160,000
  3.11    Dickson             Dickson                 TN      37055          Retail                 Anchored               3,060,000
  3.12    Burleson            Johnson                 TX      76028          Retail                 Anchored               2,850,000
  3.13    Granite City        Madison                 IL      62040          Retail                 Anchored               2,660,000
  3.14    Overland Park       Johnson                 KS      66223          Retail                 Anchored               2,380,000
    4     San Jose            Santa Clara             CA      95122          Retail                 Anchored             133,500,000
    5     Various             Various               Various  Various         Hotel                   Various             130,000,000
   5.1    San Diego           San Diego               CA      92123          Hotel                Full Service            15,500,000
   5.2    Lynnwood            Snohomish               WA      98036          Hotel               Limited Service          15,200,000
   5.3    Fresno              Fresno                  CA      93727          Hotel               Limited Service          13,100,000
   5.4    Renton              Renton                  WA      98057          Hotel                Full Service            11,400,000
   5.5    Price               Carbon                  UT      84501          Hotel                Full Service            10,700,000
   5.6    Boise               Ada                     ID      83705          Hotel                Full Service            10,100,000
   5.7    Ogden               Weber                   UT      84401          Hotel                Full Service            10,000,000
   5.8    Craig               Moffat                  CO      81625          Hotel                Full Service             8,100,000
   5.9    Santa Fe            Santa Fe                NM      87507          Hotel                Full Service             7,800,000
  5.10    Englewood           Bergen                  NJ      07631          Hotel                Full Service             7,700,000
  5.11    Pueblo              Pueblo                  CO      81003          Hotel                Full Service             7,600,000
  5.12    Kent                King                    WA      98032          Hotel                Extended Stay            7,400,000
  5.13    Williamsburg        York                    VA      23185          Hotel                Full Service             5,400,000
    6     Chicago             Cook                    IL      60601       Multifamily               High Rise             94,180,000
    7     Various             Various               Various  Various        Various                  Various              68,813,864
   7.1    Omaha               Douglas                 NE      68127        Industrial                 Flex                 5,697,941
   7.2    Wahpeton            Richland                ND      58075          Retail                 Anchored               1,588,517
   7.3    Mount Carmel        Wabash                  IL      62863          Retail                 Anchored               1,567,797
   7.4    Glasgow             Valley                  MT      59230          Retail                 Anchored               1,533,264
   7.5    Glenwood            Pope                    MN      56334          Retail                 Anchored               1,450,385
   7.6    Minerva             Carroll                 OH      44657          Retail                 Anchored               1,381,319
   7.7    Archbold            Fulton                  OH      43502          Retail                 Anchored               1,339,880
   7.8    Detroit Lakes       Becker                  MN      56501          Retail                 Anchored               1,312,253
   7.9    Powell              Parke                   WY      82435          Retail                 Anchored               1,250,094
  7.10    Fergus Falls        Otter Tail              MN      56537          Retail                 Anchored               1,236,281
  7.11    Manistique          Schoolcraft             MI      49854          Retail                 Anchored               1,236,281
  7.12    Perry               Dallas                  IA      50220          Retail                 Anchored               1,208,654
  7.13    Newaygo             Newaygo                 MI      49337          Retail                 Anchored               1,201,748
  7.14    Attica              Fountain                IN      47918          Retail                 Anchored               1,194,841
  7.15    Monticello          Piatt                   IL      61856          Retail                 Anchored               1,187,934
  7.16    Clare               Isabella                MI      48617          Retail                 Anchored               1,174,121
  7.17    Hart                Oceana                  MI      49420          Retail                 Anchored               1,174,121
  7.18    Madison             Lake                    SD      57042          Retail                 Anchored               1,174,121
  7.19    Woodsfield          Monroe                  OH      43793          Retail                 Anchored               1,167,215
  7.20    Allegan             Allegan                 MI      49010          Retail                 Anchored               1,139,588
  7.21    Park Rapids         Hubbard                 MN      56470          Retail                 Anchored               1,139,588
  7.22    Tuscola             Douglas                 IL      61953          Retail                 Anchored               1,118,868
  7.23    Arcadia             Trempealeau             WI      54612          Retail                 Anchored               1,105,055
  7.24    Montpelier          Williams                OH      43543          Retail                 Anchored               1,105,055
  7.25    Rockville           Parke                   IN      47872          Retail                 Anchored               1,105,055
  7.26    Vermillion          Clay                    SD      57069          Retail                 Anchored               1,105,055
  7.27    Greenfield          Highland                OH      45123          Retail                 Anchored               1,084,335
  7.28    Lancaster           Grant                   WI      53813          Retail                 Anchored               1,077,429
  7.29    Bloomfield          Greene                  IN      47424          Retail                 Anchored               1,070,522
  7.30    Kewaunee            Kewaunee                WI      54216          Retail                 Anchored               1,070,522
  7.31    Waukon              Allamakee               IA      52172          Retail                 Anchored               1,070,522
  7.32    Oconto              Oconto                  WI      54153          Retail                 Anchored               1,056,709
  7.33    Dowagiac            Cass                    MI      49047          Retail                 Anchored               1,049,803
  7.34    Hodgenville         Larue                   KY      42748          Retail                 Anchored               1,042,896
  7.35    Loogootee           Martin                  IN      47553          Retail                 Anchored               1,035,989
  7.36    Petersburg          Pike                    IN      47567          Retail                 Anchored               1,022,176
  7.37    Dyersville          Dubuque                 IA      52040          Retail                 Anchored               1,001,456
  7.38    Washington          Washington              IA      52353          Retail                 Anchored                 987,643
  7.39    Havana              Mason                   IL      62644          Retail                 Anchored                 966,923
  7.40    Liberty             Casey                   KY      42539          Retail                 Anchored                 966,923
  7.41    Mitchell            Lawrence                IN      47446          Retail                 Anchored                 966,923
  7.42    Marion              Crittenden              KY      42064          Retail                 Anchored                 960,017
  7.43    Munfordville        Hart                    KY      42765          Retail                 Anchored                 946,204
  7.44    Sullivan            Moultrie                IL      61951          Retail                 Anchored                 946,204
  7.45    Morgantown          Butler                  KY      42261          Retail                 Anchored                 932,390
  7.46    Scottsville         Allen                   KY      42164          Retail                 Anchored                 932,390
  7.47    Clintonville        Waupaca                 WI      54929          Retail                 Anchored                 890,951
  7.48    Livingston          Overton                 TN      38570          Retail                 Anchored                 856,418
  7.49    Smithville          Dekalb                  TN      37166          Retail                 Anchored                 856,418
  7.50    Bethany             Harrison                MO      64424          Retail                 Anchored                 811,525
  7.51    Centerville         Hickman                 TN      37033          Retail                 Anchored                 794,258
  7.52    Clarion             Wright                  IA      50525          Retail                 Anchored                 776,992
  7.53    Ashland             Ashland                 WI      54806          Retail                 Anchored                 725,193
  7.54    Rawlins             Carbon                  WY      82301          Retail                 Anchored                 642,313
  7.55    Sturgis             Meade                   SD      57785          Retail                 Anchored                 638,860
  7.56    Mount Ayr           Ringgold                IA      50854          Retail                 Anchored                 583,607
  7.57    Burlington          Coffey                  KS      66839          Retail                 Anchored                 569,794
  7.58    Estherville         Emmet                   IA      51334          Retail                 Anchored                 552,528
  7.59    Somerville          Fayette                 TN      38068          Retail                 Anchored                 524,901
  7.60    Memphis             Scotland                MO      63555          Retail                 Anchored                 507,635
  7.61    Osceola             Clarke                  IA      50213          Retail                 Anchored                 507,635
  7.62    Lander              Fremont                 WY      82520          Retail                 Anchored                 493,822
  7.63    Albany              Gentry                  MO      64402          Retail                 Anchored                 293,530
  7.64    Gallatin            Daviess                 MO      64640          Retail                 Anchored                 258,997
  7.65    Ely                 Saint Louis             MN      55731          Retail                 Anchored                 255,544
  7.66    Plentywood          Sheridan                MT      59254          Retail                 Anchored                 189,931
    8     Temecula            Riverside               CA      92591          Retail                 Anchored              67,500,000
    9     Various             Various               Various  Various         Retail                 Anchored              62,800,000
   9.1    Southgate           Wayne                   MI      48195          Retail                 Anchored               4,260,000
   9.2    Bloomfield Hills    Oakland                 MI      48301          Retail                 Anchored               2,490,000
   9.3    Mentor              Lake                    OH      44060          Retail                 Anchored               2,250,000
   9.4    Dearborn Heights    Wayne                   MI      48127          Retail                 Anchored               2,190,000
   9.5    Rochester Hills     Oakland                 MI      48309          Retail                 Anchored               2,025,000
   9.6    Saint Clair Shores  Macomb                  MI      48080          Retail                 Anchored               1,995,000
   9.7    Somerville          Middlesex               MA      02143          Retail                 Anchored               1,980,000
   9.8    Southgate           Wayne                   MI      48195          Retail                 Anchored               1,800,000
   9.9    Lockport            Will                    IL      60441          Retail                 Anchored               1,650,000
  9.10    Endicott            Broome                  NY      13760          Retail                 Anchored               1,650,000
  9.11    Utica               Oneida                  NY      13502          Retail                 Anchored               1,600,000
  9.12    Newburgh            Orange                  NY      12550          Retail                 Anchored               1,575,000
  9.13    Beacon              Dutchess                NY      12508          Retail                 Anchored               1,500,000
  9.14    Dorchester          Suffolk                 MA      02125          Retail                 Anchored               1,500,000
  9.15    Belleville          Wayne                   MI      48111          Retail                 Anchored               1,460,000
  9.16    Ferndale            Oakland                 MI      48220          Retail                 Anchored               1,400,000
  9.17    Warren              Macomb                  MI      48088          Retail                 Anchored               1,390,000
  9.18    Richmond Heights    Cuyahoga                OH      44143          Retail                 Anchored               1,340,000
  9.19    Roseville           Macomb                  MI      48066          Retail                 Anchored               1,290,000
  9.20    University Heights  Cuyahoga                OH      44118          Retail                 Anchored               1,200,000
  9.21    Sterling Heights    Macomb                  MI      48314          Retail                 Anchored               1,200,000
  9.22    Girard              Trumbull                OH      44420          Retail                 Anchored               1,125,000
  9.23    Gloucester          Essex                   MA      01930          Retail                 Anchored               1,110,000
  9.24    Oregon              Lucas                   OH      43616          Retail                 Anchored               1,050,000
  9.25    Glens Falls         Warren                  NY      12801          Retail                 Anchored               1,040,000
  9.26    Burgettstown        Washington              PA      15021          Retail                 Anchored               1,025,000
  9.27    Grosse Pointe Woods Wayne                   MI      48236          Retail                 Anchored               1,000,000
  9.28    East Boston         Suffolk                 MA      02128          Retail                 Anchored                 950,000
  9.29    Zelienople          Butler                  PA      16063          Retail                 Anchored                 925,000
  9.30    Euclid              Cuyahoga                OH      44123          Retail                 Anchored                 915,000
  9.31    North Olmsted       Cuyahoga                OH      44070          Retail                 Anchored                 900,000
  9.32    Nashua              Hillsborough            NH      03063          Retail                 Anchored                 900,000
  9.33    Cromwell            Middlesex               CT      06416          Retail                 Anchored                 900,000
  9.34    Warren              Macomb                  MI      48089          Retail                 Anchored                 890,000
  9.35    Westlake            Cuyahoga                OH      44145          Retail                 Anchored                 855,000
  9.36    Arlington Heights   Middlesex               MA      02476          Retail                 Anchored                 855,000
  9.37    Portsmouth          Newport                 RI      02871          Retail                 Anchored                 850,000
  9.38    Euclid              Cuyahoga                OH      44119          Retail                 Anchored                 850,000
  9.39    Chagrin Falls       Cuyahoga                OH      44022          Retail                 Anchored                 825,000
  9.40    Somersworth         Strafford               NH      03878          Retail                 Anchored                 825,000
  9.41    Clinton             Middlesex               CT      06413          Retail                 Anchored                 780,000
  9.42    Bay Village         Cuyahoga                OH      44140          Retail                 Anchored                 675,000
  9.43    Toledo              Lucas                   OH      43605          Retail                 Anchored                 675,000
  9.44    Ticonderoga         Essex                   NY      12883          Retail                 Anchored                 670,000
  9.45    Fairview Park       Cuyahoga                OH      44126          Retail                 Anchored                 670,000
  9.46    Detroit             Wayne                   MI      48219          Retail                 Anchored                 650,000
  9.47    Detroit             Wayne                   MI      48228          Retail                 Anchored                 590,000
  9.48    Essex Junction      Chittenden              VT      05452          Retail                 Anchored                 580,000
  9.49    New Haven           New Haven               CT      06511          Retail                 Anchored                 550,000
  9.50    Detroit             Wayne                   MI      48204          Retail                 Anchored                 525,000
  9.51    Plainfield          Windham                 CT      06374          Retail                 Anchored                 500,000
  9.52    Barrington          Strafford               NH      03825          Retail                 Anchored                 400,000
   10     West Orange         Essex                   NJ      07052          Retail                 Anchored              57,525,000
   11     Various             Various                 PR     Various      Self Storage            Self Storage            55,500,000
  11.1    Santurce            Santurce                PR      00909       Self Storage            Self Storage            19,759,565
  11.2    Catano              Catano                  PR      00962       Self Storage            Self Storage            15,093,821
  11.3    Guaynabo            Guaynabo                PR      00725       Self Storage            Self Storage            13,627,045
  11.4    Ponce               Ponce                   PR      00730       Self Storage            Self Storage             7,019,570
   12     Various             Various               Various  Various         Other                    Camp                45,800,000
  12.1    Pomona              Rockland                NY      10970          Other                    Camp                10,102,354
  12.2    Moultonboro         Carroll                 NH      03254          Other                    Camp                 7,986,051
  12.3    Lenox               Berkshire               MA      01240          Other                    Camp                 5,270,793
  12.4    Pittsfield          Berkshire               MA      01201          Other                    Camp                 4,951,351
  12.5    Hinsdale            Berkshire               MA      01235          Other                    Camp                 4,791,630
  12.6    Decatur             Van Buren               MI      49045          Other                    Camp                 3,993,025
  12.7    Piermont            Grafton                 NH      03779          Other                    Camp                 3,194,420
  12.8    Hebron              Grafton                 NH      03241          Other                    Camp                 2,874,978
  12.9    Winthrop            Kennebec                ME      04364          Other                    Camp                 2,635,397
   13     Naples              Collier                 FL      34108          Office                 Suburban              40,800,000
   14     Gainesville         Prince William          VA      20155          Retail                 Anchored              31,000,000
   15     Portland            Multnomah               OR      97209          Office                    CBD                31,000,000
   16     Various             Various                 OH     Various       Industrial                Various              30,640,000
  16.1    Sharonville         Hamilton                OH      45241        Industrial                 Flex                 6,670,000
  16.2    Sharonville         Hamilton                OH      45241        Industrial                 Flex                 6,430,000
  16.3    Lewis Center        Delaware                OH      43035        Industrial               Warehouse              6,350,000
  16.4    Blue Ash            Hamilton                OH      45241        Industrial                 Flex                 6,110,000
  16.5    Lewis Center        Delaware                OH      43035        Industrial                 Flex                 3,095,000
  16.6    Fairfield           Butler                  OH      45014        Industrial                 Flex                 1,985,000
   17     Oxon Hill           Prince Georges          MD      20745       Multifamily                Garden               30,523,000
   18     Glen Burnie         Anne Arundel            MD      21061          Retail                 Anchored              30,000,000
   19     St. Louis           Saint Louis City        MO      63103          Hotel                Full Service            27,000,000
   20     Lady Lake           Lake                    FL      32159          Retail                 Anchored              26,500,000
   21     Various             Various               Various  Various  Manufactured Housing    Manufactured Housing        25,750,000
  21.1    Batavia             Clermont                OH      45103   Manufactured Housing    Manufactured Housing        10,539,355
  21.2    Loveland            Clermont                OH      45140   Manufactured Housing    Manufactured Housing         7,759,745
  21.3    Alexandria          Campbell                KY      41001   Manufactured Housing    Manufactured Housing         3,783,358
  21.4    Florence            Boone                   KY      41042   Manufactured Housing    Manufactured Housing         2,432,159
  21.5    Carrollton          Carroll                 KY      41008   Manufactured Housing    Manufactured Housing         1,235,382
   22     Cherry Hill         Camden                  NJ      08002          Hotel                Full Service            25,000,000
   23     Gretna              Jefferson Parish        LA      70053          Retail                 Anchored              22,500,000
   24     San Diego           San Diego               CA      92123          Office                 Suburban              21,650,000
   25     Great Falls         Cascade                 MT      59404          Retail                 Anchored              20,500,000
   26     Imperial Beach      San Diego               CA      91932       Multifamily                Garden               20,000,000
   27     Sandy               Salt Lake               UT      84070       Multifamily                Garden               19,700,000
   28     Bristol             Bristol                 VA      24201          Retail                 Anchored              18,300,000
   29     Huntsville          Madison                 AL      35802       Multifamily                Garden               18,300,000
   30     Middletown          Essex                   MA      01949          Office                 Suburban              18,000,000
   31     Ann Arbor           Washtenaw               MI      48103          Retail                 Anchored              17,800,000
   32     Phoenix             Maricopa                AZ      85044          Retail                 Anchored              17,200,000
   33     Richmond            Chesterfield            VA      23235          Retail                 Anchored              16,700,000
   34     Rockville           Montgomery              MD      20854          Office                 Suburban              16,300,000
   35     Lewisville          Denton                  TX      75057          Office                 Suburban              16,200,000
   36     Colchester          Chittenden              VT      05446          Office                 Suburban              15,500,000
  36.1    Colchester          Chittenden              VT      05446          Office                 Suburban               7,500,000
  36.2    Colchester          Chittenden              VT      05446          Office                 Suburban               5,500,000
  36.3    Colchester          Chittenden              VT      05446          Office                 Suburban               2,500,000
   37     Capitol Heights     Prince Georges          MD      20743       Multifamily                Garden               14,810,000
   38     Mishawaka           Saint Joseph            IN      46545       Multifamily                Garden               14,550,000
   39     Coal Township       Northumberland          PA      17866        Industrial               Warehouse             14,400,000
   40     Gloucester          Essex                   MA      01930       Multifamily                Garden               14,150,000
   41     Wichita             Sedgwick                KS     Various         Office                 Suburban              13,500,000
  41.1    Wichita             Sedgwick                KS      67206          Office                 Suburban               5,274,419
  41.2    Wichita             Sedgwick                KS      67206          Office                 Suburban               4,458,140
  41.3    Wichita             Sedgwick                KS      67226          Office                 Suburban               3,767,442
   42     Kansas City         Clay                    MO      64117       Multifamily                Garden               13,250,000
   43     Various             Various               Various  Various         Other                  Specialty             12,000,000
  43.1    Malden              Middlesex               MA      02148          Other                  Specialty              4,548,000
  43.2    Melrose             Middlesex               MA      02176          Other                  Specialty              3,616,400
  43.3    Newington           Rockingham              NH      03801          Other                  Specialty              1,863,000
  43.4    Portsmouth          Rockingham              NH      03801          Other                  Specialty              1,205,500
  43.5    Somersworth         Strafford               NH      03878          Other                  Specialty                767,100
   44     Nashville           Davidson                TN      37214          Office                 Suburban              11,850,000
   45     San Diego           San Diego               CA      92101          Other               Parking/Retail           11,750,000
   46     Elkton              Cecil                   MD      21921          Retail                 Anchored              11,550,000
   47     Wichita             Sedgwick                KS      67206          Office                 Suburban              11,300,000
  47.1    Wichita             Sedgwick                KS      67206          Office                 Suburban               6,126,506
  47.2    Wichita             Sedgwick                KS      67206          Office                 Suburban               4,084,337
  47.3    Wichita             Sedgwick                KS      67206          Office                 Suburban               1,089,157
   48     Gaithersburg        Montgomery              MD      20877       Self Storage            Self Storage            11,220,000
   49     Chicago             Cook                    IL     Various      Multifamily                Garden               11,200,000
  49.1    Chicago             Cook                    IL      60620       Multifamily                Garden                1,514,976
  49.2    Chicago             Cook                    IL      60620       Multifamily                Garden                1,352,657
  49.3    Chicago             Cook                    IL      60620       Multifamily                Garden                1,244,444
  49.4    Chicago             Cook                    IL      60620       Multifamily                Garden                1,190,338
  49.5    Chicago             Cook                    IL      60620       Multifamily                Garden                1,190,338
  49.6    Chicago             Cook                    IL      60629       Multifamily                Garden                1,028,019
  49.7    Chicago             Cook                    IL      60629       Multifamily                Garden                  973,913
  49.8    Chicago             Cook                    IL      60629       Multifamily                Garden                  811,594
  49.9    Chicago             Cook                    IL      60620       Multifamily                Garden                  703,382
  49.10   Chicago             Cook                    IL      60619       Multifamily                Garden                  649,275
  49.11   Chicago             Cook                    IL      60620       Multifamily                Garden                  541,063
   50     Mission Viejo       Orange                  CA      92692          Retail                 Anchored              11,000,000
   51     Sarasota            Sarasota                FL      34233          Retail                 Anchored              10,920,000
   52     Richardson          Collin                  TX      75082          Office                 Suburban              10,745,000
   53     Orem                Utah                    UT      84097          Office                 Suburban              10,600,000
   54     Rockville           Montgomery              MD      20852       Self Storage            Self Storage            10,210,000
   55     Fredricksburg       Spotsylvania            VA      22407          Retail                 Anchored              10,000,000
   56     Georgetown          Sussex                  DE      19947          Retail                Unanchored             10,000,000
   57     Farmington Hills    Oakland                 MI      48167          Office                 Suburban              10,000,000
   58     Morgan City         Saint Mary              LA      70380          Hotel                Full Service            10,000,000
   59     Oviedo              Orange                  FL      32765          Retail                 Anchored               9,300,000
   60     Chantilly           Fairfax                 VA      20151          Hotel               Limited Service           9,300,000
   61     El Cajon            San Diego               CA      92020        Industrial             Distribution             9,200,000
   62     Columbia            Maury                   TN      38401          Retail                 Anchored               9,000,000
   63     Deer Park           Harris                  TX      77536        Mixed Use            Office/Industrial          8,880,000
   64     Johnson City        Washington              TN      37604          Retail                 Anchored               8,700,000
   65     Spring              Harris                  TX      77389   Manufactured Housing    Manufactured Housing         8,700,000
   66     Okemos              Ingham                  MI      48864       Multifamily                Garden                8,400,000
   67     Columbia            Lexington               SC      29212          Other                   Theater               8,340,000
   68     Somerville          Middlesex               MA      02143        Industrial                 Flex                 8,325,000
   69     Alpharetta          Fulton                  GA      30022          Office                 Suburban               8,150,000
   70     Staten Island       Richmond                NY      10314       Multifamily                Garden                8,000,000
   71     Portland            Multnomah               OR      97220          Hotel                Full Service             8,000,000
   72     Delray Beach        Palm Beach              FL      33446          Retail                 Anchored               8,000,000
   73     Stratford           Fairfield               CT      06615        Industrial               Warehouse              7,900,000
   74     Wilmington          New Hanover             NC      28405          Other                   Theater               7,870,000
   75     Seekonk             Bristol                 MA      02771          Retail                 Anchored               7,836,279
   76     Imperial Beach      San Diego               CA      91932       Multifamily                Garden                7,700,000
   77     Cleveland           Bradley                 TN      37312          Office                  Medical               7,600,000
   78     Nashville           Davidson                TN      37221          Retail                 Anchored               7,500,000
   79     North Canaan        Litchfield              CT      06018          Retail                 Anchored               7,400,000
   80     Cherry Hill         Camden                  NJ      08003          Retail                Unanchored              7,250,000
   81     Kansas City         Platte                  MO      64153          Office                 Suburban               6,922,500
   82     Sarasota            Sarasota                FL      34239   Manufactured Housing    Manufactured Housing         6,900,000
   83     Billings            Yellowstone             MT      59101          Hotel               Limited Service           6,630,000
   84     Auburn              Placer                  CA      95603          Other                   Theater               6,600,000
   85     Scottsdale          Maricopa                AZ      85260          Retail                Unanchored              6,500,000
                                                                                                                           6,500,000
   86     Green Bay           Brown                   WI      54304          Hotel               Limited Service           3,450,000
   87     Beloit              Rock                    WI      53511          Hotel               Limited Service           3,050,000
   88     West Monroe         Ouachita Parish         LA      71291          Retail              Shadow Anchored           6,400,000
   89     Swedesboro          Gloucester              NJ      08085        Industrial               Warehouse              6,300,000
  89.1    Swedesboro          Gloucester              NJ      08085        Industrial               Warehouse              3,850,000
  89.2    Swedesboro          Gloucester              NJ      08085        Industrial               Warehouse              2,450,000
   90     Norco               Riverside               CA      92860          Retail              Shadow Anchored           6,250,000
   91     Salt Lake City      Salt Lake               UT      84116          Hotel                Full Service             6,250,000
   92     Ashtabula           Ashtabula               OH      44004   Manufactured Housing    Manufactured Housing         6,100,000
   93     Atlanta             Dekalb                  GA      30307       Multifamily                Garden                6,000,000
   94     Plano               Collin                  TX      75074        Industrial           Office/Warehouse           6,000,000
   95     Mobile              Mobile                  AL      36606          Office                 Suburban               5,975,000
   96     Montgomeryville     Montgomery              PA      18936          Retail                 Anchored               5,780,000
   97     Olympia             Thurston                WA      98502       Multifamily                Garden                5,730,000
   98     Napa                Napa                    CA      94558        Industrial           Warehouse/Office           5,700,000
   99     Gloucester          Essex                   MA      01930        Industrial               Warehouse              5,500,000
   100    Great Falls         Cascade                 MT      59404          Hotel               Limited Service           5,330,000
   101    New London          New London              CT      06320       Multifamily                Garden                5,285,835
   102    Clemmons            Davidson                NC      27012          Retail                 Anchored               5,200,000
   103    Lake Charles        Calcasieu               LA      70607   Manufactured Housing    Manufactured Housing         5,150,000
   104    Middletown          Newport                 RI      02842       Self Storage            Self Storage             5,000,000
   105    Modesto             Stanislaus              CA      95356          Other                   Theater               4,940,000
   106    Chattanooga         Hamilton                TN      37421          Retail                 Anchored               4,825,000
   107    Pompano Beach       Broward                 FL      33064        Industrial        Distribution/Warehouse        4,600,000
   108    Clemson             Pickens                 SC      29631        Mixed Use              Office/Retail            4,600,000
   109    Las Vegas           Clark                   NV      89147          Retail                Unanchored              4,500,000
   110    Toms River          Ocean                   NJ      08755          Office                  Medical               4,500,000
   111    Atlantic Beach      Duval                   FL      32233          Hotel               Limited Service           4,500,000
   112    New York            New York                NY      10014        Mixed Use              Retail/Office            4,430,000
   113    Shreveport          Caddo                   LA      71119   Manufactured Housing    Manufactured Housing         4,440,000
   114    Fort Wayne          Allen                   IN      46825       Multifamily                Garden                4,400,000
   115    Coppell             Dallas                  TX      75019          Other          Child Development Center       4,275,000
   116    Scottsdale          Maricopa                AZ      85259          Retail                 Anchored               4,250,000
   117    Toledo              Lucas                   OH      43615       Multifamily                Garden                4,250,000
   118    Manchester          Coffee                  TN      37355          Hotel               Limited Service           4,250,000
   119    Port Wentworth      Chatham                 GA      31407          Hotel               Limited Service           4,165,000
   120    St. Ann             Saint Louis             MO      63074       Multifamily                Garden                4,087,000
   121    Denver              Denver                  CO      80246          Retail                Unanchored              4,050,000
   122    Okemos              Ingham                  MI      48864       Multifamily                Garden                4,000,000
   123    Braselton           Gwinnett                GA      30517          Retail                Unanchored              4,000,000
   124    Blythe              Riverside               CA      92225          Hotel               Limited Service           4,000,000
   125    Mesquite            Dallas                  TX      75149       Self Storage            Self Storage             3,975,000
   126    Mechanicsburg       Cumberland              PA      17050          Retail                 Anchored               3,950,958
   127    Middle River        Baltimore               MD      21220       Self Storage            Self Storage             3,900,000
   128    St. Louis           St. Louis               MO      63139       Multifamily                Garden                3,900,000
   129    Elk Grove           Sacramento              CA      95624       Self Storage            Self Storage             3,900,000
   130    Apex                Wake                    NC      27502          Retail                 Anchored               3,825,000
   131    Live Oak            Bexar                   TX      78233          Retail                 Anchored               3,800,000
   132    Yakima              Yakima                  WA      98902          Hotel               Limited Service           3,750,000
   133    Dallas              Dallas                  TX      75247          Hotel               Limited Service           3,600,000
                                                                                                                           3,717,000
   134    Costa Mesa          Orange                  CA      92627          Retail              Shadow Anchored           1,265,000
   135    Seal Beach          Orange                  CA      90740          Retail                Unanchored                700,000
   136    Montclair           San Bernardino          CA      91763          Retail                Unanchored                636,000
   137    Fresno              Fresno                  CA      93710          Retail                Unanchored                585,000
   138    Fresno              Fresno                  CA      93710          Retail                 Anchored                 531,000
   139    Dothan              Houston                 AL      36303          Hotel               Limited Service           3,600,000
   140    Fredericksburg      Stafford                VA      22406        Industrial                 Flex                 3,520,000
   141    Fort Myers          Lee                     FL      33901          Retail                Unanchored              3,465,000
   142    Savannah            Chatham                 GA      31401          Office                    CBD                 3,450,000
   143    Sacramento          Sacramento              CA      95834        Industrial                 Flex                 3,420,000
   144    Kannapolis          Cabarrus                NC      28083          Retail              Shadow Anchored           3,410,000
   145    Queensbury          Warren                  NY      12804   Manufactured Housing    Manufactured Housing         3,400,000
   146    DeSoto              Dallas                  TX      75115       Self Storage            Self Storage             3,375,000
   147    Portland            Multnomah               OR      97217          Hotel               Limited Service           3,300,000
   148    Elmhurst            Dupage                  IL      60126        Industrial                 Flex                 3,280,000
   149    Dallas              Dallas                  TX      75219       Multifamily                Garden                3,200,000
   150    Richmond            Madison                 KY      40475   Manufactured Housing    Manufactured Housing         3,200,000
   151    Conroe              Montgomery              TX      77304          Office                  Medical               3,221,586
   152    Hendersonville      Henderson               NC      28792          Office                 Suburban               3,100,000
   153    Grand Prairie       Tarrant                 TX      75051        Industrial             Warehouse/R&D            3,000,000
   154    Concord             Cabarrus                NC      28025          Retail                Unanchored              2,940,000
   155    Madison             Morgan                  GA      30650          Hotel               Limited Service           2,900,000
   156    Ashland             Chemung                 NY      14894   Manufactured Housing    Manufactured Housing         2,800,000
  156.1   Ashland             Chemung                 NY      14894   Manufactured Housing    Manufactured Housing         1,540,000
  156.2   Ashland             Chemung                 NY      14894   Manufactured Housing    Manufactured Housing         1,260,000
   157    Penn Hills          Allegheny               PA      15235          Retail                Unanchored              2,800,000
   158    Winchester          Frederick               VA      22603          Hotel               Limited Service           2,800,000
   159    Chandler            Maricopa                AZ      85226          Retail                Unanchored              2,750,000
   160    Burlington          Middlesex               MA      01803       Self Storage            Self Storage             2,650,000
   161    Virginia Beach      Virginia Beach City     VA      23454          Office                 Suburban               2,600,000
   162    Panama City Beach   Bay                     FL      32407          Retail                 Anchored               2,580,000
   163    Myrtle Beach        Horry                   SC      29579       Multifamily                Garden                2,560,000
   164    Grand Terrace       San Bernardino          CA      92313          Retail                 Anchored               2,500,000
   165    Mebane              Orange                  NC      27302          Hotel               Limited Service           2,500,000
   166    San Angelo          Tom Green               TX      76905   Manufactured Housing    Manufactured Housing         2,310,000
   167    Springfield         Lane                    OR      97478       Self Storage            Self Storage             2,300,000
   168    Raleigh             Wake                    NC      27617          Retail              Shadow Anchored           2,260,000
   169    North Canton        Stark                   OH      44720          Retail                Unanchored              2,150,000
   170    Dothan              Houston                 AL      36303       Multifamily                Garden                2,120,000
   171    Libertyville        Lake                    IL      60048          Office                 Suburban               2,072,500
   172    Prospect Heights    Cook                    IL      60070          Retail                 Anchored               2,010,000
   173    Cantonment          Escambia                FL      32533       Self Storage            Self Storage             2,000,000
   174    Lake Jackson        Brazoria                TX      77566          Retail                 Anchored               2,000,000
   175    Sarasota            Manatee                 FL      34243          Retail              Shadow Anchored           1,900,000
   176    River Forest        Cook                    IL      60305          Office                 Suburban               1,855,000
   177    Mullica Hill        Gloucester              NJ      08062          Retail                 Anchored               1,850,000
   178    Columbia            Richland                SC      29229          Retail                 Anchored               1,760,000
   179    Saint Augustine     Saint Johns             FL      32084       Self Storage            Self Storage             1,700,000
   180    Eagle               Ada                     ID      83616          Office                 Suburban               1,574,000
   181    Midwest City        Oklahoma                OK      73110          Retail              Shadow Anchored           1,460,000
   182    White Oak           Allegheny               PA      15131          Retail              Shadow Anchored           1,285,000
   183    Westerville         Delaware                OH      43082          Retail                 Anchored               1,230,000
                                                                                                                      $2,244,379,522

                                                                                                SUB-       NET
              CUT-OFF      MATURITY/ARD                                                      SERVICING  MORTGAGE
               DATE            DATE                 LOAN           MORTGAGE  ADMINISTRATIVE   FEE RATE    RATE
SEQUENCE  BALANCE (1)(2)  BALANCE (1)(2)          TYPE(3)          RATE (4)   FEE RATE (5)      (5)        (4)     NOTE DATE
----------------------------------------------------------------------------------------------------------------------------

          $  152,000,000  $  150,491,208
    1         51,140,000      50,632,371        IO, Hyper Am        6.205%       0.031%        0.010%    6.174%    8/21/2006
   1.1         5,630,000       5,574,115
   1.2         5,510,000       5,455,306
   1.3         4,810,000       4,762,255
   1.4         4,090,000       4,049,402
   1.5         3,890,000       3,851,387
   1.6         3,840,000       3,801,883
   1.7         3,500,000       3,465,258
   1.8         3,070,000       3,039,526
   1.9         3,020,000       2,990,023
  1.10         2,910,000       2,881,115
  1.11         2,870,000       2,841,512
  1.12         2,830,000       2,801,909
  1.13         2,800,000       2,772,206
  1.14         2,370,000       2,346,475
    2         50,549,000      50,047,237        IO, Hyper Am        6.205%       0.031%        0.010%    6.174%    8/21/2006
   2.1         5,010,000       4,960,269
   2.2         4,800,000       4,752,354
   2.3         4,190,000       4,148,409
   2.4         3,820,000       3,782,082
   2.5         3,770,000       3,732,578
   2.6         3,730,000       3,692,975
   2.7         3,700,000       3,663,273
   2.8         3,550,000       3,514,762
   2.9         3,320,000       3,287,045
  2.10         3,209,000       3,177,147
  2.11         3,120,000       3,089,030
  2.12         2,960,000       2,930,618
  2.13         2,830,000       2,801,909
  2.14         2,540,000       2,514,787
    3         50,311,000      49,811,600        IO, Hyper Am        6.205%       0.031%        0.010%    6.174%    8/21/2006
   3.1         5,400,000       5,346,398
   3.2         4,301,000       4,258,307
   3.3         4,280,000       4,237,516
   3.4         4,210,000       4,168,210
   3.5         3,940,000       3,900,891
   3.6         3,940,000       3,900,891
   3.7         3,510,000       3,475,159
   3.8         3,360,000       3,326,648
   3.9         3,260,000       3,227,640
  3.10         3,160,000       3,128,633
  3.11         3,060,000       3,029,626
  3.12         2,850,000       2,821,710
  3.13         2,660,000       2,633,596
  3.14         2,380,000       2,356,375
    4        133,500,000     133,500,000       Interest Only        5.859%       0.021%        0.010%    5.838%    8/14/2006
    5        130,000,000     128,020,572        IO, Balloon         6.297%       0.031%        0.010%    6.266%    9/12/2006
   5.1        15,500,000      15,263,991
   5.2        15,200,000      14,968,559
   5.3        13,100,000      12,900,535
   5.4        11,400,000      11,226,419
   5.5        10,700,000      10,537,078
   5.6        10,100,000       9,946,214
   5.7        10,000,000       9,847,736
   5.8         8,100,000       7,976,666
   5.9         7,800,000       7,681,234
  5.10         7,700,000       7,582,757
  5.11         7,600,000       7,484,280
  5.12         7,400,000       7,287,325
  5.13         5,400,000       5,317,778
    6         94,180,000      94,180,000       Interest Only        5.774%       0.021%        0.010%    5.753%    9/8/2006
    7         68,754,506      59,590,946          Balloon           6.588%       0.041%        0.020%    6.547%    5/31/2006
   7.1         5,693,026       4,934,263
   7.2         1,587,147       1,375,613
   7.3         1,566,445       1,357,670
   7.4         1,531,942       1,327,765
   7.5         1,449,134       1,255,994
   7.6         1,380,128       1,196,185
   7.7         1,338,724       1,160,299
   7.8         1,311,121       1,136,376
   7.9         1,249,015       1,082,547
  7.10         1,235,214       1,070,586
  7.11         1,235,214       1,070,586
  7.12         1,207,612       1,046,662
  7.13         1,200,711       1,040,681
  7.14         1,193,810       1,034,700
  7.15         1,186,910       1,028,719
  7.16         1,173,108       1,016,757
  7.17         1,173,108       1,016,757
  7.18         1,173,108       1,016,757
  7.19         1,166,208       1,010,776
  7.20         1,138,605         986,853
  7.21         1,138,605         986,853
  7.22         1,117,903         968,910
  7.23         1,104,102         956,948
  7.24         1,104,102         956,948
  7.25         1,104,102         956,948
  7.26         1,104,102         956,948
  7.27         1,083,400         939,005
  7.28         1,076,500         933,024
  7.29         1,069,599         927,043
  7.30         1,069,599         927,043
  7.31         1,069,599         927,043
  7.32         1,055,798         915,082
  7.33         1,048,897         909,101
  7.34         1,041,996         903,120
  7.35         1,035,096         897,139
  7.36         1,021,294         885,177
  7.37         1,000,593         867,234
  7.38           986,791         855,272
  7.39           966,089         837,330
  7.40           966,089         837,330
  7.41           966,089         837,330
  7.42           959,189         831,349
  7.43           945,387         819,387
  7.44           945,387         819,387
  7.45           931,586         807,425
  7.46           931,586         807,425
  7.47           890,182         771,539
  7.48           855,679         741,635
  7.49           855,679         741,635
  7.50           810,825         702,759
  7.51           793,573         687,806
  7.52           776,322         672,854
  7.53           724,567         627,997
  7.54           641,759         556,226
  7.55           638,309         553,236
  7.56           583,104         505,388
  7.57           569,303         493,426
  7.58           552,051         478,474
  7.59           524,448         454,550
  7.60           507,197         439,598
  7.61           507,197         439,598
  7.62           493,396         427,636
  7.63           293,277         254,189
  7.64           258,774         224,285
  7.65           255,324         221,294
  7.66           189,768         164,475
    8         67,500,000      62,928,721        IO, Balloon         5.652%       0.021%        0.010%    5.631%    3/24/2005
    9         62,800,000      62,800,000  Interest Only, Hyper Am   6.239%       0.031%        0.010%    6.208%    6/29/2006
   9.1         4,260,000       4,260,000
   9.2         2,490,000       2,490,000
   9.3         2,250,000       2,250,000
   9.4         2,190,000       2,190,000
   9.5         2,025,000       2,025,000
   9.6         1,995,000       1,995,000
   9.7         1,980,000       1,980,000
   9.8         1,800,000       1,800,000
   9.9         1,650,000       1,650,000
  9.10         1,650,000       1,650,000
  9.11         1,600,000       1,600,000
  9.12         1,575,000       1,575,000
  9.13         1,500,000       1,500,000
  9.14         1,500,000       1,500,000
  9.15         1,460,000       1,460,000
  9.16         1,400,000       1,400,000
  9.17         1,390,000       1,390,000
  9.18         1,340,000       1,340,000
  9.19         1,290,000       1,290,000
  9.20         1,200,000       1,200,000
  9.21         1,200,000       1,200,000
  9.22         1,125,000       1,125,000
  9.23         1,110,000       1,110,000
  9.24         1,050,000       1,050,000
  9.25         1,040,000       1,040,000
  9.26         1,025,000       1,025,000
  9.27         1,000,000       1,000,000
  9.28           950,000         950,000
  9.29           925,000         925,000
  9.30           915,000         915,000
  9.31           900,000         900,000
  9.32           900,000         900,000
  9.33           900,000         900,000
  9.34           890,000         890,000
  9.35           855,000         855,000
  9.36           855,000         855,000
  9.37           850,000         850,000
  9.38           850,000         850,000
  9.39           825,000         825,000
  9.40           825,000         825,000
  9.41           780,000         780,000
  9.42           675,000         675,000
  9.43           675,000         675,000
  9.44           670,000         670,000
  9.45           670,000         670,000
  9.46           650,000         650,000
  9.47           590,000         590,000
  9.48           580,000         580,000
  9.49           550,000         550,000
  9.50           525,000         525,000
  9.51           500,000         500,000
  9.52           400,000         400,000
   10         57,525,000      57,525,000       Interest Only        5.900%       0.021%        0.010%    5.879%    8/30/2006
   11         55,500,000      51,989,155       IO, Balloon          5.999%       0.021%        0.010%    5.978%    8/10/2006
  11.1        19,759,565      18,509,605
  11.2        15,093,821      14,139,009
  11.3        13,627,045      12,765,019
  11.4         7,019,570       6,575,522
   12         45,800,000      38,820,827        IO, Balloon         6.392%       0.021%        0.010%    6.371%    8/21/2006
  12.1        10,102,354       8,562,920
  12.2         7,986,051       6,769,107
  12.3         5,270,793       4,467,610
  12.4         4,951,351       4,196,846
  12.5         4,791,630       4,061,464
  12.6         3,993,025       3,384,553
  12.7         3,194,420       2,707,643
  12.8         2,874,978       2,436,878
  12.9         2,635,397       2,233,805
   13         40,800,000      37,838,877        IO, Balloon         5.280%       0.021%        0.010%    5.259%    7/19/2005
   14         31,000,000      28,717,733        IO, Balloon         5.204%       0.021%        0.010%    5.183%    8/10/2005
   15         31,000,000      29,097,073        IO, Balloon         6.153%       0.021%        0.010%    6.132%    8/23/2006
   16         30,640,000      29,524,882        IO, Balloon         5.850%       0.041%        0.020%    5.809%    9/13/2006
  16.1         6,670,000       6,427,251
  16.2         6,430,000       6,195,985
  16.3         6,350,000       6,118,897
  16.4         6,110,000       5,887,632
  16.5         3,095,000       2,982,360
  16.6         1,985,000       1,912,758
   17         30,523,000      30,523,000       Interest Only        6.168%       0.051%        0.040%    6.117%    9/1/2006
   18         30,000,000      27,420,433        IO, Balloon         6.533%       0.041%        0.030%    6.492%    7/25/2006
   19         27,000,000      25,675,005        IO, Balloon         6.630%       0.041%        0.020%    6.589%    9/21/2006
   20         26,500,000      26,500,000       Interest Only        5.740%       0.041%        0.020%    5.699%    9/11/2006
   21         25,750,000      23,504,454        IO, Balloon         6.450%       0.041%        0.020%    6.409%    9/8/2006
  21.1        10,539,355       9,620,264
  21.2         7,759,745       7,083,051
  21.3         3,783,358       3,453,428
  21.4         2,432,159       2,220,061
  21.5         1,235,382       1,127,650
   22         24,871,063      19,648,510          Balloon           6.349%       0.021%        0.010%    6.328%    6/1/2006
   23         22,500,000      21,148,498        IO, Balloon         6.263%       0.021%        0.010%    6.242%    8/23/2006
   24         21,650,000      21,650,000       Interest Only        6.028%       0.021%        0.010%    6.007%   12/12/2005
   25         20,500,000      19,197,158        IO, Balloon         5.960%       0.041%        0.020%    5.919%    9/7/2006
   26         20,000,000      20,000,000       Interest Only        6.163%       0.031%        0.010%    6.132%    8/9/2006
   27         19,700,000      18,460,327        IO, Balloon         6.026%       0.041%        0.020%    5.985%    8/30/2006
   28         18,300,000      16,553,962        IO, Balloon         5.967%       0.031%        0.010%    5.936%    9/15/2006
   29         18,300,000      16,943,094        IO, Balloon         6.310%       0.041%        0.020%    6.269%    8/25/2006
   30         18,000,000      17,623,178        IO, Balloon         6.330%       0.041%        0.020%    6.289%    8/17/2006
   31         17,800,000      16,736,662        IO, Balloon         6.270%       0.041%        0.020%    6.229%    6/12/2006
   32         17,200,000      16,165,018        IO, Balloon         6.250%       0.041%        0.020%    6.209%    5/18/2006
   33         16,700,000      15,670,900        IO, Balloon         6.130%       0.031%        0.010%    6.099%    7/27/2006
   34         16,300,000      14,967,158        IO, Balloon         5.780%       0.051%        0.020%    5.729%    9/13/2006
   35         16,200,000      14,721,918        IO, Balloon         6.218%       0.041%        0.030%    6.177%    7/6/2006
   36         15,500,000      15,191,573        IO, Balloon         6.610%       0.041%        0.020%    6.569%    8/7/2006
  36.1         7,500,000       7,350,761
  36.2         5,500,000       5,390,558
  36.3         2,500,000       2,450,254
   37         14,810,000      13,678,564        IO, Balloon         6.150%       0.041%        0.020%    6.109%    5/31/2006
   38         14,550,000      12,973,614        IO, Balloon         6.204%       0.031%        0.010%    6.173%    6/1/2006
   39         14,400,000      13,480,209        IO, Balloon         5.930%       0.051%        0.020%    5.879%    4/21/2006
   40         14,150,000      14,150,000       Interest Only        5.990%       0.021%        0.010%    5.969%    8/9/2006
   41         13,500,000      12,681,155        IO, Balloon         6.193%       0.041%        0.030%    6.152%    4/24/2006
  41.1         5,274,419       4,954,498
  41.2         4,458,140       4,187,730
  41.3         3,767,442       3,538,927
   42         13,250,000      12,229,874        IO, Balloon         6.110%       0.041%        0.020%    6.069%    7/6/2006
   43         11,860,381       9,281,757          Balloon           5.883%       0.071%        0.050%    5.812%    1/9/2006
  43.1         4,495,084       3,517,786
  43.2         3,574,323       2,797,212
  43.3         1,841,324       1,440,993
  43.4         1,191,474         932,430
  43.5           758,175         593,336
   44         11,850,000      10,919,480        IO, Hyper Am        6.009%       0.081%        0.060%    5.928%    8/11/2006
   45         11,750,000      10,484,543        IO, Balloon         6.238%       0.031%        0.010%    6.207%    7/20/2006
   46         11,550,000      10,859,462        IO, Balloon         6.270%       0.041%        0.020%    6.229%    9/11/2006
   47         11,300,000      10,612,327        IO, Balloon         6.193%       0.041%        0.030%    6.152%    5/22/2006
  47.1         6,126,506       5,753,671
  47.2         4,084,337       3,835,781
  47.3         1,089,157       1,022,875
   48         11,220,000      11,220,000       Interest Only        6.170%       0.051%        0.020%    6.119%    7/17/2006
   49         11,188,999       9,536,052          Balloon           6.070%       0.051%        0.020%    6.019%    8/21/2006
  49.1         1,513,488       1,289,901
  49.2         1,351,328       1,151,697
  49.3         1,243,222       1,059,561
  49.4         1,189,169       1,013,493
  49.5         1,189,169       1,013,493
  49.6         1,027,010         875,290
  49.7           972,956         829,222
  49.8           810,797         691,018
  49.9           702,691         598,883
  49.10          648,638         552,815
  49.11          540,531         460,679
   50         11,000,000       9,913,653        IO, Balloon         5.784%       0.021%        0.010%    5.763%    7/14/2006
   51         10,899,912       9,272,460          Balloon           5.973%       0.021%        0.010%    5.952%    8/1/2006
   52         10,745,000       9,765,511        IO, Balloon         6.210%       0.041%        0.030%    6.169%    6/29/2006
   53         10,581,091       9,036,612          Balloon           6.110%       0.041%        0.020%    6.069%    7/25/2006
   54         10,210,000      10,210,000       Interest Only        6.170%       0.051%        0.020%    6.119%    7/17/2006
   55         10,000,000       9,070,596        IO, Balloon         6.110%       0.041%        0.020%    6.069%    9/19/2006
   56         10,000,000       8,753,162        IO, Balloon         6.270%       0.041%        0.030%    6.229%    8/29/2006
   57         10,000,000       9,184,048        IO, Balloon         5.800%       0.041%        0.020%    5.759%    5/18/2006
   58          9,951,889       7,958,407          Balloon           6.740%       0.041%        0.020%    6.699%    5/23/2006
   59          9,282,371       7,865,530          Balloon           5.838%       0.041%        0.020%    5.797%    8/1/2006
   60          9,276,282       7,316,399          Balloon           6.380%       0.041%        0.020%    6.339%    8/1/2006
   61          9,191,433       7,895,278          Balloon           6.347%       0.021%        0.010%    6.326%    8/2/2006
   62          9,000,000       8,170,951        IO, Balloon         6.170%       0.041%        0.020%    6.129%    8/23/2006
   63          8,880,000       8,344,536        IO, Balloon         6.240%       0.041%        0.020%    6.199%    7/18/2006
   64          8,700,000       7,915,329        IO, Balloon         6.280%       0.041%        0.020%    6.239%    7/11/2006
   65          8,700,000       8,417,970        IO, Balloon         6.440%       0.041%        0.020%    6.399%    8/25/2006
   66          8,400,000       7,876,248        IO, Balloon         6.070%       0.041%        0.020%    6.029%    7/31/2006
   67          8,340,000       6,501,897          Balloon           6.099%       0.031%        0.010%    6.068%    9/12/2006
   68          8,325,000       6,940,970        IO, Balloon         6.010%       0.041%        0.020%    5.969%    9/13/2006
   69          8,150,000       7,658,223        IO, Balloon         6.236%       0.041%        0.030%    6.195%    5/22/2006
   70          8,000,000       7,516,261        IO, Balloon         6.226%       0.031%        0.010%    6.195%    7/31/2006
   71          7,985,870       6,828,731          Balloon           6.154%       0.041%        0.030%    6.113%    7/27/2006
   72          7,984,836       6,766,047          Balloon           5.838%       0.041%        0.020%    5.797%    8/1/2006
   73          7,892,388       6,745,598          Balloon           6.170%       0.041%        0.020%    6.129%    8/15/2006
   74          7,870,000       6,135,484          Balloon           6.099%       0.031%        0.010%    6.068%    9/12/2006
   75          7,820,074       6,703,718          Balloon           5.820%       0.031%        0.010%    5.789%    7/12/2006
   76          7,700,000       7,700,000       Interest Only        6.092%       0.031%        0.010%    6.061%    8/31/2006
   77          7,600,000       6,547,645        IO, Balloon         6.060%       0.051%        0.020%    6.009%    8/22/2006
   78          7,492,548       6,374,643          Balloon           6.010%       0.051%        0.020%    5.959%    9/1/2006
   79          7,400,000       6,312,230          Balloon           6.125%       0.031%        0.010%    6.094%    9/14/2006
   80          7,250,000       6,787,533        IO, Balloon         5.941%       0.031%        0.010%    5.910%    9/15/2006
   81          6,922,500       6,487,691        IO, Balloon         6.016%       0.041%        0.030%    5.975%    4/18/2006
   82          6,893,578       5,921,957          Balloon           6.350%       0.041%        0.020%    6.309%    8/29/2006
   83          6,619,201       5,715,872          Balloon           6.507%       0.041%        0.030%    6.466%    7/3/2006
   84          6,600,000       5,145,386          Balloon           6.099%       0.031%        0.010%    6.068%    9/12/2006
   85          6,500,000       6,500,000       Interest Only        6.050%       0.041%        0.020%    6.009%    8/31/2006
               6,494,009       5,586,472
   86          3,446,820       2,965,127          Balloon           6.400%       0.041%        0.020%    6.359%    8/23/2006
   87          3,047,189       2,621,344          Balloon           6.400%       0.041%        0.020%    6.359%    8/23/2006
   88          6,400,000       5,741,107       IO, Balloon          6.473%       0.041%        0.030%    6.432%    6/22/2006
   89          6,300,000       6,300,000      Interest Only         6.174%       0.021%        0.010%    6.153%    5/12/2006
  89.1         3,850,000       3,850,000
  89.2         2,450,000       2,450,000
   90          6,250,000       5,852,791        IO, Balloon         5.975%       0.021%        0.010%    5.954%    8/23/2006
   91          6,226,272       4,906,963          Balloon           6.308%       0.021%        0.010%    6.287%    6/28/2006
   92          6,089,609       5,230,523          Balloon           6.313%       0.041%        0.020%    6.272%    7/24/2006
   93          6,000,000       6,000,000       Interest Only        6.210%       0.041%        0.020%    6.169%    7/7/2006
   94          6,000,000       5,656,908        IO, Balloon         6.505%       0.041%        0.030%    6.464%    7/26/2006
   95          5,975,000       5,264,010        IO, Balloon         5.671%       0.071%        0.060%    5.600%   12/29/2005
   96          5,774,409       4,932,536          Balloon           6.150%       0.041%        0.020%    6.109%    8/15/2006
   97          5,730,000       4,940,688        IO, Balloon         5.667%       0.041%        0.030%    5.626%    2/2/2006
   98          5,700,000       5,353,012        IO, Balloon         6.192%       0.031%        0.010%    6.161%    7/31/2006
   99          5,500,000       4,816,998        IO, Balloon         6.293%       0.031%        0.010%    6.262%    8/2/2006
   100         5,317,552       4,601,597          Balloon           6.547%       0.041%        0.030%    6.506%    6/16/2006
   101         5,285,835       4,708,122        IO, Balloon         6.156%       0.021%        0.010%    6.135%    7/26/2006
   102         5,200,000       4,643,802        IO, Balloon         6.280%       0.041%        0.020%    6.239%    8/11/2006
   103         5,150,000       4,828,703        IO, Balloon         6.180%       0.041%        0.020%    6.139%    9/7/2006
   104         5,000,000       4,509,287        IO, Balloon         6.729%       0.091%        0.080%    6.638%    6/30/2006
   105         4,940,000       3,851,244          Balloon           6.099%       0.031%        0.010%    6.068%    9/14/2006
   106         4,825,000       4,308,717        IO, Balloon         6.274%       0.041%        0.030%    6.233%    7/7/2006
   107         4,600,000       4,134,710        IO, Balloon         6.140%       0.041%        0.020%    6.099%    6/16/2006
   108         4,600,000       3,949,034          Balloon           6.350%       0.051%        0.020%    6.299%    9/7/2006
   109         4,494,024       3,909,952          Balloon           6.536%       0.021%        0.010%    6.515%    8/10/2006
   110         4,490,507       2,991,552          Balloon           6.216%       0.041%        0.030%    6.175%    8/23/2006
   111         4,483,422       3,551,760          Balloon           6.471%       0.091%        0.080%    6.380%    6/15/2006
   112         4,430,000       3,754,103          Balloon           5.900%       0.071%        0.050%    5.829%    9/15/2006
   113         4,425,995       3,845,058          Balloon           6.670%       0.041%        0.020%    6.629%    5/15/2006
   114         4,400,000       3,837,085        IO, Balloon         6.122%       0.021%        0.010%    6.101%    8/11/2006
   115         4,260,148       3,659,414          Balloon           6.252%       0.021%        0.010%    6.231%    6/1/2006
   116         4,250,000       3,603,689          Balloon           5.920%       0.041%        0.020%    5.879%    9/20/2006
   117         4,246,046       3,647,787          Balloon           6.352%       0.041%        0.030%    6.311%    8/14/2006
   118         4,242,904       3,653,135          Balloon           6.400%       0.051%        0.020%    6.349%    7/11/2006
   119         4,144,158       3,291,569          Balloon           6.520%       0.051%        0.020%    6.469%    5/31/2006
   120         4,087,000       3,791,923        IO, Balloon         5.312%       0.021%        0.010%    5.291%   12/22/2005
   121         4,050,000       3,741,470        IO, Balloon         6.169%       0.021%        0.010%    6.148%    8/8/2006
   122         4,000,000       3,750,594        IO, Balloon         6.070%       0.041%        0.020%    6.029%    7/31/2006
   123         3,993,275       3,435,356          Balloon           6.370%       0.051%        0.020%    6.319%    7/20/2006
   124         3,990,138       3,166,140          Balloon           6.570%       0.041%        0.020%    6.529%    7/6/2006
   125         3,975,000       3,548,285        IO, Balloon         6.256%       0.041%        0.030%    6.215%    7/28/2006
   126         3,944,373       3,396,849          Balloon           6.408%       0.021%        0.010%    6.387%    7/26/2006
   127         3,900,000       3,479,498        IO, Balloon         6.220%       0.051%        0.020%    6.169%    6/21/2006
   128         3,900,000       3,642,730        IO, Balloon         5.751%       0.021%        0.010%    5.730%    3/1/2006
   129         3,896,296       3,337,284          Balloon           6.245%       0.021%        0.010%    6.224%    8/16/2006
   130         3,825,000       3,394,485        IO, Balloon         5.994%       0.031%        0.010%    5.963%    8/31/2006
   131         3,800,000       3,408,193        IO, Balloon         6.470%       0.041%        0.020%    6.429%    9/6/2006
   132         3,750,000       2,952,505          Balloon           6.400%       0.041%        0.020%    6.359%    9/18/2006
   133         3,600,000       2,835,324          Balloon           6.410%       0.041%        0.020%    6.369%    9/13/2006
               3,598,499       2,352,609
   134         1,224,671         800,660          Balloon           4.960%       0.021%        0.010%    4.939%    8/31/2005
   135           677,683         443,052          Balloon           4.960%       0.021%        0.010%    4.939%    8/31/2005
   136           615,724         402,545          Balloon           4.960%       0.021%        0.010%    4.939%    8/31/2005
   137           566,350         370,265          Balloon           4.960%       0.021%        0.010%    4.939%    8/31/2005
   138           514,071         336,087          Balloon           4.960%       0.021%        0.010%    4.939%    8/31/2005
   139         3,594,515       3,127,660          Balloon           6.790%       0.051%        0.020%    6.739%    7/31/2006
   140         3,513,833       3,138,394        IO, Balloon         6.190%       0.041%        0.020%    6.149%    7/20/2006
   141         3,459,519       2,997,530          Balloon           6.632%       0.071%        0.060%    6.561%    7/6/2006
   142         3,444,146       2,959,666          Balloon           6.330%       0.051%        0.020%    6.279%    7/6/2006
   143         3,420,000       3,223,692        IO, Balloon         6.490%       0.091%        0.080%    6.399%    8/16/2006
   144         3,410,000       3,142,604        IO, Balloon         5.999%       0.041%        0.030%    5.958%    4/11/2006
   145         3,392,549       3,217,079          Balloon           6.800%       0.041%        0.020%    6.759%    6/30/2006
   146         3,375,000       3,012,694        IO, Balloon         6.256%       0.041%        0.030%    6.215%    7/28/2006
   147         3,292,443       2,855,211          Balloon           6.626%       0.041%        0.030%    6.585%    6/1/2006
   148         3,280,000       2,921,532        IO, Balloon         6.160%       0.041%        0.020%    6.119%    8/3/2006
   149         3,200,000       2,755,368        IO, Balloon         5.646%       0.051%        0.040%    5.595%    1/31/2006
   150         3,196,993       2,742,573          Balloon           6.300%       0.041%        0.020%    6.259%    8/30/2006
   151         3,112,482       2,716,483          Balloon           5.743%       0.021%        0.010%    5.722%    1/20/2004
   152         3,094,884       2,668,359          Balloon           6.450%       0.051%        0.020%    6.399%    7/26/2006
   153         2,995,884       2,355,665          Balloon           6.326%       0.021%        0.010%    6.305%    9/1/2006
   154         2,935,170       2,532,043          Balloon           6.470%       0.041%        0.020%    6.429%    7/19/2006
   155         2,897,546       2,522,532          Balloon           6.840%       0.051%        0.020%    6.789%    8/2/2006
   156         2,800,000       2,495,082        IO, Balloon         6.180%       0.041%        0.020%    6.139%    8/25/2006
  156.1        1,540,000       1,372,295
  156.2        1,260,000       1,122,787
   157         2,797,367       2,399,530          Balloon           6.297%       0.021%        0.010%    6.276%    8/10/2006
   158         2,763,601       2,165,795          Balloon           5.880%       0.051%        0.020%    5.829%   12/22/2005
   159         2,750,000       2,585,813        IO, Balloon         6.290%       0.041%        0.020%    6.249%    7/24/2006
   160         2,650,000       2,413,630        IO, Balloon         6.326%       0.041%        0.030%    6.285%    6/8/2006
   161         2,597,441       2,213,086          Balloon           6.060%       0.051%        0.020%    6.009%    8/30/2006
   162         2,566,161       1,436,076          Balloon           6.250%       0.051%        0.020%    6.199%    7/20/2006
   163         2,555,703       2,199,060          Balloon           6.377%       0.041%        0.030%    6.336%    7/19/2006
   164         2,500,000       2,344,443        IO, Balloon         6.080%       0.041%        0.020%    6.039%    5/26/2006
   165         2,491,060       1,983,284          Balloon           6.630%       0.051%        0.020%    6.579%    6/29/2006
   166         2,307,932       1,993,584          Balloon           6.550%       0.041%        0.020%    6.509%    8/31/2006
   167         2,297,706       1,953,751          Balloon           5.990%       0.051%        0.020%    5.939%    8/31/2006
   168         2,260,000       2,016,809        IO, Balloon         6.231%       0.031%        0.010%    6.200%    6/30/2006
   169         2,150,000       1,911,686        IO, Balloon         6.077%       0.031%        0.010%    6.046%    7/24/2006
   170         2,120,000       1,889,701        IO, Balloon         6.190%       0.091%        0.080%    6.099%    7/21/2006
   171         2,068,908       1,773,269          Balloon           6.237%       0.041%        0.030%    6.196%    7/25/2006
   172         2,010,000       1,784,803        IO, Balloon         6.020%       0.031%        0.010%    5.989%    8/21/2006
   173         2,000,000       1,826,547        IO, Balloon         6.474%       0.041%        0.030%    6.433%    6/19/2006
   174         2,000,000       1,875,047        IO, Balloon         6.080%       0.041%        0.020%    6.039%    8/31/2006
   175         1,897,382       1,642,652          Balloon           6.300%       0.051%        0.020%    6.249%    8/18/2006
   176         1,853,307       1,596,515          Balloon           6.450%       0.041%        0.030%    6.409%    8/15/2006
   177         1,850,000       1,680,841        IO, Balloon         6.210%       0.041%        0.020%    6.169%    8/31/2006
   178         1,754,157       1,514,976          Balloon           6.450%       0.051%        0.020%    6.399%    5/5/2006
   179         1,698,415       1,458,624          Balloon           6.340%       0.051%        0.020%    6.289%    8/31/2006
   180         1,574,000       1,414,221        IO, Balloon         6.562%       0.041%        0.030%    6.521%    8/1/2006
   181         1,456,668       1,263,663          Balloon           6.639%       0.041%        0.030%    6.598%    6/26/2006
   182         1,285,000       1,146,781        IO, Balloon         6.245%       0.031%        0.010%    6.214%    7/5/2006
   183         1,230,000       1,230,000       Interest Only        5.750%       0.041%        0.020%    5.709%    8/25/2006
          $2,243,271,168  $2,088,883,381                            6.114%       0.034%        0.017%    6.080%

                                            ORIGINAL      ORIGINAL                          REMAINING
            FIRST     INTEREST               TERM TO    AMORTIZATION  INTEREST                TERM TO
           PAYMENT     ACCRUAL   MONTHLY  MATURITY/ARD      TERM        ONLY    SEASONING  MATURITY/ARD  MATURITY/ARD
SEQUENCE     DATE    METHOD (6)  PAYMENT    (MONTHS)    (MONTHS) (6)   PERIOD    (MONTHS)    (MONTHS)        DATE
---------------------------------------------------------------------------------------------------------------------

    1     10/1/2006  Actual/360  313,383      120            360         108         1          119         9/1/2016
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
    2     10/1/2006  Actual/360  309,761      120            360         108         1          119         9/1/2016
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
   2.8
   2.9
  2.10
  2.11
  2.12
  2.13
  2.14
    3     10/1/2006  Actual/360  308,303      120            360         108         1          119         9/1/2016
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12
  3.13
  3.14
    4     10/1/2006  Actual/360  660,897       60                         60         1           59         9/1/2011
    5     11/1/2006  Actual/360  804,410       60            360          42         0           60        10/1/2011
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7
   5.8
   5.9
  5.10
  5.11
  5.12
  5.13
    6     11/1/2006  Actual/360  459,465      120                        120                    120        10/1/2016
    7     7/5/2006   Actual/360  440,007      120            357                     4          116         6/5/2016
   7.1
   7.2
   7.3
   7.4
   7.5
   7.6
   7.7
   7.8
   7.9
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
  7.29
  7.30
  7.31
  7.32
  7.33
  7.34
  7.35
  7.36
  7.37
  7.38
  7.39
  7.40
  7.41
  7.42
  7.43
  7.44
  7.45
  7.46
  7.47
  7.48
  7.49
  7.50
  7.51
  7.52
  7.53
  7.54
  7.55
  7.56
  7.57
  7.58
  7.59
  7.60
  7.61
  7.62
  7.63
  7.64
  7.65
  7.66
    8     5/1/2005   Actual/360  389,702      120            360          60        18          102         4/1/2015
    9     8/1/2006   Actual/360  331,043       60                         60         3           57         7/1/2011
   9.1
   9.2
   9.3
   9.4
   9.5
   9.6
   9.7
   9.8
   9.9
  9.10
  9.11
  9.12
  9.13
  9.14
  9.15
  9.16
  9.17
  9.18
  9.19
  9.20
  9.21
  9.22
  9.23
  9.24
  9.25
  9.26
  9.27
  9.28
  9.29
  9.30
  9.31
  9.32
  9.33
  9.34
  9.35
  9.36
  9.37
  9.38
  9.39
  9.40
  9.41
  9.42
  9.43
  9.44
  9.45
  9.46
  9.47
  9.48
  9.49
  9.50
  9.51
  9.52
   10     10/1/2006  Actual/360  286,759      120                        120         1          119         9/1/2016
   11     10/1/2006  Actual/360  332,715      120            360          60         1          119         9/1/2016
  11.1
  11.2
  11.3
  11.4
   12     10/1/2006  Actual/360  303,196      120            300          24         1          119         9/1/2016
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
   13     9/1/2005   Actual/360  226,058      120            360          60        14          106         8/1/2015
   14     10/1/2005  Actual/360  170,301      120            360          60        13          107         9/1/2015
   15     10/1/2006  Actual/360  188,921      120            360          60         1          119         9/1/2016
   16     11/1/2006  Actual/360  180,758       60            360          24                     60        10/1/2011
  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
   17     10/1/2006  Actual/360  159,067      120                        120         1          119         9/1/2016
   18     9/1/2006   Actual/360  190,272      120            360          36         2          118         8/1/2016
   19     11/1/2006  Actual/360  172,973       60            360          6                      60        10/1/2011
   20     11/1/2006  Actual/360  128,519      120                        120                    120        10/1/2016
   21     11/1/2006  Actual/360  161,912      120            360          36                    120        10/1/2016
  21.1
  21.2
  21.3
  21.4
  21.5
   22     7/1/2006   Actual/360  166,451      120            300                     4          116         6/1/2016
   23     10/1/2006  Actual/360  138,727      120            360          60         1          119         9/1/2016
   24     2/1/2006   Actual/360  110,262       60                         60         9           51         1/1/2011
   25     11/1/2006  Actual/360  122,381      120            360          60                    120        10/1/2016
   26     10/1/2006  Actual/360  104,143      120                        120         1          119         9/1/2016
   27     10/1/2006  Actual/360  118,441      120            360          60         1          119         9/1/2016
   28     11/1/2006  Actual/360  109,330      120            360          36         0          120        10/1/2016
   29     10/1/2006  Actual/360  113,391      120            360          48         1          119         9/1/2016
   30     10/1/2006  Actual/360  111,767       84            360          60         1           83         9/1/2013
   31     8/1/2006   Actual/360  109,829      120            360          60         3          117         7/1/2016
   32     7/1/2006   Actual/360  105,903      120            360          60         4          116         6/1/2016
   33     9/1/2006   Actual/360  101,525      120            360          60         2          118         8/1/2016
   34     11/1/2006  Actual/360   95,433      120            360          48                    120        10/1/2016
   35     9/1/2006   Actual/360   99,409      120            360          36         2          118         8/1/2016
   36     10/1/2006  Actual/360   99,095       60            360          36         1           59         9/1/2011
  36.1
  36.2
  36.3
   37     7/1/2006   Actual/360   90,227      120            360          48         4          116         6/1/2016
   38     7/1/2006   Actual/360   89,152      120            360          24         4          116         6/1/2016
   39     6/1/2006   Actual/360   85,688      120            360          60         5          115         5/1/2016
   40     10/1/2006  Actual/360   71,613      120                        120         1          119         9/1/2016
   41     6/1/2006   Actual/360   82,622      120            360          60         5          115         5/1/2016
  41.1
  41.2
  41.3
   42     9/1/2006   Actual/360   80,380      120            360          48         2          118         8/1/2016
   43     3/1/2006   Actual/360   76,460      120            300                     8          112         2/1/2016
  43.1
  43.2
  43.3
  43.4
  43.5
   44     10/1/2006  Actual/360   71,115      120            360          48         1          119         9/1/2016
   45     9/1/2006   Actual/360   72,255      120            360          24         2          118         8/1/2016
   46     11/1/2006  Actual/360   71,266      120            360          60                    120        10/1/2016
   47     7/1/2006   Actual/360   69,158      120            360          60         4          116         6/1/2016
  47.1
  47.2
  47.3
   48     9/1/2006   Actual/360   58,491      120                        120         2          118         8/1/2016
   49     10/1/2006  Actual/360   67,655      120            360                     1          119         9/1/2016
  49.1
  49.2
  49.3
  49.4
  49.5
  49.6
  49.7
  49.8
  49.9
  49.10
  49.11
   50     9/1/2006   Actual/360   64,431      120            360          36         2          118         8/1/2016
   51     9/1/2006   Actual/360   65,281      120            360                     2          118         8/1/2016
   52     8/1/2006   Actual/360   65,880      120            360          36         3          117         7/1/2016
   53     9/1/2006   Actual/360   64,304      120            360                     2          118         8/1/2016
   54     9/1/2006   Actual/360   53,226      120                        120         2          118         8/1/2016
   55     11/1/2006  Actual/360   60,664      120            360          36                    120        10/1/2016
   56     10/1/2006  Actual/360   61,702      120            360          12         1          119         9/1/2016
   57     7/1/2006   Actual/360   58,675      120            360          48         4          116         6/1/2016
   58     7/1/2006   Actual/360   69,028      120            300                     4          116         6/1/2016
   59     9/1/2006   Actual/360   54,793      120            360                     2          118         8/1/2016
   60     9/1/2006   Actual/360   62,099      120            300                     2          118         8/1/2016
   61     10/1/2006  Actual/360   57,228      120            360                     1          119         9/1/2016
   62     10/1/2006  Actual/360   54,947      120            360          36         1          119         9/1/2016
   63     9/1/2006   Actual/360   54,618      120            360          60         2          118         8/1/2016
   64     9/1/2006   Actual/360   53,737      120            360          36         2          118         8/1/2016
   65     10/1/2006  Actual/360   54,648       60            360          24         1           59         9/1/2011
   66     9/1/2006   Actual/360   50,741      120            360          60         2          118         8/1/2016
   67     11/1/2006  Actual/360   54,241      120            300                     0          120        10/1/2016
   68     11/1/2006  Actual/360   53,689      120            300          24                    120        10/1/2016
   69     7/1/2006   Actual/360   50,107      120            360          60         4          116         6/1/2016
   70     9/1/2006   Actual/360   49,133      120            360          60         2          118         8/1/2016
   71     9/1/2006   Actual/360   48,759      120            360                     2          118         8/1/2016
   72     9/1/2006   Actual/360   47,134      120            360                     2          118         8/1/2016
   73     10/1/2006  Actual/360   48,232      120            360                     1          119         9/1/2016
   74     11/1/2006  Actual/360   51,184      120            300                     0          120        10/1/2016
   75     9/1/2006   Actual/360   46,724      107            347                     2          105         7/1/2015
   76     10/1/2006  Actual/360   39,633      120                        120         1          119         9/1/2016
   77     10/1/2006  Actual/360   45,859      120            360          6          1          119         9/1/2016
   78     10/1/2006  Actual/360   45,015      120            360                     1          119         9/1/2016
   79     11/1/2006  Actual/360   44,963      120            360                     0          120        10/1/2016
   80     11/1/2006  Actual/360   43,193      120            360          60         0          120        10/1/2016
   81     6/1/2006   Actual/360   41,575      120            360          60         5          115         5/1/2016
   82     10/1/2006  Actual/360   42,934      120            360                     1          119         9/1/2016
   83     9/1/2006   Actual/360   41,937      120            360                     2          118         8/1/2016
   84     11/1/2006  Actual/360   42,924      120            300                     0          120        10/1/2016
   85     10/1/2006  Actual/360   33,226      120                        120         1          119         9/1/2016

   86     10/1/2006  Actual/360   21,580      120            360                     1          119         9/1/2016
   87     10/1/2006  Actual/360   19,078      120            360                     1          119         9/1/2016
   88     8/1/2006   Actual/360   40,339      120            360          24         3          117         7/1/2016
   89     7/1/2006   Actual/360   32,864       91                         91         4           87         1/1/2014
  89.1
  89.2
   90     10/1/2006  Actual/360   37,372      120            360          60         1          119         9/1/2016
   91     8/1/2006   Actual/360   41,454      120            300                     3          117         7/1/2016
   92     9/1/2006   Actual/360   37,809      120            360                     2          118         8/1/2016
   93     9/1/2006   Actual/360   31,481      120                        120         2          118         8/1/2016
   94     9/1/2006   Actual/360   37,944      120            360          60         2          118         8/1/2016
   95     2/1/2006   Actual/360   34,569      120            360          24         9          111         1/1/2016
   96     10/1/2006  Actual/360   35,214      120            360                     1          119         9/1/2016
   97     4/1/2006   Actual/360   33,137      120            360          12         7          113         3/1/2016
   98     9/1/2006   Actual/360   34,881      120            360          60         2          118         8/1/2016
   99     10/1/2006  Actual/360   34,018      120            360          12         1          119         9/1/2016
   100    8/1/2006   Actual/360   33,854      120            360                     3          117         7/1/2016
   101    9/1/2006   Actual/360   32,223      120            360          24         2          118         8/1/2016
   102    10/1/2006  Actual/360   32,119      120            360          24         1          119         9/1/2016
   103    11/1/2006  Actual/360   31,475       84            360          23                     84        10/1/2013
   104    8/1/2006   Actual/360   32,360      120            360          24         3          117         7/1/2016
   105    11/1/2006  Actual/360   32,128      120            300                                120        10/1/2016
   106    9/1/2006   Actual/360   29,784      120            360          24         2          118         8/1/2016
   107    8/1/2006   Actual/360   27,995      120            360          30         3          117         7/1/2016
   108    11/1/2006  Actual/360   28,623      120            360                                120        10/1/2016
   109    10/1/2006  Actual/360   30,486       84            300                     1           83         9/1/2013
   110    10/1/2006  Actual/360   32,803      120            240                     1          119         9/1/2016
   111    8/1/2006   Actual/360   30,303      120            300                     3          117         7/1/2016
   112    11/1/2006  Actual/360   26,276      120            360                     0          120        10/1/2016
   113    7/1/2006   Actual/360   28,562      120            360                     4          116         6/1/2016
   114    10/1/2006  Actual/360   26,726      120            360          12         1          119         9/1/2016
   115    7/1/2006   Actual/360   26,327      120            360                     4          116         6/1/2016
   116    11/1/2006  Actual/360   25,263      120            360                                120        10/1/2016
   117    10/1/2006  Actual/360   26,451      120            360                     1          119         9/1/2016
   118    9/1/2006   Actual/360   26,584      120            360                     2          118         8/1/2016
   119    7/1/2006   Actual/360   28,174      120            300                     4          116         6/1/2016
   120    2/1/2006   Actual/360   22,726      120            360          60         9          111         1/1/2016
   121    10/1/2006  Actual/360   24,724      120            360          48         1          119         9/1/2016
   122    9/1/2006   Actual/360   24,162      120            360          60         2          118         8/1/2016
   123    9/1/2006   Actual/360   24,942      120            360                     2          118         8/1/2016
   124    9/1/2006   Actual/360   27,184      120            300                     2          118         8/1/2016
   125    9/1/2006   Actual/360   24,490      120            360          24         2          118         8/1/2016
   126    9/1/2006   Actual/360   24,734      120            360                     2          118         8/1/2016
   127    8/1/2006   Actual/360   23,937      120            360          24         3          117         7/1/2016
   128    4/1/2006   Actual/360   22,762      120            360          60         7          113         3/1/2016
   129    10/1/2006  Actual/360   24,000      120            360                     1          119         9/1/2016
   130    10/1/2006  Actual/360   22,918      120            360          24         1          119         9/1/2016
   131    11/1/2006  Actual/360   23,944      120            360          24                    120        10/1/2016
   132    11/1/2006  Actual/360   25,086      120            300                                120        10/1/2016
   133    11/1/2006  Actual/360   24,105      120            300                                120        10/1/2016

   134    10/1/2005  Actual/360   8,321       120            240                    13          107         9/1/2015
   135    10/1/2005  Actual/360   4,604       120            240                    13          107         9/1/2015
   136    10/1/2005  Actual/360   4,183       120            240                    13          107         9/1/2015
   137    10/1/2005  Actual/360   3,848       120            240                    13          107         9/1/2015
   138    10/1/2005  Actual/360   3,493       120            240                    13          107         9/1/2015
   139    9/1/2006   Actual/360   23,445      120            360                     2          118         8/1/2016
   140    9/1/2006   Actual/360   21,536      120            360          24         2          118         8/1/2016
   141    9/1/2006   Actual/360   22,203      120            360                     2          118         8/1/2016
   142    9/1/2006   Actual/360   21,422      120            360                     2          118         8/1/2016
   143    10/1/2006  Actual/360   21,594      120            360          60         1          119         9/1/2016
   144    6/1/2006   Actual/360   20,442      120            360          48         5          115         5/1/2016
   145    8/1/2006   Actual/360   22,165       60            360                     3           57         7/1/2011
   146    9/1/2006   Actual/360   20,794      120            360          24         2          118         8/1/2016
   147    8/1/2006   Actual/360   21,132      120            360                     3          117         7/1/2016
   148    10/1/2006  Actual/360   20,004      120            360          24         1          119         9/1/2016
   149    3/1/2006   Actual/360   18,463      120            360          12         8          112         2/1/2016
   150    10/1/2006  Actual/360   19,807      120            360                     1          119         9/1/2016
   151    3/1/2004   Actual/360   18,787      120            360                    32           88         2/1/2014
   152    9/1/2006   Actual/360   19,492      120            360                     2          118         8/1/2016
   153    10/1/2006  Actual/360   19,931      120            300                     1          119         9/1/2016
   154    9/1/2006   Actual/360   18,525      120            360                     2          118         8/1/2016
   155    10/1/2006  Actual/360   18,983      120            360                     1          119         9/1/2016
   156    10/1/2006  Actual/360   17,113      120            360          24         1          119         9/1/2016
  156.1
  156.2
   157    10/1/2006  Actual/360   17,326      120            360                     1          119         9/1/2016
   158    2/1/2006   Actual/360   17,836      120            300                     9          111         1/1/2016
   159    9/1/2006   Actual/360   17,004      120            360          60         2          118         8/1/2016
   160    8/1/2006   Actual/360   16,448      120            360          36         3          117         7/1/2016
   161    10/1/2006  Actual/360   15,689      120            360                     1          119         9/1/2016
   162    9/1/2006   Actual/360   20,564      120            204                     2          118         8/1/2016
   163    9/1/2006   Actual/360   15,974      120            360                     2          118         8/1/2016
   164    7/1/2006   Actual/360   15,118      120            360          60         4          116         6/1/2016
   165    8/1/2006   Actual/360   17,084      120            300                     3          117         7/1/2016
   166    10/1/2006  Actual/360   14,677      120            360                     1          119         9/1/2016
   167    10/1/2006  Actual/360   13,775      120            360                     1          119         9/1/2016
   168    8/1/2006   Actual/360   13,887      120            360          24         3          117         7/1/2016
   169    9/1/2006   Actual/360   12,997      120            360          24         2          118         8/1/2016
   170    9/1/2006   Actual/360   12,971      120            360          24         2          118         8/1/2016
   171    9/1/2006   Actual/360   12,743      120            360                     2          118         8/1/2016
   172    10/1/2006  Actual/360   12,077      120            360          24         1          119         9/1/2016
   173    8/1/2006   Actual/360   12,607      120            360          36         3          117         7/1/2016
   174    10/1/2006  Actual/360   12,094       84            360          24         1           83         9/1/2013
   175    10/1/2006  Actual/360   12,593       84            300                     1           83         9/1/2013
   176    10/1/2006  Actual/360   11,664      120            360                     1          119         9/1/2016
   177    10/1/2006  Actual/360   11,343      120            360          36         1          119         9/1/2016
   178    7/1/2006   Actual/360   11,067      120            360                     4          116         6/1/2016
   179    10/1/2006  Actual/360   10,567      120            360                     1          119         9/1/2016
   180    9/1/2006   Actual/360   10,013      120            360          24         2          118         8/1/2016
   181    8/1/2006   Actual/360   9,362       120            360                     3          117         7/1/2016
   182    9/1/2006   Actual/360   7,908       120            360          24         2          118         8/1/2016
   183    10/1/2006  Actual/360   5,976       120                        120         1          119         9/1/2016
                                              108            353                     3          105

                CROSS-
            COLLATERALIZED
SEQUENCE        LOANS          RELATED LOANS    PREPAYMENT PENALTY DESCRIPTION (PAYMENTS) (7)  YIELD MAINTENANCE TYPE (7)
-------------------------------------------------------------------------------------------------------------------------

    1     Yes - BACM 06-5 A  Yes - BACM 06-5 A        LO(48)/GRTR1%PPMTorYM(69)/OPEN(3)                NPV (MEY)
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
    2     Yes - BACM 06-5 A  Yes - BACM 06-5 A        LO(48)/GRTR1%PPMTorYM(69)/OPEN(3)                NPV (MEY)
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
   2.8
   2.9
  2.10
  2.11
  2.12
  2.13
  2.14
    3     Yes - BACM 06-5 A  Yes - BACM 06-5 A        LO(48)/GRTR1%PPMTorYM(69)/OPEN(3)                NPV (MEY)
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12
  3.13
  3.14
    4            No                 No                    LO(53)/OPEN(7)/DEFEASANCE
    5            No                 No                    LO(53)/OPEN(7)/DEFEASANCE
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7
   5.8
   5.9
  5.10
  5.11
  5.12
  5.13
    6            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
    7            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   7.1
   7.2
   7.3
   7.4
   7.5
   7.6
   7.7
   7.8
   7.9
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
  7.29
  7.30
  7.31
  7.32
  7.33
  7.34
  7.35
  7.36
  7.37
  7.38
  7.39
  7.40
  7.41
  7.42
  7.43
  7.44
  7.45
  7.46
  7.47
  7.48
  7.49
  7.50
  7.51
  7.52
  7.53
  7.54
  7.55
  7.56
  7.57
  7.58
  7.59
  7.60
  7.61
  7.62
  7.63
  7.64
  7.65
  7.66
    8            No                 No                    LO(113)/OPEN(7)/DEFEASANCE
    9            No                 No                    LO(56)/OPEN(4)/DEFEASANCE                    NPV (MEY)
   9.1
   9.2
   9.3
   9.4
   9.5
   9.6
   9.7
   9.8
   9.9
  9.10
  9.11
  9.12
  9.13
  9.14
  9.15
  9.16
  9.17
  9.18
  9.19
  9.20
  9.21
  9.22
  9.23
  9.24
  9.25
  9.26
  9.27
  9.28
  9.29
  9.30
  9.31
  9.32
  9.33
  9.34
  9.35
  9.36
  9.37
  9.38
  9.39
  9.40
  9.41
  9.42
  9.43
  9.44
  9.45
  9.46
  9.47
  9.48
  9.49
  9.50
  9.51
  9.52
   10            No                 No                LO(24)/GRTR1%PPMTorYM(92)/OPEN(4)              Int Diff (MEY)
   11            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
  11.1
  11.2
  11.3
  11.4
   12            No                 No                LO(25)/GRTR1%PPMTorYM(92)/OPEN(3)              Int Diff (BEY)
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
   13            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   14            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   15            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   16            No                 No                    LO(58)/OPEN(2)/DEFEASANCE
  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
   17            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   18            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   19            No                 No                    LO(55)/OPEN(5)/DEFEASANCE
   20            No                 No                   GRTR1%PPMTorYM(116)/OPEN(4)                   NPV (BEY)
   21            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
  21.1
  21.2
  21.3
  21.4
  21.5
   22            No                 No                LO(24)/GRTR1%PPMTorYM(92)/OPEN(4)              Int Diff (MEY)
   23            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   24            No                 No                    LO(54)/OPEN(6)/DEFEASANCE
   25            No                 No                    LO(113)/OPEN(7)/DEFEASANCE
   26            No          Yes - BACM 06-5 E            LO(116)/OPEN(4)/DEFEASANCE
   27            No                 No                LO(1)/GRTR1%PPMTorYM(115)/OPEN(4)                NPV (BEY)
   28            No                 No                    LO(119)/OPEN(1)/DEFEASANCE
   29            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   30            No                 No                    LO(71)/OPEN(13)/DEFEASANCE
   31            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   32            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   33            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   34            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   35            No          Yes - BACM 06-5 F        LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                NPV (BEY)
   36            No                 No                    LO(36)/OPEN(24)/DEFEASANCE
  36.1
  36.2
  36.3
   37            No                 No                LO(28)/GRTR1%PPMTorYM(88)/OPEN(4)                NPV (BEY)
   38            No                 No                    LO(119)/OPEN(1)/DEFEASANCE
   39            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   40            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   41            No          Yes - BACM 06-5 B            LO(113)/OPEN(7)/DEFEASANCE
  41.1
  41.2
  41.3
   42            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   43            No                 No                    LO(119)/OPEN(1)/DEFEASANCE
  43.1
  43.2
  43.3
  43.4
  43.5
   44            No                 No                    LO(119)/OPEN(1)/DEFEASANCE
   45            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   46            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   47            No          Yes - BACM 06-5 B            LO(113)/OPEN(7)/DEFEASANCE
  47.1
  47.2
  47.3
   48            No          Yes - BACM 06-5 G        LO(59)/GRTR1%PPMTorYM(58)/OPEN(3)                NPV (MEY)
   49            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
  49.1
  49.2
  49.3
  49.4
  49.5
  49.6
  49.7
  49.8
  49.9
  49.10
  49.11
   50            No          Yes - BACM 06-5 I            LO(116)/OPEN(4)/DEFEASANCE
   51            No          Yes - BACM 06-5 C            LO(116)/OPEN(4)/DEFEASANCE
   52            No          Yes - BACM 06-5 F        LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                NPV (BEY)
   53            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   54            No          Yes - BACM 06-5 G        LO(59)/GRTR1%PPMTorYM(58)/OPEN(3)                NPV (MEY)
   55            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   56            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   57            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   58            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   59            No          Yes - BACM 06-5 C            LO(115)/OPEN(5)/DEFEASANCE
   60            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   61            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   62            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   63            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   64            No          Yes - BACM 06-5 J            LO(116)/OPEN(4)/DEFEASANCE
   65            No          Yes - BACM 06-5 H            LO(58)/OPEN(2)/DEFEASANCE
   66            No          Yes - BACM 06-5 L            LO(118)/OPEN(2)/DEFEASANCE
   67            No          Yes - BACM 06-5 D            LO(118)/OPEN(2)/DEFEASANCE
   68            No                 No                LO(37)/GRTR1%PPMTorYM(81)/OPEN(2)                NPV (BEY)
   69            No          Yes - BACM 06-5 B            LO(113)/OPEN(7)/DEFEASANCE
   70            No                 No                LO(26)/GRTR1%PPMTorYM(93)/OPEN(1)                NPV (MEY)
   71            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   72            No          Yes - BACM 06-5 C            LO(115)/OPEN(5)/DEFEASANCE
   73            No          Yes - BACM 06-5 K        LO(25)/GRTR1%PPMTorYM(91)/OPEN(4)                NPV (BEY)
   74            No          Yes - BACM 06-5 D            LO(118)/OPEN(2)/DEFEASANCE
   75            No                 No                    LO(106)/OPEN(1)/DEFEASANCE
   76            No          Yes - BACM 06-5 E            LO(116)/OPEN(4)/DEFEASANCE
   77            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   78            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   79            No                 No                    LO(119)/OPEN(1)/DEFEASANCE
   80            No                 No                    LO(119)/OPEN(1)/DEFEASANCE
   81            No          Yes - BACM 06-5 B            LO(113)/OPEN(7)/DEFEASANCE
   82            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   83            No          Yes - BACM 06-5 M            LO(116)/OPEN(4)/DEFEASANCE
   84            No          Yes - BACM 06-5 D            LO(118)/OPEN(2)/DEFEASANCE
   85            No                 No                LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                NPV (BEY)

   86     Yes - BACM 06-5 B  Yes - BACM 06-5 P            LO(118)/OPEN(2)/DEFEASANCE
   87     Yes - BACM 06-5 B  Yes - BACM 06-5 P            LO(118)/OPEN(2)/DEFEASANCE
   88            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   89            No                 No                    LO(86)/OPEN(5)/DEFEASANCE
  89.1
  89.2
   90            No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   91            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   92            No          Yes - BACM 06-5 H            LO(118)/OPEN(2)/DEFEASANCE
   93            No                 No                LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                NPV (BEY)
   94            No                 No                    LO(113)/OPEN(7)/DEFEASANCE
   95            No                 No                LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)              Int Diff (MEY)
   96            No          Yes - BACM 06-5 K        LO(25)/GRTR1%PPMTorYM(91)/OPEN(4)                NPV (BEY)
   97            No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   98            No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   99            No                 No                   GRTR1%PPMTorYM(119)/OPEN(1)                   NPV (MEY)
   100           No          Yes - BACM 06-5 M            LO(116)/OPEN(4)/DEFEASANCE
   101           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   102           No          Yes - BACM 06-5 J            LO(116)/OPEN(4)/DEFEASANCE
   103           No          Yes - BACM 06-5 H            LO(82)/OPEN(2)/DEFEASANCE
   104           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   105           No          Yes - BACM 06-5 D            LO(118)/OPEN(2)/DEFEASANCE
   106           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   107           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   108           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   109           No                 No                    LO(80)/OPEN(4)/DEFEASANCE
   110           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   111           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   112           No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   113           No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   114           No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   115           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   116           No                 No                LO(35)/GRTR1%PPMTorYM(83)/OPEN(2)                NPV (BEY)
   117           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   118           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   119           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   120           No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   121           No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   122           No          Yes - BACM 06-5 L            LO(118)/OPEN(2)/DEFEASANCE
   123           No                 No          LO(26)/DEFEASANCEorGRTR1%PPMTorYM(90)/OPEN(4)          NPV (MEY)
   124           No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   125           No          Yes - BACM 06-5 O            LO(116)/OPEN(4)/DEFEASANCE
   126           No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   127           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   128           No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   129           No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   130           No          Yes - BACM 06-5 N            LO(119)/OPEN(1)/DEFEASANCE
   131           No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   132           No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   133           No                 No                    LO(118)/OPEN(2)/DEFEASANCE

   134    Yes - BACM 06-5 C  Yes - BACM 06-5 I            LO(116)/OPEN(4)/DEFEASANCE
   135    Yes - BACM 06-5 C  Yes - BACM 06-5 I            LO(116)/OPEN(4)/DEFEASANCE
   136    Yes - BACM 06-5 C  Yes - BACM 06-5 I            LO(116)/OPEN(4)/DEFEASANCE
   137    Yes - BACM 06-5 C  Yes - BACM 06-5 I            LO(116)/OPEN(4)/DEFEASANCE
   138    Yes - BACM 06-5 C  Yes - BACM 06-5 I            LO(116)/OPEN(4)/DEFEASANCE
   139           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   140           No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   141           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   142           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   143           No                 No                LO(38)/GRTR1%PPMTorYM(79)/OPEN(3)              Int Diff (MEY)
   144           No          Yes - BACM 06-5 B            LO(113)/OPEN(7)/DEFEASANCE
   145           No          Yes - BACM 06-5 Q            LO(58)/OPEN(2)/DEFEASANCE
   146           No          Yes - BACM 06-5 O            LO(116)/OPEN(4)/DEFEASANCE
   147           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   148           No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   149           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   150           No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   151           No                 No                LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)              Int Diff (BEY)
   152           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   153           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   154           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   155           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   156           No          Yes - BACM 06-5 Q            LO(118)/OPEN(2)/DEFEASANCE
  156.1
  156.2
   157           No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   158           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   159           No                 No                LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                NPV (BEY)
   160           No                 No                LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                NPV (BEY)
   161           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   162           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   163           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   164           No                 No                    LO(117)/OPEN(3)/DEFEASANCE
   165           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   166           No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   167           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   168           No          Yes - BACM 06-5 N            LO(119)/OPEN(1)/DEFEASANCE
   169           No          Yes - BACM 06-5 N            LO(119)/OPEN(1)/DEFEASANCE
   170           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   171           No                 No                LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                NPV (BEY)
   172           No          Yes - BACM 06-5 N            LO(119)/OPEN(1)/DEFEASANCE
   173           No                 No                LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                NPV (BEY)
   174           No                 No                    LO(82)/OPEN(2)/DEFEASANCE
   175           No                 No                    LO(80)/OPEN(4)/DEFEASANCE
   176           No                 No                LO(35)/GRTR1%PPMTorYM(80)/OPEN(5)                NPV (BEY)
   177           No                 No                    LO(118)/OPEN(2)/DEFEASANCE
   178           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   179           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   180           No                 No                    LO(116)/OPEN(4)/DEFEASANCE
   181           No                 No                LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                NPV (BEY)
   182           No          Yes - BACM 06-5 N            LO(119)/OPEN(1)/DEFEASANCE
   183           No                 No                    LO(118)/OPEN(2)/DEFEASANCE

            LOAN     LOAN   LOAN ORIGINATOR                                                    APPRAISAL    APPRAISAL  CUT-OFF DATE
SEQUENCE   NUMBER   GROUP         (1)                        PROPERTY NAME                       VALUE        DATE       LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------

                                              SUBTOTAL CROSSED LOANS                          190,865,000
    1      47621      1    BSCMI              Southern Walgreens Portfolio - Pool 1 (Rollup)   63,970,000    Various       79.6%
   1.1    47621-7     1    BSCMI              4814 North Sheridan Road                          7,000,000    7/1/2006
   1.2    47621-9     1    BSCMI              13992 Manchester Road                             6,820,000   7/11/2006
   1.3    47621-6     1    BSCMI              2205 West 22nd Street                             6,450,000    7/1/2006
   1.4    47621-12    1    BSCMI              2650 FM 620                                       5,070,000    7/1/2006
   1.5    47621-5     1    BSCMI              4650 Morningside Avenue                           4,820,000   7/10/2006
   1.6    47621-4     1    BSCMI              280 Main Street                                   4,750,000    7/1/2006
   1.7    47621-10    1    BSCMI              9500 Golf Course Road Northwest                   4,300,000    7/1/2006
   1.8    47621-3     1    BSCMI              1920 South Chelton Road                           3,800,000    7/1/2006
   1.9    47621-11    1    BSCMI              1520 West Freddy Gonzalez Drive                   3,900,000    7/1/2006
  1.10    47621-14    1    BSCMI              4995 E US Route 36                                3,600,000    7/1/2006
  1.11    47621-2     1    BSCMI              8310 West Deer Valley Road                        3,550,000    7/1/2006
  1.12    47621-8     1    BSCMI              7914 Fegenbush Lane                               3,500,000   6/28/2006
  1.13    47621-13    1    BSCMI              801 Independence Boulevard                        3,470,000    7/1/2006
  1.14    47621-1     1    BSCMI              1514 East Florence Boulevard                      2,940,000    7/1/2006
    2      48430      1    BSCMI              Southern Walgreens Portfolio - Pool 3 (Rollup)   63,830,000    Various       79.6%
   2.1    48430-10    1    BSCMI              1115 North Riverside Drive                        6,200,000    7/1/2006
   2.2    48430-7     1    BSCMI              901 West Touhy Avenue                             6,410,000    7/1/2006
   2.3    48430-1     1    BSCMI              550 South Main Street                             5,170,000    7/1/2006
   2.4    48430-14    1    BSCMI              6302 Fairmont Parkway                             4,900,000    7/1/2006
   2.5    48430-6     1    BSCMI              1251 4th Street                                   4,650,000    7/1/2006
   2.6    48430-4     1    BSCMI              3140 Southeast 14th Street                        4,800,000    7/1/2006
   2.7    48430-8     1    BSCMI              4445 Calumet Avenue                               4,750,000    7/1/2006
   2.8    48430-2     1    BSCMI              420 South Sossaman Road                           4,400,000    7/1/2006
   2.9    48430-11    1    BSCMI              9400 Mentor Avenue                                4,250,000    7/1/2006
  2.10    48430-5     1    BSCMI              2503 5th Avenue South                             3,970,000   7/10/2006
  2.11    48430-12    1    BSCMI              1438 North Lewis Avenue                           3,850,000    7/1/2006
  2.12    48430-3     1    BSCMI              7923 East McDowell Road                           3,700,000    7/1/2006
  2.13    48430-9     1    BSCMI              3445 Terry Road                                   3,650,000    7/1/2006
  2.14    48430-13    1    BSCMI              1620 South Gordon Street                          3,130,000    7/1/2006
    3      48429      1    BSCMI              Southern Walgreens Portfolio - Pool 2 (Rollup)   63,065,000    Various       79.6%
   3.1    48429-9     1    BSCMI              2882 South Maryland Parkway                       6,900,000    7/6/2006
   3.2    48429-5     1    BSCMI              305 West Rollins Road                             5,620,000    7/1/2006
   3.3    48429-2     1    BSCMI              3425 Middle Road                                  5,290,000   6/28/2006
   3.4    48429-13    1    BSCMI              438 West Illinios Avenue                          5,200,000    7/6/2006
   3.5    48429-4     1    BSCMI              3601 16th Street                                  4,870,000    7/1/2006
   3.6    48429-8     1    BSCMI              7850 Enchanted Hills Boulevard Northeast          4,900,000    7/1/2006
   3.7    48429-7     1    BSCMI              555 North Maize Road                              4,350,000   6/29/2006
   3.8    48429-14    1    BSCMI              3201 FM 528 Road                                  4,300,000    7/1/2006
   3.9    48429-1     1    BSCMI              20226 North Lake Pleasant Road                    4,030,000    7/1/2006
  3.10    48429-11    1    BSCMI              1226 West McDermott Drive                         3,900,000    7/6/2006
  3.11    48429-10    1    BSCMI              2 Mathis Drive                                    3,950,000    7/1/2006
  3.12    48429-12    1    BSCMI              833 Southwest Wilshire Boulevard                  3,525,000    7/6/2006
  3.13    48429-3     1    BSCMI              3732 Nameoki Road                                 3,280,000   7/12/2006
  3.14    48429-6     1    BSCMI              8450 151st Street                                 2,950,000    7/9/2006
    4     3402934     1    Bank of America    Eastridge Mall                                  225,000,000   7/25/2006      59.3%
    5      47416      1    BSCMI              TRINITY HOTEL PORTFOLIO (ROLLUP)                171,600,000    Various       75.8%
   5.1    47416-12    1    BSCMI              SD Holiday Inn Mission Valley Stadium            19,900,000    7/5/2006
   5.2    47416-7     1    BSCMI              Lynnwood Courtyard Marriott                      17,700,000    7/7/2006
   5.3    47416-5     1    BSCMI              Fresno Courtyard Marriott                        15,000,000    7/5/2006
   5.4    47416-11    1    BSCMI              Renton Holiday Inn Select                        13,700,000    7/6/2006
   5.5    47416-9     1    BSCMI              Price Holiday Inn                                11,600,000    7/6/2006
   5.6    47416-1     1    BSCMI              Boise Holiday Inn                                13,100,000    7/3/2006
   5.7    47416-8     1    BSCMI              Ogden Marriott                                   14,400,000    7/6/2006
   5.8    47416-3     1    BSCMI              Craig Holiday Inn                                10,500,000    7/5/2006
   5.9    47416-2     1    BSCMI              Courtyard by Marriott                            10,700,000    7/5/2006
  5.10    47416-4     1    BSCMI              Englewood Crowne Plaza                           16,600,000   6/30/2006
  5.11    47416-10    1    BSCMI              Pueblo Marriott - Convention Center              10,600,000   7/12/2006
  5.12    47416-6     1    BSCMI              Kent Hawthorn Suites                              9,700,000    7/6/2006
  5.13    47416-13    1    BSCMI              Williamsburg Crowne Plaza                         8,100,000    7/6/2006
    6     3400178     1    Bank of America    The Shoreham                                    150,000,000   6/22/2006      62.8%
    7     20061737    1    Barclays/Citi (1)  PAMIDA PORTFOLIO (ROLLUP)                        99,635,000    Various       69.0%
   7.1    20061737    1    Barclays/Citi (1)  Pamida - Headquarters                             8,250,000   5/13/2005
   7.2    20061737    1    Barclays/Citi (1)  Pamida - Wahpeton                                 2,300,000    5/5/2005
   7.3    20061737    1    Barclays/Citi (1)  Pamida - Mt Carmel                                2,270,000   5/10/2005
   7.4    20061737    1    Barclays/Citi (1)  Pamida - Glasgow                                  2,220,000   5/17/2005
   7.5    20061737    1    Barclays/Citi (1)  Pamida - Glenwood                                 2,100,000    5/5/2005
   7.6    20061737    1    Barclays/Citi (1)  Pamida - Minerva                                  2,000,000    5/6/2005
   7.7    20061737    1    Barclays/Citi (1)  Pamida - Archbold                                 1,940,000    5/4/2005
   7.8    20061737    1    Barclays/Citi (1)  Pamida - Detroit Lakes                            1,900,000    5/5/2005
   7.9    20061737    1    Barclays/Citi (1)  Pamida - Powell                                   1,810,000   5/19/2005
  7.10    20061737    1    Barclays/Citi (1)  Pamida - Fergus Falls                             1,790,000    5/5/2005
  7.11    20061737    1    Barclays/Citi (1)  Pamida - Manistique                               1,790,000   5/14/2005
  7.12    20061737    1    Barclays/Citi (1)  Pamida - Perry                                    1,750,000    5/5/2005
  7.13    20061737    1    Barclays/Citi (1)  Pamida - Newaygo                                  1,740,000   5/13/2005
  7.14    20061737    1    Barclays/Citi (1)  Pamida - Attica                                   1,730,000    5/6/2005
  7.15    20061737    1    Barclays/Citi (1)  Pamida - Monticello                               1,720,000   5/12/2005
  7.16    20061737    1    Barclays/Citi (1)  Pamida - Clare                                    1,700,000   5/13/2005
  7.17    20061737    1    Barclays/Citi (1)  Pamida - Hart                                     1,700,000   5/13/2005
  7.18    20061737    1    Barclays/Citi (1)  Pamida - Madison                                  1,700,000    5/3/2005
  7.19    20061737    1    Barclays/Citi (1)  Pamida - Woodsfield                               1,690,000    5/5/2005
  7.20    20061737    1    Barclays/Citi (1)  Pamida - Allegan                                  1,650,000   5/13/2005
  7.21    20061737    1    Barclays/Citi (1)  Pamida - Park Rapids                              1,650,000    5/5/2005
  7.22    20061737    1    Barclays/Citi (1)  Pamida - Tuscola                                  1,620,000   5/12/2005
  7.23    20061737    1    Barclays/Citi (1)  Pamida - Arcadia                                  1,600,000   5/10/2005
  7.24    20061737    1    Barclays/Citi (1)  Pamida - Montpelier                               1,600,000    5/4/2005
  7.25    20061737    1    Barclays/Citi (1)  Pamida - Rockville                                1,600,000    5/6/2005
  7.26    20061737    1    Barclays/Citi (1)  Pamida - Vermillion                               1,600,000    5/3/2005
  7.27    20061737    1    Barclays/Citi (1)  Pamida - Greenfield                               1,570,000    5/5/2005
  7.28    20061737    1    Barclays/Citi (1)  Pamida - Lancaster                                1,560,000   5/10/2005
  7.29    20061737    1    Barclays/Citi (1)  Pamida - Bloomfield                               1,550,000    5/5/2005
  7.30    20061737    1    Barclays/Citi (1)  Pamida - Kewaunee                                 1,550,000   5/12/2005
  7.31    20061737    1    Barclays/Citi (1)  Pamida - Waukon                                   1,550,000    5/7/2005
  7.32    20061737    1    Barclays/Citi (1)  Pamida - Oconto                                   1,530,000   5/12/2005
  7.33    20061737    1    Barclays/Citi (1)  Pamida - Dowagiac                                 1,520,000   5/13/2005
  7.34    20061737    1    Barclays/Citi (1)  Pamida - Hodgenville                              1,510,000   5/10/2005
  7.35    20061737    1    Barclays/Citi (1)  Pamida - Loogootee                                1,500,000    5/6/2005
  7.36    20061737    1    Barclays/Citi (1)  Pamida - Petersburg                               1,480,000    5/6/2005
  7.37    20061737    1    Barclays/Citi (1)  Pamida - Dyersville                               1,450,000    5/7/2005
  7.38    20061737    1    Barclays/Citi (1)  Pamida - Washington                               1,430,000    5/7/2005
  7.39    20061737    1    Barclays/Citi (1)  Pamida - Havana                                   1,400,000   5/11/2005
  7.40    20061737    1    Barclays/Citi (1)  Pamida - Liberty                                  1,400,000   5/11/2005
  7.41    20061737    1    Barclays/Citi (1)  Pamida - Mitchell                                 1,400,000    5/5/2005
  7.42    20061737    1    Barclays/Citi (1)  Pamida - Marion                                   1,390,000   4/28/2005
  7.43    20061737    1    Barclays/Citi (1)  Pamida - Munfordville                             1,370,000   5/10/2005
  7.44    20061737    1    Barclays/Citi (1)  Pamida - Sullivan                                 1,370,000   5/10/2005
  7.45    20061737    1    Barclays/Citi (1)  Pamida - Morgantown                               1,350,000   4/28/2005
  7.46    20061737    1    Barclays/Citi (1)  Pamida - Scottsville                              1,350,000   5/10/2005
  7.47    20061737    1    Barclays/Citi (1)  Pamida - Clintonville                             1,290,000   5/13/2005
  7.48    20061737    1    Barclays/Citi (1)  Pamida - Livingston                               1,240,000   5/13/2005
  7.49    20061737    1    Barclays/Citi (1)  Pamida - Smithville                               1,240,000   5/13/2005
  7.50    20061737    1    Barclays/Citi (1)  Pamida - Bethany                                  1,175,000    5/3/2005
  7.51    20061737    1    Barclays/Citi (1)  Pamida - Centerville                              1,150,000   5/13/2005
  7.52    20061737    1    Barclays/Citi (1)  Pamida - Clarion                                  1,125,000    5/5/2005
  7.53    20061737    1    Barclays/Citi (1)  Pamida - Ashland                                  1,050,000   5/14/2005
  7.54    20061737    1    Barclays/Citi (1)  Pamida - Rawlins                                    930,000    6/2/2005
  7.55    20061737    1    Barclays/Citi (1)  Pamida - Sturgis                                    925,000   4/27/2005
  7.56    20061737    1    Barclays/Citi (1)  Pamida - Mount Ayr                                  845,000    5/3/2005
  7.57    20061737    1    Barclays/Citi (1)  Pamida - Burlington                                 825,000    5/2/2005
  7.58    20061737    1    Barclays/Citi (1)  Pamida - Estherville                                800,000    5/5/2005
  7.59    20061737    1    Barclays/Citi (1)  Pamida - Somerville                                 760,000   5/13/2005
  7.60    20061737    1    Barclays/Citi (1)  Pamida - Memphis                                    735,000    5/8/2005
  7.61    20061737    1    Barclays/Citi (1)  Pamida - Osceola                                    735,000    5/3/2005
  7.62    20061737    1    Barclays/Citi (1)  Pamida - Lander                                     715,000   5/20/2005
  7.63    20061737    1    Barclays/Citi (1)  Pamida - Albany                                     425,000    5/3/2005
  7.64    20061737    1    Barclays/Citi (1)  Pamida - Gallatin                                   375,000    5/3/2005
  7.65    20061737    1    Barclays/Citi (1)  Pamida - Ely                                        370,000    5/6/2005
  7.66    20061737    1    Barclays/Citi (1)  Pamida - Plentywood                                 275,000   5/17/2005
    8      58811      1    Bank of America    Temecula Town Center                             84,500,000    9/1/2006      79.9%
    9      47200      1    BSCMI              CITIZENS BANK PORTFOLIO (ROLLUP)                 84,700,000    Various       74.1%
   9.1    47200-8     1    BSCMI              11275 Allen Road                                  5,680,000   6/30/2006
   9.2    47200-7     1    BSCMI              2500 West Maple                                   3,320,000   6/30/2006
   9.3    47200-23    1    BSCMI              8715 Mentor Avenue                                3,000,000   6/15/2006
   9.4    47200-14    1    BSCMI              25350 Ford Road                                   2,910,000   6/30/2006
   9.5    47200-9     1    BSCMI              44 North Adams Road                               2,700,000   6/30/2006
   9.6    47200-12    1    BSCMI              21800 Greater Mack                                2,700,000   6/30/2006
   9.7     47200      1    BSCMI              40 Union Square                                   2,630,000   6/30/2006
   9.8    47200-15    1    BSCMI              14600 West Fort Street                            2,400,000   6/30/2006
   9.9    47200-3     1    BSCMI              1103 East 9th Street                              2,200,000   6/15/2006
  9.10     47200      1    BSCMI              18-20 Washington Avenue                           2,400,000   6/30/2006
  9.11     47200      1    BSCMI              264-266 Genesee Street                            2,150,000   6/30/2006
  9.12     47200      1    BSCMI              Union and Meadow Avenues                          2,240,000   6/30/2006
  9.13    47200-2     1    BSCMI              364 Main Street                                   2,300,000   6/30/2006
  9.14     47200      1    BSCMI              568-572 Columbia Road                             2,300,000   6/30/2006
  9.15    47200-19    1    BSCMI              105 Main Street                                   1,870,000   6/30/2006
  9.16    47200-4     1    BSCMI              23011 Woodward Avenue                             2,000,000   6/30/2006
  9.17    47200-11    1    BSCMI              28455 Schoenherr Road                             1,800,000   6/30/2006
  9.18    47200-20    1    BSCMI              690 Richmond Road                                 1,700,000   6/15/2006
  9.19    47200-13    1    BSCMI              26000 Gratiot Avenue                              1,720,000   6/30/2006
  9.20     47200      1    BSCMI              2175 Warrensville Center                          1,600,000   6/30/2006
  9.21    47200-10    1    BSCMI              2225 18 Mile Road                                 1,600,000   6/30/2006
  9.22    47200-22    1    BSCMI              35 South State Street                             1,500,000   6/15/2006
  9.23     47200      1    BSCMI              147 Main Street & 52 Rogers Road Parking          1,480,000   6/30/2006
  9.24    47200-24    1    BSCMI              3024 Navarre Avenue                               1,400,000   6/15/2006
  9.25     47200      1    BSCMI              37 Bay Street                                     1,350,000   6/30/2006
  9.26     47200      1    BSCMI              20 Main Street                                    1,400,000   6/30/2006
  9.27    47200-17    1    BSCMI              19307 Mack Avenue                                 1,400,000   6/30/2006
  9.28     47200      1    BSCMI              26 Central Square                                 1,300,000   6/30/2006
  9.29     47200      1    BSCMI              100 West Main Street                              1,210,000   6/30/2006
  9.30     47200      1    BSCMI              23300 Lake Shore Boulevard                        1,200,000   6/15/2006
  9.31     47200      1    BSCMI              25290 Lorain Road                                 1,200,000   6/15/2006
  9.32     47200      1    BSCMI              33 Coliseum Avenue                                1,270,000   6/30/2006
  9.33     47200      1    BSCMI              61 Shunpike Road                                  1,200,000   6/30/2006
  9.34    47200-18    1    BSCMI              26681 Hoover Road                                 1,200,000   6/30/2006
  9.35    47200-21    1    BSCMI              1299 Columbia Road                                1,140,000   6/15/2006
  9.36     47200      1    BSCMI              1420 Massachusetts Avenue                         1,140,000   6/30/2006
  9.37     47200      1    BSCMI              3033 East Main Road                               1,100,000   6/30/2006
  9.38     47200      1    BSCMI              365 East 200 Street                               1,130,000   6/15/2006
  9.39     47200      1    BSCMI              4 East Washington Street                          1,100,000   6/15/2006
  9.40     47200      1    BSCMI              One Constitution Way                              1,100,000   6/30/2006
  9.41     47200      1    BSCMI              156 East Main Street                              1,000,000   6/30/2006
  9.42    47200-26    1    BSCMI              411 Dover Center Road                               900,000   6/15/2006
  9.43     47200      1    BSCMI              602 Main Street                                     900,000   6/15/2006
  9.44     47200      1    BSCMI              117 Montcalm Street                                 900,000   6/30/2006
  9.45    47200-25    1    BSCMI              22591 Lorain Road                                   900,000   6/15/2006
  9.46    47200-5     1    BSCMI              21500 Grand River                                   900,000   6/30/2006
  9.47    47200-6     1    BSCMI              20222 Plymouth Road                                 800,000   6/30/2006
  9.48    47200-1     1    BSCMI              84 Pearl Street                                     800,000   6/30/2006
  9.49     47200      1    BSCMI              395 Whalley Avenue                                  700,000   6/30/2006
  9.50    47200-16    1    BSCMI              10641 Joy Road                                      700,000   6/30/2006
  9.51     47200      1    BSCMI              16 Railroad Avenue                                  640,000   6/30/2006
  9.52     47200      1    BSCMI              Junction Route 9 & 125                              520,000   6/30/2006
   10     3402713     1    Bank of America    Essex Green Shopping Center                      90,300,000   7/29/2006      63.7%
   11     3401554     1    Bank of America    PUERTO RICO SELF STORAGE PORTFOLIO (ROLLUP)      79,460,000    6/9/2006      69.8%
  11.1    3401554     1    Bank of America    Puerto Rico Self Storage Portfolio - Santurce    28,290,000    6/9/2006
  11.2    3401554     1    Bank of America    Puerto Rico Self Storage Portfolio - Catano      21,610,000    6/9/2006
  11.3    3401554     1    Bank of America    Puerto Rico Self Storage Portfolio - Guaynabo    19,510,000    6/9/2006
  11.4    3401554     1    Bank of America    Puerto Rico Self Storage Portfolio - Ponce       10,050,000    6/9/2006
   12     3402523     1    Bank of America    CAMP GROUP PORTFOLIO (ROLLUP)                    57,350,000    Various       79.9%
  12.1    3402523     1    Bank of America    Ramaquois                                        12,650,000    7/3/2006
  12.2    3402523     1    Bank of America    Winaukee                                         10,000,000    7/3/2006
  12.3    3402523     1    Bank of America    Mah-kee-nac                                       6,600,000   7/12/2006
  12.4    3402523     1    Bank of America    Winadu                                            6,200,000   7/12/2006
  12.5    3402523     1    Bank of America    Danbee                                            6,000,000   7/12/2006
  12.6    3402523     1    Bank of America    Lake of the Woods                                 5,000,000   7/12/2006
  12.7    3402523     1    Bank of America    Walt Whitman                                      4,000,000    7/3/2006
  12.8    3402523     1    Bank of America    Wicosuta                                          3,600,000    7/3/2006
  12.9    3402523     1    Bank of America    Camp Cobbossee                                    3,300,000    7/6/2006
   13      59047      1    Bank of America    Fifth Third Center - Naples, FL                  52,000,000   7/12/2006      78.5%
   14      59070      1    Bank of America    Atlas Walk At Gateway                            38,800,000   6/22/2005      79.9%
   15     3402077     1    Bank of America    One Pacific Square                               48,900,000   6/26/2006      63.4%
   16     20061831    1    Barclays           OHIO INDUSTRIAL PORTFOLIO (ROLLUP)               39,100,000    Various       78.4%
  16.1    20061831    1    Barclays           2700 - 2758 East Kemper Road                      8,400,000   7/27/2006
  16.2    20061831    1    Barclays           2800 - 2888 East Kemper Road                      8,100,000   7/27/2006
  16.3    20061831    1    Barclays           459 Orange Point Drive                            8,000,000   7/24/2006
  16.4    20061831    1    Barclays           4514 - 4548 Cornell Road                          8,100,000   7/27/2006
  16.5    20061831    1    Barclays           7719 Graphics Way                                 4,000,000   7/24/2006
  16.6    20061831    1    Barclays           6900 - 6918 Fairfield Business Drive              2,500,000   7/27/2006
   17     3402396     2    Bank of America    The Oaks at Park South                           38,500,000   6/26/2006      79.3%
   18      18084      1    Bridger            Glen Burnie Center                               41,000,000   3/23/2006      73.2%
   19     20061415    1    Barclays           Sheraton St Louis City Center                    40,000,000   5/18/2006      67.5%
   20     20061830    1    Barclays           Rolling Acres                                    40,400,000    8/1/2006      65.6%
   21     20061718    1    Barclays           ROLFE'S MHP (ROLLUP)                             33,350,000   6/20/2006      77.2%
  21.1    20061718    1    Barclays           Greenbriar Estates                               13,650,000   6/20/2006
  21.2    20061718    1    Barclays           Woodville Gardens                                10,050,000   6/20/2006
  21.3    20061718    1    Barclays           Derby Hills                                       4,900,000   6/20/2006
  21.4    20061718    1    Barclays           Hickory Hills                                     3,150,000   6/20/2006
  21.5    20061718    1    Barclays           Oakview Estates                                   1,600,000   6/20/2006
   22     3400586     1    Bank of America    Crowne Plaza - Cherry Hill                       38,200,000   4/11/2006      65.1%
   23     3401390     1    Bank of America    Westside Center South                            27,000,000   5/16/2006      83.3%
   24      59579      1    Bank of America    Seville Plaza                                    29,000,000  11/15/2005      74.7%
   25     20061710    1    Barclays           Great Falls Marketplace                          28,000,000    7/5/2006      73.2%
   26      47883      2    BSCMI              Imperial Beach Gardens                           28,800,000    7/5/2006      69.4%
   27     20061858    2    Barclays           The Falls at Hunters Pointe                      25,400,000   8/11/2006      77.6%
   28      47866      1    BSCMI              Bristol Mall                                     23,000,000   7/12/2006      79.6%
   29     20061439    2    Barclays           Brittany Point Apartments                        26,750,000   3/20/2006      68.4%
   30     20061763    1    Barclays           Ferncroft Corporate Center                       27,800,000    7/7/2006      61.2%
   31     20061633    1    Barclays           Westgate Shopping Center                         22,700,000   4/28/2006      78.4%
   32     20061701    1    Barclays           Ahwatukee Palms Shopping Center                  26,000,000   3/10/2006      66.2%
   33      47632      1    BSCMI              Pocono Crossings                                 21,230,000   7/16/2006      78.7%
   34     9000742     1    SunTrust Bank      Montrose West                                    29,900,000   7/28/2006      54.5%
   35      19154      1    Bridger            Waters Ridge Business Park                       21,200,000   5/26/2006      76.4%
   36     20061704    1    Barclays           WATER TOWER HILL (ROLLUP)                        21,700,000    8/1/2006      71.4%
  36.1    20061704    1    Barclays           354 Mountainview Drive                            9,700,000    8/1/2006
  36.2    20061704    1    Barclays           356 Mountainview Drive                            8,400,000    8/1/2006
  36.3    20061704    1    Barclays           302 Mountainview Drive                            3,600,000    8/1/2006
   37     20061460    2    Barclays           Lexington Courts Apartments                      20,900,000   3/27/2006      70.9%
   38      46745      2    BSCMI              Candlewood Apartments                            18,600,000   3/14/2006      78.2%
   39     9000356     1    SunTrust Bank      Reyes - Coal Township                            19,100,000    4/1/2006      75.4%
   40     3401841     2    Bank of America    The Heights at Cape Ann                          24,100,000    6/7/2006      58.7%
   41      18147      1    Bridger            WILSON ESTATES 1 (ROLLUP)                        21,500,000   12/6/2005      62.8%
  41.1     18147      1    Bridger            Wilson Estates 1 - Bldg 8621                      8,400,000   12/6/2005
  41.2     18147      1    Bridger            Wilson Estates 1 - Bldg 8535                      7,100,000   12/6/2005
  41.3     18147      1    Bridger            Wilson Estates 1 - Bldg 8110                      6,000,000   12/6/2005
   42     20061712    2    Barclays           Bennington Ridge Apartments                      17,400,000    7/1/2007      76.1%
   43      44190      1    BSCMI              KEY AUTO (ROLLUP)                                17,260,000   7/28/2005      68.7%
  43.1    44190-5     1    BSCMI              700 Broadway - Route 99                           5,500,000   7/28/2005
  43.2    44190-4     1    BSCMI              732 Newburyport Tpke. - Route 99                  4,100,000   7/28/2005
  43.3    44190-1     1    BSCMI              2025 Woodbury Avenue                              3,800,000   7/28/2005
  43.4    44190-2     1    BSCMI              2219 Lafayette Road                               2,250,000   7/28/2005
  43.5    44190-3     1    BSCMI              221 Route 108                                     1,610,000   7/25/2005
   44      47563      1    BSCMI              Cummins Nashville                                16,350,000   6/27/2006      72.5%
   45      47654      1    BSCMI              Parking Palace                                   17,600,000   7/17/2006      66.8%
   46     20061825    1    Barclays           Southfield Park Retail Center                    14,700,000    8/3/2006      78.6%
   47      18157      1    Bridger            WILSON ESTATES 2 (ROLLUP)                        16,600,000   12/6/2005      68.1%
  47.1     18157      1    Bridger            Wilson Estates 2 - Bldg 8301                      9,000,000   12/6/2005
  47.2     18157      1    Bridger            Wilson Estates 2 - Bldg 8415                      6,000,000   12/6/2005
  47.3     18157      1    Bridger            Wilson Estates 2 - Bldg 8521                      1,600,000   12/6/2005
   48     9000657     1    SunTrust Bank      Ez Storage - Gaithersburg                        14,700,000   6/19/2006      76.3%
   49     9000693     1    SunTrust Bank      CHATHAM PORTFOLIO (ROLLUP)                       15,100,000    7/3/2006      74.1%
  49.1    9000693     1    SunTrust Bank      9401-9407 South Ashland Avenue                    2,042,512    7/3/2006
  49.2    9000693     1    SunTrust Bank      7542-48 South Stewart Avenue                      1,823,671    7/3/2006
  49.3    9000693     1    SunTrust Bank      7755-57 South Ada Street                          1,677,778    7/3/2006
  49.4    9000693     1    SunTrust Bank      7705-7711 South Laflin Street                     1,604,831    7/3/2006
  49.5    9000693     1    SunTrust Bank      8201 South Ada Street                             1,604,831    7/3/2006
  49.6    9000693     1    SunTrust Bank      6400-6402 South Fairfield Avenue                  1,385,990    7/3/2006
  49.7    9000693     1    SunTrust Bank      6355-6357 South California Avenue                 1,313,043    7/3/2006
  49.8    9000693     1    SunTrust Bank      6401-6405 South Francisco Avenue                  1,094,203    7/3/2006
  49.9    9000693     1    SunTrust Bank      7808-10 South Ada Street                            948,309    7/3/2006
  49.10   9000693     1    SunTrust Bank      8215 South Ellis Avenue                             875,362    7/3/2006
  49.11   9000693     1    SunTrust Bank      8600-8604 South Paulina Avenue                      729,469    7/3/2006
   50      59596      1    Bank of America    Mission Viejo Town Center                        16,200,000   6/15/2006      67.9%
   51     3401807     1    Bank of America    Publix at Northridge                             18,810,000   7/15/2006      57.9%
   52      19506      1    Bridger            Renner Business Park                             15,000,000   5/30/2006      71.6%
   53     20061640    1    Barclays           Canyon River Center                              13,720,000   5/16/2006      77.1%
   54     9000656     1    SunTrust Bank      Ez Storage  - Rockville                          13,440,000   6/19/2006      76.0%
   55     20061856    1    Barclays           BJ's Wholesale Club                              15,720,000    8/8/2006      63.6%
   56      17011      1    Bridger            Georgetown Plaza                                 17,800,000    6/1/2006      56.2%
   57     20061473    1    Barclays           Westridge Office Center                          12,500,000   4/14/2006      80.0%
   58     20061383    1    Barclays           Holiday Inn - Morgan City                        14,100,000    5/1/2006      70.6%
   59     20061659    1    Barclays           Riverside Landings                               15,500,000    7/1/2006      59.9%
   60     20061632    1    Barclays           Comfort Suites - Chantilly                       12,500,000   6/13/2006      74.2%
   61     3401985     1    Bank of America    US Air Conditioning El Cajon                     12,000,000    6/2/2006      76.6%
   62     20061730    1    Barclays           Columbia Marketplace                             12,100,000   7/11/2006      74.4%
   63     20061534    1    Barclays           Deer Park Business Center                        11,100,000    7/1/2006      80.0%
   64     20061355    1    Barclays           Franklin Square                                  12,000,000   4/24/2006      72.5%
   65     20061749    1    Barclays           Timbercrest Village                              11,800,000   6/20/2006      73.7%
   66     20061299    2    Barclays           Meridian Meadows Apartments                      10,600,000   2/15/2006      79.2%
   67      47944      1    BSCMI              Columbiana Grand 14                              13,000,000   7/19/2006      64.2%
   68     20061698    1    Barclays           121 Inner Belt Road                              12,400,000   6/19/2006      67.1%
   69      17876      1    Bridger            Woodside Center                                  13,600,000   2/15/2006      59.9%
   70      47953      2    BSCMI              Darcey Apartments                                10,700,000   7/10/2006      74.8%
   71      18964      1    Bridger            Courtyard Marriott - Portland Airport            15,700,000    6/6/2006      50.9%
   72     20061657    1    Barclays           Addison Center                                   13,300,000    6/5/2006      60.0%
   73     20061735    1    Barclays           Raymour Distribution Center                      12,200,000   7/14/2006      64.7%
   74      47942      1    BSCMI              Mayfaire Cinema 16                               13,000,000   7/24/2006      60.5%
   75      48108      1    BSCMI              Seekonk Towne Center                             11,450,000   3/11/2005      68.3%
   76      48053      2    BSCMI              Mariner's Point                                  12,500,000   7/14/2006      61.6%
   77     9000637     1    SunTrust Bank      Peerless Crossing                                 9,600,000   7/22/2006      79.2%
   78     9000416     1    SunTrust Bank      Bellevue Village Shopping Center                 11,300,000    3/9/2006      66.3%
   79      47814      1    BSCMI              Super Stop & Shop - North Canaan                 10,000,000   8/11/2006      74.0%
   80      47867      1    BSCMI              Short Hills Towne Center                         10,400,000    1/5/2006      69.7%
   81      18108      1    Bridger            Northpointe Tower                                10,700,000   1/27/2006      64.7%
   82     20061822    2    Barclays           Aloha MHC                                         9,000,000    8/1/2006      76.6%
   83      18738      1    Bridger            Hampton Inn Billings                             10,200,000   4/12/2006      64.9%
   84      47946      1    BSCMI              Auburn 10                                        10,200,000   7/20/2006      64.7%
   85     20061529    1    Barclays           Scottsdale Design Center                         10,600,000    8/2/2006      61.3%
                                              SUBTOTAL CROSSED LOANS                            8,700,000
   86     20061806    1    Barclays           Fairfield Inn-Green Bay                           4,600,000    8/1/2006      74.6%
   87     20061807    1    Barclays           Fairfield Inn-Beloit                              4,100,000    8/1/2006      74.6%
   88      16984      1    Bridger            Sunshine Heights Shopping Center                  8,200,000   2/11/2006      78.0%
   89      59777      1    Bank of America    MISSA BAY (ROLLUP)                                9,000,000    3/1/2006      70.0%
  89.1     59777      1    Bank of America    2339 Center Square Road                           5,500,000    3/1/2006
  89.2     59777      1    Bank of America    3 Mallard Court                                   3,500,000    3/1/2006
   90     3402360     1    Bank of America    140 Hidden Valley Parkway                        11,400,000   6/28/2006      54.8%
   91     3400097     1    Bank of America    Radisson Hotel SLC Airport                        9,100,000   4/19/2006      68.4%
   92     20061312    2    Barclays           Willo Arms                                        7,730,000   2/28/2006      78.8%
   93     20061582    2    Barclays           North High Ridge Apartments                       9,650,000    5/1/2006      62.2%
   94      19158      1    Bridger            Plano Technology Center                           8,500,000   5/20/2006      70.6%
   95      59609      1    Bank of America    Bel Air Tower                                     7,470,000   12/5/2005      80.0%
   96     20061736    1    Barclays           Raymour & Flanigan Montgomeryville                8,400,000   7/16/2006      68.7%
   97      16795      2    Bridger            Central Park Villas Apartments                    8,440,000   11/3/2005      67.9%
   98      47728      1    BSCMI              765 Skyway Court                                  8,725,000    6/8/2006      65.3%
   99      47055      1    BSCMI              Good Harbor Fillet                                8,200,000    5/2/2006      67.1%
   100     18741      1    Bridger            Hampton Inn Great Falls                           8,300,000   4/13/2006      64.1%
   101    3401317     2    Bank of America    Crocker House                                     7,000,000   4/18/2006      75.5%
   102    20061433    1    Barclays           River Ridge Station                               6,900,000   4/20/2006      75.4%
   103    20061727    1    Barclays           Quail Ridge Estates                               6,460,000   7/17/2006      79.7%
   104     18991      1    Bridger            Aquidneck Self Storage                            7,050,000   5/17/2006      70.9%
   105     47945      1    BSCMI              Modesto 10                                        7,600,000   7/24/2006      65.0%
   106     19012      1    Bridger            R&R Plaza                                         6,500,000   5/17/2006      74.2%
   107    20061524    1    Barclays           1401 Green Road                                   6,400,000    5/5/2006      71.9%
   108    9000430     1    SunTrust Bank      Clemson Centre                                    5,800,000   5/10/2006      79.3%
   109    3220555     1    Bank of America    9295 Flamingo                                     8,900,000   3/21/2006      50.5%
   110     19465      1    Bridger            Riverwood Medical Office                          8,200,000    7/7/2006      54.8%
   111     18720      1    Bridger            Best Western-Atlantic Beach                       6,360,000    5/5/2006      70.5%
   112     47580      1    BSCMI              67 Gansevoort Street                              5,900,000    7/1/2006      75.1%
   113    20061503    1    Barclays           Pinecrest Village                                 6,000,000   4/15/2006      73.8%
   114    3401598     2    Bank of America    Gardenview North Apartments                       5,500,000   5/17/2006      80.0%
   115    3401445     1    Bank of America    Creme de la Creme                                 5,790,000   5/10/2006      73.6%
   116    20061849    1    Barclays           Saddle Mountain Plaza                             8,250,000   8/17/2006      51.5%
   117     16868      2    Bridger            Derby Village                                     6,000,000    4/5/2006      70.8%
   118    9000517     1    SunTrust Bank      Holiday Inn Express - Manchester                  5,725,000   5/24/2006      74.1%
   119    9000436     1    SunTrust Bank      Holiday Inn Express - Savannah                    5,950,000   1/23/2006      69.6%
   120     59408      2    Bank of America    Pear Tree Apartments                              5,410,000   9/20/2005      75.5%
   121    3402435     1    Bank of America    Hilltop Shopping Center                           5,100,000   6/26/2006      79.4%
   122    20061298    2    Barclays           Okemos Station Apartments                         5,050,000   2/13/2006      79.2%
   123    9000344     1    SunTrust Bank      Mulberry Walk                                     6,000,000   2/27/2006      66.6%
   124    20061673    1    Barclays           Holiday Inn Express - Blythe                      6,200,000   5/22/2006      64.4%
   125     19101      1    Bridger            Grizzly Self Storage Mesquite                     5,400,000   5/25/2006      73.6%
   126    3401400     1    Bank of America    Rite Aid - Mechanicsburg                          5,250,000   5/12/2006      75.1%
   127    9000549     1    SunTrust Bank      Middle River Self Storage                         7,470,000    5/4/2006      52.2%
   128     59706      2    Bank of America    Park Clayton Apartments                           5,060,000   1/24/2006      77.1%
   129    3401490     1    Bank of America    Statewide Elk Grove Mini Storage                  6,420,000   5/30/2006      50.9%
   130     47519      1    BSCMI              Eckerd Drug Apex, NC                              5,100,000   6/20/2006      75.0%
   131    20061782    1    Barclays           7937 Pat Booker Road                              5,760,000    7/9/2006      66.0%
   132    20061769    1    Barclays           Comfort Suites Yakima                             5,000,000    5/3/2006      75.0%
   133    20061699    1    Barclays           Comfort Inn & Suites Market Center                4,800,000   7/12/2006      75.0%
                                              SUBTOTAL CROSSED LOANS                            6,650,000
   134     59188      1    Bank of America    T-Mobile/Daily Pilot                              2,100,000    7/6/2005      54.1%
   135     59185      1    Bank of America    Carl's Jr Seal Beach                              1,400,000    7/6/2005      54.1%
   136     59172      1    Bank of America    Carl's Jr Montclair                               1,400,000   6/23/2005      54.1%
   137     59186      1    Bank of America    Bob's Big Boy Fresno                                950,000    7/8/2005      54.1%
   138     59187      1    Bank of America    McDonald's Fresno                                   800,000    7/8/2005      54.1%
   139    9000572     1    SunTrust Bank      Sleep Inn & Suites - Dothan                       5,870,000   5/31/2006      61.2%
   140    20061697    1    Barclays           300 Centreport Parkway                            4,850,000   6/17/2006      72.5%
   141     18840      1    Bridger            Edison Square                                     5,350,000    5/2/2006      64.7%
   142    9000351     1    SunTrust Bank      DeSoto Building                                   4,600,000   5/19/2006      74.9%
   143    3402382     1    Bank of America    Northgate Office Park                             5,000,000    8/1/2006      68.4%
   144     16205      1    Bridger            Northlite Commons                                 5,800,000  11/11/2005      58.8%
   145    20061313    1    Barclays           Homestead Village                                 5,400,000   4/26/2006      62.8%
   146     19100      1    Bridger            Grizzly Self Storage Desoto                       4,500,000   5/25/2006      75.0%
   147     15179      1    Bridger            Holiday Inn Express-Portland                      5,840,000   3/13/2006      56.4%
   148    20061776    1    Barclays           888 Industrial Drive                              4,150,000    8/1/2006      79.0%
   149     59646      2    Bank of America    Savannah Heights                                  4,300,000  12/21/2005      74.4%
   150    20061783    1    Barclays           Adams Pointe                                      4,310,000    8/1/2006      74.2%
   151     57827      1    Bank of America    MOB 12 500 Medical Center                         5,200,000   7/20/2006      59.9%
   152    9000484     1    SunTrust Bank      Beacon Commons                                    4,200,000   4/26/2006      73.7%
   153    3402570     1    Bank of America    Lockheed Martin - 1701 Great Southwest Parkway    3,750,000   7/17/2006      79.9%
   154    20061329    1    Barclays           North Branch Shopping Center                      4,300,000    1/6/2006      68.3%
   155    9000541     1    SunTrust Bank      Hampton Inn - Madison                             4,025,000   5/18/2006      72.0%
   156    20061681    1    Barclays           WESTOVER & BELAIR MHC (ROLLUP)                    6,000,000   4/25/2006      46.7%
  156.1   20061681    1    Barclays           Westover Hills MHC                                3,300,000   4/25/2006
  156.2   20061681    1    Barclays           Bel-Air Estates MHC                               2,700,000   4/25/2006
   157    3402246     1    Bank of America    Ritzland Plaza                                    3,750,000   7/11/2006      74.6%
   158    9000313     1    SunTrust Bank      Comfort Inn - Winchester                          4,100,000  11/16/2005      67.4%
   159    20061525    1    Barclays           Shoppes at Windmill                               4,150,000   5/11/2006      66.3%
   160     19077      1    Bridger            Storage Unlimited Burlington                      3,340,000   4/19/2006      79.3%
   161    9000524     1    SunTrust Bank      Liberty Tax Building                              4,300,000   6/20/2006      60.4%
   162    9000540     1    SunTrust Bank      Walgreens                                         5,080,000   5/10/2006      50.5%
   163     19262      2    Bridger            Auburn Court                                      3,200,000   6/15/2006      79.9%
   164    20061583    1    Barclays           Savon Drugs - Grand Terrace                       6,160,000   4/26/2006      40.6%
   165    9000360     1    SunTrust Bank      Hampton Inn - Mebane                              4,550,000   2/15/2006      54.7%
   166    20061827    2    Barclays           Sun Lake Estates                                  3,120,000   7/31/2006      74.0%
   167    9000639     1    SunTrust Bank      42nd Street Mini - Storage                        4,650,000   6/22/2006      49.4%
   168     47518      1    BSCMI              Uno Chicago Grill                                 2,860,000    6/7/2006      79.0%
   169     47571      1    BSCMI              Ruby Tuesdays/ Chick-Fil-A                        3,100,000   6/27/2006      69.4%
   170     19239      2    Bridger            Rock Creek Apartments                             2,825,000   5/30/2006      75.0%
   171     17490      1    Bridger            Forum Square Office                               5,800,000   5/25/2006      35.7%
   172     47617      1    BSCMI              Bank of America Chicago                           2,900,000   6/18/2006      69.3%
   173     19130      1    Bridger            Cantonment Self Storage                           2,500,000   5/11/2006      80.0%
   174    20061794    1    Barclays           Office Max - Lake Jackson                         3,260,000    8/4/2006      61.3%
   175    9000539     1    SunTrust Bank      University Walk                                   2,370,000    6/1/2006      80.1%
   176     19473      1    Bridger            River Forest Office                               2,700,000   7/18/2006      68.6%
   177    20061628    1    Barclays           CVS - Mullica Hill, NJ                            2,650,000   2/15/2006      69.8%
   178    9000446     1    SunTrust Bank      Sparkleberry                                      2,200,000    4/1/2006      79.7%
   179    9000699     1    SunTrust Bank      312 Self Storage                                  3,400,000    7/6/2006      50.0%
   180     19340      1    Bridger            Shoreline Office Building                         2,150,000   6/21/2006      73.2%
   181     19024      1    Bridger            Sooner Road Retail                                1,950,000   5/25/2006      74.7%
   182     47783      1    BSCMI              Arby's                                            1,700,000   6/19/2006      75.6%
   183    20061536    1    Barclays           Walgreens at Northridge                           3,150,000   6/28/2006      39.0%
                                                                                                                           70.9%

                                                              TOTAL
                                                              UNITS/
                                                               SF/     UNITS/     LOAN
                                                              KEYS/      SF/   BALANCE PER
          MATURITY/ARD                                        PADS/     KEYS/    UNIT/SF/       OCCUPANCY      OCCUPANCY
              DATE        YEAR      YEAR      OWNERSHIP       ACRES     PADS/    KEY/PAD/        PERCENT         AS OF       U/W
SEQUENCE    LTV RATIO    BUILT   RENOVATED     INTEREST    (8)(9)(10)   ACRES      ACRE     (11)(12)(13)(14)      DATE       EGI
------------------------------------------------------------------------------------------------------------------------------------

    1         78.8%     Various                  Fee          205,744    SF          245         100.0%        10/1/2006   4,115,739
   1.1                    2000                   Fee           15,120    SF                      100.0%        10/1/2006
   1.2                    2000                   Fee           15,608    SF                      100.0%        10/1/2006
   1.3                    1999                   Fee           11,294    SF                      100.0%        10/1/2006
   1.4                    2000                   Fee           14,986    SF                      100.0%        10/1/2006
   1.5                    1999                   Fee           15,030    SF                      100.0%        10/1/2006
   1.6                    1998                   Fee           13,833    SF                      100.0%        10/1/2006
   1.7                    2000                   Fee           15,160    SF                      100.0%        10/1/2006
   1.8                    1998                   Fee           13,820    SF                      100.0%        10/1/2006
   1.9                    2000                   Fee           15,019    SF                      100.0%        10/1/2006
  1.10                    2000                   Fee           15,268    SF                      100.0%        10/1/2006
  1.11                    1999                   Fee           15,120    SF                      100.0%        10/1/2006
  1.12                    1998                   Fee           13,801    SF                      100.0%        10/1/2006
  1.13                    2002                   Fee           13,905    SF                      100.0%        10/1/2006
  1.14                    1998                   Fee           17,780    SF                      100.0%        10/1/2006
    2         78.8%     Various                  Fee          210,764    SF          245         100.0%        10/1/2006   4,053,874
   2.1                    2000                   Fee           17,828    SF                      100.0%        10/1/2006
   2.2                    1998                   Fee           13,825    SF                      100.0%        10/1/2006
   2.3                    2000                   Fee           15,038    SF                      100.0%        10/1/2006
   2.4                    1999                   Fee           15,120    SF                      100.0%        10/1/2006
   2.5                    2000                   Fee           15,048    SF                      100.0%        10/1/2006
   2.6                    2000                   Fee           15,795    SF                      100.0%        10/1/2006
   2.7                    2000                   Fee           15,054    SF                      100.0%        10/1/2006
   2.8                    2000                   Fee           14,950    SF                      100.0%        10/1/2006
   2.9                    1998                   Fee           15,120    SF                      100.0%        10/1/2006
  2.10                    1999                   Fee           15,120    SF                      100.0%        10/1/2006
  2.11                    1999                   Fee           15,120    SF                      100.0%        10/1/2006
  2.12                    1997                   Fee           14,936    SF                      100.0%        10/1/2006
  2.13                    1998                   Fee           13,905    SF                      100.0%        10/1/2006
  2.14                    2002                   Fee           13,905    SF                      100.0%        10/1/2006
    3         78.8%     Various                  Fee          204,965    SF          245         100.0%        10/1/2006   4,034,547
   3.1                    1999                   Fee           13,905    SF                      100.0%        10/1/2006
   3.2                    1999                   Fee           13,833    SF                      100.0%        10/1/2006
   3.3                    2000                   Fee           14,902    SF                      100.0%        10/1/2006
   3.4                    1998                   Fee           15,120    SF                      100.0%        10/1/2006
   3.5                    2000                   Fee           15,120    SF                      100.0%        10/1/2006
   3.6                    2000                   Fee           13,905    SF                      100.0%        10/1/2006
   3.7                    2001                   Fee           15,120    SF                      100.0%        10/1/2006
   3.8                    1999                   Fee           13,905    SF                      100.0%        10/1/2006
   3.9                    2000                   Fee           15,083    SF                      100.0%        10/1/2006
  3.10                    1999                   Fee           13,905    SF                      100.0%        10/1/2006
  3.11                    2000                   Fee           15,040    SF                      100.0%        10/1/2006
  3.12                    1999                   Fee           14,986    SF                      100.0%        10/1/2006
  3.13                    1997                   Fee           16,308    SF                      100.0%        10/1/2006
  3.14                    1998                   Fee           13,833    SF                      100.0%        10/1/2006
    4         59.3%       1971     2006          Fee          741,552    SF          180          94.4%        7/28/2006  25,385,447
    5         74.6%     Various    2006        Various          2,567   Keys      50,643          68.4%        7/31/2006  66,641,384
   5.1                    1989     2006       Leasehold           175   Keys                      83.3%        7/31/2006
   5.2                    1999     2006          Fee              164   Keys                      73.8%        7/31/2006
   5.3                    1989     2006          Fee              116   Keys                      74.2%        7/31/2006
   5.4                    1963     2006          Fee              226   Keys                      70.4%        7/31/2006
   5.5                    1984     2006          Fee              151   Keys                      79.2%        7/31/2006
   5.6                    1967     2006          Fee              265   Keys                      69.7%        7/31/2006
   5.7                    1982     2006          Fee              292   Keys                      57.1%        7/31/2006
   5.8                    1980     2006          Fee              152   Keys                      77.2%        7/31/2006
   5.9                    1985     2006          Fee              213   Keys                      70.0%        7/31/2006
  5.10                    1988     2006       Leasehold           194   Keys                      71.9%        7/31/2006
  5.11                    1998     2006          Fee              164   Keys                      66.5%        7/31/2006
  5.12                    1990     2006          Fee              152   Keys                      65.0%        7/31/2006
  5.13                    1975     2006          Fee              303   Keys                      52.4%        7/31/2006
    6         62.8%       2005                   Fee              548   Units    171,861          96.9%        8/14/2006  12,323,404
    7         59.8%     Various   Various        Fee        2,383,350    SF           29         100.0%        10/1/2006   8,223,632
   7.1                    1966     1973          Fee          215,000    SF                      100.0%        10/1/2006
   7.2                    1971                   Fee           52,168    SF                      100.0%        10/1/2006
   7.3                    1979                   Fee           58,150    SF                      100.0%        10/1/2006
   7.4                    1998                   Fee           34,498    SF                      100.0%        10/1/2006
   7.5                    1996                   Fee           42,456    SF                      100.0%        10/1/2006
   7.6                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
   7.7                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
   7.8                    1974     2000          Fee           43,800    SF                      100.0%        10/1/2006
   7.9                    1986                   Fee           28,500    SF                      100.0%        10/1/2006
  7.10                    1986                   Fee           32,500    SF                      100.0%        10/1/2006
  7.11                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.12                    1998                   Fee           34,919    SF                      100.0%        10/1/2006
  7.13                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.14                    1999                   Fee           34,994    SF                      100.0%        10/1/2006
  7.15                    1999                   Fee           34,998    SF                      100.0%        10/1/2006
  7.16                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.17                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.18                    1975     2004          Fee           32,280    SF                      100.0%        10/1/2006
  7.19                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.20                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.21                    1978                   Fee           33,320    SF                      100.0%        10/1/2006
  7.22                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.23                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.24                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.25                    1999                   Fee           34,923    SF                      100.0%        10/1/2006
  7.26                    1984                   Fee           32,900    SF                      100.0%        10/1/2006
  7.27                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.28                    1999                   Fee           34,498    SF                      100.0%        10/1/2006
  7.29                    1999                   Fee           36,747    SF                      100.0%        10/1/2006
  7.30                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.31                    1998                   Fee           34,498    SF                      100.0%        10/1/2006
  7.32                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.33                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.34                    1999                   Fee           34,994    SF                      100.0%        10/1/2006
  7.35                    1999                   Fee           34,998    SF                      100.0%        10/1/2006
  7.36                    1999                   Fee           34,998    SF                      100.0%        10/1/2006
  7.37                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.38                    1973     1981          Fee           35,600    SF                      100.0%        10/1/2006
  7.39                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.40                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.41                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.42                    2000                   Fee           36,047    SF                      100.0%        10/1/2006
  7.43                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.44                    1999                   Fee           34,994    SF                      100.0%        10/1/2006
  7.45                    1999                   Fee           34,994    SF                      100.0%        10/1/2006
  7.46                    1999                   Fee           34,994    SF                      100.0%        10/1/2006
  7.47                    1978                   Fee           37,820    SF                      100.0%        10/1/2006
  7.48                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.49                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.50                    1975                   Fee           31,568    SF                      100.0%        10/1/2006
  7.51                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.52                    1991     2000          Fee           28,067    SF                      100.0%        10/1/2006
  7.53                    1975                   Fee           35,320    SF                      100.0%        10/1/2006
  7.54                    1971     2003          Fee           32,100    SF                      100.0%        10/1/2006
  7.55                    1984     2002          Fee           30,500    SF                      100.0%        10/1/2006
  7.56                    1995                   Fee           18,677    SF                      100.0%        10/1/2006
  7.57                    1991     2000          Fee           31,111    SF                      100.0%        10/1/2006
  7.58                    1976                   Fee           20,000    SF                      100.0%        10/1/2006
  7.59                    2000                   Fee           35,551    SF                      100.0%        10/1/2006
  7.60                    1984                   Fee           26,565    SF                      100.0%        10/1/2006
  7.61                    1978                   Fee           16,224    SF                      100.0%        10/1/2006
  7.62                    1974                   Fee           22,900    SF                      100.0%        10/1/2006
  7.63                    1990                   Fee           16,925    SF                      100.0%        10/1/2006
  7.64                    1930     1990          Fee           17,741    SF                      100.0%        10/1/2006
  7.65                    1945                   Fee           10,830    SF                      100.0%        10/1/2006
  7.66                    1999                   Fee           16,050    SF                      100.0%        10/1/2006
    8         74.5%       1989                   Fee          293,331    SF          230          85.1%        6/30/2006   8,062,110
    9         74.1%     Various   Various        Fee          237,172    SF          265         100.0%        10/1/2006   5,510,054
   9.1                    1980                   Fee            9,721    SF                      100.0%        10/1/2006
   9.2                    1945                   Fee            5,501    SF                      100.0%        10/1/2006
   9.3                    1958                   Fee            9,759    SF                      100.0%        10/1/2006
   9.4                    1980                   Fee            4,260    SF                      100.0%        10/1/2006
   9.5                    1985                   Fee            4,500    SF                      100.0%        10/1/2006
   9.6                    1975                   Fee            6,200    SF                      100.0%        10/1/2006
   9.7                    1900                   Fee            5,000    SF                      100.0%        10/1/2006
   9.8                    1970                   Fee            4,018    SF                      100.0%        10/1/2006
   9.9                    2000     2004          Fee            5,250    SF                      100.0%        10/1/2006
  9.10                    1980                   Fee            9,600    SF                      100.0%        10/1/2006
  9.11                    1950     1960          Fee            9,750    SF                      100.0%        10/1/2006
  9.12                    1972                   Fee            6,384    SF                      100.0%        10/1/2006
  9.13                    1970     2002          Fee            6,936    SF                      100.0%        10/1/2006
  9.14                    1920                   Fee           13,847    SF                      100.0%        10/1/2006
  9.15                    1980                   Fee            3,912    SF                      100.0%        10/1/2006
  9.16                    1965                   Fee            4,200    SF                      100.0%        10/1/2006
  9.17                    1975                   Fee            4,636    SF                      100.0%        10/1/2006
  9.18                    2001                   Fee            3,622    SF                      100.0%        10/1/2006
  9.19                    1975                   Fee            4,200    SF                      100.0%        10/1/2006
  9.20                    1994                   Fee            2,550    SF                      100.0%        10/1/2006
  9.21                    1980     2005          Fee            2,898    SF                      100.0%        10/1/2006
  9.22                    1977                   Fee            7,200    SF                      100.0%        10/1/2006
  9.23                    1976                   Fee            6,579    SF                      100.0%        10/1/2006
  9.24                    1980                   Fee            5,440    SF                      100.0%        10/1/2006
  9.25                    1950                   Fee            4,935    SF                      100.0%        10/1/2006
  9.26                    1921                   Fee            5,551    SF                      100.0%        10/1/2006
  9.27                    1970                   Fee            3,000    SF                      100.0%        10/1/2006
  9.28                    1950                   Fee            3,000    SF                      100.0%        10/1/2006
  9.29                    1940                   Fee            4,864    SF                      100.0%        10/1/2006
  9.30                    1971                   Fee            3,300    SF                      100.0%        10/1/2006
  9.31                    2002                   Fee            2,858    SF                      100.0%        10/1/2006
  9.32                    1980     2004          Fee            3,668    SF                      100.0%        10/1/2006
  9.33                    1970                   Fee            3,054    SF                      100.0%        10/1/2006
  9.34                    1975                   Fee            2,973    SF                      100.0%        10/1/2006
  9.35                    1985                   Fee            2,986    SF                      100.0%        10/1/2006
  9.36                    1979                   Fee            2,300    SF                      100.0%        10/1/2006
  9.37                    1979                   Fee            3,900    SF                      100.0%        10/1/2006
  9.38                    1975                   Fee            2,700    SF                      100.0%        10/1/2006
  9.39                    1960                   Fee            3,200    SF                      100.0%        10/1/2006
  9.40                    1963                   Fee            5,190    SF                      100.0%        10/1/2006
  9.41                    1960                   Fee            2,808    SF                      100.0%        10/1/2006
  9.42                    1978     2004          Fee            2,400    SF                      100.0%        10/1/2006
  9.43                    1954                   Fee            3,800    SF                      100.0%        10/1/2006
  9.44                    1938                   Fee            3,792    SF                      100.0%        10/1/2006
  9.45                    1982                   Fee            2,400    SF                      100.0%        10/1/2006
  9.46                    1965                   Fee            3,465    SF                      100.0%        10/1/2006
  9.47                    1960                   Fee            3,158    SF                      100.0%        10/1/2006
  9.48                    1984                   Fee            2,120    SF                      100.0%        10/1/2006
  9.49                    1950                   Fee            2,000    SF                      100.0%        10/1/2006
  9.50                    1950                   Fee            3,431    SF                      100.0%        10/1/2006
  9.51                    1980                   Fee            2,856    SF                      100.0%        10/1/2006
  9.52                    1977                   Fee            1,500    SF                      100.0%        10/1/2006
   10         63.7%       1957     2000          Fee          351,430    SF          164          98.6%        8/31/2006   8,269,028
   11         65.4%     Various                  Fee            3,589   Units     15,464          78.8%         Various    6,996,317
  11.1                    2001                   Fee            1,187   Units                     88.9%         8/4/2006
  11.2                    2003                   Fee              961   Units                     58.2%         8/5/2006
  11.3                    1997                   Fee              862   Units                     91.5%         8/4/2006
  11.4                    2001                   Fee              579   Units                     73.4%         8/4/2006
   12         67.7%     Various   Various        Fee            1,053   Acres     43,495          91.4%        5/31/2006  29,001,968
  12.1                    1922     2001          Fee               38   Acres                    100.0%        5/31/2006
  12.2                    1920     2006          Fee               81   Acres                     99.8%        5/31/2006
  12.3                    1973     2002          Fee               42   Acres                     83.5%        5/31/2006
  12.4                    1968     2005          Fee               71   Acres                     84.3%        5/31/2006
  12.5                    1968     2005          Fee              256   Acres                     93.5%        5/31/2006
  12.6                    1935     2005          Fee               73   Acres                     90.3%        5/31/2006
  12.7                    1950     2005          Fee              266   Acres                     93.4%        5/31/2006
  12.8                    1931     2005          Fee               90   Acres                     79.5%        5/31/2006
  12.9                    1940     2003          Fee              136   Acres                     66.9%        5/31/2006
   13         72.8%       2002                   Fee          165,775    SF          246          87.8%         8/2/2006   4,581,018
   14         74.0%       2005                   Fee          106,199    SF          292          90.5%        6/30/2006   3,125,520
   15         59.5%       1983                   Fee          238,772    SF          130          92.5%        8/18/2006   5,147,155
   16         75.5%     Various                  Fee          599,811    SF           51          93.7%         Various    4,448,195
  16.1                    1990                   Fee           87,370    SF                       85.2%        8/15/2006
  16.2                    1989                   Fee           84,963    SF                       86.0%        8/15/2006
  16.3                    2001                   Fee          145,728    SF                      100.0%        8/17/2006
  16.4                    1976                   Fee          167,695    SF                       92.2%        8/15/2006
  16.5                    2001                   Fee           73,832    SF                      100.0%        8/17/2006
  16.6                    1990                   Fee           40,223    SF                      100.0%        8/15/2006
   17         79.3%       1963                   Fee              510   Units     59,849          96.6%        5/17/2006   4,786,798
   18         66.9%       1962     2004          Fee          267,294    SF          112          92.7%         6/1/2006   4,249,353
   19         64.2%       1929     2001          Fee              288   Keys      93,750          69.6%        7/31/2006  13,413,723
   20         65.6%       2005                   Fee          172,284    SF          154          99.3%         9/1/2006   3,320,726
   21         70.5%     Various   Various        Fee            1,209   Pads      21,299          90.7%        8/31/2006   3,773,358
  21.1                    1975                   Fee              457   Pads                      93.0%        8/31/2006
  21.2                    1970     1985          Fee              333   Pads                      96.1%        8/31/2006
  21.3                    1971     1987          Fee              169   Pads                      93.5%        8/31/2006
  21.4                    1988                   Fee              100   Pads                      95.0%        8/31/2006
  21.5                    1996                   Fee              150   Pads                      65.3%        8/31/2006
   22         51.4%       1975     2003          Fee              408   Keys      60,958          63.3%        3/31/2006  16,143,951
   23         78.3%       1960     1992          Fee          302,091    SF           74          94.0%        9/11/2006   2,903,102
   24         74.7%       1981                   Fee          136,340    SF          159          94.9%        6/30/2006   2,964,794
   25         68.6%       1997                   Fee          215,024    SF           95          97.5%         9/1/2006   2,606,538
   26         69.4%       1959     1985          Fee              160   Units    125,000          95.6%        6/16/2006   2,528,305
   27         72.7%       1994     2006          Fee              276   Units     71,377          96.7%        8/22/2006   2,484,529
   28         72.0%       1975     1997          Fee          486,321    SF           38          90.2%         6/5/2006   3,815,137
   29         63.3%       1978     2004          Fee              431   Units     42,459          95.8%        8/8/2006    2,971,223
   30         59.8%       1990     2005          Fee          226,338    SF           80          81.5%         5/5/2006   4,104,507
   31         73.7%       1960     2004          Fee          171,011    SF          104          98.4%        4/20/2006   2,388,300
   32         62.2%       1989     2004          Fee          131,964    SF          130          90.9%         8/8/2006   2,282,239
   33         73.8%       1988                   Fee          180,845    SF           92          98.3%         8/1/2006   2,038,486
   34         50.1%       1984                   Fee          125,418    SF          130          74.9%        7/19/2006   2,631,103
   35         69.4%       1999                   Fee          199,665    SF           81          85.0%         5/1/2006   2,298,462
   36         70.0%     Various                  Fee          133,823    SF          116          82.1%         9/7/2006   2,518,228
  36.1                    1999                   Fee           59,522    SF                       85.9%         9/7/2006
  36.2                    2001                   Fee           50,722    SF                       79.0%         9/7/2006
  36.3                    1995                   Fee           23,579    SF                       79.1%         9/7/2006
   37         65.4%       1964     2002          Fee              272   Units     54,449          97.1%        5/18/2006   2,390,167
   38         69.8%       1986                   Fee              310   Units     46,935          92.9%        2/28/2006   2,647,041
   39         70.6%       2006                   Fee          235,527    SF           61         100.0%        10/1/2006   1,680,216
   40         58.7%       1970     2005          Fee              184   Units     76,902          95.1%         8/1/2006   2,319,416
   41         59.0%     Various   Various        Fee          148,404    SF           91          96.4%        6/30/2006   2,651,818
  41.1                    1999                   Fee           56,594    SF                       90.6%        6/30/2006
  41.2                    1999     2005          Fee           48,000    SF                      100.0%        10/1/2006
  41.3                    1995     2005          Fee           43,810    SF                      100.0%        6/30/2006
   42         70.3%       1989     1999          Fee              288   Units     46,007          91.0%        6/13/2006   2,079,443
   43         53.8%     Various   Various        Fee          101,087    SF          117         100.0%        10/1/2006   1,589,892
  43.1                    1965                   Fee           38,616    SF                      100.0%        10/1/2006
  43.2                    1984     1996          Fee           10,202    SF                      100.0%        10/1/2006
  43.3                    1975                   Fee           30,676    SF                      100.0%        10/1/2006
  43.4                    2000                   Fee           14,193    SF                      100.0%        10/1/2006
  43.5                    1996                   Fee            7,400    SF                      100.0%        10/1/2006
   44         66.8%       2001                   Fee           87,230    SF          136         100.0%        10/1/2006   1,324,893
   45         59.6%       1990                   Fee          219,111    SF           54         100.0%        10/1/2006   1,490,644
   46         73.9%       2002     2006          Fee           98,445    SF          117          96.0%        8/10/2006   1,353,675
   47         63.9%     Various                  Fee          108,376    SF          104          96.4%        6/30/2006   2,048,686
  47.1                    1998                   Fee           61,736    SF                       97.6%        6/30/2006
  47.2                    2002                   Fee           38,640    SF                       93.7%        6/30/2006
  47.3                    1999                   Fee            8,000    SF                      100.0%        10/1/2006
   48         76.3%       2003                   Fee              903   Units     12,425          73.5%         6/1/2006   1,440,991
   49         63.2%     Various   Various        Fee              207   Units     54,053          95.8%         7/6/2006   2,019,480
  49.1                    1929     2005          Fee               28   Units                     94.1%         7/6/2006
  49.2                    1928                   Fee               25   Units                    100.0%         7/6/2006
  49.3                    1925                   Fee               23   Units                     91.3%         7/6/2006
  49.4                    1923                   Fee               22   Units                    100.0%         7/6/2006
  49.5                    1923                   Fee               22   Units                     95.5%         7/6/2006
  49.6                    1924                   Fee               19   Units                     94.7%         7/6/2006
  49.7                    1925                   Fee               18   Units                     94.4%         7/6/2006
  49.8                    1924                   Fee               15   Units                    100.0%         7/6/2006
  49.9                    1928                   Fee               13   Units                    100.0%         7/6/2006
  49.10                   1967                   Fee               12   Units                     91.7%         7/6/2006
  49.11                   1925                   Fee               10   Units                     90.0%         7/6/2006
   50         61.2%       1980     2006          Fee           43,324    SF          254         100.0%        7/10/2006   1,193,110
   51         49.3%       2003                   Fee           65,320    SF          167          93.9%         8/1/2006   1,531,331
   52         65.1%       2001                   Fee          141,510    SF           76          88.7%         8/1/2006   1,534,452
   53         65.9%       2001                   Fee           81,690    SF          130          87.8%         8/1/2006   1,454,241
   54         76.0%       2002                   Fee              923   Units     11,062          75.7%         6/1/2006   1,324,113
   55         57.7%       1994                   Fee          115,310    SF           87         100.0%        10/1/2006   1,017,043
   56         49.2%       1988     2005          Fee          124,377    SF           80          96.1%         6/1/2006   1,398,953
   57         73.5%       2001                   Fee           83,627    SF          120          95.6%        8/31/2006   1,496,411
   58         56.4%       1972     2002          Fee              221   Keys      45,031          76.9%        7/14/2006   6,252,107
   59         50.7%       2000                   Fee           78,179    SF          119         100.0%        7/27/2006   1,340,765
   60         58.5%       2001                   Fee               89   Keys     104,228          82.5%        5/31/2006   2,801,987
   61         65.8%       1966                   Fee          122,371    SF           75         100.0%        7/13/2006   1,103,191
   62         67.5%       1993     2005          Fee           86,005    SF          105         100.0%        8/20/2006   1,039,528
   63         75.2%       1998     2002          Fee          129,808    SF           68         100.0%        7/18/2006   1,414,273
   64         66.0%       2000     2005          Fee           80,500    SF          108         100.0%        6/14/2006   1,076,223
   65         71.3%       1983     2000          Fee              565   Pads      15,398          51.5%        7/26/2006   1,289,931
   66         74.3%       1974     2005          Fee              220   Units     38,182          86.4%        7/10/2006   1,712,178
   67         50.0%       2000                   Fee           56,705    SF          147         100.0%        10/1/2006     940,566
   68         56.0%       1985                   Fee           84,500    SF           99         100.0%        10/1/2006     901,193
   69         56.3%       1996                   Fee          115,205    SF           71         100.0%        6/30/2006   1,683,771
   70         70.2%       1985     1999          Fee              110   Units     72,727          96.4%         7/1/2006   1,090,752
   71         43.5%       1989     2006          Fee              150   Keys      53,239          70.9%        5/31/2006   4,506,403
   72         50.9%       2005                   Fee           50,906    SF          157         100.0%        7/27/2006   1,084,904
   73         55.3%       1965     2002          Fee          154,480    SF           51         100.0%        10/1/2006   1,120,857
   74         47.2%       2004                   Fee           57,338    SF          137         100.0%        10/1/2006     885,156
   75         58.5%       1972     2001       Leasehold       123,756    SF           63          90.2%        8/31/2006   1,161,336
   76         61.6%       1985                   Fee               88   Units     87,500          95.5%         7/6/2006   1,124,770
   77         68.2%       2006                   Fee           40,506    SF          188         100.0%        10/1/2006   1,067,840
   78         56.4%       1980                   Fee           67,274    SF          111         100.0%        8/11/2006   1,162,162
   79         63.1%       2006                   Fee           56,000    SF          132         100.0%        10/1/2006     881,188
   80         65.3%       1997                   Fee           41,755    SF          174          80.5%         5/1/2006     987,604
   81         60.6%       1984                   Fee           97,393    SF           71          99.4%        6/30/2006   1,559,423
   82         65.8%       1954     1991          Fee              278   Pads      24,797          95.3%        7/19/2006   1,225,679
   83         56.0%       2000     2004          Fee              122   Keys      54,256          79.9%        3/31/2006   2,718,969
   84         50.4%       2002                   Fee           32,185    SF          205         100.0%        10/1/2006     731,500
   85         61.3%       1986     2000          Fee           52,362    SF          124         100.0%        7/25/2006   1,227,969

   86         64.2%       1996     2003          Fee               62   Keys      55,594          71.4%        6/30/2006   1,310,683
   87         64.2%       1996     2006          Fee               94   Keys      32,417          61.8%        6/30/2006   1,489,438
   88         70.0%       1983     2005          Fee          117,999    SF           54         100.0%        6/12/2006     855,119
   89         70.0%     Various   Various        Fee          143,267    SF           44         100.0%        10/1/2006     765,134
  89.1                    1995     1997          Fee           80,300    SF                      100.0%        10/1/2006
  89.2                    1989     1996          Fee           62,967    SF                      100.0%        10/1/2006
   90         51.3%       2005                   Fee           24,245    SF          258         100.0%        8/31/2006     884,597
   91         53.9%       1985     2005          Fee              126   Keys      49,415          73.4%        4/30/2006   3,298,767
   92         67.7%       1969                   Fee              262   Pads      23,243          93.9%        6/26/2006     780,507
   93         62.2%       1919     2005          Fee              144   Units     41,667         100.0%        8/31/2006   1,284,579
   94         66.6%       2001                   Fee          114,539    SF           52          86.0%         8/1/2006     836,336
   95         70.5%       1971     2004          Fee          100,943    SF           59          89.3%        7/25/2006   1,130,736
   96         58.7%       1990     2002          Fee           35,000    SF          165         100.0%        10/1/2006     726,265
   97         58.5%       1974     2004          Fee              116   Units     49,397          93.9%         7/5/2006     878,613
   98         61.4%       1999                   Fee           90,300    SF           63         100.0%        10/1/2006     740,161
   99         58.7%       2003                   Fee           67,903    SF           81         100.0%        10/1/2006     621,000
   100        55.4%       2003                Leasehold            98   Keys      54,261          81.7%        3/31/2006   2,247,624
   101        67.3%       1873     2006          Fee               82   Units     64,461          93.9%        7/25/2006     756,466
   102        67.3%       2002                   Fee           55,085    SF           94         100.0%        8/11/2006     625,243
   103        74.7%       1984     2001          Fee              373   Pads      13,807          99.2%        8/23/2006     737,816
   104        64.0%       2001     2005          Fee              525   Units      9,524          88.6%         7/2/2006     741,458
   105        50.7%       1979     2001     Fee/Leasehold      38,873    SF          127         100.0%        10/1/2006     720,142
   106        66.3%       1987     2006          Fee          102,200    SF           47          98.7%         7/6/2006     761,359
   107        64.6%       2004                   Fee           70,716    SF           65         100.0%         5/2/2006     736,644
   108        68.1%       2005                   Fee           44,277    SF          104         100.0%         9/8/2006     617,162
   109        43.9%       1997                   Fee           58,164    SF           77         100.0%        8/10/2006     672,374
   110        36.5%       1989     2001          Fee           45,699    SF           98         100.0%        10/1/2006     681,320
   111        55.8%       2001                   Fee               60   Keys      74,724          71.6%        3/31/2006   1,280,322
   112        63.6%       1900     1997          Fee            6,500    SF          682         100.0%        6/21/2006     471,875
   113        64.1%       1970                   Fee              427   Pads      10,365          86.4%        4/30/2006     925,822
   114        69.8%       1965     2003          Fee              155   Units     28,387          98.1%        7/21/2006     950,784
   115        63.2%       2005                   Fee           20,425    SF          209         100.0%        10/1/2006     435,960
   116        43.7%       1999                   Fee           64,135    SF           66          93.2%        8/31/2006     721,755
   117        60.8%       2002     2006          Fee               46   Units     92,305          97.8%        8/10/2006     615,844
   118        63.8%       2001                   Fee               80   Keys      53,036          79.5%        3/31/2006   1,202,987
   119        55.3%       1998                   Fee               82   Keys      50,539          80.7%         2/1/2006   2,002,425
   120        70.1%       1968     1998          Fee              134   Units     30,500          94.0%        6/30/2006     770,881
   121        73.4%       2001                   Fee           17,542    SF          231          92.0%         8/4/2006     515,033
   122        74.3%       1980     2003          Fee              112   Units     35,714          87.5%        7/10/2006     869,615
   123        57.3%       2003                   Fee           31,014    SF          129         100.0%        7/11/2006     623,012
   124        51.1%       1995     2005          Fee               66   Keys      60,457          76.3%        4/30/2006   1,611,881
   125        65.7%       2002                   Fee              667   Units      5,960          95.0%        6/30/2006     604,508
   126        64.7%       2006                   Fee           14,564    SF          271         100.0%        10/1/2006     372,712
   127        46.6%       1999                   Fee              654   Units      5,963          81.3%         6/5/2006     690,039
   128        72.0%       1967                   Fee              104   Units     37,500          97.2%        6/30/2006     739,468
   129        42.1%       2000                   Fee              714   Units      5,457          64.8%        7/31/2006     549,818
   130        66.6%       2001                   Fee           12,738    SF          300         100.0%        10/1/2006     346,086
   131        59.2%       2005                   Fee           40,000    SF           95         100.0%        10/1/2006     633,736
   132        59.1%       1998                   Fee               59   Keys      63,559          72.1%        5/31/2006   1,352,384
   133        59.1%       1999                   Fee               62   Keys      58,065          78.5%        6/30/2006   1,269,678

   134        35.4%       2004                   Fee            2,250    SF          216         100.0%        7/27/2006     173,515
   135        35.4%       2005                   Fee            2,124    SF          216         100.0%        10/1/2006      98,255
   136        35.4%       2000                   Fee            3,050    SF          216         100.0%        10/1/2006      91,640
   137        35.4%       1980                   Fee            5,600    SF          216         100.0%        10/1/2006      96,401
   138        35.4%       1980                   Fee            3,624    SF          216         100.0%        10/1/2006      74,917
   139        53.3%       2004                   Fee               67   Keys      53,649          85.1%        5/31/2006   1,217,638
   140        64.7%       2006                   Fee           40,000    SF           88         100.0%        10/1/2006     322,176
   141        56.0%       1984     2002          Fee           40,095    SF           86         100.0%         6/7/2006     737,414
   142        64.3%       1968     1999          Fee           23,074    SF          149         100.0%         7/1/2006     435,678
   143        64.5%       1984                   Fee           38,228    SF           89          82.7%        8/31/2006     498,464
   144        54.2%       2004                   Fee           22,901    SF          149          81.7%        6/30/2006     445,502
   145        59.6%       1970                   Fee              160   Pads      21,203          92.5%         6/1/2006     616,823
   146        66.9%       2001                   Fee              647   Units      5,216          95.4%        6/30/2006     494,988
   147        48.9%       1999     2005          Fee               74   Keys      44,492          74.0%        3/31/2006   1,451,407
   148        70.4%       1967     2003          Fee           52,559    SF           62         100.0%        10/1/2006     432,939
   149        64.1%       1970                   Fee              136   Units     23,529          90.5%        7/24/2006     870,728
   150        63.6%       1970     2004          Fee              185   Pads      17,281          81.1%         8/4/2006     403,633
   151        52.2%       1984                   Fee           65,354    SF           48          80.6%        8/30/2006   1,000,543
   152        63.5%       2005                   Fee           25,055    SF          124         100.0%        6/30/2006     388,387
   153        62.8%       1986                   Fee           75,000    SF           40         100.0%        10/1/2006     398,288
   154        58.9%       1999                   Fee           27,623    SF          106          88.8%        6/30/2006     455,755
   155        62.7%       1997                   Fee               62   Keys      46,735          74.1%        3/31/2006   1,187,727
   156        41.6%       1970                   Fee              232   Pads      12,069          72.4%        8/14/2006     586,400
  156.1                   1970                   Fee              129   Pads                      61.2%        8/14/2006
  156.2                   1970                   Fee              103   Pads                      86.4%        8/14/2006
   157        64.0%       1957     1980          Fee           35,472    SF           79         100.0%        7/24/2006     369,274
   158        52.8%       1972     2003          Fee               82   Keys      33,702          73.8%        9/30/2005   1,435,727
   159        62.3%       2005                   Fee            8,330    SF          330          85.6%        5/30/2006     311,642
   160        72.3%       1960     2003          Fee              331   Units      8,006          89.7%        5/24/2006     467,903
   161        51.5%       1996                   Fee           30,000    SF           87         100.0%        10/1/2006     366,163
   162        28.3%       1999                   Fee           15,120    SF          170         100.0%        10/1/2006     310,031
   163        68.7%       2001                   Fee               64   Units     39,933          98.4%        6/28/2006     429,355
   164        38.1%       2006                   Fee           13,356    SF          187         100.0%        10/1/2006     349,253
   165        43.6%       1998                   Fee               63   Keys      39,541          74.0%       12/31/2005   1,201,072
   166        63.9%       1986                   Fee              187   Pads      12,342          79.1%        8/25/2006     390,321
   167        42.0%       2000     2003          Fee              461   Units      4,984         100.0%         8/8/2006     490,994
   168        70.5%       2003                   Fee            6,351    SF          356         100.0%        10/1/2006     198,772
   169        61.7%       2005                   Fee           10,000    SF          215         100.0%        10/1/2006     190,685
   170        66.9%       1974     1999          Fee              101   Units     20,990          90.1%        7/19/2006     582,604
   171        30.6%       1981     1999          Fee           51,819    SF           40          80.8%         7/1/2006     686,303
   172        61.5%       2005                   Fee            4,514    SF          445         100.0%        10/1/2006     178,286
   173        73.1%       2005                   Fee              380   Units      5,263          76.8%        6/30/2006     326,206
   174        57.5%       1998                   Fee           23,500    SF           85         100.0%        10/1/2006     292,535
   175        69.3%       2006                   Fee            6,500    SF          292         100.0%        8/10/2006     236,251
   176        59.1%       2005                   Fee            8,800    SF          211         100.0%        10/1/2006     306,776
   177        63.4%       1999                   Fee           10,125    SF          183         100.0%        10/1/2006     177,260
   178        68.9%       2005                   Fee            9,000    SF          195         100.0%        4/13/2006     228,194
   179        42.9%       2001                   Fee              367   Units      4,628          96.7%        6/20/2006     336,052
   180        65.8%       2005                   Fee           11,825    SF          133         100.0%         8/1/2006     240,402
   181        64.8%       2006                   Fee            8,853    SF          165         100.0%        6/16/2006     191,841
   182        67.5%       2005                   Fee            3,651    SF          352         100.0%        10/1/2006     113,435
   183        39.0%       2004                Leasehold        14,560    SF           84         100.0%        10/1/2006     361,350
              66.1%

                                                         U/W
                                                     REPLACEMENT
                                                       RESERVES
                                            U/W        PER UNIT/           MOST              MOST        MOST        FULL
              U/W      U/W NET     U/W  REPLACEMENT     SF/KEY/           RECENT            RECENT      RECENT       YEAR
SEQUENCE   EXPENSES   CASH FLOW   DSCR    RESERVES     PAD/ACRE       STATEMENT TYPE       END DATE       NOI      END DATE
----------------------------------------------------------------------------------------------------------------------------

    1         82,315   4,033,424  1.07x
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
    2         81,077   3,972,797  1.07x
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
   2.8
   2.9
  2.10
  2.11
  2.12
  2.13
  2.14
    3         80,691   3,953,856  1.07x
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12
  3.13
  3.14
    4      9,710,893  14,990,849  1.89x    170,557         0.23
    5     50,924,512  13,051,217  1.35x  2,665,655     1,038.43   Trailing Twelve Months   7/31/2006  15,707,392  12/31/2005
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7
   5.8
   5.9
  5.10
  5.11
  5.12
  5.13
    6      4,890,706   7,323,098  1.33x    109,600       200.00   Annualized Most Recent   7/31/2006   6,033,143  12/31/2005
    7         52,017   8,028,614  1.52x    143,001         0.06
   7.1
   7.2
   7.3
   7.4
   7.5
   7.6
   7.7
   7.8
   7.9
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
  7.29
  7.30
  7.31
  7.32
  7.33
  7.34
  7.35
  7.36
  7.37
  7.38
  7.39
  7.40
  7.41
  7.42
  7.43
  7.44
  7.45
  7.46
  7.47
  7.48
  7.49
  7.50
  7.51
  7.52
  7.53
  7.54
  7.55
  7.56
  7.57
  7.58
  7.59
  7.60
  7.61
  7.62
  7.63
  7.64
  7.65
  7.66
    8      2,267,473   5,612,434  1.20x     44,000         0.15   Annualized Most Recent   6/30/2006   5,150,374  12/31/2005
    9        165,302   5,189,447  1.31x
   9.1
   9.2
   9.3
   9.4
   9.5
   9.6
   9.7
   9.8
   9.9
  9.10
  9.11
  9.12
  9.13
  9.14
  9.15
  9.16
  9.17
  9.18
  9.19
  9.20
  9.21
  9.22
  9.23
  9.24
  9.25
  9.26
  9.27
  9.28
  9.29
  9.30
  9.31
  9.32
  9.33
  9.34
  9.35
  9.36
  9.37
  9.38
  9.39
  9.40
  9.41
  9.42
  9.43
  9.44
  9.45
  9.46
  9.47
  9.48
  9.49
  9.50
  9.51
  9.52
   10      3,401,211   4,640,141  1.35x     52,715         0.15   Annualized Most Recent   4/30/2006   4,366,401  12/31/2005
   11      1,690,758   5,255,313  1.32x     50,246        14.00          Full Year         2/28/2006   4,803,958   2/28/2005
  11.1
  11.2
  11.3
  11.4
   12     22,587,560   6,328,008  1.74x     86,400        82.05          Full Year         9/30/2005   4,954,819   9/30/2004
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
   13      1,429,482   3,046,471  1.12x     24,866         0.15   Annualized Most Recent   6/30/2006   2,007,145  12/31/2005
   14        603,521   2,458,866  1.20x     11,682         0.11   Annualized Most Recent   6/30/2006   2,440,128
   15      2,222,728   2,779,907  1.23x     47,754         0.20   Annualized Most Recent   5/31/2006   2,674,937  12/31/2005
   16      1,311,268   2,845,613  1.31x     88,140         0.15          Full Year        12/31/2004   2,742,111  12/31/2003
  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
   17      2,118,942   2,481,451  1.30x    186,405       365.50   Trailing Twelve Months   4/30/2006   1,268,864  12/31/2005
   18      1,304,967   2,769,378  1.21x     58,805         0.22   Annualized Most Recent   6/30/2006   2,769,185  12/31/2005
   19     10,407,189   2,469,985  1.19x    536,549     1,863.02   Trailing Twelve Months   7/31/2006   2,941,386  12/31/2005
   20        863,989   2,311,689  1.50x     25,843         0.15     Trailing Six Months    6/30/2006   1,278,196
   21      1,402,611   2,322,387  1.20x     48,360        40.00   Annualized Most Recent   8/31/2006   2,538,460  12/31/2005
  21.1
  21.2
  21.3
  21.4
  21.5
   22     12,886,071   2,612,122  1.31x    645,758     1,582.74   Trailing Twelve Months   3/31/2006   2,120,728  12/31/2005
   23        798,514   2,005,666  1.20x     30,209         0.10          Full Year        12/31/2005   1,650,527  12/31/2004
   24      1,172,849   1,694,859  1.28x     20,451         0.15   Annualized Most Recent   6/30/2006   1,712,298  12/31/2005
   25        633,955   1,852,855  1.26x     36,554         0.17   Trailing Twelve Months   6/30/2006   2,002,212  12/31/2005
   26        789,287   1,699,018  1.36x     40,000       250.00   Trailing Twelve Months   6/30/2006   1,818,644  12/31/2005
   27        793,539   1,635,790  1.15x     55,200       200.00   Trailing Twelve Months   8/31/2006   1,482,599  12/31/2005
   28      1,796,343   1,747,115  1.33x     72,948         0.15   Trailing Twelve Months   5/31/2006   1,982,441  12/31/2005
   29      1,089,262   1,774,211  1.30x    107,750       250.00   Trailing Twelve Months   6/30/2006   1,740,670  12/31/2005
   30      2,283,687   1,479,050  1.17x     45,268         0.20   Trailing Twelve Months   3/31/2006   1,348,220  12/31/2005
   31        708,600   1,576,722  1.20x     17,101         0.10   Trailing Twelve Months   3/31/2006   1,620,599  12/31/2005
   32        655,028   1,519,985  1.20x     28,047         0.21   Annualized Most Recent   4/30/2006   1,586,073  12/31/2005
   33        447,217   1,480,788  1.22x     39,786         0.22          Full Year        12/31/2005   1,348,357  12/31/2004
   34      1,005,917   1,436,117  1.25x     25,583         0.20   Annualized Most Recent   5/31/2006   1,263,598  12/31/2005
   35        617,765   1,530,411  1.28x     29,950         0.15   Annualized Most Recent   5/31/2006   1,750,487  12/31/2005
   36        834,680   1,468,495  1.23x     26,649         0.20          Full Year        12/31/2005   1,944,232  12/31/2004
  36.1
  36.2
  36.3
   37      1,028,674   1,307,093  1.21x     54,400       200.00   Trailing Twelve Months   4/30/2006   1,212,381  12/31/2005
   38      1,233,973   1,335,568  1.25x     77,500       250.00          Full Year        12/31/2005   1,153,170  12/31/2004
   39         46,878   1,417,490  1.38x     23,553         0.10
   40      1,045,412   1,221,948  1.42x     52,057       282.92   Annualized Most Recent   6/30/2006   1,025,404  12/31/2005
   41      1,049,323   1,367,170  1.38x     33,213         0.22   Annualized Most Recent   6/30/2006   1,891,221  12/31/2005
  41.1
  41.2
  41.3
   42        847,966   1,166,677  1.21x     64,800       225.00   Trailing Twelve Months   5/31/2006   1,022,987  12/31/2005
   43         47,697   1,415,165  1.54x     34,370         0.34
  43.1
  43.2
  43.3
  43.4
  43.5
   44        274,347   1,037,461  1.22x     13,085         0.15          Full Year        12/31/2005   1,066,218  12/31/2004
   45        422,024   1,044,892  1.21x     17,219         0.08   Annualized Most Recent   4/30/2006   1,040,581  12/31/2005
   46        283,566   1,024,188  1.20x     15,307         0.16   Annualized Most Recent   8/31/2006     863,411  12/31/2005
   47        849,277   1,004,144  1.21x     27,094         0.25   Annualized Most Recent   6/30/2006   1,486,927  12/31/2005
  47.1
  47.2
  47.3
   48        421,710   1,006,347  1.43x     12,934        14.32   Trailing Twelve Months   7/31/2006     855,958  12/31/2005
   49        679,936   1,160,533  1.43x     63,900       308.70   Trailing Twelve Months   3/31/2006   1,356,912  12/31/2004
  49.1
  49.2
  49.3
  49.4
  49.5
  49.6
  49.7
  49.8
  49.9
  49.10
  49.11
   50        242,523     927,836  1.20x      5,921         0.14   Annualized Most Recent   5/31/2006     790,797  12/31/2005
   51        461,678   1,033,247  1.32x     10,778         0.17   Annualized Most Recent   4/30/2006   1,044,570  12/31/2005
   52        457,050     969,982  1.23x     11,321         0.08   Annualized Most Recent   6/30/2006   1,219,749  12/31/2005
   53        423,590     931,929  1.21x     12,254         0.15   Trailing Twelve Months   3/31/2006   1,178,000  12/31/2005
   54        409,260     902,827  1.41x     12,026        13.03   Trailing Twelve Months   7/31/2006     786,580  12/31/2005
   55        111,558     893,954  1.23x     11,531         0.10          Full Year        12/31/2005     916,612  12/31/2004
   56        232,341   1,071,667  1.45x     18,657         0.15   Annualized Most Recent   7/31/2006   1,184,577  12/31/2005
   57        464,796     887,686  1.26x     12,544         0.15   Trailing Twelve Months   3/31/2006     752,008  12/31/2005
   58      4,391,293   1,610,730  1.94x    250,084     1,131.60   Trailing Twelve Months   6/30/2006   1,931,941  12/31/2005
   59        397,339     910,204  1.38x     19,523         0.25   Trailing Twelve Months   5/31/2006     952,714  12/31/2005
   60      1,685,654   1,004,253  1.35x    112,079     1,259.32   Trailing Twelve Months   5/31/2006   1,116,309  12/31/2005
   61        200,585     868,265  1.26x     12,237         0.10
   62        214,137     781,619  1.19x     12,901         0.15
   63        549,887     800,779  1.22x     12,981         0.10
   64        202,940     844,191  1.31x     12,075         0.15   Trailing Twelve Months   5/31/2006     872,602  12/31/2005
   65        488,448     778,884  1.19x     22,600        40.00   Trailing Twelve Months   6/30/2006     752,720  12/31/2005
   66        837,235     819,943  1.35x     55,000       250.00   Trailing Twelve Months   6/30/2006     774,870  12/31/2005
   67         28,217     875,646  1.35x      8,506         0.15
   68         29,036     782,095  1.21x      8,450         0.10          Full Year        12/31/2005     620,538  12/31/2004
   69        740,636     728,068  1.21x     29,953         0.26   Annualized Most Recent   6/30/2006     952,522  12/31/2005
   70        347,845     715,406  1.21x     27,500       250.00          Full Year        12/31/2005     722,873  12/31/2004
   71      2,947,415   1,378,732  2.36x    180,256     1,201.71   Trailing Twelve Months   5/31/2006   1,778,596   3/31/2005
   72        316,389     756,364  1.34x      5,600         0.11   Annualized Most Recent   5/31/2006     763,872  12/31/2005
   73        253,045     828,665  1.43x     15,448         0.10          Full Year        12/31/2005     691,400  12/31/2004
   74         26,555     821,343  1.34x      8,601         0.15
   75        422,724     694,277  1.24x     16,233         0.13          Full Year        12/31/2005     546,484  12/31/2004
   76        437,964     660,143  1.39x     26,664       303.00   Trailing Twelve Months   6/30/2006     634,796  12/31/2005
   77        286,254     723,531  1.31x      8,101         0.20
   78        236,091     861,574  1.59x     10,091         0.15          Full Year        12/31/2005     959,193  12/31/2003
   79        238,259     642,929  1.19x
   80        347,465     610,342  1.18x      5,813         0.14          Full Year        12/31/2005     684,838  12/31/2004
   81        650,338     767,108  1.54x     42,856         0.44   Annualized Most Recent   6/30/2006     920,620  12/31/2005
   82        561,798     649,981  1.26x     13,900        50.00   Annualized Most Recent   6/30/2006     669,878  12/31/2005
   83      1,840,504     772,035  1.53x    106,430       872.38   Trailing Twelve Months   3/31/2006   1,021,870  12/31/2005
   84         21,945     688,369  1.34x      5,150         0.16
   85        429,906     723,604  1.81x      7,854         0.15   Annualized Most Recent   7/31/2006   1,053,302  12/31/2005

   86        908,682     349,574  1.47x     52,427       845.60   Trailing Twelve Months   6/30/2006     423,934  12/31/2005
   87      1,060,200     369,661  1.47x     59,578       633.81   Trailing Twelve Months   6/30/2006     436,578  12/31/2005
   88        168,645     591,400  1.22x     17,700         0.15   Annualized Most Recent   5/31/2006     758,902  12/31/2005
   89        122,775     614,701  1.56x     14,327         0.10
  89.1
  89.2
   90        232,717     619,611  1.38x      2,425         0.10
   91      2,480,687     686,129  1.38x    131,951     1,047.23   Trailing Twelve Months   4/30/2006     857,937  12/31/2005
   92        222,411     544,996  1.20x     13,100        50.00   Trailing Twelve Months   6/30/2006     550,874  12/31/2005
   93        631,779     616,800  1.63x     36,000       250.00   Trailing Twelve Months   5/31/2006     661,527  12/31/2005
   94        231,727     551,103  1.21x     11,454         0.10   Annualized Most Recent   6/30/2006     451,896  12/31/2005
   95        527,439     506,710  1.22x     20,189         0.20   Trailing Twelve Months   6/30/2006     529,070  12/31/2005
   96        130,277     574,415  1.36x      5,250         0.15     Trailing Six Months    6/30/2006     267,500  12/31/2005
   97        369,156     486,257  1.22x     23,200       200.00   Annualized Most Recent   6/30/2006     527,142  12/31/2005
   98        188,116     529,993  1.27x      9,030         0.10          Full Year        12/31/2005     530,631  12/31/2004
   99         18,630     574,964  1.41x      6,790         0.10
   100     1,534,955     626,283  1.54x     86,386       881.49   Trailing Twelve Months   3/31/2006     778,622  12/31/2005
   101       270,560     465,406  1.20x     20,500       250.00   Trailing Twelve Months   5/31/2006     189,629  12/31/2005
   102       130,928     478,999  1.24x      8,263         0.15   Trailing Twelve Months   5/31/2006     580,832  12/31/2005
   103       269,950     454,811  1.20x     13,055        35.00   Trailing Twelve Months   6/30/2006     520,482  12/31/2005
   104       261,696     473,495  1.22x      6,268        11.94   Annualized Most Recent   5/31/2006     382,598  12/31/2005
   105       185,648     508,206  1.32x      6,997         0.18
   106       170,220     523,581  1.46x     10,220         0.10   Annualized Most Recent   4/30/2006     595,252   8/31/2005
   107       280,274     415,971  1.24x      7,072         0.10   Trailing Twelve Months   4/30/2006     471,190  12/31/2005
   108        85,723     486,686  1.42x      5,837         0.13          Full Year        12/31/2005     528,695
   109       171,431     475,678  1.30x      8,854         0.15   Annualized Most Recent   6/30/2006     526,176  12/31/2005
   110        57,217     573,921  1.46x      6,855         0.15   Annualized Most Recent   6/30/2006     647,592  12/31/2005
   111       685,623     543,486  1.49x     51,213       853.55   Trailing Twelve Months   3/31/2006     641,076  12/30/2005
   112        74,059     388,071  1.23x      1,235         0.19          Full Year        12/31/2005     313,745  12/31/2004
   113       486,817     411,251  1.20x     27,755        65.00   Trailing Twelve Months   3/31/2006     488,088  12/31/2005
   114       512,219     388,966  1.21x     49,600       320.00   Trailing Twelve Months   6/30/2006     434,258  12/31/2005
   115        17,438     396,242  1.25x      3,064         0.15
   116       283,436     398,555  1.31x      9,620         0.15          Full Year        12/31/2005     360,969  12/31/2004
   117       223,164     383,481  1.21x      9,200       200.00   Annualized Most Recent   7/31/2006     397,058  12/31/2005
   118     1,035,825     495,243  1.55x     63,795       797.44   Trailing Twelve Months   3/31/2006     592,980  12/31/2005
   119     1,563,084     519,498  1.54x     80,097       976.79   Trailing Twelve Months   2/28/2006     665,868  12/31/2005
   120       406,076     327,955  1.20x     36,850       275.00   Annualized Most Recent   6/30/2006     423,449
   121       107,905     383,323  1.29x      1,754         0.10   Annualized Most Recent   5/31/2006     481,237  12/31/2005
   122       438,973     402,643  1.39x     28,000       250.00   Trailing Twelve Months   6/30/2006     357,497  12/31/2005
   123       174,260     420,801  1.41x      4,652         0.15          Full Year        12/31/2005     311,131  12/31/2004
   124       935,215     612,191  1.88x     64,475       976.90   Trailing Twelve Months   4/30/2006     716,331  12/31/2005
   125       223,309     373,861  1.27x      7,337        11.00   Annualized Most Recent   5/31/2006     443,371  12/31/2005
   126         7,454     356,173  1.20x      2,185         0.15
   127       292,810     387,528  1.35x      9,701        14.83   Trailing Twelve Months   4/30/2006     407,138  12/31/2004
   128       376,285     327,823  1.20x     35,360       340.00   Annualized Most Recent   6/30/2006     371,473  12/31/2005
   129       251,249     289,640  1.20x      8,930        12.51   Trailing Twelve Months   5/31/2006     202,672
   130         6,922     329,039  1.20x      1,911         0.15
   131       251,030     357,105  1.24x      6,000         0.15
   132       848,717     449,571  1.49x     54,095       916.87   Trailing Twelve Months   5/31/2006     503,102  12/31/2005
   133       820,437     398,454  1.38x     50,787       819.15   Trailing Twelve Months   6/30/2006     569,110  12/31/2005

   134        44,814     124,878  1.35x        293         0.13   Annualized Most Recent   6/30/2006     127,714  12/31/2005
   135        17,891      78,020  1.35x        319         0.15   Annualized Most Recent   9/30/2005      77,349
   136        15,995      72,407  1.35x        763         0.25   Annualized Most Recent   6/30/2006      86,197  12/31/2005
   137        23,403      66,039  1.35x      1,400         0.25          Full Year        12/31/2005      61,836  12/31/2004
   138        20,366      54,007  1.35x        544         0.15   Annualized Most Recent   6/30/2006      59,484  12/31/2005
   139       734,180     434,751  1.55x     48,706       726.96   Trailing Twelve Months   5/31/2006     646,088  12/31/2005
   140         9,665     296,633  1.15x      4,000         0.10
   141       368,721     324,070  1.22x      6,816         0.17
   142        84,835     325,812  1.27x      4,615         0.20   Annualized Most Recent   4/30/2006     101,431  12/31/2005
   143       149,903     312,769  1.21x      8,028         0.21          Full Year        12/31/2005     470,740  12/31/2004
   144        94,805     332,381  1.35x      3,435         0.15   Annualized Most Recent   6/30/2006     289,401  12/31/2005
   145       228,870     379,953  1.43x      8,000        50.00   Annualized Most Recent   4/30/2006     413,608  12/31/2005
   146       165,304     323,546  1.30x      6,138         9.49   Annualized Most Recent   5/31/2006     401,753  12/31/2005
   147     1,023,519     369,832  1.46x     58,056       784.54   Trailing Twelve Months   3/31/2006     516,619  12/31/2005
   148       121,824     289,398  1.21x      5,256         0.10
   149       565,029     271,699  1.23x     34,000       250.00   Annualized Most Recent   6/30/2006     205,264  12/31/2005
   150        89,941     304,340  1.28x      9,352        50.55   Trailing Twelve Months   5/30/2006     323,937  12/31/2005
   151       639,815     278,748  1.24x     30,716         0.47   Annualized Most Recent   7/31/2006     294,404  12/31/2005
   152        75,232     292,759  1.25x      3,758         0.15
   153        88,827     274,046  1.15x      7,500         0.10   Annualized Most Recent   3/31/2006     147,651  12/31/2005
   154       111,352     299,377  1.35x      4,143         0.15          Full Year        12/31/2005     363,104
   155       777,027     363,191  1.59x     47,509       766.27   Trailing Twelve Months   3/31/2006     367,675  12/31/2005
   156       272,954     301,846  1.47x     11,600        50.00   Annualized Most Recent   7/31/2006     383,580  12/31/2005
  156.1
  156.2
   157        91,294     251,766  1.21x     12,415         0.35   Annualized Most Recent   5/31/2006     358,217   9/30/2005
   158       978,197     400,212  1.87x     57,318       699.00   Trailing Twelve Months   6/30/2006     552,889   9/30/2005
   159        57,393     248,418  1.22x      1,250         0.15
   160       210,529     249,488  1.26x      7,886        23.82   Annualized Most Recent   5/31/2006     186,779  12/31/2005
   161        46,379     249,623  1.33x      7,200         0.24
   162         9,301     291,673  1.18x      2,722         0.18          Full Year        12/31/2005     318,569  12/31/2004
   163       187,437     229,118  1.20x     12,800       200.00   Annualized Most Recent   5/31/2006     252,923  12/31/2005
   164        10,478     326,488  1.80x      2,003         0.15
   165       844,770     404,345  1.97x     48,043       762.59          Full Year        12/31/2005     491,164  12/31/2004
   166       159,288     221,683  1.26x      9,350        50.00   Trailing Twelve Months   7/31/2006     231,035  12/31/2005
   167       267,601     211,962  1.28x     11,432        24.80   Annualized Most Recent   5/31/2006     212,547  12/31/2004
   168         5,963     191,856  1.15x        953         0.15
   169         5,721     183,064  1.17x      1,900         0.19
   170       332,229     225,125  1.45x     25,250       250.00   Annualized Most Recent   6/30/2006     289,824  12/31/2005
   171       215,254     317,869  2.08x     42,492         0.82   Annualized Most Recent   6/30/2006     519,198  12/31/2005
   172         3,566     174,720  1.21x
   173       136,318     187,506  1.24x      2,383         6.27   Annualized Most Recent   6/30/2006     161,196
   174        74,658     203,605  1.40x      3,528         0.15
   175        32,939     199,785  1.32x        650         0.10
   176       132,490     167,999  1.20x        704         0.08
   177        18,991     157,256  1.16x      1,013         0.10          Full Year        12/31/2005     157,479  12/31/2004
   178        43,196     167,056  1.26x      1,351         0.15
   179       154,902     174,373  1.38x      6,777        18.47   Trailing Twelve Months   6/30/2006     230,990  12/31/2005
   180        78,363     144,230  1.20x      1,656         0.14   Annualized Most Recent   6/30/2006     141,843  12/31/2005
   181        38,044     146,477  1.30x        881         0.10   Annualized Most Recent   4/30/2006      30,271
   182         3,403     109,485  1.15x        548         0.15
   183       170,841     189,054  2.64x      1,456         0.10
                                  1.34x

                                                                           LARGEST
                                                                 LARGEST    TENANT      LARGEST
                                                                  TENANT     % OF       TENANT
             FULL                                                 LEASED     TOTAL       LEASE
SEQUENCE   YEAR NOI               LARGEST TENANT                    SF    SF (9)(10)  EXPIRATION
------------------------------------------------------------------------------------------------

    1
   1.1                Walgreen Co.                                15,120    100.0%     1/31/2077
   1.2                Walgreen Co.                                15,608    100.0%     1/31/2077
   1.3                Walgreen Co.                                11,294    100.0%     1/31/2077
   1.4                Walgreen Co.                                14,986    100.0%     1/31/2077
   1.5                Walgreen Co.                                15,030    100.0%     1/31/2077
   1.6                Walgreen Co.                                13,833    100.0%     1/31/2077
   1.7                Walgreen Co.                                15,160    100.0%     1/31/2077
   1.8                Walgreen Co.                                13,820    100.0%     1/31/2077
   1.9                Walgreen Co.                                15,019    100.0%     1/31/2077
  1.10                Walgreen Co.                                15,268    100.0%     1/31/2077
  1.11                Walgreen Co.                                15,120    100.0%     1/31/2077
  1.12                Walgreen Co.                                13,801    100.0%     1/31/2077
  1.13                Walgreen Co.                                13,905    100.0%     1/31/2077
  1.14                Walgreen Co.                                17,780    100.0%     1/31/2077
    2
   2.1                Walgreen Co.                                17,828    100.0%     1/31/2077
   2.2                Walgreen Co.                                13,825    100.0%     1/31/2077
   2.3                Walgreen Co.                                15,038    100.0%     1/31/2077
   2.4                Walgreen Co.                                15,120    100.0%     1/31/2077
   2.5                Walgreen Co.                                15,048    100.0%     1/31/2077
   2.6                Walgreen Co.                                15,795    100.0%     1/31/2077
   2.7                Walgreen Co.                                15,054    100.0%     1/31/2077
   2.8                Walgreen Co.                                14,950    100.0%     1/31/2077
   2.9                Walgreen Co.                                15,120    100.0%     1/31/2077
  2.10                Walgreen Co.                                15,120    100.0%     1/31/2077
  2.11                Walgreen Co.                                15,120    100.0%     1/31/2077
  2.12                Walgreen Co.                                14,936    100.0%     1/31/2077
  2.13                Walgreen Co.                                13,905    100.0%     1/31/2077
  2.14                Walgreen Co.                                13,905    100.0%     1/31/2077
    3
   3.1                Walgreen Co.                                13,905    100.0%     1/31/2077
   3.2                Walgreen Co.                                13,833    100.0%     1/31/2077
   3.3                Walgreen Co.                                14,902    100.0%     1/31/2077
   3.4                Walgreen Co.                                15,120    100.0%     1/31/2077
   3.5                Walgreen Co.                                15,120    100.0%     1/31/2077
   3.6                Walgreen Co.                                13,905    100.0%     1/31/2077
   3.7                Walgreen Co.                                15,120    100.0%     1/31/2077
   3.8                Walgreen Co.                                13,905    100.0%     1/31/2077
   3.9                Walgreen Co.                                15,083    100.0%     1/31/2077
  3.10                Walgreen Co.                                13,905    100.0%     1/31/2077
  3.11                Walgreen Co.                                15,040    100.0%     1/31/2077
  3.12                Walgreen Co.                                14,986    100.0%     1/31/2077
  3.13                Walgreen Co.                                16,308    100.0%     1/31/2077
  3.14                Walgreen Co.                                13,833    100.0%     1/31/2077
    4                 JC Penney                                  246,261     26.3%     5/31/2011
    5     14,514,400
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7
   5.8
   5.9
  5.10
  5.11
  5.12
  5.13
    6      1,231,141
    7
   7.1                Pamida Stores Operating Co., LLC           215,000    100.0%     5/31/2021
   7.2                Pamida Stores Operating Co., LLC            52,168    100.0%     5/31/2021
   7.3                Pamida Stores Operating Co., LLC            58,150    100.0%     5/31/2021
   7.4                Pamida Stores Operating Co., LLC            34,498    100.0%     5/31/2021
   7.5                Pamida Stores Operating Co., LLC            42,456    100.0%     5/31/2021
   7.6                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
   7.7                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
   7.8                Pamida Stores Operating Co., LLC            43,800    100.0%     5/31/2021
   7.9                Pamida Stores Operating Co., LLC            28,500    100.0%     5/31/2021
  7.10                Pamida Stores Operating Co., LLC            32,500    100.0%     5/31/2021
  7.11                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.12                Pamida Stores Operating Co., LLC            34,919    100.0%     5/31/2021
  7.13                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.14                Pamida Stores Operating Co., LLC            34,994    100.0%     5/31/2021
  7.15                Pamida Stores Operating Co., LLC            34,998    100.0%     5/31/2021
  7.16                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.17                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.18                Pamida Stores Operating Co., LLC            32,280    100.0%     5/31/2021
  7.19                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.20                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.21                Pamida Stores Operating Co., LLC            33,320    100.0%     5/31/2021
  7.22                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.23                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.24                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.25                Pamida Stores Operating Co., LLC            34,923    100.0%     5/31/2021
  7.26                Pamida Stores Operating Co., LLC            32,900    100.0%     5/31/2021
  7.27                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.28                Pamida Stores Operating Co., LLC            34,498    100.0%     5/31/2021
  7.29                Pamida Stores Operating Co., LLC            36,747    100.0%     5/31/2021
  7.30                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.31                Pamida Stores Operating Co., LLC            34,498    100.0%     5/31/2021
  7.32                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.33                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.34                Pamida Stores Operating Co., LLC            34,994    100.0%     5/31/2021
  7.35                Pamida Stores Operating Co., LLC            34,998    100.0%     5/31/2021
  7.36                Pamida Stores Operating Co., LLC            34,998    100.0%     5/31/2021
  7.37                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.38                Pamida Stores Operating Co., LLC            35,600    100.0%     5/31/2021
  7.39                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.40                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.41                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.42                Pamida Stores Operating Co., LLC            36,047    100.0%     5/31/2021
  7.43                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.44                Pamida Stores Operating Co., LLC            34,994    100.0%     5/31/2021
  7.45                Pamida Stores Operating Co., LLC            34,994    100.0%     5/31/2021
  7.46                Pamida Stores Operating Co., LLC            34,994    100.0%     5/31/2021
  7.47                Pamida Stores Operating Co., LLC            37,820    100.0%     5/31/2021
  7.48                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.49                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.50                Pamida Stores Operating Co., LLC            31,568    100.0%     5/31/2021
  7.51                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.52                Pamida Stores Operating Co., LLC            28,067    100.0%     5/31/2021
  7.53                Pamida Stores Operating Co., LLC            35,320    100.0%     5/31/2021
  7.54                Pamida Stores Operating Co., LLC            32,100    100.0%     5/31/2021
  7.55                Pamida Stores Operating Co., LLC            30,500    100.0%     5/31/2021
  7.56                Pamida Stores Operating Co., LLC            18,677    100.0%     5/31/2021
  7.57                Pamida Stores Operating Co., LLC            31,111    100.0%     5/31/2021
  7.58                Pamida Stores Operating Co., LLC            20,000    100.0%     5/31/2021
  7.59                Pamida Stores Operating Co., LLC            35,551    100.0%     5/31/2021
  7.60                Pamida Stores Operating Co., LLC            26,565    100.0%     5/31/2021
  7.61                Pamida Stores Operating Co., LLC            16,224    100.0%     5/31/2021
  7.62                Pamida Stores Operating Co., LLC            22,900    100.0%     5/31/2021
  7.63                Pamida Stores Operating Co., LLC            16,925    100.0%     5/31/2021
  7.64                Pamida Stores Operating Co., LLC            17,741    100.0%     5/31/2021
  7.65                Pamida Stores Operating Co., LLC            10,830    100.0%     5/31/2021
  7.66                Pamida Stores Operating Co., LLC            16,050    100.0%     5/31/2021
    8      4,465,736  24 Hour Fitness                             35,292     12.0%     6/30/2021
    9
   9.1                Charter One Bank                             9,721    100.0%     6/30/2011
   9.2                Charter One Bank                             5,501    100.0%     6/30/2011
   9.3                Charter One Bank                             9,759    100.0%     6/30/2011
   9.4                Charter One Bank                             4,260    100.0%     6/30/2011
   9.5                Charter One Bank                             4,500    100.0%     6/30/2011
   9.6                Charter One Bank                             6,200    100.0%     6/30/2011
   9.7                Citizens Bank                                5,000    100.0%     7/31/2011
   9.8                Charter One Bank                             4,018    100.0%     6/30/2011
   9.9                Charter One Bank                             5,250    100.0%     7/31/2011
  9.10                Citizens Bank                                9,600    100.0%     7/31/2011
  9.11                Citizens Bank                                9,750    100.0%     7/31/2011
  9.12                Citizens Bank                                6,384    100.0%     7/31/2011
  9.13                Citizens Bank                                6,936    100.0%     7/31/2011
  9.14                Citizens Bank                               13,847    100.0%     7/31/2011
  9.15                Charter One Bank                             3,912    100.0%     6/30/2011
  9.16                Charter One Bank                             4,200    100.0%     6/30/2011
  9.17                Charter One Bank                             4,636    100.0%     6/30/2011
  9.18                Charter One Bank                             3,622    100.0%     6/30/2011
  9.19                Charter One Bank                             4,200    100.0%     6/30/2011
  9.20                Charter One Bank                             2,550    100.0%     6/30/2011
  9.21                Charter One Bank                             2,898    100.0%     6/30/2011
  9.22                Charter One Bank                             7,200    100.0%     6/30/2011
  9.23                Citizens Bank                                6,579    100.0%     7/31/2011
  9.24                Charter One Bank                             5,440    100.0%     6/30/2011
  9.25                Citizens Bank                                4,935    100.0%     7/31/2011
  9.26                Citizens Bank                                5,551    100.0%     7/31/2011
  9.27                Charter One Bank                             3,000    100.0%     6/30/2011
  9.28                Citizens Bank                                3,000    100.0%     7/31/2011
  9.29                Citizens Bank                                4,864    100.0%     7/31/2011
  9.30                Charter One Bank                             3,300    100.0%     6/30/2011
  9.31                Charter One Bank                             2,858    100.0%     6/30/2011
  9.32                Citizens Bank                                3,668    100.0%     7/31/2011
  9.33                Citizens Bank                                3,054    100.0%     7/31/2011
  9.34                Charter One Bank                             2,973    100.0%     6/30/2011
  9.35                Charter One Bank                             2,986    100.0%     6/30/2011
  9.36                Citizens Bank                                2,300    100.0%     7/31/2011
  9.37                Citizens Bank                                3,900    100.0%     7/31/2011
  9.38                Charter One Bank                             2,700    100.0%     6/30/2011
  9.39                Charter One Bank                             3,200    100.0%     6/30/2011
  9.40                Citizens Bank                                5,190    100.0%     7/31/2011
  9.41                Citizens Bank                                2,808    100.0%     7/31/2011
  9.42                Charter One Bank                             2,400    100.0%     6/30/2011
  9.43                Charter One Bank                             3,800    100.0%     6/30/2011
  9.44                Citizens Bank                                3,792    100.0%     7/31/2011
  9.45                Charter One Bank                             2,400    100.0%     6/30/2011
  9.46                Charter One Bank                             3,465    100.0%     6/30/2011
  9.47                Charter One Bank                             3,158    100.0%     6/30/2011
  9.48                Citizens Bank                                2,120    100.0%     7/31/2011
  9.49                Citizens Bank                                2,000    100.0%     7/31/2011
  9.50                Charter One Bank                             3,431    100.0%     6/30/2011
  9.51                Citizens Bank                                2,856    100.0%     7/31/2011
  9.52                Citizens Bank                                1,500    100.0%     7/31/2011
   10      4,520,242  Macys                                       91,000     25.9%     1/28/2016
   11      3,501,321
  11.1
  11.2
  11.3
  11.4
   12      4,914,143
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
   13        578,535  Fifth Third Bank                           104,207     62.9%      3/1/2021
   14                 La-Z Boy                                    19,575     18.4%     1/31/2016
   15      2,582,498  Northwest Natural Gas Company              164,633     68.9%      5/1/2018
   16      2,924,795
  16.1                Progressive Casualty                        17,755     20.3%     5/26/2009
  16.2                Daimler Chrysler                            15,402     18.1%    11/23/2012
  16.3                Scholastic Book                             65,075     44.7%     8/25/2008
  16.4                Modern Office Methods                       25,521     15.2%      5/3/2012
  16.5                Qualmed, Inc                                20,655     28.0%     8/27/2009
  16.6                Safelite Glass Corp.                        21,423     53.3%    11/24/2010
   17      1,407,406
   18      2,294,444  Dicks Clothing & Sporting Goods             61,013     22.8%     1/31/2011
   19      2,615,513
   20                 TJ Maxx                                     31,815     18.5%     9/30/2015
   21      2,182,657
  21.1
  21.2
  21.3
  21.4
  21.5
   22      2,290,742
   23      1,624,471  Home Depot                                 125,778     41.6%     3/31/2008
   24      1,442,746  County of San Diego                         14,676     10.8%     7/31/2009
   25      2,032,808  Smith's                                     51,150     23.8%     3/25/2018
   26      1,473,677
   27      1,330,881
   28      1,946,342  Belk                                       141,682     29.1%     1/31/2009
   29      1,603,623
   30      1,031,725  Verizon Directories Services - East, Inc.  128,700     56.9%    11/14/2009
   31      1,611,670  TJ Maxx                                     34,746     20.3%     1/31/2012
   32      1,486,743  Basha's                                     44,505     33.7%     11/8/2008
   33      1,441,834  Fresh Farms/Supervalue                      92,000     50.9%     1/31/2014
   34      1,646,536  Health Care Management Group, L.L.C.        23,068     18.4%     3/31/2015
   35      1,600,978  Paradigm Engineering, LTD.                  33,346     16.7%     4/30/2011
   36      1,929,748
  36.1                Competitive Computing                       31,161     52.4%    11/30/2010
  36.2                KPMG LLP                                    13,585     26.8%     2/28/2012
  36.3                RCC Atlantic, Inc.                          10,413     44.2%     9/30/2010
   37      1,181,140
   38      1,045,512
   39                 Reinhardt Food Service                     235,527    100.0%     2/28/2031
   40        878,978
   41      1,690,779
  41.1                Hinkle Elkouri Law Firm, L.L.C.             15,380     27.2%     7/31/2014
  41.2                Preferred Health Systems, Inc.              48,000    100.0%     6/30/2009
  41.3                Corporate Lodging Consultants, Inc.         20,509     46.8%     5/31/2008
   42      1,006,825
   43
  43.1                Key Buick-Pontiac-GMC, LLC                  38,616    100.0%    12/31/2019
  43.2                Melrose and Wellesley Dodge, LLC            10,202    100.0%    12/31/2018
  43.3                Portsmouth Chevrolet, Inc.                  30,676    100.0%    12/31/2020
  43.4                Portsmouth Used Car Superstore, Inc.        14,193    100.0%    12/31/2017
  43.5                Somersworth Auto Center, Inc.                7,400    100.0%    12/13/2019
   44      1,044,163  Cummins, Inc.                               87,230    100.0%     2/28/2018
   45      1,054,738  Parking Palace Associates, LLC             205,000     93.6%     6/30/2026
   46        324,577  Redner's Market                             52,783     53.6%    12/31/2025
   47      1,194,446
  47.1                Capitol Federal Savings & Loan Assoc        11,236     18.2%     7/31/2018
  47.2                New England Life Insurance Co.               8,966     23.2%     3/31/2009
  47.3                Morgan Stanley DW, Inc.                      8,000    100.0%     9/30/2015
   48        717,890
   49      1,331,251
  49.1
  49.2
  49.3
  49.4
  49.5
  49.6
  49.7
  49.8
  49.9
  49.10
  49.11
   50        615,188  Cost Plus                                   20,474     47.3%     6/30/2010
   51        980,077  Publix Store                                44,840     68.6%     12/1/2023
   52        643,386  AT Systems Southwest, Inc.                  30,330     21.4%     8/31/2019
   53      1,180,459  Vision I                                    20,671     25.3%     7/24/2011
   54        550,681
   55        859,742  BJ's Wholesale Club                        115,310    100.0%    11/21/2021
   56        839,994  Fresh Pride                                 22,700     18.3%     3/31/2009
   57        695,152  Key Plastics                                44,593     53.3%     5/31/2013
   58      1,604,465
   59        944,999  Publix                                      44,356     56.7%     4/30/2020
   60      1,131,572
   61                 US Airconditioning Distributor's            82,260     67.2%     7/31/2021
   62                 Ross Dress For Less                         30,186     35.1%     1/31/2017
   63                 Hydrochem                                   85,061     65.5%     6/23/2021
   64        858,552  Kroger                                      55,650     69.1%     2/28/2020
   65        750,388
   66        765,712
   67                 Columbiana Grande 14                        56,705    100.0%    10/31/2024
   68        727,938  General Hospital Corporation                84,500    100.0%    11/30/2010
   69        704,950  Delta Dental Insurance Co.                  58,419     50.7%    12/31/2008
   70        673,303
   71      1,302,637
   72        453,593  Publix Supermarkets, Inc.                   44,840     88.1%     8/30/2025
   73        477,400  Raymour & Flanigan - Distribution Center   154,480    100.0%     7/31/2021
   74                 Mayfaire Cinema 16 (Consolidated)           57,338    100.0%     2/14/2025
   75        527,940  Ann & Hope                                  36,000     29.1%     1/31/2013
   76        619,464
   77                 Peerless Medical, LLC                       40,506    100.0%     7/15/2026
   78        829,670  Staples                                     23,225     34.5%     3/31/2015
   79                 The Stop & Shop Supermarket Company, LLC    56,000    100.0%     6/30/2026
   80        616,100  Short Hills Deli                             5,120     12.3%     4/30/2007
   81        978,322  Dairy Farmers of America                    58,568     60.1%     7/31/2018
   82        634,533
   83        985,708
   84                 Regal Cinemas, Inc.                         32,185    100.0%     5/31/2022
   85        763,171  Thingz                                       7,406     14.1%     9/27/2007

   86        365,830
   87        386,709
   88        691,667  Stage                                       20,000     17.0%     1/31/2008
   89
  89.1                Missa Bay 2339                              80,300    100.0%     1/31/2014
  89.2                Missa Bay 3 Mallard                         62,967    100.0%     2/28/2014
   90                 Pacific Dental                               5,005     20.6%     3/31/2015
   91        732,638
   92        529,828
   93        699,489
   94        226,769  M + W Zander                                40,078     35.0%     5/31/2012
   95        398,438  Allied American                             16,799     16.6%     9/30/2007
   96        560,000  Raymour & Flanigan                          35,000    100.0%     7/31/2021
   97        282,332
   98        437,087  Diageo North America, Inc.                  26,000     28.8%     1/31/2008
   99                 Good Harbor Fillet Company LLC              67,903    100.0%     5/31/2026
   100       776,606
   101       195,511
   102       643,301  Food Lion                                   37,985     69.0%    10/15/2022
   103       400,428
   104       265,235
   105                Regal Cinemas                               38,873    100.0%     6/30/2020
   106       658,910  Quality Lighting (Retail Portion)           15,000     14.7%     3/31/2009
   107       451,892  Sunex International                         21,253     30.1%     5/31/2009
   108                WestPoint Stevens                           32,197     72.7%      8/9/2007
   109       514,338  Las Vegas Hockey, L.L.C.                    54,164     93.1%    12/31/2011
   110       648,072  Community Medical Center                    45,699    100.0%     9/30/2011
   111       729,685
   112       366,706  Trina Turk                                   3,500     53.8%     6/30/2016
   113       479,232
   114       455,156
   115                Creme de la Creme                           20,425    100.0%     5/31/2026
   116       260,852  Basha's                                     43,192     67.3%     6/27/2023
   117       322,485
   118       572,055
   119       708,053
   120
   121       388,849  Darque Tan                                   3,464     19.7%     1/31/2011
   122       288,364
   123       287,213  Braselton Grill                              4,000     12.9%      3/1/2009
   124       689,307
   125       435,051
   126                Rite Aid                                    14,564    100.0%     6/30/2026
   127       348,676
   128       329,432
   129
   130                Eckerd Drug Store                           12,738    100.0%    10/31/2021
   131                Golds Gym                                   40,000    100.0%    10/27/2020
   132       480,293
   133       399,682

   134       128,939  T-Mobile                                     1,500     66.7%     6/19/2014
   135                Carl's Jr. Seal Beach                        2,124    100.0%     6/30/2025
   136        84,628  Carl's Jr. Montclair                         3,050    100.0%      4/9/2020
   137        80,065  Scott Burnam                                 5,600    100.0%     6/22/2010
   138        66,023  McDonald's Corp.                             3,624    100.0%    11/25/2020
   139       571,175
   140                Fed Ex Ground Packaging                     40,000    100.0%    11/30/2015
   141                Apollo, Inc                                 21,262     53.0%     6/30/2018
   142       216,210  Darby Bank & Trust                          18,072     78.3%     6/30/2015
   143       473,434  ADT                                         22,500     58.9%     7/31/2011
   144       178,085  Casa Grande 4, Inc.,                         4,348     19.0%     9/30/2015
   145       336,848
   146       409,322
   147       448,615
   148                GE Power Systems                            52,559    100.0%     7/22/2011
   149       216,100
   150       325,157
   151       292,580  Hospital CHCA Conroe                        10,728     16.4%     6/30/2007
   152                Glade Holdings, Inc.                        11,061     44.1%     1/30/2018
   153       244,171  Lockheed Martin                             75,000    100.0%     6/30/2011
   154                Costello's Pizza & Pasta                     4,633     16.8%    12/31/2008
   155       443,980
   156       284,574
  156.1
  156.2
   157       331,546  Dollar General                               8,662     24.4%     9/30/2007
   158       522,970
   159                Zipps Sports Grill                           6,000     43.7%    11/30/2015
   160       108,454
   161                Liberty Tax                                 30,000    100.0%     7/31/2021
   162       318,745  Walgreens                                   15,120    100.0%     1/31/2060
   163       252,931
   164                Sav-On Drugs                                13,356    100.0%      5/1/2035
   165       309,407
   166       125,146
   167       285,011
   168                Uno's                                        6,351    100.0%     6/30/2026
   169                Ruby Tuesday, Inc.                           5,400     54.0%     4/30/2021
   170       224,301
   171       562,609  Benham, Ichen, Knox                          6,189     11.9%    12/31/2009
   172                Bank of America, N.A.                        4,514    100.0%     6/28/2025
   173
   174                Office Max                                  23,500    100.0%    12/27/2012
   175                Starbucks                                    2,500     38.5%     4/30/2016
   176                Rehabilitation Institute of Chicago          8,800    100.0%     3/31/2016
   177       167,893  CVS                                         10,125    100.0%     1/31/2022
   178                Creative Tile                                3,932     43.7%     4/30/2011
   179       231,243
   180        35,501  Risk Placement Services, Inc                 3,423     28.9%     6/30/2011
   181                RadioShack                                   2,408     27.2%     3/31/2013
   182                RTM Operating Company                        3,651    100.0%     2/28/2026
   183                Walgreen Co.                                14,560    100.0%    11/26/2029

                                                                           SECOND
                                                                 SECOND    LARGEST     SECOND
                                                                LARGEST    TENANT      LARGEST
                                                                 TENANT     % OF       TENANT
                                                                 LEASED     TOTAL       LEASE
SEQUENCE                  SECOND LARGEST TENANT                    SF    SF (9)(10)  EXPIRATION
-------------------------------------------------------------------------------------------------

    1
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
    2
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
   2.8
   2.9
  2.10
  2.11
  2.12
  2.13
  2.14
    3
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12
  3.13
  3.14
    4     AMC 15 (Ground lease)                                 75,000       8.0%     8/31/2020
    5
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7
   5.8
   5.9
  5.10
  5.11
  5.12
  5.13
    6
    7
   7.1
   7.2
   7.3
   7.4
   7.5
   7.6
   7.7
   7.8
   7.9
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
  7.29
  7.30
  7.31
  7.32
  7.33
  7.34
  7.35
  7.36
  7.37
  7.38
  7.39
  7.40
  7.41
  7.42
  7.43
  7.44
  7.45
  7.46
  7.47
  7.48
  7.49
  7.50
  7.51
  7.52
  7.53
  7.54
  7.55
  7.56
  7.57
  7.58
  7.59
  7.60
  7.61
  7.62
  7.63
  7.64
  7.65
  7.66
    8     Home Goods                                            29,082       9.9%    11/30/2013
    9
   9.1
   9.2
   9.3
   9.4
   9.5
   9.6
   9.7
   9.8
   9.9
  9.10
  9.11
  9.12
  9.13
  9.14
  9.15
  9.16
  9.17
  9.18
  9.19
  9.20
  9.21
  9.22
  9.23
  9.24
  9.25
  9.26
  9.27
  9.28
  9.29
  9.30
  9.31
  9.32
  9.33
  9.34
  9.35
  9.36
  9.37
  9.38
  9.39
  9.40
  9.41
  9.42
  9.43
  9.44
  9.45
  9.46
  9.47
  9.48
  9.49
  9.50
  9.51
  9.52
   10     ShopRite                                              67,000      19.1%     8/31/2030
   11
  11.1
  11.2
  11.3
  11.4
   12
  12.1
  12.2
  12.3
  12.4
  12.5
  12.6
  12.7
  12.8
  12.9
   13     Technology Investors                                  16,596      10.0%     12/1/2011
   14     Ruby Tuesday                                           7,150       6.7%     9/30/2025
   15     JBL&K Risk Services                                   15,131       6.3%     3/31/2010
   16
  16.1    Thyssenkrupp Elevator                                 16,022      18.3%     2/23/2015
  16.2    One Source Bldg Technologies                           9,625      11.3%    10/24/2008
  16.3    Brown Van and Storage                                 32,277      22.1%      2/8/2010
  16.4    Ohio National Life                                    23,910      14.3%     8/24/2013
  16.5    Aland Aphrodite Falk                                  14,684      19.9%     9/26/2008
  16.6    Unity Building Supply Corp                            11,740      29.2%     4/24/2015
   17
   18     Toys R Us                                             47,676      17.8%     5/31/2009
   19
   20     Ross                                                  30,187      17.5%     1/31/2016
   21
  21.1
  21.2
  21.3
  21.4
  21.5
   22
   23     Morris Kirschman's                                    54,000      17.9%     7/31/2008
   24     Lyons Enterprises                                     10,256       7.5%    12/30/2008
   25     Carmike Cinema                                        32,500      15.1%     2/25/2023
   26
   27
   28     Sears                                                 93,750      19.3%     7/22/2009
   29
   30     SAS Instutute, Inc.                                   55,837      24.7%     8/31/2010
   31     Rite-Aid (Staples)                                    33,032      19.3%    12/29/2013
   32     Chuck E. Cheese                                       15,028      11.4%     12/6/2017
   33     Chuck E. Cheese                                       12,500       6.9%    10/31/2014
   34     MCI/Titan System                                      17,765      14.2%     7/31/2007
   35     INX, Inc.                                             28,479      14.3%     6/30/2010
   36
  36.1    Vermont National Life                                  9,745      16.4%     9/30/2011
  36.2    USDA                                                  10,710      21.1%    12/31/2011
  36.3    New England Financial                                  8,237      34.9%     4/30/2008
   37
   38
   39
   40
   41
  41.1    Consolidated Holdings, Inc                            13,574      24.0%     3/31/2009
  41.2
  41.3    Allergy & Asthma Center                                8,100      18.5%     5/31/2011
   42
   43
  43.1
  43.2
  43.3
  43.4
  43.5
   44
   45     U.S. Armed Forces Recruiter                            2,242       1.0%     9/30/2007
   46     Happy Harry's (Walgreens)                             12,000      12.2%     6/30/2023
   47
  47.1    Smith Barney, Inc., Citygroup Global Market Holdings   9,324      15.1%     8/31/2008
  47.2    Stillwater National Bank & Trust Co.                   7,344      19.0%    12/31/2009
  47.3
   48
   49
  49.1
  49.2
  49.3
  49.4
  49.5
  49.6
  49.7
  49.8
  49.9
  49.10
  49.11
   50     Pier 1 Imports                                        11,100      25.6%    11/15/2015
   51     Red Tiger Martial Art                                  2,400       3.7%     5/31/2009
   52     TDK Innoveta Inc.                                     24,330      17.2%     2/28/2011
   53     ArrowStar (Borrower)                                  11,812      14.5%     7/24/2019
   54
   55
   56     Rite Aid                                              13,000      10.5%    10/31/2025
   57     Allegra Holdings LLC                                  15,883      19.0%     8/31/2011
   58
   59     Beef O'Bradys                                          4,029       5.2%    12/31/2010
   60
   61     Western Air Distribution                              15,042      12.3%     7/14/2011
   62     The TJX Companies                                     29,946      34.8%     3/31/2016
   63     Parsons                                               44,747      34.5%     6/23/2011
   64     China Gourmet                                          5,600       7.0%     8/15/2010
   65
   66
   67
   68
   69     Sunshine Mortgage Corp                                11,244       9.8%    10/31/2007
   70
   71
   72     RCOA-Florida I, LLC                                    2,991       5.9%     2/10/2014
   73
   74
   75     Price Rite                                            32,950      26.6%     9/30/2011
   76
   77
   78     US Post Office                                        12,000      17.8%     3/31/2010
   79
   80     Ackerman & Pratt                                       4,000       9.6%     2/28/2009
   81     GSA, PBS West                                         23,051      23.7%     4/30/2008
   82
   83
   84
   85     AZ Wholesale Soup                                      7,080      13.5%    10/28/2008

   86
   87
   88     The Attic                                             17,426      14.8%     8/31/2020
   89
  89.1
  89.2
   90     Wells Fargo Bank                                       5,005      20.6%    11/30/2014
   91
   92
   93
   94     Creation Technologies - Dallas                        39,445      34.4%     1/31/2015
   95     Union Planters (Regions Bank)                         12,090      12.0%      1/1/2009
   96
   97
   98     Evineyard, Inc.                                       25,620      28.4%     10/7/2006
   99
   100
   101
   102    Dollar General                                         7,500      13.6%     1/31/2013
   103
   104
   105
   106    Memorial Hospital                                     11,400      11.2%     1/31/2007
   107    Zim Produce & Trucking, Inc.                          21,159      29.9%     9/30/2009
   108    Moe's Southwest Grill                                  2,657       6.0%     6/30/2015
   109    Castle Bar & Grill                                     4,000       6.9%     3/31/2013
   110
   111
   112    Fairfax & Sammons Architect                            3,000      46.2%     6/30/2011
   113
   114
   115
   116    Sonoran Luxury Properties, Inc.                        3,109       4.8%     6/27/2008
   117
   118
   119
   120
   121    Salon E'Vvera                                          3,160      18.0%     2/28/2011
   122
   123    Choice Homes                                           2,741       8.8%      3/1/2007
   124
   125
   126
   127
   128
   129
   130
   131
   132
   133

   134    Daily Pilot                                              750      33.3%    11/30/2009
   135
   136
   137
   138
   139
   140
   141    Enterprise Rent a Car                                  8,400      21.0%     6/30/2008
   142    Memorial Health University Medical Center              2,916      12.6%    12/31/2009
   143    Ameriwest Financial Mortgage Co.                       9,100      23.8%     7/31/2008
   144    City of Concord-ABC Board                              2,053       9.0%      7/3/2011
   145
   146
   147
   148
   149
   150
   151    Hospital-Hyperbaric Medicine                           9,548      14.6%     6/30/2010
   152    SunTrust                                               4,035      16.1%     3/30/2011
   153
   154    Sogo Japanese Seafood/Steakhouse                       4,500      16.3%     5/31/2009
   155
   156
  156.1
  156.2
   157    St. Vincent de Paul                                    8,000      22.6%    12/31/2011
   158
   159    AutoZone (Ground Lease)                                5,400      39.3%    10/31/2020
   160
   161
   162
   163
   164
   165
   166
   167
   168
   169    Chic-Fil-A, Inc.                                       4,600      46.0%      8/1/2019
   170
   171    Option Vue Systems International, Inc.                 3,534       6.8%     12/1/2006
   172
   173
   174
   175    Wireless Toys                                          2,250      34.6%     4/30/2016
   176
   177
   178    Solstice Kitchen                                       3,575      39.7%    11/30/2015
   179
   180    Salvatori-Scott, Inc                                   2,043      17.3%     6/30/2009
   181    GameStop                                               2,275      25.7%     3/31/2011
   182
   183

                                                          THIRD
                                                 THIRD   LARGEST     THIRD
                                                LARGEST   TENANT    LARGEST
                                                TENANT    % OF       TENANT
                                                LEASED    TOTAL      LEASE    % OF LOAN  % OF
SEQUENCE         THIRD LARGEST TENANT             SF    SF (9)(10) EXPIRATION    GROUP   POOL
---------------------------------------------------------------------------------------------

                                                                                 7.6%    6.8%
    1                                                                            2.5%    2.3%
   1.1                                                                           0.3%    0.3%
   1.2                                                                           0.3%    0.2%
   1.3                                                                           0.2%    0.2%
   1.4                                                                           0.2%    0.2%
   1.5                                                                           0.2%    0.2%
   1.6                                                                           0.2%    0.2%
   1.7                                                                           0.2%    0.2%
   1.8                                                                           0.2%    0.1%
   1.9                                                                           0.2%    0.1%
  1.10                                                                           0.1%    0.1%
  1.11                                                                           0.1%    0.1%
  1.12                                                                           0.1%    0.1%
  1.13                                                                           0.1%    0.1%
  1.14                                                                           0.1%    0.1%
    2                                                                            2.5%    2.3%
   2.1                                                                           0.2%    0.2%
   2.2                                                                           0.2%    0.2%
   2.3                                                                           0.2%    0.2%
   2.4                                                                           0.2%    0.2%
   2.5                                                                           0.2%    0.2%
   2.6                                                                           0.2%    0.2%
   2.7                                                                           0.2%    0.2%
   2.8                                                                           0.2%    0.2%
   2.9                                                                           0.2%    0.1%
  2.10                                                                           0.2%    0.1%
  2.11                                                                           0.2%    0.1%
  2.12                                                                           0.1%    0.1%
  2.13                                                                           0.1%    0.1%
  2.14                                                                           0.1%    0.1%
    3                                                                            2.5%    2.2%
   3.1                                                                           0.3%    0.2%
   3.2                                                                           0.2%    0.2%
   3.3                                                                           0.2%    0.2%
   3.4                                                                           0.2%    0.2%
   3.5                                                                           0.2%    0.2%
   3.6                                                                           0.2%    0.2%
   3.7                                                                           0.2%    0.2%
   3.8                                                                           0.2%    0.1%
   3.9                                                                           0.2%    0.1%
  3.10                                                                           0.2%    0.1%
  3.11                                                                           0.2%    0.1%
  3.12                                                                           0.1%    0.1%
  3.13                                                                           0.1%    0.1%
  3.14                                                                           0.1%    0.1%
    4     Beshoff Infiniti (Ground lease)        75,000    8.0%   10/31/2027     6.6%    6.0%
    5                                                                            6.5%    5.8%
   5.1                                                                           0.8%    0.7%
   5.2                                                                           0.8%    0.7%
   5.3                                                                           0.7%    0.6%
   5.4                                                                           0.6%    0.5%
   5.5                                                                           0.5%    0.5%
   5.6                                                                           0.5%    0.5%
   5.7                                                                           0.5%    0.4%
   5.8                                                                           0.4%    0.4%
   5.9                                                                           0.4%    0.3%
  5.10                                                                           0.4%    0.3%
  5.11                                                                           0.4%    0.3%
  5.12                                                                           0.4%    0.3%
  5.13                                                                           0.3%    0.2%
    6                                                                            4.7%    4.2%
    7                                                                            3.4%    3.1%
   7.1                                                                           0.3%    0.3%
   7.2                                                                           0.1%    0.1%
   7.3                                                                           0.1%    0.1%
   7.4                                                                           0.1%    0.1%
   7.5                                                                           0.1%    0.1%
   7.6                                                                           0.1%    0.1%
   7.7                                                                           0.1%    0.1%
   7.8                                                                           0.1%    0.1%
   7.9                                                                           0.1%    0.1%
  7.10                                                                           0.1%    0.1%
  7.11                                                                           0.1%    0.1%
  7.12                                                                           0.1%    0.1%
  7.13                                                                           0.1%    0.1%
  7.14                                                                           0.1%    0.1%
  7.15                                                                           0.1%    0.1%
  7.16                                                                           0.1%    0.1%
  7.17                                                                           0.1%    0.1%
  7.18                                                                           0.1%    0.1%
  7.19                                                                           0.1%    0.1%
  7.20                                                                           0.1%    0.1%
  7.21                                                                           0.1%    0.1%
  7.22                                                                           0.1%    0.0%
  7.23                                                                           0.1%    0.0%
  7.24                                                                           0.1%    0.0%
  7.25                                                                           0.1%    0.0%
  7.26                                                                           0.1%    0.0%
  7.27                                                                           0.1%    0.0%
  7.28                                                                           0.1%    0.0%
  7.29                                                                           0.1%    0.0%
  7.30                                                                           0.1%    0.0%
  7.31                                                                           0.1%    0.0%
  7.32                                                                           0.1%    0.0%
  7.33                                                                           0.1%    0.0%
  7.34                                                                           0.1%    0.0%
  7.35                                                                           0.1%    0.0%
  7.36                                                                           0.1%    0.0%
  7.37                                                                           0.0%    0.0%
  7.38                                                                           0.0%    0.0%
  7.39                                                                           0.0%    0.0%
  7.40                                                                           0.0%    0.0%
  7.41                                                                           0.0%    0.0%
  7.42                                                                           0.0%    0.0%
  7.43                                                                           0.0%    0.0%
  7.44                                                                           0.0%    0.0%
  7.45                                                                           0.0%    0.0%
  7.46                                                                           0.0%    0.0%
  7.47                                                                           0.0%    0.0%
  7.48                                                                           0.0%    0.0%
  7.49                                                                           0.0%    0.0%
  7.50                                                                           0.0%    0.0%
  7.51                                                                           0.0%    0.0%
  7.52                                                                           0.0%    0.0%
  7.53                                                                           0.0%    0.0%
  7.54                                                                           0.0%    0.0%
  7.55                                                                           0.0%    0.0%
  7.56                                                                           0.0%    0.0%
  7.57                                                                           0.0%    0.0%
  7.58                                                                           0.0%    0.0%
  7.59                                                                           0.0%    0.0%
  7.60                                                                           0.0%    0.0%
  7.61                                                                           0.0%    0.0%
  7.62                                                                           0.0%    0.0%
  7.63                                                                           0.0%    0.0%
  7.64                                                                           0.0%    0.0%
  7.65                                                                           0.0%    0.0%
  7.66                                                                           0.0%    0.0%
    8     Sav-On                                 21,450    7.3%    5/31/2009     3.4%    3.0%
    9                                                                            3.1%    2.8%
   9.1                                                                           0.2%    0.2%
   9.2                                                                           0.1%    0.1%
   9.3                                                                           0.1%    0.1%
   9.4                                                                           0.1%    0.1%
   9.5                                                                           0.1%    0.1%
   9.6                                                                           0.1%    0.1%
   9.7                                                                           0.1%    0.1%
   9.8                                                                           0.1%    0.1%
   9.9                                                                           0.1%    0.1%
  9.10                                                                           0.1%    0.1%
  9.11                                                                           0.1%    0.1%
  9.12                                                                           0.1%    0.1%
  9.13                                                                           0.1%    0.1%
  9.14                                                                           0.1%    0.1%
  9.15                                                                           0.1%    0.1%
  9.16                                                                           0.1%    0.1%
  9.17                                                                           0.1%    0.1%
  9.18                                                                           0.1%    0.1%
  9.19                                                                           0.1%    0.1%
  9.20                                                                           0.1%    0.1%
  9.21                                                                           0.1%    0.1%
  9.22                                                                           0.1%    0.1%
  9.23                                                                           0.1%    0.0%
  9.24                                                                           0.1%    0.0%
  9.25                                                                           0.1%    0.0%
  9.26                                                                           0.1%    0.0%
  9.27                                                                           0.0%    0.0%
  9.28                                                                           0.0%    0.0%
  9.29                                                                           0.0%    0.0%
  9.30                                                                           0.0%    0.0%
  9.31                                                                           0.0%    0.0%
  9.32                                                                           0.0%    0.0%
  9.33                                                                           0.0%    0.0%
  9.34                                                                           0.0%    0.0%
  9.35                                                                           0.0%    0.0%
  9.36                                                                           0.0%    0.0%
  9.37                                                                           0.0%    0.0%
  9.38                                                                           0.0%    0.0%
  9.39                                                                           0.0%    0.0%
  9.40                                                                           0.0%    0.0%
  9.41                                                                           0.0%    0.0%
  9.42                                                                           0.0%    0.0%
  9.43                                                                           0.0%    0.0%
  9.44                                                                           0.0%    0.0%
  9.45                                                                           0.0%    0.0%
  9.46                                                                           0.0%    0.0%
  9.47                                                                           0.0%    0.0%
  9.48                                                                           0.0%    0.0%
  9.49                                                                           0.0%    0.0%
  9.50                                                                           0.0%    0.0%
  9.51                                                                           0.0%    0.0%
  9.52                                                                           0.0%    0.0%
   10     AMC Theater                            43,500   12.4%   10/31/2012     2.9%    2.6%
   11                                                                            2.8%    2.5%
  11.1                                                                           1.0%    0.9%
  11.2                                                                           0.7%    0.7%
  11.3                                                                           0.7%    0.6%
  11.4                                                                           0.3%    0.3%
   12                                                                            2.3%    2.0%
  12.1                                                                           0.5%    0.5%
  12.2                                                                           0.4%    0.4%
  12.3                                                                           0.3%    0.2%
  12.4                                                                           0.2%    0.2%
  12.5                                                                           0.2%    0.2%
  12.6                                                                           0.2%    0.2%
  12.7                                                                           0.2%    0.1%
  12.8                                                                           0.1%    0.1%
  12.9                                                                           0.1%    0.1%
   13     Brown & Brown Insurance                10,400    6.3%    12/1/2010     2.0%    1.8%
   14     Pizzera Uno                             5,934    5.6%    5/22/2020     1.5%    1.4%
   15     Momentum Market Intelligence            9,965    4.2%   10/31/2008     1.5%    1.4%
   16                                                                            1.5%    1.4%
  16.1    Sentrilock                             10,403   11.9%   10/26/2011     0.3%    0.3%
  16.2    Patterson Dental Supply                 7,193    8.5%    5/24/2009     0.3%    0.3%
  16.3    Wal-Mart Stores                        24,276   16.7%    1/25/2007     0.3%    0.3%
  16.4    Initial Tropical Plants                17,696   10.6%    8/24/2008     0.3%    0.3%
  16.5    Preisser, Inc                          11,563   15.7%    6/26/2011     0.2%    0.1%
  16.6    Information Leasing Corp                7,060   17.6%    7/25/2009     0.1%    0.1%
   17                                                                           13.3%    1.4%
   18     Best Buy                               47,183   17.7%    1/31/2010     1.5%    1.3%
   19                                                                            1.3%    1.2%
   20     Linens                                 25,099   14.6%    1/31/2016     1.3%    1.2%
   21                                                                            1.3%    1.1%
  21.1                                                                           0.5%    0.5%
  21.2                                                                           0.4%    0.3%
  21.3                                                                           0.2%    0.2%
  21.4                                                                           0.1%    0.1%
  21.5                                                                           0.1%    0.1%
   22                                                                            1.2%    1.1%
   23     Finish Line                            23,425    7.8%    8/31/2009     1.1%    1.0%
   24     Pennysaver                             10,164    7.5%     1/1/2011     1.1%    1.0%
   25     OfficeMax                              23,500   10.9%    1/24/2013     1.0%    0.9%
   26                                                                            8.7%    0.9%
   27                                                                            8.6%    0.9%
   28     JC Penney                              86,240   17.7%    8/31/2012     0.9%    0.8%
   29                                                                            7.9%    0.8%
   30                                                                            0.9%    0.8%
   31     Sun & Snow Sports                      11,050    6.5%    4/27/2014     0.9%    0.8%
   32     Saki Noodle, Inc.                       8,495    6.4%    8/31/2016     0.9%    0.8%
   33     Party City of Chesterfield             12,393    6.9%    8/31/2016     0.8%    0.7%
   34     Terrapin Systems                       13,730   10.9%    3/31/2015     0.8%    0.7%
   35     Chelton, Inc.                          21,172   10.6%    8/31/2010     0.8%    0.7%
   36                                                                            0.8%    0.7%
  36.1    Fletcher Allen Health Care              6,524   11.0%    7/31/2012     0.4%    0.3%
  36.2    Vermont Managed Care                    9,757   19.2%    8/31/2009     0.3%    0.2%
  36.3                                                                           0.1%    0.1%
   37                                                                            6.4%    0.7%
   38                                                                            6.3%    0.6%
   39                                                                            0.7%    0.6%
   40                                                                            6.1%    0.6%
   41                                                                            0.7%    0.6%
  41.1    Ikon Office Solutions, Inc.             6,281    11.1%   7/31/2006     0.3%    0.2%
  41.2                                                                           0.2%    0.2%
  41.3    Crew Transport Services, Inc.           6,837    15.6%   5/31/2008     0.2%    0.2%
   42                                                                            5.8%    0.6%
   43                                                                            0.6%    0.5%
  43.1                                                                           0.2%    0.2%
  43.2                                                                           0.2%    0.2%
  43.3                                                                           0.1%    0.1%
  43.4                                                                           0.1%    0.1%
  43.5                                                                           0.0%    0.0%
   44                                                                            0.6%    0.5%
   45     Filiberto's                             1,989     0.9%   6/30/2007     0.6%    0.5%
   46     Dollar Tree                             9,000     9.1%   7/31/2011     0.6%    0.5%
   47                                                                            0.6%    0.5%
  47.1    Depew and Gillen LLC                    7,875    12.8%   6/30/2009     0.3%    0.3%
  47.2    The Strategy Group LLC.                 5,049    13.1%  10/31/2010     0.2%    0.2%
  47.3                                                                           0.1%    0.0%
   48                                                                            0.6%    0.5%
   49                                                                            0.6%    0.5%
  49.1                                                                           0.1%    0.1%
  49.2                                                                           0.1%    0.1%
  49.3                                                                           0.1%    0.1%
  49.4                                                                           0.1%    0.1%
  49.5                                                                           0.1%    0.1%
  49.6                                                                           0.1%    0.0%
  49.7                                                                           0.0%    0.0%
  49.8                                                                           0.0%    0.0%
  49.9                                                                           0.0%    0.0%
  49.10                                                                          0.0%    0.0%
  49.11                                                                          0.0%    0.0%
   50     Active Ride Shop                        7,000   16.2%    2/28/2016     0.5%    0.5%
   51     Best Friends Animal Hospital            2,340    3.6%    8/31/2010     0.5%    0.5%
   52     Innovative Signal Analysis             19,200   13.6%   11/30/2009     0.5%    0.5%
   53     Enhance Interactive                    10,665   13.1%    7/24/2008     0.5%    0.5%
   54                                                                            0.5%    0.5%
   55                                                                            0.5%    0.4%
   56     Dollar General                          9,600    7.7%    3/31/2007     0.5%    0.4%
   57     Amerigon, Inc.                         12,098   14.5%    6/30/2011     0.5%    0.4%
   58                                                                            0.5%    0.4%
   59     ReMax/Select Partners                   4,006    5.1%    7/31/2008     0.5%    0.4%
   60                                                                            0.5%    0.4%
   61     North Park Transfer and Storage Inc.   15,042   12.3%    6/30/2011     0.5%    0.4%
   62     Office Depot                           20,473   23.8%   11/30/2015     0.4%    0.4%
   63                                                                            0.4%    0.4%
   64     Kay's Hallmark                          4,550    5.7%    2/28/2011     0.4%    0.4%
   65                                                                            0.4%    0.4%
   66                                                                            3.6%    0.4%
   67                                                                            0.4%    0.4%
   68                                                                            0.4%    0.4%
   69     The Columns Group Inc                   9,700    8.4%    5/31/2008     0.4%    0.4%
   70                                                                            3.5%    0.4%
   71                                                                            0.4%    0.4%
   72     DHM, Inc.                               1,875    3.7%    3/31/2014     0.4%    0.4%
   73                                                                            0.4%    0.4%
   74                                                                            0.4%    0.4%
   75     Planet Fitness Seekonk, LLC            15,892   12.8%    8/31/2016     0.4%    0.3%
   76                                                                            3.3%    0.3%
   77                                                                            0.4%    0.3%
   78     US Postal Service                       8,439   12.5%    3/31/2010     0.4%    0.3%
   79                                                                            0.4%    0.3%
   80     Hollywood Tans                          3,000    7.2%    8/14/2008     0.4%    0.3%
   81     Travel and Transport, Inc.             10,808   11.1%    2/15/2008     0.3%    0.3%
   82                                                                            3.0%    0.3%
   83                                                                            0.3%    0.3%
   84                                                                            0.3%    0.3%
   85     Frazee Paint                            5,894   11.3%    6/27/2011     0.3%    0.3%
                                                                                 0.3%    0.3%
   86                                                                            0.2%    0.2%
   87                                                                            0.2%    0.1%
   88     Dollar Tree                            11,466    9.7%    5/31/2008     0.3%    0.3%
   89                                                                            0.3%    0.3%
  89.1                                                                           0.2%    0.2%
  89.2                                                                           0.1%    0.1%
   90     John & Huyn Ahn - American Cafe        3,100    12.8%    7/30/2011     0.3%    0.3%
   91                                                                            0.3%    0.3%
   92                                                                            2.6%    0.3%
   93                                                                            2.6%    0.3%
   94     Texas Advanced Optoelectronics         24,168   21.1%    5/31/2016     0.3%    0.3%
   95     Smith Barney                            7,204    7.1%   10/31/2007     0.3%    0.3%
   96                                                                            0.3%    0.3%
   97                                                                            2.5%    0.3%
   98     Turner Moving and Storage              25,620   28.4%    7/31/2011     0.3%    0.3%
   99                                                                            0.3%    0.2%
   100                                                                           0.3%    0.2%
   101                                                                           2.3%    0.2%
   102    Monte De Rey                            3,600    6.5%    6/14/2008     0.3%    0.2%
   103                                                                           0.3%    0.2%
   104                                                                           0.2%    0.2%
   105                                                                           0.2%    0.2%
   106    General Appliance (Warehouse)          10,000    9.8%    7/31/2007     0.2%    0.2%
   107    AA Varco Moving & Storage, Inc         14,106   19.9%   10/31/2009     0.2%    0.2%
   108    Ultra Tan                               2,436    5.5%    6/30/2012     0.2%    0.2%
   109                                                                           0.2%    0.2%
   110                                                                           0.2%    0.2%
   111                                                                           0.2%    0.2%
   112                                                                           0.2%    0.2%
   113                                                                           0.2%    0.2%
   114                                                                           1.9%    0.2%
   115                                                                           0.2%    0.2%
   116    Casa Mia                                2,604    4.1%    3/28/2009     0.2%    0.2%
   117                                                                           1.8%    0.2%
   118                                                                           0.2%    0.2%
   119                                                                           0.2%    0.2%
   120                                                                           1.8%    0.2%
   121    Peeper's Optical                        2,573   14.7%   11/30/2012     0.2%    0.2%
   122                                                                           1.7%    0.2%
   123    Dojo American Karate                    2,483    8.0%     8/1/2007     0.2%    0.2%
   124                                                                           0.2%    0.2%
   125                                                                           0.2%    0.2%
   126                                                                           0.2%    0.2%
   127                                                                           0.2%    0.2%
   128                                                                           1.7%    0.2%
   129                                                                           0.2%    0.2%
   130                                                                           0.2%    0.2%
   131                                                                           0.2%    0.2%
   132                                                                           0.2%    0.2%
   133                                                                           0.2%    0.2%
                                                                                 0.2%    0.2%
   134                                                                           0.1%    0.1%
   135                                                                           0.0%    0.0%
   136                                                                           0.0%    0.0%
   137                                                                           0.0%    0.0%
   138                                                                           0.0%    0.0%
   139                                                                           0.2%    0.2%
   140                                                                           0.2%    0.2%
   141    Alt. Home Health Care                   2,360    5.9%   10/31/2008     0.2%    0.2%
   142    Savannah Hotel Associates               2,086    9.0%   10/31/2006     0.2%    0.2%
   143    Diablo Wealth Management                6,628   17.3%    7/31/2016     0.2%    0.2%
   144    NC RSA #15 Cellular                     2,000    8.7%    6/30/2009     0.2%    0.2%
   145                                                                           0.2%    0.2%
   146                                                                           0.2%    0.2%
   147                                                                           0.2%    0.1%
   148                                                                           0.2%    0.1%
   149                                                                           1.4%    0.1%
   150                                                                           0.2%    0.1%
   151    Renal Treatment Centers                 8,035   12.3%   12/31/2012     0.2%    0.1%
   152    Construction Logic                      3,200   12.8%    3/30/2011     0.2%    0.1%
   153                                                                           0.1%    0.1%
   154    Village Fudge & Candy Shoppe            3,160   11.4%    3/31/2008     0.1%    0.1%
   155                                                                           0.1%    0.1%
   156                                                                           0.1%    0.1%
  156.1                                                                          0.1%    0.1%
  156.2                                                                          0.1%    0.1%
   157    Eckerd Drugs                            5,220   14.7%    2/28/2014     0.1%    0.1%
   158                                                                           0.1%    0.1%
   159    Jimmy and Joe's Pizza                   1,130    8.2%   12/31/2011     0.1%    0.1%
   160                                                                           0.1%    0.1%
   161                                                                           0.1%    0.1%
   162                                                                           0.1%    0.1%
   163                                                                           1.1%    0.1%
   164                                                                           0.1%    0.1%
   165                                                                           0.1%    0.1%
   166                                                                           1.0%    0.1%
   167                                                                           0.1%    0.1%
   168                                                                           0.1%    0.1%
   169                                                                           0.1%    0.1%
   170                                                                           0.9%    0.1%
   171    Jerry S. Pearlstein                     3,060    5.9%    1/31/2008     0.1%    0.1%
   172                                                                           0.1%    0.1%
   173                                                                           0.1%    0.1%
   174                                                                           0.1%    0.1%
   175    Manpower                                1,750   26.9%    8/31/2014     0.1%    0.1%
   176                                                                           0.1%    0.1%
   177                                                                           0.1%    0.1%
   178    Vinny's Wine and Spirits                1,493   16.6%   11/30/2010     0.1%    0.1%
   179                                                                           0.1%    0.1%
   180    Academy Mortgage Corporation            1,883   15.9%    8/11/2010     0.1%    0.1%
   181    Totally Wireless                        1,435   16.2%    4/30/2011     0.1%    0.1%
   182                                                                           0.1%    0.1%
   183                                                                           0.1%    0.1%

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                             INITIAL
                                                                                           DEPOSIT TO     INITIAL       ANNUAL
                                                                                             CAPITAL     DEPOSIT TO   DEPOSIT TO
           LOAN                                                                            IMPROVEMENT  REPLACEMENT  REPLACEMENT
SEQUENCE   NUMBER   PROPERTY NAME                                       PROPERTY TYPE     RESERVES (1)    RESERVES    RESERVES (2)
----------------------------------------------------------------------------------------------------------------------------------

     1     47621    SOUTHERN WALGREENS PORTFOLIO - POOL 1 (ROLLUP)         Retail
     2     48430    SOUTHERN WALGREENS PORTFOLIO - POOL 3 (ROLLUP)         Retail
     3     48429    SOUTHERN WALGREENS PORTFOLIO - POOL 2 (ROLLUP)         Retail
     4    3402934   Eastridge Mall                                         Retail
     5     47416    TRINITY HOTEL PORTFOLIO (ROLLUP)                        Hotel          $  552,616                  $2,666,601
     6    3400178   The Shoreham                                         Multifamily                                      109,600
     7    20061737  PAMIDA PORTFOLIO (ROLLUP)                              Various
     8     58811    Temecula Town Center                                   Retail             115,983                      43,343
     9     47200    CITIZENS BANK PORTFOLIO (ROLLUP)                       Retail
    10    3402713   Essex Green Shopping Center                            Retail
    11    3401554   PUERTO RICO SELF STORAGE PORTFOLIO (ROLLUP)         Self Storage                                       30,507
    12    3402523   CAMP GROUP PORTFOLIO (ROLLUP)                           Other                                         225,000
    13     59047    Fifth Third Center - Naples, FL                        Office                                          11,316
    14     59070    Atlas Walk At Gateway                                  Retail
    15    3402077   One Pacific Square                                     Office             114,750                     107,209
    16    20061831  OHIO INDUSTRIAL PORTFOLIO (ROLLUP)                   Industrial           455,625                      77,988
    17    3402396   The Oaks at Park South                               Multifamily          801,519                     153,000
    18     18084    Glen Burnie Center                                     Retail               5,938                      58,584
    19    20061415  Sheraton St Louis City Center                           Hotel                                         563,549
    20    20061830  Rolling Acres                                          Retail
    21    20061718  ROLFE'S MHP (ROLLUP)                            Manufactured Housing       58,459                      48,360
    22    3400586   Crowne Plaza - Cherry Hill                              Hotel
    23    3401390   Westside Center South                                  Retail                                          27,188
    24     59579    Seville Plaza                                          Office              93,750                      21,300
    25    20061710  Great Falls Marketplace                                Retail                        $   75,000        21,504
    26     47883    Imperial Beach Gardens                               Multifamily                          3,333        40,000
    27    20061858  The Falls at Hunters Pointe                          Multifamily            2,875                      55,200
    28     47866    Bristol Mall                                           Retail             247,844         6,079        72,948
    29    20061439  Brittany Point Apartments                            Multifamily          150,000                     107,750
    30    20061763  Ferncroft Corporate Center                             Office               9,375                      45,268
    31    20061633  Westgate Shopping Center                               Retail             125,000                      17,100
    32    20061701  Ahwatukee Palms Shopping Center                        Retail              88,148
    33     47632    Pocono Crossings                                       Retail                             2,261        27,127
    34    9000742   Montrose West                                          Office                           100,000
    35     19154    Waters Ridge Business Park                             Office                                          29,952
    36    20061704  WATER TOWER HILL (ROLLUP)                              Office                                          10,356
    37    20061460  Lexington Courts Apartments                          Multifamily           50,188                      54,396
    38     46745    Candlewood Apartments                                Multifamily           25,188         6,458        77,500
    39    9000356   Reyes - Coal Township                                Industrial
    40    3401841   The Heights at Cape Ann                              Multifamily                                       57,040
    41     18147    WILSON ESTATES 1 (ROLLUP)                              Office              17,788
    42    20061712  Bennington Ridge Apartments                          Multifamily                          5,400        64,800
    43     44190    KEY AUTO (ROLLUP)                                       Other             101,181         4,167        25,000
    44     47563    Cummins Nashville                                      Office
    45     47654    Parking Palace                                          Other              39,375
    46    20061825  Southfield Park Retail Center                          Retail                                          15,312
    47     18157    WILSON ESTATES 2 (ROLLUP)                              Office              30,213
    48    9000657   Ez Storage - Gaithersburg                           Self Storage
    49    9000693   CHATHAM PORTFOLIO (ROLLUP)                           Multifamily            7,000                      63,900
    50     59596    Mission Viejo Town Center                              Retail                                           8,665
    51    3401807   Publix at Northridge                                   Retail
    52     19506    Renner Business Park                                   Office                                          11,316
    53    20061640  Canyon River Center                                    Office                                          12,252
    54    9000656   Ez Storage  - Rockville                             Self Storage
    55    20061856  BJ's Wholesale Club                                    Retail
    56     17011    Georgetown Plaza                                       Retail              35,000                      18,657
    57    20061473  Westridge Office Center                                Office                                          12,544
    58    20061383  Holiday Inn - Morgan City                               Hotel             785,118        17,478       209,736
    59    20061659  Riverside Landings                                     Retail
    60    20061632  Comfort Suites - Chantilly                              Hotel               1,500                      84,072
    61    3401985   US Air Conditioning El Cajon                         Industrial                         325,000
    62    20061730  Columbia Marketplace                                   Retail                            38,700
    63    20061534  Deer Park Business Center                             Mixed Use                                        20,772
    64    20061355  Franklin Square                                        Retail               6,625                      12,075
    65    20061749  Timbercrest Village                             Manufactured Housing        1,250                      22,608
    66    20061299  Meridian Meadows Apartments                          Multifamily           10,800                      54,996
    67     47944    Columbiana Grand 14                                     Other
    68    20061698  121 Inner Belt Road                                  Industrial                                         8,460
    69     17876    Woodside Center                                        Office
    70     47953    Darcey Apartments                                    Multifamily                          2,292        27,500
    71     18964    Courtyard Marriott - Portland Airport                   Hotel
    72    20061657  Addison Center                                         Retail
    73    20061735  Raymour Distribution Center                          Industrial            57,719
    74     47942    Mayfaire Cinema 16                                      Other
    75     48108    Seekonk Towne Center                                   Retail                             1,539        18,473
    76     48053    Mariner's Point                                      Multifamily                          1,833        22,000
    77    9000637   Peerless Crossing                                      Office
    78    9000416   Bellevue Village Shopping Center                       Retail
    79     47814    Super Stop & Shop - North Canaan                       Retail
    80     47867    Short Hills Towne Center                               Retail               1,750           673         8,074
    81     18108    Northpointe Tower                                      Office                           100,000
    82    20061822  Aloha MHC                                       Manufactured Housing        2,000                      13,896
    83     18738    Hampton Inn Billings                                    Hotel                                         107,840
    84     47946    Auburn 10                                               Other
    85    20061529  Scottsdale Design Center                               Retail
    86    20061806  Fairfield Inn-Green Bay                                 Hotel                                          57,708
    87    20061807  Fairfield Inn-Beloit                                    Hotel              31,234                      68,292
    88     16984    Sunshine Heights Shopping Center                       Retail             165,000        20,000        17,700
    89     59777    MISSA BAY (ROLLUP)                                   Industrial
    90    3402360   140 Hidden Valley Parkway                              Retail                                           2,425
    91    3400097   Radisson Hotel SLC Airport                              Hotel                                          68,590
    92    20061312  Willo Arms                                      Manufactured Housing       39,650                      13,104
    93    20061582  North High Ridge Apartments                          Multifamily           17,000
    94     19158    Plano Technology Center                              Industrial
    95     59609    Bel Air Tower                                          Office               5,000                      22,056
    96    20061736  Raymour & Flanigan Montgomeryville                     Retail               6,375
    97     16795    Central Park Villas Apartments                       Multifamily                                       23,196
    98     47728    765 Skyway Court                                     Industrial
    99     47055    Good Harbor Fillet                                   Industrial            19,604
   100     18741    Hampton Inn Great Falls                                 Hotel                                          89,905
   101    3401317   Crocker House                                        Multifamily           35,375                      20,250
   102    20061433  River Ridge Station                                    Retail               3,750         2,208        26,500
   103    20061727  Quail Ridge Estates                             Manufactured Housing       12,500                      13,056
   104     18991    Aquidneck Self Storage                              Self Storage                                        9,396
   105     47945    Modesto 10                                              Other
   106     19012    R&R Plaza                                              Retail              65,219                      10,224
   107    20061524  1401 Green Road                                      Industrial
   108    9000430   Clemson Centre                                        Mixed Use                                         5,837
   109    3220555   9295 Flamingo                                          Retail                                           9,306
   110     19465    Riverwood Medical Office                               Office
   111     18720    Best Western-Atlantic Beach                             Hotel                                          51,216
   112     47580    67 Gansevoort Street                                  Mixed Use            14,938           103         1,235
   113    20061503  Pinecrest Village                               Manufactured Housing                                   27,755
   114    3401598   Gardenview North Apartments                          Multifamily           31,500                      50,375
   115    3401445   Creme de la Creme                                       Other
   116    20061849  Saddle Mountain Plaza                                  Retail
   117     16868    Derby Village                                        Multifamily                                        9,200
   118    9000517   Holiday Inn Express - Manchester                        Hotel               3,125                      67,910
   119    9000436   Holiday Inn Express - Savannah                          Hotel                                          80,087
   120     59408    Pear Tree Apartments                                 Multifamily           45,650       120,000        40,870
   121    3402435   Hilltop Shopping Center                                Retail              11,875                       1,579
   122    20061298  Okemos Station Apartments                            Multifamily           23,850                      27,996
   123    9000344   Mulberry Walk                                          Retail                                           4,656
   124    20061673  Holiday Inn Express - Blythe                            Hotel                                          64,500
   125     19101    Grizzly Self Storage Mesquite                       Self Storage                                        7,077
   126    3401400   Rite Aid - Mechanicsburg                               Retail
   127    9000549   Middle River Self Storage                           Self Storage                                        9,701
   128     59706    Park Clayton Apartments                              Multifamily                                       35,360
   129    3401490   Statewide Elk Grove Mini Storage                    Self Storage                                        3,570
   130     47519    Eckerd Drug Apex, NC                                   Retail
   131    20061782  7937 Pat Booker Road                                   Retail
   132    20061769  Comfort Suites Yakima                                   Hotel                                          54,096
   133    20061699  Comfort Inn & Suites Market Center                      Hotel              42,500                      50,784
   134     59188    T-Mobile/Daily Pilot                                   Retail                                             293
   135     59185    Carl's Jr Seal Beach                                   Retail
   136     59172    Carl's Jr Montclair                                    Retail
   137     59186    Bob's Big Boy Fresno                                   Retail              12,314                       1,064
   138     59187    McDonald's Fresno                                      Retail
   139    9000572   Sleep Inn & Suites - Dothan                             Hotel                                          57,298
   140    20061697  300 Centreport Parkway                               Industrial
   141     18840    Edison Square                                          Retail               1,875                       6,816
   142    9000351   DeSoto Building                                        Office
   143    3402382   Northgate Office Park                                Industrial                                        28,677
   144     16205    Northlite Commons                                      Retail
   145    20061313  Homestead Village                               Manufactured Housing      406,250                       8,004
   146     19100    Grizzly Self Storage Desoto                         Self Storage                                        6,138
   147     15179    Holiday Inn Express-Portland                            Hotel                                          58,503
   148    20061776  888 Industrial Drive                                 Industrial            17,400                       5,256
   149     59646    Savannah Heights                                     Multifamily           46,625        55,000        34,000
   150    20061783  Adams Pointe                                    Manufactured Housing                                    9,348
   151     57827    MOB 12 500 Medical Center                              Office                           133,000
   152    9000484   Beacon Commons                                         Office                                           3,931
   153    3402570   Lockheed Martin - 1701 Great Southwest Parkway       Industrial                         187,500
   154    20061329  North Branch Shopping Center                           Retail                                           4,163
   155    9000541   Hampton Inn - Madison                                   Hotel               2,500                      48,785
   156    20061681  WESTOVER & BELAIR MHC (ROLLUP)                  Manufactured Housing       17,500                      11,604
   157    3402246   Ritzland Plaza                                         Retail               5,750                      15,962
   158    9000313   Comfort Inn - Winchester                                Hotel               7,550                      52,979
   159    20061525  Shoppes at Windmill                                    Retail
   160     19077    Storage Unlimited Burlington                        Self Storage                         20,000         7,571
   161    9000524   Liberty Tax Building                                   Office                                           7,200
   162    9000540   Walgreens                                              Retail
   163     19262    Auburn Court                                         Multifamily                                       12,804
   164    20061583  Savon Drugs - Grand Terrace                            Retail
   165    9000360   Hampton Inn - Mebane                                    Hotel                                          49,275
   166    20061827  Sun Lake Estates                                Manufactured Housing       42,253                       9,350
   167    9000639   42nd Street Mini - Storage                          Self Storage                                       11,432
   168     47518    Uno Chicago Grill                                      Retail
   169     47571    Ruby Tuesdays/ Chick-Fil-A                             Retail
   170     19239    Rock Creek Apartments                                Multifamily                                       23,735
   171     17490    Forum Square Office                                    Office              67,000
   172     47617    Bank of America Chicago                                Retail
   173     19130    Cantonment Self Storage                             Self Storage                                        2,388
   174    20061794  Office Max - Lake Jackson                              Retail                                           3,528
   175    9000539   University Walk                                        Retail
   176     19473    River Forest Office                                    Office                                             708
   177    20061628  CVS - Mullica Hill, NJ                                 Retail                                           1,013
   178    9000446   Sparkleberry                                           Retail                                           1,351
   179    9000699   312 Self Storage                                    Self Storage                                        6,356
   180     19340    Shoreline Office Building                              Office                                           1,656
   181     19024    Sooner Road Retail                                     Retail                                           1,332
   182     47783    Arby's                                                 Retail
   183    20061536  Walgreens at Northridge                                Retail
----------------------------------------------------------------------------------------------------------------------------------
                    TOTALS                                                                 $5,195,738    $1,228,024    $7,140,665

                                                                                          ANNUAL
             INITIAL         ONGOING                                                      DEPOSIT
             TAX AND         TAX AND         INITIAL                          INITIAL       TO
            INSURANCE       INSURANCE       DEPOSIT TO  ANNUAL DEPOSIT TO    DEPOSIT TO   OTHER
SEQUENCE     ESCROW          ESCROW       TI/LC ESCROW  TI/LC ESCROW (2)   OTHER ESCROW   ESCROW
-------------------------------------------------------------------------------------------------

     1          No             No
     2          No             No
     3          No             No
     4          No             No
     5          Yes            Yes                                          $12,463,796
     6       Tax Only       Tax Only        $ 289,500                           132,630
     7          No             No                                               156,250
     8       Tax Only          Yes                                               42,185
     9          No             No                                             3,587,500
    10          No             No
    11          Yes            Yes
    12       Tax Only       Tax Only
    13          Yes            Yes          3,046,136                         1,003,128
    14       Tax Only       Tax Only        1,620,698                           148,000
    15       Tax Only       Tax Only
    16       Tax Only          Yes                            $179,952
    17          Yes            Yes
    18          Yes            Yes            250,000          115,094          157,705
    19       Tax Only       Tax Only
    20          No             No
    21          Yes            Yes
    22          Yes            Yes                                            4,028,000
    23          Yes            Yes                              15,816          525,000
    24       Tax Only       Tax Only          700,000                           280,000
    25          Yes            Yes             85,000
    26       Tax Only       Tax Only
    27          Yes            Yes
    28          Yes            Yes             10,000          120,000           50,000
    29          Yes            Yes
    30       Tax Only       Tax Only                           296,503          266,500
    31          Yes            Yes                             102,612           22,500  $ 7,500
    32          Yes            Yes            500,000
    33          Yes            Yes
    34          Yes            Yes                             100,008          346,324
    35          Yes            Yes                             150,000          511,820
    36          Yes            Yes            500,000          168,051
    37          Yes            Yes                                                  375
    38          Yes            Yes
    39    Insurance Only  Insurance Only
    40       Tax Only       Tax Only
    41       Tax Only       Tax Only            7,917           95,000          340,000
    42          Yes            Yes
    43          Yes            Yes                                                3,000
    44          No             No
    45       Tax Only       Tax Only
    46          Yes            Yes                              30,612           27,664
    47       Tax Only       Tax Only                                            175,000
    48       Tax Only       Tax Only
    49          Yes            Yes
    50       Tax Only       Tax Only            4,255           51,064
    51          No             No
    52          Yes            Yes                              80,004          320,200
    53          Yes            Yes            100,000           86,472          293,627
    54          Yes            Yes
    55          No             No
    56          Yes            Yes                              70,644            4,063
    57          Yes            Yes                              75,264
    58          Yes            Yes
    59          No             No
    60          Yes            Yes
    61       Tax Only       Tax Only                            30,000
    62          Yes            Yes             87,725
    63          Yes            Yes
    64          Yes            Yes                              10,557
    65          Yes            Yes
    66          Yes            Yes
    67          No             No
    68          No             No
    69       Tax Only       Tax Only                           160,000
    70          Yes            Yes
    71          No             No
    72          No             No
    73       Tax Only       Tax Only
    74          No             No
    75          No          Tax Only           59,595
    76       Tax Only       Tax Only
    77          Yes            Yes            593,750
    78          Yes            Yes
    79          Yes            Yes
    80          Yes            Yes              2,167           26,000
    81       Tax Only       Tax Only          650,000                            35,000
    82          Yes            Yes
    83          Yes            Yes                                               55,000
    84          No             No
    85          No             No
    86          Yes            Yes                                              101,277
    87          Yes            Yes                                              180,461
    88          Yes            Yes             50,000           77,376
    89          No             No
    90          Yes            Yes                                                7,440
    91       Tax Only       Tax Only
    92          Yes            Yes
    93          No             No
    94       Tax Only          Yes            351,040
    95          Yes            Yes                                               40,000
    96       Tax Only       Tax Only
    97          Yes            Yes
    98          No             No             225,000
    99          No             No
   100          Yes            Yes                                               40,000
   101          Yes            Yes                                               77,400
   102          Yes            Yes                              25,000
   103          Yes            Yes
   104          Yes            Yes                                              200,000
   105          No             No
   106          Yes            Yes                              57,780
   107       Tax Only          Yes
   108          Yes            Yes             35,000
   109       Tax Only       Tax Only
   110          No             No
   111          Yes            Yes                                               20,000
   112          Yes            Yes            180,000                           100,000
   113       Tax Only          Yes
   114          Yes            Yes
   115          No             No                               20,425
   116          Yes            Yes
   117          Yes            Yes
   118          Yes            Yes
   119          Yes            Yes
   120          Yes            Yes
   121          Yes            Yes                               3,508
   122          Yes            Yes
   123          Yes            Yes                              15,209
   124          Yes            Yes
   125          No             No
   126          No             No
   127          Yes            Yes
   128          Yes            Yes                                              276,000
   129          Yes            Yes
   130          No             No
   131       Tax Only       Tax Only
   132          Yes            Yes
   133          Yes            Yes
   134       Tax Only       Tax Only
   135       Tax Only       Tax Only
   136       Tax Only       Tax Only
   137       Tax Only       Tax Only                             5,559
   138       Tax Only       Tax Only
   139          Yes            Yes
   140          No             No
   141          Yes            Yes                              37,807
   142          Yes            Yes
   143          Yes            Yes
   144       Tax Only       Tax Only          104,650                            22,626
   145          Yes            Yes
   146          No             No
   147          Yes            Yes                                              199,988
   148          No             No
   149          Yes            Yes                                               20,231
   150          Yes            Yes
   151          No             No
   152          Yes            Yes                              20,012
   153    Insurance Only  Insurance Only
   154          Yes            Yes                              41,070
   155          Yes            Yes
   156          Yes            Yes
   157       Tax Only       Tax Only                             9,000                    57,000
   158          Yes            Yes
   159          Yes            Yes             46,950                            99,430
   160          Yes            Yes
   161          Yes            Yes
   162          No             No
   163          Yes            Yes
   164          No             No
   165          Yes            Yes
   166          Yes            Yes
   167          Yes            Yes
   168          No             No
   169          No             No
   170          Yes            Yes
   171       Tax Only          No
   172          No             No
   173          Yes            Yes
   174          No             No
   175          Yes            Yes
   176          No             No
   177          No             No
   178          Yes            Yes                               4,953
   179          Yes            Yes
   180       Tax Only       Tax Only                            16,152           11,695
   181          Yes            Yes                               6,408           14,832
   182          No             No
   183          No             No
-------------------------------------------------------------------------------------------------
                                           $9,499,383       $2,303,912      $26,386,646   $64,500

                                                                                             LOAN   % OF LOAN  % OF
SEQUENCE  OTHER ESCROW TYPE                                                                  GROUP    GROUP     POOL
--------------------------------------------------------------------------------------------------------------------

     1                                                                                         1       2.5%     2.3%
     2                                                                                         1       2.5%     2.3%
     3                                                                                         1       2.5%     2.2%
     4                                                                                         1       6.6%     6.0%
     5    Cap Ex (8,588,000), PIP (3,686,503), Ground Rent (189,292.92)                        1       6.5%     5.8%
     6    Rental Escrow                                                                        1       4.7%     4.2%
     7    Upfront Environmental Reserve                                                        1       3.4%     3.1%
     8    Earthquake Deposit                                                                   1       3.4%     3.0%
     9    Environmental Holdback                                                               1       3.1%     2.8%
    10                                                                                         1       2.9%     2.6%
    11                                                                                         1       2.8%     2.5%
    12                                                                                         1       2.3%     2.0%
    13    Interest Reserve                                                                     1       2.0%     1.8%
    14    Commencement Reserve                                                                 1       1.5%     1.4%
    15                                                                                         1       1.5%     1.4%
    16                                                                                         1       1.5%     1.4%
    17                                                                                         2      13.3%     1.4%
    18    Five Guys Burgers Holdback (32,705); First Horizon Holdback (125,000)                1       1.5%     1.3%
    19                                                                                         1       1.3%     1.2%
    20                                                                                         1       1.3%     1.2%
    21                                                                                         1       1.3%     1.1%
    22    PIP Escrow                                                                           1       1.2%     1.1%
    23    Wind Insurance Deductible Escrow                                                     1       1.1%     1.0%
    24    Valley Vista Reserve                                                                 1       1.1%     1.0%
    25                                                                                         1       1.0%     0.9%
    26                                                                                         2       8.7%     0.9%
    27                                                                                         2       8.6%     0.9%
    28    Environmental Holdback                                                               1       0.9%     0.8%
    29                                                                                         2       7.9%     0.8%
    30    Vacant Space Reserve                                                                 1       0.9%     0.8%
    31    Environmental Reserve                                                                1       0.9%     0.8%
    32                                                                                         1       0.9%     0.8%
    33                                                                                         1       0.8%     0.7%
    34    Titan Holdback Funds (300,000); GFZ Holdback Funds (46,324)                          1       0.8%     0.7%
    35    Vacant Space Reserve                                                                 1       0.8%     0.7%
    36                                                                                         1       0.8%     0.7%
    37    Environmental Reserve Deposit                                                        2       6.4%     0.7%
    38                                                                                         2       6.3%     0.6%
    39                                                                                         1       0.7%     0.6%
    40                                                                                         2       6.1%     0.6%
    41    Real Estate Tax Reserve                                                              1       0.7%     0.6%
    42                                                                                         2       5.8%     0.6%
    43    Environmental                                                                        1       0.6%     0.5%
    44                                                                                         1       0.6%     0.5%
    45                                                                                         1       0.6%     0.5%
    46    Rent Holdback Reserve                                                                1       0.6%     0.5%
    47    Real Estate Tax Reserve                                                              1       0.6%     0.5%
    48                                                                                         1       0.6%     0.5%
    49                                                                                         1       0.6%     0.5%
    50                                                                                         1       0.5%     0.5%
    51                                                                                         1       0.5%     0.5%
    52    Tenant Improvement Holdback                                                          1       0.5%     0.5%
    53    Rent Holdback Reserve                                                                1       0.5%     0.5%
    54                                                                                         1       0.5%     0.5%
    55                                                                                         1       0.5%     0.4%
    56    Environmental Remediation Reserve                                                    1       0.5%     0.4%
    57                                                                                         1       0.5%     0.4%
    58                                                                                         1       0.5%     0.4%
    59                                                                                         1       0.5%     0.4%
    60                                                                                         1       0.5%     0.4%
    61                                                                                         1       0.5%     0.4%
    62                                                                                         1       0.4%     0.4%
    63                                                                                         1       0.4%     0.4%
    64                                                                                         1       0.4%     0.4%
    65                                                                                         1       0.4%     0.4%
    66                                                                                         2       3.6%     0.4%
    67                                                                                         1       0.4%     0.4%
    68                                                                                         1       0.4%     0.4%
    69                                                                                         1       0.4%     0.4%
    70                                                                                         2       3.5%     0.4%
    71                                                                                         1       0.4%     0.4%
    72                                                                                         1       0.4%     0.4%
    73                                                                                         1       0.4%     0.4%
    74                                                                                         1       0.4%     0.4%
    75                                                                                         1       0.4%     0.3%
    76                                                                                         2       3.3%     0.3%
    77                                                                                         1       0.4%     0.3%
    78                                                                                         1       0.4%     0.3%
    79                                                                                         1       0.4%     0.3%
    80                                                                                         1       0.4%     0.3%
    81    Rent Holdback                                                                        1       0.3%     0.3%
    82                                                                                         2       3.0%     0.3%
    83    Seasonality Reserve                                                                  1       0.3%     0.3%
    84                                                                                         1       0.3%     0.3%
    85                                                                                         1       0.3%     0.3%
    86    PIP Reserve                                                                          1       0.2%     0.2%
    87    PIP Reserve                                                                          1       0.2%     0.1%
    88                                                                                         1       0.3%     0.3%
    89                                                                                         1       0.3%     0.3%
    90    Holdback Reserve                                                                     1       0.3%     0.3%
    91                                                                                         1       0.3%     0.3%
    92                                                                                         2       2.6%     0.3%
    93                                                                                         2       2.6%     0.3%
    94                                                                                         1       0.3%     0.3%
    95    Holdback (Project Design Group)                                                      1       0.3%     0.3%
    96                                                                                         1       0.3%     0.3%
    97                                                                                         2       2.5%     0.3%
    98                                                                                         1       0.3%     0.3%
    99                                                                                         1       0.3%     0.2%
   100    Seasonality Reserve                                                                  1       0.3%     0.2%
   101    Environmental Escrow                                                                 2       2.3%     0.2%
   102                                                                                         1       0.3%     0.2%
   103                                                                                         1       0.3%     0.2%
   104    Settlement Holdback (100,000); Judgement Holdback (100,000)                          1       0.2%     0.2%
   105                                                                                         1       0.2%     0.2%
   106                                                                                         1       0.2%     0.2%
   107                                                                                         1       0.2%     0.2%
   108                                                                                         1       0.2%     0.2%
   109                                                                                         1       0.2%     0.2%
   110                                                                                         1       0.2%     0.2%
   111    Deposit Agreement Holdback                                                           1       0.2%     0.2%
   112    Architect Letter                                                                     1       0.2%     0.2%
   113                                                                                         1       0.2%     0.2%
   114                                                                                         2       1.9%     0.2%
   115                                                                                         1       0.2%     0.2%
   116                                                                                         1       0.2%     0.2%
   117                                                                                         2       1.8%     0.2%
   118                                                                                         1       0.2%     0.2%
   119                                                                                         1       0.2%     0.2%
   120                                                                                         2       1.8%     0.2%
   121                                                                                         1       0.2%     0.2%
   122                                                                                         2       1.7%     0.2%
   123                                                                                         1       0.2%     0.2%
   124                                                                                         1       0.2%     0.2%
   125                                                                                         1       0.2%     0.2%
   126                                                                                         1       0.2%     0.2%
   127                                                                                         1       0.2%     0.2%
   128    Holdback                                                                             2       1.7%     0.2%
   129                                                                                         1       0.2%     0.2%
   130                                                                                         1       0.2%     0.2%
   131                                                                                         1       0.2%     0.2%
   132                                                                                         1       0.2%     0.2%
   133                                                                                         1       0.2%     0.2%
   134                                                                                         1       0.1%     0.1%
   135                                                                                         1       0.0%     0.0%
   136                                                                                         1       0.0%     0.0%
   137                                                                                         1       0.0%     0.0%
   138                                                                                         1       0.0%     0.0%
   139                                                                                         1       0.2%     0.2%
   140                                                                                         1       0.2%     0.2%
   141                                                                                         1       0.2%     0.2%
   142                                                                                         1       0.2%     0.2%
   143                                                                                         1       0.2%     0.2%
   144    Economic Occupancy Holdback (17,566); Rent Holdback (5,060)                          1       0.2%     0.2%
   145                                                                                         1       0.2%     0.2%
   146                                                                                         1       0.2%     0.2%
   147    Tax Lien Holdback (119,988); Seasonality Reserve (80,000)                            1       0.2%     0.1%
   148                                                                                         1       0.2%     0.1%
   149    Zoning Escrow                                                                        2       1.4%     0.1%
   150                                                                                         1       0.2%     0.1%
   151                                                                                         1       0.2%     0.1%
   152                                                                                         1       0.2%     0.1%
   153                                                                                         1       0.1%     0.1%
   154                                                                                         1       0.1%     0.1%
   155                                                                                         1       0.1%     0.1%
   156                                                                                         1       0.1%     0.1%
   157    Eckerd's Rollover Reserve (21,000); St. Vincent de Paul Rollover Reserve (36,000)    1       0.1%     0.1%
   158                                                                                         1       0.1%     0.1%
   159    Rent Holdback Reserve                                                                1       0.1%     0.1%
   160                                                                                         1       0.1%     0.1%
   161                                                                                         1       0.1%     0.1%
   162                                                                                         1       0.1%     0.1%
   163                                                                                         2       1.1%     0.1%
   164                                                                                         1       0.1%     0.1%
   165                                                                                         1       0.1%     0.1%
   166                                                                                         2       1.0%     0.1%
   167                                                                                         1       0.1%     0.1%
   168                                                                                         1       0.1%     0.1%
   169                                                                                         1       0.1%     0.1%
   170                                                                                         2       0.9%     0.1%
   171                                                                                         1       0.1%     0.1%
   172                                                                                         1       0.1%     0.1%
   173                                                                                         1       0.1%     0.1%
   174                                                                                         1       0.1%     0.1%
   175                                                                                         1       0.1%     0.1%
   176                                                                                         1       0.1%     0.1%
   177                                                                                         1       0.1%     0.1%
   178                                                                                         1       0.1%     0.1%
   179                                                                                         1       0.1%     0.1%
   180    Rent Holdback                                                                        1       0.1%     0.1%
   181    Rent Holdback                                                                        1       0.1%     0.1%
   182                                                                                         1       0.1%     0.1%
   183                                                                                         1       0.1%     0.1%
--------------------------------------------------------------------------------------------------------------------

(1)  For Mortgage Loan 20061737, a letter-of-credit for $459,903 was deposited in lieu of the initial deposit to the Capital Improvement Reserve.

(2)  Annual deposits shown are based on monthly installment amounts at closing of the Mortgage Loan. Monthly reserves may increase and/or decrease throughout the loan term and in some cases may be capped.

                                     ANNEX B

                    MULTIFAMILY/MANUFACTURED HOUSING SCHEDULE

            LOAN
SEQUENCE   NUMBER   LOAN ORIGINATOR  PROPERTY NAME                          PROPERTY TYPE     CUT-OFF BALANCE
-------------------------------------------------------------------------------------------------------------

    6      3400178  Bank of America  The Shoreham                            Multifamily        $ 94,180,000
   17      3402396  Bank of America  The Oaks at Park South                  Multifamily          30,523,000
   21     20061718  BARCLAYS         ROLFE'S MHP (ROLLUP)               MANUFACTURED HOUSING      25,750,000
  21.1    20061718  Barclays         Greenbriar Estates                 Manufactured Housing      10,539,355
  21.2    20061718  Barclays         Woodville Gardens                  Manufactured Housing       7,759,745
  21.3    20061718  Barclays         Derby Hills                        Manufactured Housing       3,783,358
  21.4    20061718  Barclays         Hickory Hills                      Manufactured Housing       2,432,159
  21.5    20061718  Barclays         Oakview Estates                    Manufactured Housing       1,235,382
   26       47883   BSCMI            Imperial Beach Gardens                  Multifamily          20,000,000
   27     20061858  Barclays         The Falls at Hunters Pointe             Multifamily          19,700,000
   29     20061439  Barclays         Brittany Point Apartments               Multifamily          18,300,000
   37     20061460  Barclays         Lexington Courts Apartments             Multifamily          14,810,000
   38       46745   BSCMI            Candlewood Apartments                   Multifamily          14,550,000
   40      3401841  Bank of America  The Heights at Cape Ann                 Multifamily          14,150,000
   42     20061712  Barclays         Bennington Ridge Apartments             Multifamily          13,250,000
   49      9000693  SUNTRUST BANK    CHATHAM PORTFOLIO (ROLLUP)              MULTIFAMILY          11,188,999
  49.1     9000693  SunTrust Bank    9401-9407 South Ashland Avenue          Multifamily           1,513,488
  49.2     9000693  SunTrust Bank    7542-48 South Stewart Avenue            Multifamily           1,351,328
  49.3     9000693  SunTrust Bank    7755-57 South Ada Street                Multifamily           1,243,222
  49.4     9000693  SunTrust Bank    7705-7711 South Laflin Street           Multifamily           1,189,169
  49.5     9000693  SunTrust Bank    8201 South Ada Street                   Multifamily           1,189,169
  49.6     9000693  SunTrust Bank    6400-6402 South Fairfield Avenue        Multifamily           1,027,010
  49.7     9000693  SunTrust Bank    6355-6357 South California Avenue       Multifamily             972,956
  49.8     9000693  SunTrust Bank    6401-6405 South Francisco Avenue        Multifamily             810,797
  49.9     9000693  SunTrust Bank    7808-10 South Ada Street                Multifamily             702,691
  49.10    9000693  SunTrust Bank    8215 South Ellis Avenue                 Multifamily             648,638
  49.11    9000693  SunTrust Bank    8600-8604 South Paulina Avenue          Multifamily             540,531
   65     20061749  Barclays         Timbercrest Village                Manufactured Housing       8,700,000
   66     20061299  Barclays         Meridian Meadows Apartments             Multifamily           8,400,000
   70       47953   BSCMI            Darcey Apartments                       Multifamily           8,000,000
   76       48053   BSCMI            Mariner's Point                         Multifamily           7,700,000
   82     20061822  Barclays         Aloha MHC                          Manufactured Housing       6,893,578
   92     20061312  Barclays         Willo Arms                         Manufactured Housing       6,089,609
   93     20061582  Barclays         North High Ridge Apartments             Multifamily           6,000,000
   97       16795   Bridger          Central Park Villas Apartments          Multifamily           5,730,000
   101     3401317  Bank of America  Crocker House                           Multifamily           5,285,835
   103    20061727  Barclays         Quail Ridge Estates                Manufactured Housing       5,150,000
   113    20061503  Barclays         Pinecrest Village                  Manufactured Housing       4,425,995
   114     3401598  Bank of America  Gardenview North Apartments             Multifamily           4,400,000
   117      16868   Bridger          Derby Village                           Multifamily           4,246,046
   120      59408   Bank of America  Pear Tree Apartments                    Multifamily           4,087,000
   122    20061298  Barclays         Okemos Station Apartments               Multifamily           4,000,000
   128      59706   Bank of America  Park Clayton Apartments                 Multifamily           3,900,000
   145    20061313  Barclays         Homestead Village                  Manufactured Housing       3,392,549
   149      59646   Bank of America  Savannah Heights                        Multifamily           3,200,000
   150    20061783  Barclays         Adams Pointe                       Manufactured Housing       3,196,993
   156    20061681  BARCLAYS         WESTOVER & BELAIR MHC (ROLLUP)     MANUFACTURED HOUSING       2,800,000
  156.1   20061681  Barclays         Westover Hills MHC                 Manufactured Housing       1,540,000
  156.2   20061681  Barclays         Bel-Air Estates MHC                Manufactured Housing       1,260,000
   163      19262   Bridger          Auburn Court                            Multifamily           2,555,703
   166    20061827  Barclays         Sun Lake Estates                   Manufactured Housing       2,307,932
   170      19239   Bridger          Rock Creek Apartments                   Multifamily           2,120,000
------------------------------------------------------------------------------------------------------------
                                     TOTAL MULTIFAMILY LOANS                                    $388,983,239

                                                    STUDIO      1 BEDROOM       2 BEDROOM      3 BEDROOM    4 BEDROOM AND LARGER
                                                --------------------------------------------------------------------------------
                                                 # OF   AVG    # OF    AVG    # OF    AVG    # OF    AVG         # OF    AVG
SEQUENCE      UTILITIES TENANT PAYS (1)         UNITS   RENT   UNITS   RENT   UNITS   RENT   UNITS   RENT        UNITS   RENT
--------------------------------------------------------------------------------------------------------------------------------

    6                 Electric                   205   $1,458    242  $1,677    101  $2,494
   17               Electric, Gas                                129     719    284     806    96   $  946         1    $1,225
   21                  VARIOUS
  21.1         Electric, Water, Sewer
  21.2         Electric, Water, Sewer
  21.3       Electric, Gas, Water, Sewer
  21.4       Electric, Gas, Water, Sewer
  21.5       Electric, Gas, Water, Sewer
   26        Electric, Gas, Water, Sewer                                        132   1,253    28    1,504
   27               Electric, Gas                                 84     658    132     752    60      869
   29              Electric, Water                               137     550    162     660   132      755
   37               Electric, Gas                  1      565    120     704    137     785    14    1,068
   38               Electric, Gas                                 50     660    232     753    28      968
   40                 Electric                                    88     960     88   1,155     8    1,557
   42           Electric, Gas, Water                             138     629    150     789
   49                 ELECTRIC                    32      533     98     711     64     863    13    1,015
  49.1                Electric                    11      525     17     700
  49.2                Electric                                    14     725      8     850     3    1,160
  49.3                Electric                     4      525     12     700      1     725     6      985
  49.4                Electric                                     6     725     12     800     4      950
  49.5                Electric                     3      525     13     745      6     855
  49.6                Electric                     6      525      5     675      8     905
  49.7                Electric                     6      565      4     675      8     925
  49.8                Electric                                     9     725      6     825
  49.9                Electric                                     7     700      6     900
  49.10               Electric                                     7     700      5     875
  49.11               Electric                     2      525      4     700      4     900
   65          Electric, Water, Sewer
   66               Electric, Gas                                 78     632     98     749    44      894
   70               Electric, Gas                 14      692     96     895
   76        Electric, Gas, Water, Sewer                          44     916     44   1,171
   82               Electric, Gas
   92               Electric, Gas
   93               Electric, Gas                                103     725     39     888     2    1,150
   97                 Electric                                    28     527     56     657    32      782
   101                Electric                    42      599     35     782      5   1,005
   103                Electric
   113         Electric, Water, Sewer
   114              Electric, Gas                                 22     456    132     547     1      609
   117    Electric, Gas, Water/Sewer, Trash                                      16   1,140    30    1,272
   120                Electric                    12      449     74     492     48     640
   122       Electric, Gas, Water, Sewer                          24     581     78     683    10      902
   128       Electric, Gas, Water, Sewer                          57     589     47     698
   145             Electric, Water
   149                Electric                                    96     556     40     734
   150       Electric, Gas, Water, Sewer
   156       ELECTRIC, GAS, WATER, SEWER
  156.1      Electric, Gas, Water, Sewer
  156.2      Electric, Gas, Water, Sewer
   163                Electric                                    48     575     16     675
   166              Electric, Gas
   170                Electric                                    12     439     76     516    13      547
--------------------------------------------------------------------------------------------------------------------------------

                     LOAN   % OF LOAN  % OF
SEQUENCE  ELEVATORS  GROUP    GROUP    POOL
-------------------------------------------

    6        Yes       1       4.7%    4.2%
   17        No        2      13.3%    1.4%
   21                  1       1.3%    1.1%
  21.1                 1       0.5%    0.5%
  21.2                 1       0.4%    0.3%
  21.3                 1       0.2%    0.2%
  21.4                 1       0.1%    0.1%
  21.5                 1       0.1%    0.1%
   26        No        2       8.7%    0.9%
   27        No        2       8.6%    0.9%
   29        No        2       7.9%    0.8%
   37        No        2       6.4%    0.7%
   38        No        2       6.3%    0.6%
   40        No        2       6.1%    0.6%
   42        No        2       5.8%    0.6%
   49        NO        1       0.6%    0.5%
  49.1       No        1       0.1%    0.1%
  49.2       No        1       0.1%    0.1%
  49.3       No        1       0.1%    0.1%
  49.4       No        1       0.1%    0.1%
  49.5       No        1       0.1%    0.1%
  49.6       No        1       0.1%    0.0%
  49.7       No        1       0.0%    0.0%
  49.8       No        1       0.0%    0.0%
  49.9       No        1       0.0%    0.0%
  49.10      No        1       0.0%    0.0%
  49.11      No        1       0.0%    0.0%
   65                  1       0.4%    0.4%
   66        No        2       3.6%    0.4%
   70        No        2       3.5%    0.4%
   76        No        2       3.3%    0.3%
   82                  2       3.0%    0.3%
   92                  2       2.6%    0.3%
   93        No        2       2.6%    0.3%
   97        No        2       2.5%    0.3%
   101       Yes       2       2.3%    0.2%
   103                 1       0.3%    0.2%
   113                 1       0.2%    0.2%
   114       No        2       1.9%    0.2%
   117       No        2       1.8%    0.2%
   120       No        2       1.8%    0.2%
   122       No        2       1.7%    0.2%
   128       Yes       2       1.7%    0.2%
   145                 1       0.2%    0.2%
   149       No        2       1.4%    0.1%
   150                 1       0.2%    0.1%
   156                 1       0.1%    0.1%
  156.1                1       0.1%    0.1%
  156.2                1       0.1%    0.1%
   163       No        2       1.1%    0.1%
   166                 2       1.0%    0.1%
   170       No        2       0.9%    0.1%
-------------------------------------------

(1)  For Mortgage Loan Number 59646 Utilities Tenant Pays refers only to Phase
     II of the improvements. Tenants in Phase I are not responsible for paying utilities.

ANNEX C

CLASS XP REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class XP Reference Rate
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84

C-1

ANNEX D

CLASS A-AB PLANNED PRINCIPAL BALANCE

Period	Date	Ending Balance
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46

Period	Date	Ending Balance
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95

Period	Date	Ending Balance
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120

                                                                         ANNEX E

                               DESCRIPTION OF THE
                TEN LARGEST MORTGAGE LOANS OR CROSSED PORTFOLIOS

--------------------------------------------------------------------------------

                     CROSSED SOUTHERN WALGREENS PORTFOLIOS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bear Stearns

LOAN PURPOSE:                           Refinance

ORIGINAL PRINCIPAL BALANCE:             $152,000,000

FIRST PAYMENT DATE:                     October 1, 2006

TERM/AMORTIZATION:                      120/360 months

INTEREST ONLY PERIOD:                   108 months

ANTICIPATED REPAYMENT DATE(1):          September 1, 2016

EXPECTED ARD BALANCE:                   $150,491,208

BORROWING ENTITIES:                     Cornerstone I, LLC,
                                        Cornerstone II, LLC and
                                        Cornerstone III, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout: 48 payments
                                        GRTR1% PPMT or YM:
                                        69 payments
                                        Open: 3 payments

ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE(2):            Springing

   REPLACEMENT RESERVE(3):              Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)   After the anticipated repayment date, the loan will hyper-amortize and have a final maturity date of September 1, 2036.

(2)   Tax reserves are not required so long as (i) the sole tenant at each property is obligated to pay property taxes per its lease; (ii) such lease is in full force and effect; and (iii) borrower has delivered to lender evidence that such property taxes have been paid. Insurance reserves are not required so long as (i) the sole tenant at each property is obligated to pay property insurance per its lease; (ii) such lease is in full force and effect; and (iii) borrower has delivered to lender evidence that such property insurance premiums have been paid.

(3)   Replacement reserves are not required so long as (i) the sole tenant at each property is obligated to perform all property maintenance per its lease; (ii) such lease is in full force and effect; and (iii) borrower has delivered to lender evidence that such property maintenance has been performed.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $152,000,000

SHADOW RATING (MOODY'S/S&P):            Baa3/BBB-

CUT-OFF DATE LTV:                       79.6%

ARD LTV:                                78.8%

UNDERWRITTEN DSCR:                      1.07x

INTEREST ONLY DSCR(1):                  1.25x

MORTGAGE RATE:                          6.205%
--------------------------------------------------------------------------------

(1)  The Underwritten DSCR during the initial 9-year interest only period.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various/NAP

NET RENTABLE SQUARE FEET:               621,473

CUT-OFF BALANCE PER SF:                 $244.58

OCCUPANCY AS OF 10/01/2006:             100.0%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Borrower/Owner Managed

UNDERWRITTEN NET CASH FLOW:             $11,960,077

APPRAISED VALUE:                        $190,865,000
--------------------------------------------------------------------------------

                                       E-1

--------------------------------------------------------------------------------

                     CROSSED SOUTHERN WALGREENS PORTFOLIOS

--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                                                   UNDERWRITTEN
                                                                   ------------
Effective Gross Income .........................................    $12,204,160
Total Expenses .................................................    $   244,083
Net Operating Income (NOI) .....................................    $11,960,077
Cash Flow (CF) .................................................    $11,960,077
DSCR on NOI ....................................................           1.07x
DSCR on CF .....................................................           1.07x
Interest Only DSCR on NOI ......................................           1.25x
Interest Only DSCR on CF .......................................           1.25x

                              TENANT INFORMATION(1)

                             RATINGS       TOTAL       % OF      RENT     POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                MOODY'S/S&P   TENANT SF   TOTAL SF    PSF         RENT          RENT      EXPIRATION
------------------------   -----------   ---------   --------   ------   -----------   -----------   ----------

Walgreen Co. ...........      Aa3/A+      621,473     100.0%    $19.64   $12,204,160      100.0%     01/31/2077
                                          -------     -----              -----------      -----
TOTAL ..................                  621,473     100.0%             $12,204,160      100.0%
                                          =======     =====              ===========      =====

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Calculations with respect to
     Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                          LEASE ROLLOVER SCHEDULE(1)(2)

                             # OF
                            LEASES    EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION         EXPIRING      SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
------------------------   --------   --------   --------   ----------   ------------   -----------

2077 ...................       42      621,473    100.0%      621,473     100.0%        $12,204,160
Vacant .................       --            0      0.0       621,473     100.0%        $         0
                              ---      -------    -----
TOTAL ..................       42      621,473    100.0%
                              ===      =======    =====

(1)  Information obtained from underwritten rent roll.

(2)  The leases allow for a termination option in January 2027. The leases do not have any rent steps during the loan term.

                         SUMMARY OF SIGNIFICANT TENANTS

The sole tenant in each of the forty-two properties, representing 100.0% of the total net rentable square feet, is:

o    WALGREEN CO. (NYSE: WAG) (rated "Aa3" by Moody's and "A+" by S&P) leases a total of 621,473 square feet (100% of square feet, 100% of income) under separate leases each with an expiration date of January 31, 2077. The average rental rate per square foot is $19.64 which averages approximately
     12% below the appraiser's estimated market rent. Walgreen Co. is the nation's largest retail pharmacy chain by sales. In fiscal year 2005,
     Walgreen Co. had 4,953 stores located in 45 states and Puerto Rico and anticipated opening approximately 475 new stores by the end of fiscal year
     2006. Walgreen Co.'s fiscal year 2005 sales were more than $42 billion with shareholder's equity of more than $8.8 billion. Walgreen Co. has ranked No.
     1 among food and drugstores in Fortune magazine's America's Most Admired
     Companies (published March 6, 2006) for eight consecutive years and was ranked 234th of the 2,000 largest public companies worldwide in Forbes
     Global 2000 (published April 17, 2006).

                                       E-2

--------------------------------------------------------------------------------

                      CROSSED SOUTHERN WALGREENS PORTFOLIOS

--------------------------------------------------------------------------------

                              SUMMARY OF PROPERTIES

                                                                                                                       % OF TOTAL
                                                                                                                      PORTFOLIO (BY
                                                                                                        ALLOCATED       ALLOCATED
                                                                          NET RENTABLE                CUT-OFF LOAN    CUT-OFF LOAN
                PROPERTY ADDRESSES                   CITY         STATE       AREA       YEAR BUILT      AMOUNT           AMOUNT)
--------------------------------------------   ----------------   -----   ------------   ----------   -------------   -------------

4814 North Sheridan Road ...................   Peoria               IL       15,120         2000       $  5,630,000         3.7%
13992 Manchester Road ......................   Ballwin              MO       15,608         2000          5,510,000         3.6
2882 South Maryland Parkway ................   Las Vegas            NV       13,905         1999          5,400,000         3.6
1115 North Riverside Drive .................   Espanola             NM       17,828         2000          5,010,000         3.3
2205 West 22nd Street ......................   Oak Brook            IL       11,294         1999          4,810,000         3.2
901 West Touhy Avenue ......................   Park Ridge           IL       13,825         1998          4,800,000         3.2
305 West Rollins Road ......................   Round Lake Beach     IL       13,833         1999          4,301,000         2.8
3425 Middle Road ...........................   Bettendorf           IA       14,902         2000          4,280,000         2.8
438 West Illinios Avenue ...................   Dallas               TX       15,120         1998          4,210,000         2.8
550 South Main Street ......................   Cottonwood           AZ       15,038         2000          4,190,000         2.8
2650 FM 620 ................................   Round Rock           TX       14,986         2000          4,090,000         2.7
3601 16th Street ...........................   Moline               IL       15,120         2000          3,940,000         2.6
7850 Enchanted Hills Boulevard Northeast ...   Rio Rancho           NM       13,905         2000          3,940,000         2.6
4650 Morningside Avenue ....................   Sioux City           IA       15,030         1999          3,890,000         2.6
280 Main Street ............................   Security             CO       13,833         1998          3,840,000         2.5
6302 Fairmont Parkway ......................   Pasadena             TX       15,120         1999          3,820,000         2.5
1251 4th Street ............................   Mason City           IA       15,048         2000          3,770,000         2.5
3140 Southeast 14th Street .................   Des Moines           IA       15,795         2000          3,730,000         2.5
4445 Calumet Avenue ........................   Hammond              IN       15,054         2000          3,700,000         2.4
420 South Sossaman Road ....................   Mesa                 AZ       14,950         2000          3,550,000         2.3
555 North Maize Road .......................   Wichita              KS       15,120         2001          3,510,000         2.3
9500 Golf Course Road Northwest ............   Albuquerque          NM       15,160         2000          3,500,000         2.3
3201 FM 528 Road ...........................   Friendswood          TX       13,905         1999          3,360,000         2.2
9400 Mentor Avenue .........................   Mentor               OH       15,120         1998          3,320,000         2.2
20226 North Lake Pleasant Road .............   Peoria               AZ       15,083         2000          3,260,000         2.1
2503 5th Avenue South ......................   Fort Dodge           IA       15,120         1999          3,209,000         2.1
1226 West McDermott Drive ..................   Allen                TX       13,905         1999          3,160,000         2.1
1438 North Lewis Avenue ....................   Tulsa                OK       15,120         1999          3,120,000         2.1
1920 South Chelton Road ....................   Colorado Springs     CO       13,820         1998          3,070,000         2.0
2 Mathis Drive .............................   Dickson              TN       15,040         2000          3,060,000         2.0
1520 West Freddy Gonzalez Drive ............   Edinburg             TX       15,019         2000          3,020,000         2.0
7923 East McDowell Road ....................   Scottsdale           AZ       14,936         1997          2,960,000         1.9
4995 E US Route 36 .........................   Decatur              IL       15,268         2000          2,910,000         1.9
8310 West Deer Valley Road .................   Peoria               AZ       15,120         1999          2,870,000         1.9
833 Southwest Wilshire Boulevard ...........   Burleson             TX       14,986         1999          2,850,000         1.9
3445 Terry Road ............................   Jackson              MS       13,905         1998          2,830,000         1.9
7914 Fegenbush Lane ........................   Louisville           KY       13,801         1998          2,830,000         1.9
801 Independence Boulevard .................   Virginia Beach       VA       13,905         2002          2,800,000         1.8
3732 Nameoki Road ..........................   Granite City         IL       16,308         1997          2,660,000         1.8
1620 South Gordon Street ...................   Alvin                TX       13,905         2002          2,540,000         1.7
8450 151st Street ..........................   Overland Park        KS       13,833         1998          2,380,000         1.6
1514 East Florence Boulevard ...............   Casa Grande          AZ       17,780         1998          2,370,000         1.6
                                                                            -------                    ------------       -----
                                                                            621,473                    $152,000,000       100.0%
                                                                            =======                    ============       =====

                                       E-3

--------------------------------------------------------------------------------

                      CROSSED SOUTHERN WALGREENS PORTFOLIOS

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOANS:

o    The Crossed Southern Walgreens Portfolios Mortgage Loans consist of three cross-collateralized, cross-defaulted loans totaling $152.0 million. The
     Mortgage Loans have a ten-year term and are secured by first mortgages on
     42 Walgreen Co. properties located in 16 states throughout the United
     States. The Crossed Southern Walgreens Portfolios Mortgage Loans are
     interest-only for the first 108 months and have an anticipated repayment date of September 1, 2016. After the anticipated repayment date, the
     Mortgage Loans will hyper-amortize and have a final maturity date of
     September 1, 2036.

THE BORROWERS:

o    The borrowers, Cornerstone I, LLC, Cornerstone II, LLC and Cornerstone III,
     LLC, are Delaware limited liability companies and single purpose entities with at least two independent directors for which a non-consolidation opinion has been provided by the borrower's counsel.

o    The sponsors of the Crossed Southern Walgreens Portfolios Mortgage Loans
     are John E. Gross (carve-out indemnitor and managing member of the borrowing entities) and Michael Supera. John E. Gross has over 25 years of real estate experience and is currently the Chief Operating Officer of
     NORCOR Investments, Inc., a principal and a managing member of Newcastle
     Properties, L.L.C.

THE PROPERTIES:

o    The Crossed Southern Walgreens Portfolios Mortgaged Properties consist of the fee interest in 42 free-standing Walgreen Co. properties located in 16 states throughout the United States. Across the portfolio, the average population and household income within a 3-mile radius of each property is approximately 61,188 and $64,398, respectively. The Trade Dimensions Retail
     Site Database states estimated average annual sales for the 42 portfolio stores to be $806 per square foot. The stores all have updated configurations and the vast majority of the properties have drive-through pharmacies.

PROPERTY MANAGEMENT:

o    Borrower/Owner Managed.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

RELEASE OF PROPERTIES:

o    The borrowers are permitted to obtain a release of any property during the term of the loan, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release price of 115% of the allocated loan amount and satisfaction of certain loan-to-value and debt service coverage ratio requirements. The debt service coverage ratio immediately after the release must be greater than or equal to the greater of 1.09x (based on a 7.27% loan constant and assuming a 30-year amortization schedule) and the debt service coverage ratio immediately preceding the release. The loan-to-value immediately after the release must be less than or equal to the lower of 80% and the loan-to-value immediately preceding the release.

SUBSTITUTION OF PROPERTIES:

o    The Crossed Southern Walgreens Portfolios Borrowers are permitted four substitutions (no more than 33% of the Crossed Southern Walgreens
     Portfolios Mortgage Loans amount) with replacement properties that are similar in property type, lease terms and tenant credit subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents including, among others: (i) the debt service coverage ratio of the portfolio, after giving effect to the substitution, is not less than the debt service coverage ratio immediately before the substitution; (ii) the loan-to-value of the portfolio, after giving effect to the substitution, is not greater than the loan-to-value immediately before the substitution;
     (iii) delivery of acceptable environmental and engineering reports; (iv) if the replacement property is a single tenant property, the lease must be comparable to current property's lease, the tenant must have comparable credit quality and financial strength as the substituted property's tenant;
     (v) delivery of an acceptable legal opinion; and (vi) confirmation from the rating agencies of no withdrawal, qualification or downgrade of the then-current ratings of the Certificates.

                                       E-4

--------------------------------------------------------------------------------

                                EASTRIDGE MALL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Refinance

ORIGINAL NOTE A PRINCIPAL BALANCE:      $133,500,000

FIRST PAYMENT DATE:                     October 1, 2006

TERM/AMORTIZATION:                      60/0 months

INTEREST ONLY PERIOD:                   60 months

MATURITY DATE:                          September 1, 2011

EXPECTED NOTE A MATURITY BALANCE:       $133,500,000

BORROWING ENTITY:                       Eastridge Shopping
                                        Center L.L.C.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance:
                                        53 payments
                                        Open: 7 payments

ADDITIONAL FINANCING:                   $36,500,000 Note B

FUTURE MEZZANINE DEBT:                  Yes

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:        $170,000,000

NOTE A CUT-OFF DATE BALANCE:            $133,500,000

NOTE B CUT-OFF DATE BALANCE:            $36,500,000

SHADOW RATING (MOODY'S/S&P):            Baa3/BBB-

                                        WHOLE LOAN   WHOLE LOAN
                                        (EXCLUDING   (INCLUDING
                                        NOTE B)(1)   NOTE B)(1)
                                        ----------   ----------
CUT-OFF DATE LTV:                         59.3%         75.6%

MATURITY DATE LTV:                        59.3%         75.6%

UNDERWRITTEN DSCR:                        1.89x         1.50x

MORTGAGE RATE(2):                        5.859%(3)     5.788%(4)
--------------------------------------------------------------------------------

(1)  The Note B is not part of the trust fund.

(2)  The interest rate was rounded to three decimal places and is subject to change prior to pricing.

(3)  The interest rate is rounded to three decimal places and is subject to change prior to pricing.

(4)  The interest rate is rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               San Jose, California

YEAR BUILT/RENOVATED:                   1971/2006

NET RENTABLE SQUARE FEET(1):            741,552

CUT-OFF BALANCE PER SF(1)(2):           $180

OCCUPANCY AS OF 07/28/2006:             94.4%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Borrower/Owner Managed

UNDERWRITTEN NET CASH FLOW:             $14,990,849

APPRAISED VALUE:                        $225,000,000
--------------------------------------------------------------------------------

(1)  An additional 196,255 square feet of improvements are on ground leases and part of the collateral. The cut-off date balance per square foot including the ground leased square footage equals $142.

(2)  The cut-off date balance per square foot including the Note B and (A)
     including the improvements on the ground leases, equals $181 and (B)
     excluding the improvements on the ground leases equals $229.

                                       E-5

--------------------------------------------------------------------------------

                                 EASTRIDGE MALL

--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                                                    UNDERWRITTEN
                                                                    ------------
Effective Gross Income ..........................................   $25,385,447
Total Expenses ..................................................   $ 9,710,893
Net Operating Income (NOI) ......................................   $15,674,554
Cash Flow (CF) ..................................................   $14,990,849
DSCR on NOI(1) ..................................................          1.98x
DSCR on CF(2) ...................................................          1.89x

(1)  The debt service coverage ratio on net operating income including the Note
     B is 1.57x

(2)  The debt service coverage ratio on net cash flow including the Note B is
     1.50x

                              TENANT INFORMATION(1)

                                                       TOTAL
                                          RATINGS      TENANT   % OF TOTAL              POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                             MOODY'S/S&P      SF         SF       RENT PSF      RENT          RENT      EXPIRATION
-------------------------------------   ------------  -------   ----------   --------   ----------   -----------   -----------

JC Penney ...........................    Baa3/BBB-    246,261       26.3%     $ 0.24    $   60,000       0.4%      05/31/2011
AMC 15 (Ground Lease) ...............       B3/B       75,000        8.0      $25.00    $1,875,000      12.7       08/31/2020
Beshoff Infiniti (Ground Lease) .....    Baa1/BBB+     75,000        8.0      $ 7.33    $  549,750       3.7       10/31/2027
Sports Chalet .......................    Not Rated     44,000        4.7      $16.00    $  704,000       4.8       10/31/2016
Bed Bath & Beyond ...................      NR/BBB      43,133        4.6      $12.25    $  528,379       3.6       01/31/2023
                                                      -------       ----                ----------      ----
TOTAL ...............................                 483,394       51.5%               $3,717,129      25.1%
                                                      =======       ====                ==========      ====

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                                        # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE    BASE RENT
YEAR OF EXPIRATION                        EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
-------------------------------------   -----------   --------   --------   ----------   -------------   ---------

2007 ................................         5         16,985      1.8%       16,985          1.8%      $  229,717
2008 ................................         6         40,381      4.3        57,366          6.1%      $  764,004
2010 ................................         8         10,212      1.1        67,578          7.2%      $  664,329
2011 ................................         5        273,613     29.2       341,191         36.4%      $  670,530
2012 ................................         3          1,926      0.2       343,117         36.6%      $   95,699
2013 ................................         5         16,304      1.7       359,421         38.3%      $  278,572
2014 ................................         5         12,890      1.4       372,311         39.7%      $  472,684
2015 ................................        48         94,899     10.1       467,210         49.8%      $2,917,001
2016 ................................        31        176,025     18.8       643,235         68.6%      $3,594,038
2017 ................................         1          5,679      0.6       648,914         69.2%      $  125,563
2023 ................................         1         43,133      4.6       692,047         73.8%      $  528,379
Ground Lease ........................        10        194,178     20.7       886,225         94.5%      $3,043,184
Vacant Ground Lease .................        --          2,077      0.2       888,302         94.7%      $   32,551
Vacant ..............................        --         49,505      5.3       937,807        100.0%      $1,371,783
                                            ---        -------    -----
TOTAL ...............................       128        937,807    100.0%
                                            ===        =======    =====

(1)  Information obtained from underwritten rent roll.

                                       E-6

--------------------------------------------------------------------------------

                                 EASTRIDGE MALL

--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

o    The five largest tenants representing 51.5% of the total net rentable square feet are:

o    JC PENNEY (NYSE: "JCP") (rated "Baa3" by Moody's and "BBB-" by S&P)
     occupies 246,261 square feet (26.3% of square feet, 0.4% of income) under a forty-year lease expiring on May 31, 2011 with three 10-year renewal options. J.C. Penney is a multi-line retailer selling family apparel, jewelry, shoes, accessories and home furnishings. J.C. Penney operates
     1,021 department stores located in 49 states and Puerto Rico. J.C. Penney employs approximately 151,000 people. As of the fiscal year ended January
     28, 2006, J.C. Penney reported revenue of approximately 18.8 billion, net income of $1.1 billion and stockholder equity of $4.0 billion.

o    AMC 15 (AMC Entertainment, Inc.) (rated "B3" by Moody's and "B" by S&P)
     occupies 75,000 square feet (8.0% of square feet, 12.7% of income) under a
     15-year ground lease expiring on August 31, 2020. The rental rate per square foot is $25.00. The theater contains 15-screens and 2,954 seats in a stadium seating format. AMC 15 recently constructed its space and opened in
     November of 2005. AMC Entertainment, Inc. is the second largest movie theater chain in the United States and owns about 415 theaters that offer over 5,500 screens. Approximately three quarters of these theatres are multiplexes (units with more than 14 screens and stadium seating). AMC
     Entertainment, Inc.'s theatres can be found in approximately. 30 states as well as in Canada, Europe, Asia and South America. Earlier this year, AMC
     Entertainment, Inc. merged with rival Loews Cineplex Entertainment
     Corporation. In 2005 AMC Entertainment, Inc. had sales of $1.8 billion and a net income of $70.6 million.

o    BESHOFF INFINITI (Nissan Motor Co., NASDAQ: "NSANY") (rated "Baa1" by
     Moody's and "BBB+" by S&P) will occupy 75,000 square feet (8.0% of square feet, 3.7% of income) under a 20-year ground lease expiring on October 31,
     2027. The rental rate per square foot is $7.33. Infiniti is Japanese automobile manufacturer Nissan's luxury brand in the United States,
     Canadian, Mexican, Middle Eastern, South Korean (first dealership opened in
     July 2005) and Taiwanese markets.

o    SPORT CHALET (NASDAQ: "SPCHA") (not rated) occupies 44,000 square feet
     (4.7% of square feet, 4.8% of income) under a ten-year lease expiring on
     October 31, 2016 with four 5-year renewal options. The current rental rate per square foot of $16.00 increases to $17.50 on June 5, 2011. Sports
     Chalet offers 17 specialty stores under one roof. The sporting goods chain focuses on providing cold weather gear, but also offers a variety of clothing and equipment for outdoor activities across the board. Sports
     Chalet operates approximately 40 stores mostly in California, with a handful in Arizona and Nevada as well. During the fiscal year ending March
     2006, Sport Chalet reported revenues of $343.2 million representing an 11%
     sales growth.

o    BED BATH & BEYOND (NASDAQ: "BBBY") (not rated by Moody's and rated "BBB" by
     S&P) occupies 43,133 square feet (4.6% of square feet, 3.6% of income)
     under a lease which expires on January 31, 2023 with three 5-year renewal option. The current rental rate per square foot is $12.25. Bed, Bath &
     Beyond operates more than 750 stores in 46 states as well as Puerto Rico.
     Bed, Bath & Beyond offers a full line of products to furnish the bedroom and bathroom as well as an array of small appliances for the kitchen.
     Remarkably, Bed, Bath & Beyond relies on advertising through circulars, mailings and word of mouth. For the fiscal year ending February 2006, Bed,
     Bath & Beyond reported revenues of $5.81 billion and net income of $572.9 million, representing growths of 12.9% and 13.4% respectively.

                                       E-7

--------------------------------------------------------------------------------

                                 EASTRIDGE MALL

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Eastridge Mall Mortgage Loan is a $133.5 million, five-year loan secured by a first mortgage on a regional mall located in San Jose, Santa
     Clara County, California. The Eastridge Mall Mortgage Loan is interest-only for the entire loan term, matures on September 1, 2011 and accrues interest at an annual rate, rounded to three decimal places, of 5.859%.

THE BORROWER:

o    The Eastridge Mall Borrower is Eastridge Shopping Center L.L.C, a Delaware
     limited liability company and single purpose, bankruptcy remote entity with at least two independent directors for which a non-consolidation opinion has been provided by the Eastridge Mall Borrower's counsel. Equity ownership is held 100% by GGP Ivanhoe IV, Inc. which in turn is held by GGP
     Limited Partnership which is 81.0% owned by General Growth Properties, Inc.

o    Ownership interest in GGP Limited Partnership is held by General Growth
     Properties, Inc. (81.0%) and outside limited partners (19.0%).

o    General Growth Properties, Inc. is the second-largest owner/operator of malls in the United States with a market capitalization of $11.42 billion as of September 18, 2006. General Growth Properties, Inc. owns, develops, operates and/or manages shopping malls in 44 states. As of March 2006,
     General Growth Properties, Inc. had ownership interests in and/or management responsibility for more than 200 regional shopping malls all over the United States, encompassing over 200 million square feet. of retail space and housing some 24,000 retail tenants. General Growth
     Properties, Inc. is the largest third-party manager for owners of regional malls.

THE PROPERTY:

o    The Eastridge Mall Mortgaged Property consists of a fee simple interest in a regional mall built in 1971 and most recently renovated in 2006. The collateral improvements containing a total of 741,522 gross leasable square feet situated on 77.28 acres consist of JC Penney, Sports Chalet, Bed Bath and Beyond, Circuit City and Barnes & Noble anchor tenant buildings and the in-line mall stores.

o    There are approximately 113 additional in-line tenants ranging in size from
     100 to 19,645 square feet. The Eastridge Mall Mortgaged Property also consists of 10 ground leased tenants (196,255 square feet) ranging in size from 3,750 square feet to 75,000 square feet (both AMC 15 and Beshoff
     Infinity). Sears (251,000 square feet) and Macy's (175,000 square feet) are non-collateral anchor tenants. Including Sears and Macy's there is a total of 1,363,807 square feet in the Eastridge Mall.

o    In 2004, General Growth Properties, Inc. began a significant renovation of the Eastridge Mall Mortgaged Property which included redevelopment of the interior of the mall, reconfiguration of 317,530 square feet of in-line comparable store space, the addition of a 75,000 square foot 15-screen AMC
     Theater, exterior retail entrance, and restaurant outparcel.

o    The Eastridge Mall Mortgaged Property is located in the east central portion of San Jose, California, just northeast of Highway 101 approximately 65 miles south of San Francisco, California. Demographics for the five-mile primary trade area of the Eastridge Mall Mortgaged Property include a population of 512,821 in 137,147 households. Average household income within the primary trade area is $98,461.

o    Trailing 12-month in-line comparable store sales as of May 31, 2006 were
     $293 per square foot.

o    The Eastridge Mall Borrower is generally required at its sole cost and expense to keep the Eastridge Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Eastridge Mall Mortgaged Property is borrower/owner managed.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    A $36,500,000 Note B to be held outside of the Trust.

                                       E-8

--------------------------------------------------------------------------------

                                 EASTRIDGE MALL

--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Eastridge Mall Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Eastridge Mall Mortgage Loan, results in a maximum loan-to-value ratio greater than 75% and a minimum debt service coverage ratio (as calculated by the mortgagee on a trailing
     12-month basis) less than 1.25x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the
     Eastridge Mall Mortgage Loan.

COLLATERAL RELEASE AND SUBSTITUTION:

o    The Eastridge Mall Borrower may obtain the release of a related parcel of property, subject to the satisfaction of certain conditions, including, but not limited to: (i) such property is not necessary for the Eastridge Mall
     Borrower's operation or use of the remainder of the Eastridge Mall
     Mortgaged Properties; and (ii) the released parcel is non-income producing.
     The substitution of another parcel in conjunction with such a release is permitted subject to, without limitation, satisfaction of the conditions required for a release with respect to the released parcel and the substitute parcel.

                                       E-9

--------------------------------------------------------------------------------

                             TRINITY HOTEL PORTFOLIO

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bear Stearns

LOAN PURPOSE:                           Acquisition

ORIGINAL PRINCIPAL BALANCE:             $130,000,000

FIRST PAYMENT DATE:                     November 1, 2006

TERM/AMORTIZATION:                      60/360 months

INTEREST ONLY PERIOD:                   42 months

MATURITY DATE:                          October 1, 2011

EXPECTED MATURITY BALANCE:              $128,020,572

BORROWING ENTITY(1):                    Various

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance:
                                        53 payments
                                        Open: 7 payments

ADDITIONAL FINANCING:                   $5,600,000 mezzanine loan

UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:               Yes

   IMMEDIATE REPAIR RESERVE:            $552,616

   OTHER(2):                            $12,463,796

ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE:               Yes

   REPLACEMENT RESERVE:                 $222,217

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)  The loan is collateralized by thirteen properties and as such has thirteen separate borrowing entities.

(2)  The other escrow consists of $8,588,000 for future capital improvements,
     $3,686,503 for work that is still outstanding under the PIP program, and
     $189,293 for ground rent for the San Diego and Englewood properties.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $130,000,000

CUT-OFF DATE LTV:                       75.8%

MATURITY DATE LTV:                      74.6%

UNDERWRITTEN DSCR:                      1.35x

INTEREST ONLY DSCR(1):                  1.57x

MORTGAGE RATE:                          6.297%
--------------------------------------------------------------------------------

(1)  Underwritten DSCR during the partial interest only period.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Hotel

PROPERTY SUB-TYPE:                      Various

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various/2006

NUMBER OF KEYS:                         2,567

CUT-OFF BALANCE PER KEY:                $50,643

OCCUPANCY AS OF 07/31/2006:             68.4%

OWNERSHIP INTEREST:                     Various

PROPERTY MANAGEMENT:                    Various

UNDERWRITTEN NET CASH FLOW:             $13,051,217

APPRAISED VALUE:                        $171,600,000
--------------------------------------------------------------------------------

                                      E-10

--------------------------------------------------------------------------------

                             TRINITY HOTEL PORTFOLIO

--------------------------------------------------------------------------------

                     FINANCIAL INFORMATION - PORTFOLIO LEVEL

                                                                       TRAILING
                                          FULL YEAR      FULL YEAR     12 MONTHS
                                        (12/31/2004)   (12/31/2005)   (07/31/2006)   UNDERWRITTEN
                                        ------------   ------------   ------------   ------------

Effective Gross Income ..............    $58,959,431    $62,072,383    $64,881,268    $66,641,384
Total Expenses ......................    $45,910,109    $47,557,983    $49,173,876    $50,924,512
Net Operating Income (NOI) ..........    $13,049,322    $14,514,400    $15,707,392    $15,716,872
Cash Flow (CF) ......................    $10,695,660    $12,040,686    $13,119,547    $13,051,217
DSCR on NOI .........................           1.35x          1.50x          1.63x          1.63x
DSCR on CF ..........................           1.11x          1.25x          1.36x          1.35x
Interest Only DSCR on NOI ...........           1.57x          1.75x          1.89x          1.89x
Interest Only DSCR on CF ............           1.29x          1.45x          1.58x          1.57x

                        PORTFOLIO OPERATING STATISTICS(1)

                                                                       TRAILING 12
                                          FULL YEAR      FULL YEAR       MONTHS
                                        (12/31/2004)   (12/31/2005)   (07/31/2006)   UNDERWRITTEN
                                        ------------   ------------   ------------   ------------

Average Daily Rate (ADR) ............      $74.29          $78.30        $81.61         $83.77
Occupancy ...........................        66.9%           67.6%         68.4%          68.5%
RevPAR ..............................      $49.73          $52.95        $55.81         $57.39

(1)  Based on underwritten operating statements.

                        PROPERTY OPERATING STATISTICS(1)

                                             FULL YEAR (12/31/2004)   FULL YEAR (12/31/2005)
                                             ----------------------   ----------------------
PROPERTY NAME                                REVPAR     ADR    OCC.   REVPAR     ADR    OCC.
------------------------------------------   ------   ------   ----   ------   ------   ----

SD Holiday Inn Mission Valley Stadium ....   $70.61   $83.89   84.2%  $75.00   $90.74   82.7%
Lynnwood Courtyard Marriott ..............   $49.24   $72.50   67.9%  $59.71   $78.02   76.5%
Fresno Courtyard Marriott ................   $68.31   $87.01   78.5%  $75.76   $92.81   81.6%
Renton Holiday Inn Select ................   $40.89   $63.45   64.5%  $47.51   $73.60   64.6%
Price Holiday Inn ........................   $43.25   $62.76   68.9%  $48.94   $63.61   77.0%
Boise Holiday Inn ........................   $43.92   $63.35   69.3%  $47.10   $66.16   71.2%
Ogden Marriott ...........................   $44.21   $75.38   58.7%  $40.57   $75.06   54.1%
Craig Holiday Inn ........................   $44.11   $62.30   70.8%  $54.40   $72.11   75.4%
Courtyard by Marriott ....................   $49.77   $74.30   67.0%  $52.12   $76.19   68.4%
Englewood Crowne Plaza ...................   $66.54   $82.63   80.5%  $68.20   $92.05   74.1%
Pueblo Marriott -- Convention Center......   $47.71   $75.06   63.6%  $49.06   $74.38   66.0%
Kent Hawthorn Suites .....................   $52.94   $84.27   62.8%  $50.91   $83.78   60.8%
Williamsburg Crowne Plaza ................   $42.54   $81.74   52.0%  $44.12   $84.70   52.1%

                                                TRAILING 12 MONTHS
                                                   (07/31/2006)              UNDERWRITTEN
                                             -----------------------   -----------------------
PROPERTY NAME                                REVPAR     ADR     OCC.   REVPAR     ADR     OCC.
------------------------------------------   ------   -------   ----   ------   -------   ----

SD Holiday Inn Mission Valley Stadium ....   $80.55   $ 96.74   83.3%  $80.55   $ 96.74   83.3%
Lynnwood Courtyard Marriott ..............   $63.51   $ 86.10   73.8%  $68.73   $ 91.64   75.0%
Fresno Courtyard Marriott ................   $78.23   $105.41   74.2%  $78.23   $105.41   74.2%
Renton Holiday Inn Select ................   $54.34   $ 77.17   70.4%  $54.34   $ 77.17   70.4%
Price Holiday Inn ........................   $53.30   $ 67.31   79.2%  $53.30   $ 67.31   79.2%
Boise Holiday Inn ........................   $46.22   $ 66.32   69.7%  $46.22   $ 66.32   69.7%
Ogden Marriott ...........................   $43.10   $ 75.51   57.1%  $44.36   $ 77.83   57.0%
Craig Holiday Inn ........................   $57.62   $ 74.65   77.2%  $57.62   $ 74.65   77.2%
Courtyard by Marriott ....................   $55.01   $ 78.59   70.0%  $57.79   $ 82.95   69.7%
Englewood Crowne Plaza ...................   $72.45   $100.84   71.9%  $84.10   $115.20   73.0%
Pueblo Marriott -- Convention Center. ....   $50.25   $ 75.58   66.5%  $50.25   $ 75.58   66.5%
Kent Hawthorn Suites .....................   $54.96   $ 84.54   65.0%  $54.96   $ 84.54   65.0%
Williamsburg Crowne Plaza ................   $44.15   $ 84.25   52.4%  $44.15   $ 84.25   52.4%

(1)  Based on underwritten operating statements.

                                      E-11

--------------------------------------------------------------------------------

                             TRINITY HOTEL PORTFOLIO

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

                                                                                                                       % OF TOTAL
                                                                                                          ALLOCATED     PORTFOLIO
                                                                             YEAR BUILT /     FEE /     CUT-OFF LOAN   (BY CUT-OFF
PROPERTY NAME                        LOCATION         HOTEL TYPE      KEYS     RENOVATED    LEASEHOLD      BALANCE      BALANCE)
-----------------------------   ----------------   ---------------   -----   ------------   ---------   ------------   -----------

SD Holiday Inn Mission Valley
   Stadium ..................   San Diego, CA      Full Service        175    1989 / 2006   Leasehold   $ 15,500,000       11.9%
Lynnwood Courtyard Marriott..   Lynnwood, WA       Limited Service     164    1999 / 2006      Fee        15,200,000       11.7
Fresno Courtyard Marriott ...   Fresno, CA         Limited Service     116    1989 / 2006      Fee        13,100,000       10.1
Renton Holiday Inn Select ...   Renton, WA         Full Service        226    1963 / 2006      Fee        11,400,000        8.8
Price Holiday Inn ...........   Price, UT          Full Service        151    1984 / 2006      Fee        10,700,000        8.2
Boise Holiday Inn ...........   Boise, ID          Full Service        265    1967 / 2006      Fee        10,100,000        7.8
Ogden Marriott ..............   Ogden, UT          Full Service        292    1982 / 2006      Fee        10,000,000        7.7
Craig Holiday Inn ...........   Craig, CO          Full Service        152    1980 / 2006      Fee         8,100,000        6.2
Courtyard by Marriott .......   Santa Fe, NM       Full Service        213    1985 / 2006      Fee         7,800,000        6.0
Englewood Crowne Plaza ......   Englewood, NJ      Full Service        194    1988 / 2006   Leasehold      7,700,000        5.9
Pueblo Marriott --
   Convention Center ........   Pueblo, CO         Full Service        164    1998 / 2006      Fee         7,600,000        5.8
Kent Hawthorn Suites ........   Kent, WA           Extended Stay       152    1990 / 2006      Fee         7,400,000        5.7
Williamsburg Crowne Plaza ...   Williamsburg, VA   Full Service        303    1975 / 2006      Fee         5,400,000        4.2
                                                                     -----                              ------------      -----
TOTAL .......................                                        2,567                              $130,000,000      100.0%
                                                                     =====                              ============      =====

                   INDIVIDUAL PROPERTY PENETRATION FACTORS(1)

                                                    OCCUPANCY        ADR         REVPAR
PROPERTY NAME                                      PENETRATION   PENETRATION   PENETRATION
------------------------------------------------   -----------   -----------   -----------

SD Holiday Inn Mission Valley Stadium ..........      114.5%         91.4%        104.6%
Lynnwood Courtyard Marriott ....................      100.3%        106.6%        107.0%
Fresno Courtyard Marriott ......................      104.3%        121.2%        126.4%
Renton Holiday Inn Select ......................       96.1%         88.7%         85.2%
Price Holiday Inn ..............................      143.6%        145.1%        208.3%
Boise Holiday Inn ..............................      110.4%         97.7%        107.9%
Ogden Marriott .................................       97.8%        123.0%        120.3%
Craig Holiday Inn ..............................       94.4%        108.2%        102.2%
Courtyard by Marriott ..........................      107.2%        108.5%        116.3%
Englewood Crowne Plaza .........................      107.7%         86.0%         92.7%
Pueblo Marriott -- Convention Center ...........      109.3%        121.2%        132.5%
Kent Hawthorn Suites ...........................       98.4%        124.1%        122.1%
Williamsburg Crowne Plaza ......................      105.8%         90.7%         96.0%

(1)  Penetration data shown above is based on trailing-12 month data provided in individual STAR Reports as of July 2006.

                                      E-12

--------------------------------------------------------------------------------

                             TRINITY HOTEL PORTFOLIO

--------------------------------------------------------------------------------

                        ESTIMATED DEMAND SEGMENTATION(1)

PROPERTY NAME                                     COMMERCIAL   MEETING AND GROUP   LEISURE
-----------------------------------------------   ----------   -----------------   -------

SD Holiday Inn Mission Valley Stadium .........       50%             20%            30%
Lynnwood Courtyard Marriott ...................       67%             14%            19%
Fresno Courtyard Marriott .....................       61%             16%            23%
Renton Holiday Inn Select .....................       71%             22%             7%
Price Holiday Inn .............................       75%              5%            20%
Boise Holiday Inn(2) ..........................       31%             27%            35%
Ogden Marriott(2) .............................       47%             28%            11%
Craig Holiday Inn(2) ..........................       75%             10%             8%
Courtyard by Marriott .........................       49%             20%            31%
Englewood Crowne Plaza ........................       45%             11%            44%
Pueblo Marriott -- Convention Center ..........       40%             50%            10%
Kent Hawthorn Suites(2) .......................       29%             14%             8%
Williamsburg Crowne Plaza .....................       10%             50%            40%

(1)  Data shown above is based on individual property appraisals.

(2)  Boise Holiday Inn includes 7% for the contract segment. Odgen Marriott includes 14% for government segment. Craig Holiday Inn includes 7% for government segment. Kent Hawthorn Suites includes 49% for extended stay segment. These numbers are not included in the table above.

                                      E-13

--------------------------------------------------------------------------------

                             TRINITY HOTEL PORTFOLIO

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Trinity Hotel Portfolio Mortgage Loan is a $130.0 million, 60-month fixed rate loan secured by a first mortgage on thirteen,
     cross-collateralized, cross-defaulted, hotel properties located in eight states, totaling 2,567 keys. The Trinity Hotel Portfolio Mortgage Loan bears interest at an annual interest rate of 6.297%. The loan is interest only for the first 42 months of its term and then amortizes based on a
     360-month schedule until it matures on October 1, 2011.

THE BORROWER:

o    The Trinity Hotel Portfolio Borrower is comprised of the following 13 entities: HI San Diego LLC, CA Lynwood LLC, CA Fresno Hotel LLC, HI Renton
     LLC, HI Price LLC, HI Boise LLC, MA Ogden LLC, HI Craig LLC, CA Santa Fe
     LLC, CP Englewood LLC, MA Pueblo LLC, HS Kent LLC, and CP Williamsburg LLC.
     Each entity is a Delaware limited liability company and a single purpose entity. The sponsors of the Trinity Hotel Portfolio Mortgage Loan are
     Trinity Hotel Investors L.L.C. and BayNorth Capital LLC.

o    Trinity Hotel Investors L.L.C. ("Trinity") owns and invests in hotel real estate in targeted U.S. and European markets. Trinity focuses on the U.S.
     and European hotel markets, seeking three- and four-star hotels and five-star resorts domestically, and luxury hotels in Europe. Trinity's current hotel investments include twenty hotels comprising 4,307 keys in the U.S. and in London.

o    BayNorth Capital LLC ("BayNorth") is a real estate investment firm formed in 2004 and based in Boston, Massachusetts. Initially managing an investment portfolio for Harvard University, BayNorth has broadened its investor base to also include many other institutional clients.

THE PROPERTIES:

o    The portfolio consists of 13 individually flagged hotel properties totaling
     2,567 keys located across eight states. The portfolio consists of ten full-service hotels (2,135 keys; approximately 73% by allocated portfolio loan amount), two limited service hotels (280 keys; approximately 22% by allocated portfolio loan amount) and one extended-stay hotel (152 keys;
     approximately 6% by allocated portfolio loan amount). The portfolio consists of five Holiday Inn hotels (969 keys; approximately 43% by allocated portfolio loan amount), three Courtyard by Marriott hotels (493 keys; approximately 28% by allocated portfolio loan amount), two Marriott hotels (456 keys; approximately 14% by allocated portfolio loan amount), two Crowne Plaza hotels (497 keys; approximately 10% by allocated portfolio loan amount), and one Hawthorne Suites hotel (152 keys; approximately 6% by allocated portfolio loan amount). The largest asset in the portfolio in terms of allocated loan balance, the SD Holiday Inn Mission Valley Stadium in San Diego, California, accounts for 11.9% of the portfolio loan amount,
     11.6% of the total portfolio appraised value, and 11.1% of the total portfolio underwritten net cash flow. In addition to geographic, property type, and flag diversity, the portfolio also has a diversity of demand generators including corporate, convention, leisure, government and military.

o    Built between 1963 and 1999, the properties in the portfolio went through significant renovations from 2002 to 2006. The portfolio has undergone approximately $29 million of renovations ($11,300 per key) from 2002 to
     2006, with approximately $16.2 million ($6,300 per key) spent in 2005-2006.
     In addition, the Trinity Hotel Portfolio Borrower provided an escrow of approximately $13.0 million ($4,997 per key) at closing for additional capital improvements, outstanding PIP work, and deferred maintenance.

PROPERTY MANAGEMENT:

o    The Trinity Hotel Portfolio Mortgaged Properties are managed by the four separate third-party management companies. Based in Scottsdale, Arizona,
     Opus Hospitality Advisors will manage the San Diego, Fresno, Price, Boise,
     Craig, and Santa Fe properties. Montclair Hotel Investors ("Montclair") is a hotel investment and management company based in suburban Chicago whose managing partners have managed hotel portfolios with values in excess of $3 billion. Montclair manages the Lynwood, Renton, and Kent properties. Sage
     Hospitality Resources ("Sage") specializes in management of full service and limited service hotels nationwide and has managed over 300 properties in 39 states and the District of Columbia. Sage manages the Ogden and
     Pueblo properties. Crestline Hotels & Resorts, Inc. ("Crestline") is an
     independent hospitality management company that presently manages 43 hotels, resorts and conference and convention centers in 12 states and the
     District of Columbia. Crestline manages the Englewood and Williamsburg properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Trinity Hotel Portfolio Borrower has incurred mezzanine debt in the amount of $5.6 million which is held outside the Trust. This additional debt is subject to an intercreditor agreement providing the mezzanine loan holder with purchase and cure rights. The term of the Trinity Hotel
     Portfolio Mezzanine Loan is coterminous with the Trinity Hotel Portfolio
     Mortgage Loan.

                                      E-14

--------------------------------------------------------------------------------

                             TRINITY HOTEL PORTFOLIO

--------------------------------------------------------------------------------

FUTURE PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

RELEASE OF PROPERTIES:

o    The Trinity Hotel Portfolio Borrower is permitted to obtain a release of any property during the term of the Trinity Hotel Portfolio Mortgage Loan, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, the Trinity Hotel Portfolio
     Borrower deposits defeasance collateral equal to 110% of the allocated loan amount of the released property and the satisfaction of certain loan-to-value and debt service coverage ratio requirements. The debt service coverage ratio immediately after the release must be equal to or exceed the greater of (a) 1.13 multiplied by a fraction, the numerator of which is the sum of the allocated loan amounts of those properties subject to the lien of the mortgage immediately after the release, and the denominator of which is the principal balance of the loan immediately after the release (b) the debt service coverage ratio for all of the remaining properties based on the 12 months immediately preceding the release. The loan-to-value immediately after the release must be less than or equal to the lower of (a) 78% multiplied by a fraction, the numerator of which is the principal balance of the loan immediately after the release, and the denominator of which is the sum of the allocated loan amounts of those properties subject to the lien of the mortgage immediately after the release, and (b) the loan-to-value for all of the then remaining properties
     (including the property to be released) immediately preceding the release.

                                      E-15

--------------------------------------------------------------------------------

                                 THE SHOREHAM

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Refinance

ORIGINAL PRINCIPAL BALANCE:             $94,180,000

FIRST PAYMENT DATE:                     November 1, 2006

TERM/AMORTIZATION:                      120/0 months

INTEREST ONLY PERIOD:                   120 months

MATURITY DATE:                          October 1, 2016

EXPECTED MATURITY BALANCE:              $94,180,000

BORROWING ENTITY:                       Shoreham Development
                                        Group LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance:
                                        117 payments
                                        Open: 3 payments

FUTURE MEZZANINE DEBT:                  Yes

UP-FRONT RESERVES:
   TAX RESERVE:                         Yes
   TI/LC RESERVE:                       $289,500
   RENT RESERVE(1):                     $132,630

ONGOING MONTHLY RESERVES:
   TAX RESERVE:                         Yes
   REPLACEMENT RESERVE:                 $9,133

LOCKBOX:                                Soft
--------------------------------------------------------------------------------

(1)  Rent reserve taken at closing will be released upon the borrower delivering estoppel certificates from certain tenants in a form acceptable to the mortgagee.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $94,180,000

CUT-OFF DATE LTV:                       62.8%

MATURITY DATE LTV:                      62.8%

UNDERWRITTEN DSCR:                      1.33x

MORTGAGE RATE(1):                       5.774%
--------------------------------------------------------------------------------

(1)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Multifamily

PROPERTY SUB-TYPE:                      High Rise

LOCATION:                               Chicago, Illinois

YEAR BUILT/RENOVATED:                   2005/NAP

UNITS:                                  548

CUT-OFF BALANCE PER UNIT:               $171,861

OCCUPANCY AS OF 08/14/2006:             96.9%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Near North Properties, Inc.

UNDERWRITTEN NET CASH FLOW:             $7,323,098

APPRAISED VALUE:                        $150,000,000
--------------------------------------------------------------------------------

                                      E-16

--------------------------------------------------------------------------------

                                  THE SHOREHAM

--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                         ANNUALIZED
                                        (07/31/2006)   UNDERWRITTEN
                                        ------------   ------------
Effective Gross Income ..............    $11,096,518    $12,323,404
Total Expenses ......................    $ 5,063,374    $ 4,890,706
Net Operating Income (NOI) ..........    $ 6,033,143    $ 7,432,698
Cash Flow (CF) ......................    $ 6,033,143    $ 7,323,098
DSCR on NOI .........................           1.09x          1.35x
DSCR on CF ..........................           1.09x          1.33x

                              UNIT MIX INFORMATION

                                        STUDIO   1 BEDROOM   2 BEDROOM
                                        ------   ---------   ---------
Number of Units .....................      205        242         101
Average Rent ........................   $1,458     $1,677      $2,494
Average Unit Size (SF) ..............      613        751       1,181

                                      E-17

--------------------------------------------------------------------------------

                                  THE SHOREHAM

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Shoreham Mortgage Loan is a $94.2 million, ten-year fixed rate loan secured by a first mortgage on a high-rise apartment building located in
     Chicago, Cook County, Illinois. The Shoreham Mortgage Loan is interest only for the entire loan term, matures on October 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 5.774%.

THE BORROWER:

o    The Shoreham Borrower is Shoreham Development Group LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which The Shoreham Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held
     90% by BIT Investment Eighteen, LLC and 10% by Lakeshore Shoreham LLC.
     Equity ownership of BIT Investment Eighteen, LLC is held 100% by AFL-CIO
     Building Investment Trust. Equity ownership of Lakeshore Shoreham LLC is held 2.083% by Robin Berger and 97.917% by DJ2 LLC, an Illinois limited liability company, as the borrower principal.

o    Magellan Development Group is a Chicago based real estate development, construction management, and property management corporation that focus on multifamily developments in the central business district of Chicago,
     Illinois. The Magellan Development Group recently merged with NNP
     Residential, its long-time property management partner to form one of the largest real estate developers in the Chicago metropolitan statistical area. Together, the merged companies are recognized among Chicago's most accomplished and respected real estate organizations.

THE PROPERTY:

o    The Shoreham Mortgaged Property consists of a fee simple interest in a
     548-unit, high-rise apartment building constructed in 2005. The 45-story,
     Class "A" improvements contain 421,960 net rentable square feet and are situated on 1.13 acres. The apartment unit mix consists of 36 studio units,
     169 efficiency/convertible units, 242 one bedroom/one bath units and 101 two bedroom/two bath units.

o    Unit amenities include a standard kitchen package consisting of a refrigerator, range/oven with vent hood, dishwasher, disposal and microwave. Other unit amenities include full-size washer/dryers, patios/balconies, hard-wired smoke detectors and water sprinklers. The
     Shoreham Mortgage Property amenities include 24-hour security, a fitness center with steam rooms, whirlpools, saunas, locker rooms and massage area, a business center with high speed wireless internet and plasma TV, an outdoor landscaped pool with deck, barbeque area, and lounge area, a full service kitchen available for private functions or business meetings, and a game room with pool and poker tables. Additional amenities include 8,991 square feet of retail space and a 374-space parking garage located on the first five levels of the building. Four elevators serve the apartment building and two elevators serve the parking garage.

o    The Shoreham Mortgaged Property is located in Lakeshore East, a $4 billion master planned community developed as a joint venture between Magellan
     Development Group and NNP Residential. The Lakeshore East Master Plan
     allows for the construction of up to 4,950 residences, a six-acre park, 2.2 million square feet of commercial space, 1,500 hotel rooms, 770,000 square feet of retail space and a proposed elementary school.

o    The Shoreham Borrower is generally required at its sole cost and expense to keep The Shoreham Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Near North Properties, Inc. manages The Shoreham Mortgaged Property. Near
     North Properties, Inc., a Borrower related entity founded in 1976 and headquartered in Chicago, currently manages ten apartment facilities located in the Chicago metropolitan statistical area containing approximately 5,000 units.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

                                      E-18

--------------------------------------------------------------------------------

                                  THE SHOREHAM

--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Shoreham Borrower is permitted, on a one-time basis, to incur mezzanine financing in an amount not to exceed $10,820,000 upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of
     The Shoreham Mortgage Loan, results in a minimum debt service coverage ratio (as calculated by the mortgagee on a trailing 12-month basis) less than 1.05x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving The Shoreham Mortgage
     Loan.

                                      E-19

--------------------------------------------------------------------------------

                               PAMIDA PORTFOLIO

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Barclays and Citi

ORIGINAL NOTE PRINCIPAL BALANCE:(1)     $68,813,864

FIRST PAYMENT DATE:                     July 5, 2006

TERM/AMORTIZATION:                      120/357

INTEREST ONLY PERIOD:                   None

MATURITY DATE:                          June 5, 2016

EXPECTED NOTE MATURITY BALANCE:         $59,590,947

BORROWING ENTITY:                       Spirit SPE Portfolio
                                        2006-3, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance:
                                        117 payments
                                        Open: 3 payments

ADDITIONAL FINANCING(2):                Yes

UP-FRONT RESERVES:
   IMMEDIATE REPAIR RESERVE(3):         $459,903
   OTHER RESERVE:(4)                    $156,250

ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE(5):            Springing
   REPLACEMENT RESERVE(5):              Springing
   GROUND LEASE RESERVE(6):             Springing

LOCKBOX(7):                             Hard
-------------------------------------------------------------------------------

(1)  The initial mortgage loan was in the original amount of $65,846,258.00, originally funded on May 31, 2006, and was increased to $68,813,864.00, as of September 11, 2006 with an additional funding of $3,120,000.00 on such date to fund tenant capital expenditures.The borrower and Spirit Finance
     Corporation, as guarantor, have executed a non-recourse carve-out provision guaranteeing reimbursement for any losses in connection with the borrower's failure to use such funds for the agreed upon capital expenditures.

(2)  The sponsor of the borrower is permitted to pledge indirect interests in the borrower in connection with a line of credit or similar corporate facility secured by all, or substantially all, of the sponsor's assets.

(3)  Tenant provided a letter of credit in the amount of $459,903.00 to satisfy the required repair reserve requirement.

(4)  An environmental required repair reserve was deposited into the required repair reserve account at origination in the amount of $156,250.00.

(5)  Reserve deposits for tax, insurance and replacement reserve will be springing in the event of default under the related mortgage documents or failure of the EBITDAR test ("Triggering Event"). In the event the tenant's ratio of EBITDAR to interest and operating lease expenses drops below (i)
     1.15x, then the mortgagee will begin escrowing reserves on a monthly basis, subject to a 90 day delay in receiving the escrow payments from the operating tenant, or (ii) 1.10x, then the mortgagee will sweep 50% of the excess cash flow, or (iii) 1.00x, then the mortgagee will sweep 100% of the excess cash flow.

(6)  Upon a Triggering Event, the borrower is required to pay a monthly prorated amount that is estimated by the mortgagee to be due and payable by the borrower under the ground lease for all rent and other charges which may be due for the succeeding 12-month period. Currently there is no property with a ground lease; however, the ground lease reserve would be applicable if the borrower added a ground lease property to the portfolio pursuant to its rights under the mortgage documents.

(7)  All tenant payments due under the applicable tenant leases are deposited into a lock box account under the mortgagee's control and the lockbox bank must transfer debt service and reserve payments, if any, to a mortgagee-controlled cash management account. Beginning on the date when the operating tenant's EBITDAR ratio is less than 1.15x for 90 days, all payments in the lock box account will be transferred to the cash management account. After payment of monthly debt service and funding of the reserve accounts, excess cash flow in the cash management account will be swept into an account under the borrower's control, except if an event of default exists. In addition, if the operating tenant's "EBITDAR" (which will be calculated on a quarterly basis, based upon actual earnings before interest, tax, depreciation and amortization falls below (i) 1.10x, the mortgagee will reserve 50% of excess cash flow and (ii) 1.00x, the mortgagee will reserve 100% of excess cash flow.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $68,754,506

CUT-OFF DATE LTV:                       69.0%

MATURITY DATE LTV:                      59.8%

UNDERWRITTEN DSCR:                      1.52x

MORTGAGE RATE(1):                       6.588%
-------------------------------------------------------------------------------

(1)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE(1):                       Various

PROPERTY SUB-TYPE(1):                   Various

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various

NET RENTABLE SQUARE FEET:               2,383,350

CUT-OFF BALANCE PER SF:                 $29

OCCUPANCY AS OF 10/01/2006:             100.0%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Self-Managed

NNN MASTER LEASE PAYMENT:               $ 8,391,461

UNDERWRITTEN NET CASH FLOW:             $ 8,028,614

APPRAISED VALUE:                        $99,635,000
-------------------------------------------------------------------------------

(1)  65 retail stores and one industrial/flex property that functions as a headquarter/distribution center.

                                      E-20

--------------------------------------------------------------------------------

                               PAMIDA PORTFOLIO

--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION

                                                                    UNDERWRITTEN
                                                                    ------------
NNN Master Lease Payment ........................................    $8,391,461
Effective Gross Income ..........................................    $8,223,632
Total Expenses ..................................................    $   52,017
Net Operating Income (NOI) ......................................    $8,171,615
Cash Flow (CF) ..................................................    $8,028,614
DSCR on NOI .....................................................          1.55x
DSCR on CF ......................................................          1.52x

                              TENANT INFORMATION(1)

                                                                                MASTER
                                                                                 LEASE      MASTER       MASTER
                                                           TOTAL       % OF     PAYMENT      LEASE       LEASE
TOP TENANTS                                   RATINGS    TENANT SF   TOTAL SF     PSF       PAYMENT    EXPIRATION
------------------------------------------   ---------   ---------   --------   -------   ----------   ----------

Pamida Stores Operating Co., LLC .........   Not Rated   2,383,350     100.0%    $3.52    $8,391,461   05/31/2021

(1)  Information obtained from underwritten Master Lease except for Ratings unless otherwise stated.

                                      E-21

--------------------------------------------------------------------------------

                                PAMIDA PORTFOLIO

--------------------------------------------------------------------------------

                                 PROPERTY DETAIL

                                                                  CUT-OFF DATE      YEAR
                                  PROPERTY         PROPERTY         ALLOCATED    BUILT/YEAR    PROPERTY    APPRAISED
         PROPERTY NAME              TYPE           LOCATION       LOAN BALANCE    RENOVATED      SIZE        VALUE
------------------------------   ----------   -----------------   ------------   ----------   ---------   -----------

Pamida -- Headquarters .......   Industrial       Omaha, NE        $ 5,693,026    1966/1973     215,000   $ 8,250,000
Pamida -- Wahpeton ...........     Retail        Wahpeton, ND        1,587,147     1971/NAP      52,168     2,300,000
Pamida -- Mt Carmel ..........     Retail      Mount Carmel, IL      1,566,445     1979/NAP      58,150     2,270,000
Pamida -- Glasgow ............     Retail        Glasgow, MT         1,531,942     1998/NAP      34,498     2,220,000
Pamida -- Glenwood ...........     Retail        Glenwood, MN        1,449,134     1996/NAP      42,456     2,100,000
Pamida -- Minerva ............     Retail        Minerva, OH         1,380,128     2000/NAP      35,551     2,000,000
Pamida -- Archbold ...........     Retail        Archbold, OH        1,338,724     2000/NAP      36,047     1,940,000
Pamida -- Detroit Lakes ......     Retail     Detroit Lakes, MN      1,311,121    1974/2000      43,800     1,900,000
Pamida -- Powell .............     Retail         Powell, WY         1,249,015     1986/NAP      28,500     1,810,000
Pamida -- Fergus Falls .......     Retail     Fergus Falls,  MN      1,235,214     1986/NAP      32,500     1,790,000
Pamida -- Manistique .........     Retail       Manistique, MI       1,235,214     2000/NAP      36,047     1,790,000
Pamida -- Perry ..............     Retail         Perry, IA          1,207,612     1998/NAP      34,919     1,750,000
Pamida -- Newaygo ............     Retail        Newaygo, MI         1,200,711     2000/NAP      36,047     1,740,000
Pamida -- Attica .............     Retail         Attica, IN         1,193,810     1999/NAP      34,994     1,730,000
Pamida -- Monticello .........     Retail       Monticello, IL       1,186,910     1999/NAP      34,998     1,720,000
Pamida -- Madison ............     Retail        Madison, SD         1,173,108    1975/2004      32,280     1,700,000
Pamida -- Clare ..............     Retail         Clare, MI          1,173,108     2000/NAP      36,047     1,700,000
Pamida -- Hart ...............     Retail          Hart, MI          1,173,108     2000/NAP      35,551     1,700,000
Pamida -- Woodsfield .........     Retail       Woodsfield, OH       1,166,208     2000/NAP      36,047     1,690,000
Pamida -- Allegan ............     Retail        Allegan, MI         1,138,605     2000/NAP      36,047     1,650,000
Pamida -- Park Rapids ........     Retail      Park Rapids, MN       1,138,605     1978/NAP      33,320     1,650,000
Pamida -- Tuscola ............     Retail        Tuscola, IL         1,117,903     2000/NAP      35,551     1,620,000
Pamida -- Montpelier .........     Retail       Montpelier, OH       1,104,102     2000/NAP      36,047     1,600,000
Pamida -- Arcadia ............     Retail        Arcadia, WI         1,104,102     2000/NAP      35,551     1,600,000
Pamida -- Rockville ..........     Retail       Rockville, IN        1,104,102     1999/NAP      34,923     1,600,000
Pamida -- Vermillion .........     Retail       Vermillion, SD       1,104,102     1984/NAP      32,900     1,600,000
Pamida -- Greenfield .........     Retail       Greenfield, OH       1,083,400     2000/NAP      36,047     1,570,000
Pamida -- Lancaster ..........     Retail       Lancaster, WI        1,076,500     1999/NAP      34,498     1,560,000
Pamida -- Kewaunee ...........     Retail        Kewaunee, WI        1,069,599     2000/NAP      36,047     1,550,000
Pamida -- Bloomfield .........     Retail       Bloomfield, IN       1,069,599     1999/NAP      36,747     1,550,000
Pamida -- Waukon .............     Retail         Waukon, IA         1,069,599     1998/NAP      34,498     1,550,000
Pamida -- Oconto .............     Retail         Oconto, WI         1,055,798     2000/NAP      35,551     1,530,000
Pamida -- Dowagiac ...........     Retail        Dowagiac, MI        1,048,897     2000/NAP      35,551     1,520,000
Pamida -- Hodgenville ........     Retail      Hodgenville, KY       1,041,996     1999/NAP      34,994     1,510,000
Pamida -- Loogootee ..........     Retail       Loogootee, IN        1,035,096     1999/NAP      34,998     1,500,000
Pamida -- Petersburg .........     Retail       Petersburg, IN       1,021,294     1999/NAP      34,998     1,480,000
Pamida -- Dyersville .........     Retail       Dyersville, IA       1,000,593     2000/NAP      36,047     1,450,000
Pamida -- Washington .........     Retail       Washington, IA         986,791    1973/1981      35,600     1,430,000
Pamida -- Liberty ............     Retail        Liberty, KY           966,089     2000/NAP      35,551     1,400,000
Pamida -- Havana .............     Retail         Havana, IL           966,089     2000/NAP      35,551     1,400,000
Pamida -- Mitchell ...........     Retail        Mitchell, IN          966,089     2000/NAP      35,551     1,400,000
Pamida -- Marion .............     Retail         Marion, KY           959,189     2000/NAP      36,047     1,390,000
Pamida -- Munfordville .......     Retail      Munfordville, KY        945,387     2000/NAP      35,551     1,370,000
Pamida -- Sullivan ...........     Retail        Sullivan, IL          945,387     1999/NAP      34,994     1,370,000
Pamida -- Morgantown .........     Retail       Morgantown, KY         931,586     1999/NAP      34,994     1,350,000
Pamida -- Scottsville ........     Retail      Scottsville, KY         931,586     1999/NAP      34,994     1,350,000
Pamida -- Clintonville .......     Retail      Clintonville, WI        890,182     1978/NAP      37,820     1,290,000
Pamida -- Smithville .........     Retail       Smithville, TN         855,679     2000/NAP      35,551     1,240,000
Pamida -- Livingston .........     Retail       Livingston, TN         855,679     2000/NAP      35,551     1,240,000
Pamida -- Bethany ............     Retail        Bethany, MO           810,825     1975/NAP      31,568     1,175,000
Pamida -- Centerville ........     Retail      Centerville, TN         793,573     2000/NAP      35,551     1,150,000
Pamida -- Clarion ............     Retail        Clarion, IA           776,322    1991/2000      28,067     1,125,000
Pamida -- Ashland ............     Retail        Ashland, WI           724,567     1975/NAP      35,320     1,050,000
Pamida -- Rawlins ............     Retail        Rawlins, WY           641,759    1971/2003      32,100       930,000
Pamida -- Sturgis ............     Retail        Sturgis, SD           638,309    1984/2002      30,500       925,000
Pamida -- Mount Ayr ..........     Retail       Mount Ayr, IA          583,104     1995/NAP      18,677       845,000
Pamida -- Burlington .........     Retail       Burlington, KS         569,303    1991/2000      31,111       825,000
Pamida -- Estherville ........     Retail      Estherville, IA         552,051     1976/NAP      20,000       800,000
Pamida -- Somerville .........     Retail       Somerville, TN         524,448     2000/NAP      35,551       760,000
Pamida -- Osceola ............     Retail        Osceola, IA           507,197     1978/NAP      16,224       735,000
Pamida -- Memphis ............     Retail        Memphis, MO           507,197     1984/NAP      26,565       735,000
Pamida -- Lander .............     Retail         Lander, WY           493,396     1974/NAP      22,900       715,000
Pamida -- Albany .............     Retail         Albany, MO           293,277     1990/NAP      16,925       425,000
Pamida -- Gallatin ...........     Retail        Gallatin, MO          258,774    1930/1990      17,741       375,000
Pamida -- Ely ................     Retail          Ely, MN             255,324     1945/NAP      10,830       370,000
Pamida -- Plentywood .........     Retail       Plentywood, MT         189,768     1999/NAP      16,050       275,000
                                                                   -----------                ---------   -----------
TOTAL ........................                                     $68,754,506                2,383,350   $99,635,000
                                                                   ===========                =========   ===========

                                      E-22

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                                PAMIDA PORTFOLIO

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Pamida Portfolio Mortgage Loan is a $68.81 million, ten-year loan secured by a first mortgage on 65 retail stores and one industrial/flex property that functions as a headquarter/distribution center, containing a total of 2,383,350 square feet located in 16 midwestern, north central and
     Rocky Mountain states. The Pamida Portfolio Mortgage Loan matures on June
     5, 2016 and accrues interest at an annual interest rate, rounded to three decimal places, of 6.588%. The Pamida Portfolio Mortgage Loan is evidenced by two pari passu promissory notes, one in the principal amount of
     $34,406,932 currently held by Citigroup Global Markets Realty Corp. and one in the principal amount of $34,406,932 currently held by Barclays Capital
     Real Estate Inc.

THE BORROWER:

o    The Pamida Portfolio Borrower is Spirit SPE Portfolio 2006-3, LLC, a
     Delaware limited liability company and single purpose, bankruptcy remote entity with at least two independent directors for which a non-consolidation opinion has been provided by the Pamida Portfolio
     Borrower's counsel.

o    Equity ownership is held 100% by Spirit SK Acquisition, LLC as the sole member of the Pamida Portfolio Borrower. Through intermediate ownership levels, equity ownership of the Pamida Portfolio Borrower is held by Spirit
     Finance Corporation, the sponsor of the Pamida Portfolio Mortgage Loan.

o    Spirit Finance Corporation (NYSE: "SFC") is a self-managed and self-advised real estate investment trust. Spirit Finance Corporation operates a portfolio of 684 owned or financed single-tenant properties located in 40 states. Spirit's portfolio includes restaurants, automotive stores, specialty retailers, drug stores, movie theaters, educational facilities and interstate travel plazas. As of the fiscal year ended December 31,
     2005, Spirit Finance Corporation reported revenue of approximately $85.9 million, net income of $27.8 million and stockholder equity of $592.8 million.

MASTER LEASE:

o    The Pamida Portfolio Mortgaged Properties are 100% occupied by Pamida
     Stores Operating Co., LLC, a Delaware limited liability company controlled by Sun Capital Partners Portfolio Company ("Pamida Stores") under a 15-year master lease expiring on May 31, 2021 ("Master Lease"). The current rental rate per square foot is $3.52. Commencing on June 1, 2009, the rental rates per square foot increase every third year thereafter by the lesser of (a)
     1.25 multiplied by the product of (i) base rent in effect immediately prior to the increase and (ii) an increase in the consumer price index or (b) 6%
     of the base rent in effect immediately prior to the increase. There are two
     10-year options to renew the Master Lease under the same rental rate increases as during the initial term.

o    The Master Lease is triple net with Pamida Stores paying all expenses.
     Subject to certain criteria contained in the Master Lease, the tenant has the right to cease operations for business in up to ten percent of the rentable square footage of the leased premises under the Master Lease;
     however, the tenant is still obligated to pay rent under the Master Lease for such properties.

THE PROPERTIES:

o    The Pamida Portfolio Mortgaged Properties consist of 65 retail stores and one industrial/flex property that functions as a headquarter/distribution center, containing a total of 2,383,350 square feet located in 16 midwestern, north central and Rocky Mountain states that are operated by
     Pamida Stores. The Pamida Portfolio Mortgaged Properties reported trailing
     12-months ending May 2006 sales of $3,296,583 per store or $98.82 per square foot.

o    The ratio of the Master Lease payment allocated by loan balance of the retail stores to trailing 12-months sales ratio is 3.59%.

o    The Pamida Portfolio Borrower is generally required at its sole cost and expense to keep the Pamida Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

THE COMPANY:

o    Pamida Stores operates 216 retail stores under the store name "Pamida" as of third quarter 2005 in 16 states. The gross square foot average size of each facility is 32,900 square feet. The facilities are generally located in small communities and offer a broad assortment of value-priced general merchandise, including consumables and 116 stores have retail pharmacies.

                                      E-23

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                               PAMIDA PORTFOLIO

--------------------------------------------------------------------------------

o    In December 2005, Sun Capital Partners Portfolio Company purchased Pamida
     Stores along with the purchase of ShopKo Stores Inc. ("ShopKo") for $1.15 billion in a going private transaction. ShopKo operated two retail store chains in the United States under the store names "ShopKo" and "Pamida".
     ShopKo reorganized through the separation of the operating business, from its real estate assets, as well as the ShopKo operating business from the
     Pamida operating business. Pamida Stores' operations reside in Pamida
     Stores Operating Co., LLC.

o    Sun Capital Partners, Inc. is a private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than
     125 companies worldwide since Sun Capital's inception in 1995, with combined sales in excess of $30.0 billion. Sun Capital's holdings include
     Mervyn's, Anchor Blue, and Garden Fresh. Currently, Sun Capital has more than $3.5 billion of equity capital under management.

PROPERTY MANAGEMENT:

o    Self-managed.

RELEASE OF PROPERTY:

o    Provided that no event of default has occurred and is continuing, the
     Pamida Portfolio Borrower may obtain the release of an individual property from the lien of the related mortgage through partial defeasance of the
     Pamida Portfolio Mortgage Loan in the amount of 125% of the allocated loan amount for the individual property to be released. In connection with such defeasance, the mortgagee must receive a certified copy of an amendment to the Master Lease reflecting the deletion of the individual property to be released, which amendment will reduce the rental obligations of Pamida
     Stores under the Master Lease by an amount equal to the rental obligation associated with the individual property that is to be released.

SUBSTITUTION OF PROPERTY:

o    The related loan documents permit the borrower to obtain a release of one or more of the Pamida Portfolio Mortgaged Properties provided that certain conditions are satisfied, including but not limited to the criteria for substitution set forth below. The Pamida Portfolio Borrower must pay a substitution fee equal to $2,500 per property being substituted plus reimburse the mortgagee for its out-of-pocket costs and expenses, if any, in connection with any such substitution. If the Pamida Portfolio Borrower elects to conduct a property substitution, such that another unencumbered asset or assets (the "Substitute Asset") is substituted for a property being released, the Substitute Asset will be new collateral for the respective Pamida Portfolio Mortgage Loan and must comply with the provisions of the loan agreement relating to substitutions of collateral, which provisions include, but are not limited to: (1) the Substitute Asset must be made subject to the same respective operating lease with no decline in underwritten net cash flow, (2) the appraised value of the Substitute
     Asset shall be equal to or greater than the appraised value of the property being released, (3) after giving effect to the substitution of property, the debt service coverage ratio must not decrease, (4) the Pamida Portfolio
     Borrower must have obtained confirmation from each rating agency that has assigned a rating to the Certificates that such Substitute Asset must not result in the downgrade, withdrawal or qualification of any Certificates,
     (5) no event of default under the related loan documents has occurred and is continuing, (6) the Pamida Portfolio Borrower must have delivered any legal opinion customarily required by the mortgagee in connection with such substitution (including a REMIC opinion), (7) the property being substituted for must be released from the operating lease, (8) ownership of the property being substituted must be transferred out of the Pamida
     Portfolio Borrower to a third party or an affiliate of the Pamida Portfolio
     Borrower, (9) with respect to the Substitute Asset, the mortgagee must have received an engineering report and an environmental report acceptable to the mortgagee and (10) the aggregate amount of net rentable area of the properties being substituted, when combined with any assigned, sublet or substituted property permitted under the related loan documents, may not exceed 20% of the net rentable area of the operating lease during any twelve month period or 30% of the respective net rentable area of the operating lease during the term of the Pamida Portfolio Mortgage Loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None

                                      E-24

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                                PAMIDA PORTFOLIO

--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The loan documents permit a pledge of the indirect equity interests in the
     Pamida Portfolio Borrower, its members, or any affiliated manager or any shareholder, partner, member or non-member manager of the Pamida Portfolio
     Borrower, its members or any affiliated manager by the sponsor to a
     "qualified investor" in connection with a line of credit, revolving credit facility or other corporate facility secured by such a pledge (a "Secured
     Line of Credit"), provided that: (i) no event of default under the Pamida
     Portfolio Mortgage Loan has occurred and is continuing; (ii) any such
     Secured Line of Credit is secured by all, or substantially all, of the equity interests owned by the sponsor; and (iii) the lender has received at least thirty (30) days prior written notice of the proposed Secured Line of
     Credit.

CONFIDENTIALITY:

o    Certain financial information provided by Pamida Stores is subject to a confidentiality agreement.

                                      E-25

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                              TEMECULA TOWN CENTER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Refinance

ORIGINAL PRINCIPAL BALANCE:             $67,500,000

FIRST PAYMENT DATE:                     May 1, 2005

TERM/AMORTIZATION:                      120/360 months

INTEREST ONLY PERIOD:                   60 months

MATURITY DATE:                          April 1, 2015

EXPECTED MATURITY BALANCE:              $62,928,721

BORROWING ENTITY:                       Lakha Properties-Temecula TC, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance:
                                        113 payments
                                        Open: 7 payments

FUTURE MEZZANINE DEBT:                  Yes

UP-FRONT RESERVES:

   TAX RESERVE:                         Yes

   IMMEDIATE REPAIR RESERVE:            $115,983

   OTHER RESERVE(1):                    $42,185

ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE:               Yes

   REPLACEMENT RESERVE:                 $3,612

HOLDBACK RESERVE:                       $5,500,000

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)  Represents five months of earthquake insurance premium.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $67,500,000

CUT-OFF DATE LTV:                       79.9%

MATURITY DATE LTV:                      74.5%

UNDERWRITTEN DSCR:                      1.20x

INTEREST ONLY DSCR(1):                  1.45x

MORTGAGE RATE(2):                       5.652%
--------------------------------------------------------------------------------

(1)  Underwritten DSCR during partial Interest Only Period.

(2)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Temecula, California

YEAR BUILT/RENOVATED:                   1989/NAP

NET RENTABLE SQUARE FEET:               293,331

CUT-OFF BALANCE PER SF(1):              $230

OCCUPANCY AS OF 06/30/2006:             85.1%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Premier Centers
                                        Management, Inc.

UNDERWRITTEN NET CASH FLOW:             $5,612,434

APPRAISED VALUE:                        $84,500,000
--------------------------------------------------------------------------------

(1)  As of June 30, 2006 the property was 91.1% leased.

                                      E-26

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                              TEMECULA TOWN CENTER

--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                          FULL YEAR      FULL YEAR     ANNUALIZED
                                        (12/31/2004)   (12/31/2005)   (6/30/2006)   UNDERWRITTEN
                                        ------------   ------------   -----------   ------------

Effective Gross Income ..............    $5,411,446     $6,720,374     $7,254,256    $8,062,110
Total Expenses ......................    $2,008,076     $2,254,637     $2,103,882    $2,267,473
Net Operating Income (NOI) ..........    $3,403,370     $4,465,737     $5,150,374    $5,794,637
Cash Flow (CF) ......................    $2,923,284     $4,034,542     $5,025,745    $5,612,434
DSCR on NOI .........................          0.73x          0.95x          1.10x         1.24x
DSCR on CF ..........................          0.63x          0.86x          1.07x         1.20x

                              TENANT INFORMATION(1)

                                                       TOTAL
                                          RATINGS     TENANT     % OF                 POTENTIAL   %POTENTIAL      LEASE
TOP TENANTS                             MOODY'S/S&P     SF     TOTAL SF   RENT PSF      RENT        RENT       EXPIRATION
-------------------------------------   -----------   ------   --------   --------   ----------   ----------   ----------

24 Hour Fitness .....................    Not Rated    35,292     12.0%     $21.29    $  751,367      12.2%     06/30/2021
Home Goods ..........................       A3/A      29,082      9.9      $ 8.35       242,835       3.9      11/30/2013
Sav-On ..............................      B2/BB-     21,450      7.3      $ 8.55       183,372       3.0      05/31/2009
Estheliques (Paul Mitchell) .........    Not Rated    14,031      4.8      $18.82       264,000       4.3      04/24/2010
                                                      ------     ----                ----------      ----
TOTAL ...............................                 99,855     34.0%               $1,441,574      23.3%
                                                      ======     ====                ==========      ====

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                                        # OF LEASES   EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION                        EXPIRING       SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
-------------------------------------   -----------   --------   --------   ----------   ------------   ----------

2006 ................................         1          1,167       0.4%       1,167          0.4%     $   22,066
2007 ................................        10         31,227      10.6       32,394         11.0%     $  610,214
2008 ................................        10         21,215       7.2       53,609         18.3%     $  473,246
2009 ................................        28         77,741      26.5      131,350         44.8%     $1,675,073
2010 ................................        11         32,240      11.0      163,590         55.8%     $  816,652
2012 ................................         2          4,900       1.7      168,490         57.4%     $   98,885
2013 ................................         1         29,082       9.9      197,572         67.4%     $  242,835
2014 ................................         3          6,630       2.3      204,202         69.6%     $  232,806
2015 ................................         4          7,262       2.5      211,464         72.1%     $  239,818
2016 ................................         3         13,413       4.6      224,877         76.7%     $  359,144
2021 ................................         1         35,292      12.0      260,169         88.7%     $  751,367
MTM .................................         2          7,142       2.4      267,311         91.1%     $  224,944
Vacant ..............................        --         26,020       8.9      293,331        100.0%     $  429,247
                                            ---        -------     -----
TOTAL ...............................        76        293,331     100.0%
                                            ===        =======     =====

(1)  Information obtained from underwritten rent roll.

                                      E-27

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                             TEMECULA TOWN CENTER

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                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 34.0% of the total net rentable square feet, are:

o    24 HOUR FITNESS (not rated) occupies 35,292 square feet (12.0% of square feet, 12.2% of rental income) under a new 15-year lease expiring on June
     30, 2021. The rental rate per square foot of $21.29 increases by 12% every
     60 lease months during the initial lease term and during the three 5-year option periods. 24 Hour Fitness is the world's largest privately owned and operated fitness center chain. 24 Hour Fitness operates 360 fitness centers located in 16 states and three countries in Asia with more than 3.0 million members. 24 Hour Fitness has five types of clubs: Express, Active, Sport,
     Super-Sport and Ultra-Sport. The Temecula Town Center Mortgaged Property
     facility is an Active club, which offers group exercise in an aerobic room, cardio equipment, weight equipment, locker room and shower, personal training, pro shop and kid's club.

o    HOMEGOODS (TJX Companies Inc., NYSE: "TJX") (rated "A3" by Moody's and "A"
     by S&P) occupies 29,082 square feet (9.9% of square feet, 3.9% of rental income) under a ten-year lease expiring on November 30, 2013. The rental rate per square foot of $8.35 is constant during the initial lease term.
     There are four 5-year options to renew the lease with the rental rate per square foot increasing to $8.85, $9.35, $9.85 and 10.35, respectively.
     HomeGoods is also required to pay percentage rent equal to 2% of sales over the sales breakpoint of $12,868,785 ($443 per square foot). HomeGoods is an off-price home fashions store, providing a large selection of quality brand name and designer home fashions and accessories at prices 20-60% less than specialty and department store prices. HomeGoods is an operating division of TJX Companies. TJX Companies operates 799 TJ Maxx, 715 Marshalls, 251
     HomeGoods, 152 AJ Wright and 35 Bob's Stores in the United States, 174
     Winners and 58 HomeSense stores in Canada, and 198 TK Maxx stores in
     Europe. TJX Companies employs approximately 119,000 people. As of the fiscal year ended January 28, 2006, TJX Companies reported revenue of approximately $16.1 billion, net income of $690.4 million, liquidity of
     $465.6 million and stockholder equity of $1.9 billion

o    SAV-ON DRUGS (Supervalu Inc., NYSE: "SVU") (rated "B2" by Moody's and "BB-"
     by S&P) occupies 21,450 square feet (7.3% of square feet, 3.0% of rental income) under a 20-year lease expiring on May 31, 2009. The rental rate per square foot of $8.55 is constant during the initial lease term and during the three 5-year option periods. Sav-on Drugs is also required to pay percentage rent equal to 1.5% of sales over the sales breakpoint of
     $9,168,600 ($427 per square foot). Sav-on Drugs is an operating division of
     Supervalu, the third largest grocery retailer in the United States.
     Supervalu operates as a food and drug retailer. Food store brand names include Acme, Albertson's, Bigg's, Bristol Farms, Cub Foods, Farm Fresh,
     Hornbacher's, Jewel, Scott's, Shaw's, Shop N Save, Shoppers Food and
     Pharmacy, and Sunflower Market. Drug store brand names include Osco, Sav-on and Supervalu. Supervalu operates approximately 2,500 stores and employs approximately 52,000 people. As of the fiscal year ended February 25, 2006,
     Supervalu reported revenue of approximately $19.9 billion, net income of
     $206.2 million, liquidity of $686.1 million and stockholder equity of $2.6 billion.

o    PAUL MITCHELL (not rated) occupies 14,031 square feet (4.8% of square feet,
     4.3% of rental income) under a five-year lease expiring on April 24, 2010.
     The rental rate per square foot of $18.82 is constant during the initial lease term. There is one five-year option to renew the lease with the rental rate per square foot increasing annually by 3%. Paul Mitchell launched a professional hair care system in 1980, and today Paul Mitchell produces more than 90 products sold through 25 domestic distributors to approximately 90,000 hair salons in the United States. Paul Mitchell has also built an educational network including ten Paul Mitchell Schools around the country.

                                      E-28

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                             TEMECULA TOWN CENTER

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Temecula Town Center Mortgage Loan is a $67.5 million, ten-year fixed rate loan secured by a first mortgage on an anchored retail center located in Temecula, Riverside County, California. The Temecula Town Center
     Mortgage Loan is interest only for the first five years of the loan term, matures on April 1, 2015 and accrues interest at an annual rate, rounded to three decimal places, of 5.652%.

THE BORROWER:

o    The Temecula Town Center Borrower is Lakha Properties -- Temecula TC, LLC,
     a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Temecula Town
     Center Borrower's legal counsel has delivered a non-consolidation opinion.
     Equity ownership is held 61% by Lakha Properties -- Temecula I, LLC and 39%
     by Lakha Properties -- Temecula II, LLC, both of which are Washington limited liability companies. Through a series of intermediate ownership levels, equity ownership is eventually held by Amin S. Lakha, the borrower principal.

o    Mr. Lakha has over 15 years of commercial real estate experience focusing on investment and redevelopment on the West Coast and Northwestern United
     States.

THE PROPERTY:

o    The Temecula Town Center Mortgaged Property consists of a fee simple interest in an anchored retail center consisting of 14 one-story buildings built in 1989. The improvements contain a total of 293,331 net rentable square feet and are situated on 34.29 acres. The anchor tenants are 24 Hour
     Fitness, HomeGoods, Sav-on Drugs and Paul Mitchell, which together occupy
     36.8% of the total square feet. In addition to the anchor tenants, the
     Temecula Town Center Mortgaged Property is currently occupied by approximately 70 non-anchor tenants ranging in size from 566 to 8,794 square feet, which together occupy 55.5% of the total square feet. The
     Temecula Town Center Mortgaged Property is shadow anchored by Vons and
     Target, which are separately owned, non-collateral tenants.

o    The Temecula Town Center Mortgaged Property is located in the southwest part of Riverside County in southern California approximately 3/4-mile north of downtown Temecula. Population within a one, three and file-mile radius of the Temecula Town Center Mortgaged Property is 15,062, 59,612,
     and 129,991, respectively. Average household income within a one, three and file-mile radius of the Temecula Town Center Mortgaged Property is $58,990,
     $80,476 and $82,288, respectively.

o    The Temecula Town Center Borrower is generally required at its sole cost and expense to keep the Temecula Town Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Premier Centers Management, Inc. manages the Temecula Town Center Mortgaged
     Property. Premier Centers Management, Inc., a Temecula Borrower related entity founded in 1991 and headquartered in Bellevue, Washington, currently manages four commercial real estate properties containing approximately
     400,000 square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

                                      E-29

--------------------------------------------------------------------------------

                              TEMECULA TOWN CENTER

--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Temecula Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination/intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Temecula Mortgage Loan, results in a maximum loan-to-value ratio greater than 85% and a minimum debt service coverage ratio (as calculated by the mortgagee on a trailing
     12-month basis) less than 1.10x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the
     Temecula Mortgage Loan.

                                      E-30

--------------------------------------------------------------------------------

                             CITIZENS BANK PORTFOLIO

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bear Stearns

LOAN PURPOSE:                           Acquisition

ORIGINAL PRINCIPAL BALANCE:             $62,800,000

FIRST PAYMENT DATE:                     August 1, 2006

TERM/AMORTIZATION:                      60/0 months

INTEREST ONLY PERIOD:                   60 months

ANTICIPATED REPAYMENT DATE(1):          July 1, 2011

EXPECTED ARD BALANCE:                   $62,800,000

BORROWING ENTITY:                       CRE JV Five Branch
                                        Holdings LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION(2):                     Lockout/Defeasance:
                                        56 payments
                                        Open: 4 payments
UP-FRONT RESERVES:

  DEBT SERVICE RESERVE:                 $337,391

  ENVIRONMENTAL RESERVE:                $3,587,500

ONGOING MONTHLY RESERVES:

  TAX/INSURANCE RESERVE(3):             Springing

  REPLACEMENT RESERVE(4):               Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

(1)  After the anticipated repayment date, the loan will hyper-amortize and have a final maturity date of July 1, 2036.

(2)  The borrower may prepay up to $6,280,000 of the loan amount at any time, subject to payment of a yield maintenance charge based upon the greater of
     (i) a treasury-flat make-whole formula which shall be set forth in the loan documents and (ii) with respect to (a) the first $1,000,000, 1.5% of the principal prepaid and (b) the remainder at 3% of the principal amount prepaid through and including June 28, 2008 and 1.5% thereafter. As additional consideration associated with any prepayment, the borrower shall also pay all interest which would have been earned on the loan during the applicable month had the prepayment not occurred.

(3)  Tax reserves are not required so long as (i) the sole tenant at each property is obligated to pay property taxes per its lease; (ii) no event of default exists; (iii) borrower has delivered to lender evidence that such property taxes have been paid; and (iv) the senior unsecured credit rating of the tenant remains "BBB" (or equivalent) or better by S&P, Fitch and
     Moody's. Insurance reserves are not required so long as (i) the sole tenant at each property is obligated to pay property insurance per its lease; (ii)
     no event of default exists; (iii) borrower has delivered to lender evidence that such property insurance premiums have been paid; and (iv) the senior unsecured credit rating of the tenant remains "BBB" (or equivalent) or better by S&P, Fitch and Moody's.

(4)  Replacement reserves are not required so long as (i) the sole tenant at each property is obligated to perform all property maintenance per its lease; (ii) no event of default exists; (iii) borrower has delivered to lender evidence that such property maintenance has been performed; and (iv)
     the senior unsecured credit rating of the tenant remains "BBB" (or equivalent) or better by S&P, Fitch and Moody's.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $62,800,000

CUT-OFF DATE LTV:                       74.1%

ARD LTV:                                74.1%

UNDERWRITTEN DSCR:                      1.31x

MORTGAGE RATE:                          6.239%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various/Various

NET RENTABLE SQUARE FEET:               237,172

CUT-OFF BALANCE PER SF:                 $265

OCCUPANCY AS OF 10/01/2006:             100.0%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Borrower/Owner Managed

U/W NET CASH FLOW:                      $5,189,447

APPRAISED VALUE:                        $84,700,000
--------------------------------------------------------------------------------

                                      E-31

--------------------------------------------------------------------------------

                             CITIZENS BANK PORTFOLIO

--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                                                    UNDERWRITTEN
                                                                    ------------
Effective Gross Income .........................................     $5,510,054
Total Expenses .................................................     $  165,302
Net Operating Income (NOI) .....................................     $5,344,752
Cash Flow (CF) .................................................     $5,189,447
DSCR on NOI ....................................................           1.35x
DSCR on CF .....................................................           1.31x

                              TENANT INFORMATION(1)

                             RATINGS        TOTAL        %OF       RENT     POTENTIAL   % POTENTIAL        LEASE
TOP TENANTS(2)         FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF     PSF       RENT         RENT       EXPIRATION(3)
--------------------   -----------------   ---------   --------   ------   ----------   -----------   -------------

Charter One Bank ...       AA/Aa2/AA-       127,538      53.8%    $28.12   $3,586,934       63.8%       06/30/2011
Citizens Bank ......       AA/Aa2/AA-       109,634      46.2%    $18.57   $2,035,570       36.2        07/31/2011
                                            -------     -----              ----------      -----
TOTAL ..............                        237,172     100.0%             $5,622,504      100.0%
                                            =======     =====              ==========      =====

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Charter One Bank was acquired by Citizens Financial Group, the parent company of Citizens Bank, on August 31, 2004. Citizens Financial Group is a
     wholly owned subsidiary of Royal Bank of Scotland.

(3)  There are four, 5-year renewal options for each property. The Lockport,
     Illinois property is a Charter One Bank with a lease expiration of July 31,
     2011.

                           LEASE ROLLOVER SCHEDULE(1)

                       # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION       EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
--------------------   -----------   --------   --------   ----------   -------------   ----------

2011 ...............        52        237,172    100.0%      237,172        100.0%      $5,622,504
Vacant .............        --              0      0.0       237,172        100.0%      $        0
                           ---        -------    -----
TOTAL ..............        52        237,172    100.0%
                           ===        =======    =====

(1)  Information obtained from underwritten rent roll.

                                      E-32

--------------------------------------------------------------------------------

                             CITIZENS BANK PORTFOLIO

--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The sole tenant in each of the fifty-two properties, representing 100.0% of the total net rentable square feet, is:

o    CHARTER ONE BANK (rated "AA" by Fitch, "Aa2" by Moody's and "AA-" by S&P)
     leases a total of 127,538 square feet (53.8% of square feet, 63.8% of income) under 30 separate leases each with an expiration date of June 30,
     2011 (with the exception of one property which has an expiration date of
     July 31, 2011). The average rental rate per square foot is $28.12. Charter
     One Bank operates 474 branches and more than 800 ATMs in Illinois, Indiana,
     Michigan and Ohio. Charter One Bank was acquired by Citizens Financial
     Group, the parent company of Citizens Bank, on August 31, 2004. Citizens
     Financial Group is headquartered in Providence, Rhode Island and has more than 1,600 branches, 26,000 employees in a 13-state retail branch network.
     Citizens Financial Group reported 2005 year-end assets of $159 billion.
     Citizens Financial Group is a wholly owned subsidiary of Royal Bank of
     Scotland (NYSE: "RBS-PP"; rated "AA" by Fitch, "Aa2" by Moody's and "AA-"
     by S&P). As of June 30, 2005, the FDIC reported that the thirty Charter One
     Banks had an average market share of 18.6%, with average deposit holdings of $65.8 million.

o    CITIZENS BANK (rated "AA" by Fitch, "Aa2" by Moody's and "AA-" by S&P)
     leases a total of 109,634 square feet (46.2% of square feet, 36.2% of income) under 22 separate leases each with an expiration date of July 31,
     2011. The average rental rate per square foot is $18.57. Citizens Bank is a wholly owned subsidiary of Citizens Financial Group. As of June 30, 2005, the FDIC reported that the twenty-two Citizens Banks had an average market share of 31.5%, with average deposit holdings of $62.3 million.

                                      E-33

--------------------------------------------------------------------------------

                             CITIZENS BANK PORTFOLIO

--------------------------------------------------------------------------------

                             SUMMARY OF PROPERTIES

                                                                                                                        % OF
                                                                                                                   TOTAL PORTFOLIO
                                                                                                      ALLOCATED     (BY ALLOCATED
                                                                             NET RENTABLE    YEAR   CUT-OFF LOAN    CUT-OFF LOAN
PROPERTY ADDRESSES                                     CITY          STATE       AREA       BUILT      AMOUNT          AMOUNT)
--------------------------------------------   -------------------   -----   ------------   -----   ------------   ---------------

11275 Allen Road ...........................   Southgate              MI           9,721     1980    $ 4,260,000          6.8%
2500 West Maple ............................   Bloomfield Hills       MI           5,501     1945      2,490,000          4.0
8715 Mentor Avenue .........................   Mentor                 OH           9,759     1958      2,250,000          3.6
25350 Ford Road ............................   Dearborn Heights       MI           4,260     1980      2,190,000          3.5
44 North Adams Road ........................   Rochester Hills        MI           4,500     1985      2,025,000          3.2
21800 Greater Mack .........................   Saint Clair Shores     MI           6,200     1975      1,995,000          3.2
40 Union Square ............................   Somerville             MA           5,000     1900      1,980,000          3.2
14600 West Fort Street .....................   Southgate              MI           4,018     1970      1,800,000          2.9
1103 East 9th Street .......................   Lockport               IL           5,250     2000      1,650,000          2.6
18-20 Washington Avenue ....................   Endicott               NY           9,600     1980      1,650,000          2.6
264-266 Genesee Street .....................   Utica                  NY           9,750     1950      1,600,000          2.5
Union and Meadow Avenues ...................   Newburgh               NY           6,384     1972      1,575,000          2.5
568-572 Columbia Road ......................   Dorchester             MA          13,847     1920      1,500,000          2.4
364 Main Street ............................   Beacon                 NY           6,936     1970      1,500,000          2.4
105 Main Street ............................   Belleville             MI           3,912     1980      1,460,000          2.3
23011 Woodward Avenue ......................   Ferndale               MI           4,200     1965      1,400,000          2.2
28455 Schoenherr Road ......................   Warren                 MI           4,636     1975      1,390,000          2.2
690 Richmond Road ..........................   Richmond Heights       OH           3,622     2001      1,340,000          2.1
26000 Gratiot Avenue .......................   Roseville              MI           4,200     1975      1,290,000          2.1
2175 Warrensville Center ...................   University Heights     OH           2,550     1994      1,200,000          1.9
2225 18 Mile Road ..........................   Sterling Heights       MI           2,898     1980      1,200,000          1.9
35 South State Street ......................   Girard                 OH           7,200     1977      1,125,000          1.8
147 Main Street & 52 Rogers Road Parking ...   Gloucester             MA           6,579     1976      1,110,000          1.8
3024 Navarre Avenue ........................   Oregon                 OH           5,440     1980      1,050,000          1.7
37 Bay Street ..............................   Glens Falls            NY           4,935     1950      1,040,000          1.7
20 Main Street .............................   Burgettstown           PA           5,551     1921      1,025,000          1.6
19307 Mack Avenue ..........................   Grosse Pointe Woods    MI           3,000     1970      1,000,000          1.6
26 Central Square ..........................   East Boston            MA           3,000     1950        950,000          1.5
100 West Main Street .......................   Zelienople             PA           4,864     1940        925,000          1.5
23300 Lake Shore Boulevard .................   Euclid                 OH           3,300     1971        915,000          1.5
25290 Lorain Road ..........................   North Olmsted          OH           2,858     2002        900,000          1.4
61 Shunpike Road ...........................   Cromwell               CT           3,054     1970        900,000          1.4
33 Coliseum Avenue .........................   Nashua                 NH           3,668     1980        900,000          1.4
26681 Hoover Road ..........................   Warren                 MI           2,973     1975        890,000          1.4
1299 Columbia Road .........................   Westlake               OH           2,986     1985        855,000          1.4
1420 Massachusetts Avenue ..................   Arlington Heights      MA           2,300     1979        855,000          1.4
365 East 200 Street ........................   Euclid                 OH           2,700     1975        850,000          1.4
3033 East Main Road ........................   Portsmouth             RI           3,900     1979        850,000          1.4
4 East Washington Street ...................   Chagrin Falls          OH           3,200     1960        825,000          1.3
One Constitution Way .......................   Somersworth            NH           5,190     1963        825,000          1.3
156 East Main Street .......................   Clinton                CT           2,808     1960        780,000          1.2
602 Main Street ............................   Toledo                 OH           3,800     1954        675,000          1.1
411 Dover Center Road ......................   Bay Village            OH           2,400     1978        675,000          1.1
22591 Lorain Road ..........................   Fairview Park          OH           2,400     1982        670,000          1.1
117 Montcalm Street ........................   Ticonderoga            NY           3,792     1938        670,000          1.1
21500 Grand River ..........................   Detroit                MI           3,465     1965        650,000          1.0
20222 Plymouth Road ........................   Detroit                MI           3,158     1960        590,000          0.9
84 Pearl Street ............................   Essex Junction         VT           2,120     1984        580,000          0.9
395 Whalley Avenue .........................   New Haven              CT           2,000     1950        550,000          0.9
10641 Joy Road .............................   Detroit                MI           3,431     1950        525,000          0.8
16 Railroad Avenue .........................   Plainfield             CT           2,856     1980        500,000          0.8
Junction Route 9 & 125 .....................   Barrington             NH           1,500     1977        400,000          0.6
                                                                                 -------             -----------        -----
TOTAL ......................................                                     237,172             $62,800,000        100.0%
                                                                                 =======             ===========        =====

                                      E-34

--------------------------------------------------------------------------------

                            CITIZENS BANK PORTFOLIO

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Citizens Bank Portfolio Mortgage Loan is a $62.8 million, five-year loan secured by cross-collateralized, cross-defaulted first mortgages on 52 bank branch properties located in 10 states throughout the United States.
     The Citizens Bank Portfolio Mortgage Loan is interest-only for the first 60 months and has an anticipated repayment date of July 1, 2011. After the anticipated repayment date, the Citizen Bank Portfolio Mortgage Loan will hyper-amortize and have a final maturity date of July 1, 2036.

THE BORROWER:

o    The Citizens Bank Portfolio Borrower, CRE JV Five Branch Holdings LLC, is a
     Delaware limited liability company and single purpose entity with at least two independent directors for which a non-consolidation opinion has been provided by the Citizens Bank Portfolio Borrower's counsel.

o    The sponsors of the Citizens Bank Portfolio Mortgage Loan are a joint venture between American Financial Realty Trust ("AFR") and Dillon Reed, a
     wholly owned subsidiary of UBS. The borrower is 99% controlled by AFR, a real estate investment trust, which was formed in 2002 to acquire and operate properties leased primarily to regulated financial institutions. As of March 31, 2006, AFR's real estate assets included 1,149 properties (470 office buildings totaling 32.5 million square feet and 679 bank branches totaling 4.7 million square feet) located in 39 states and the District of
     Columbia. As of June 30, 2006, AFR reported total assets of over $4.3 billion and owners' equity of over $836 million.

THE PROPERTIES:

o    The properties consist of the fee simple interest in 52 bank branch properties (22 Citizens Bank branches and 30 Charter One Bank branches)
     located in 10 states throughout the United States. A retail bank branch generally consists of a free standing building that has a bank as the main or sole tenant. Many have a drive-thru that permits customers to perform their banking activities with either a bank teller or an ATM machine without getting out of their car. The vaults, secure teller windows and other customary security installations and banking equipment typically require significant capital expenditures to install, making bank branches a specialty-use retail property.

o    Across the 52 property portfolio, the average number of households and household income within a five-mile radius of each property is approximately 84,975 and over $67,000, respectively. Based on FDIC publications as of June 2005, the average deposit level for the Citizens
     Bank Portfolio bank branches was $64.3 million which was approximately 33%
     higher than the average competing branches in each market. Additionally, as of June 2005 the FDIC website indicated that the Citizens Bank Portfolio bank branches had an average of 24.1% of the market share in each respective market. Despite ongoing consolidation in the banking industry, according to the FDIC, total bank branches in the United States has increased from 76,986 as of December 31, 2000 to 84,710 as of June 30,
     2006.

PROPERTY MANAGEMENT:

o    Borrower/Owner Managed (First States Management, an affiliate of AFR, may be appointed based on lender pre-approval).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      E-35

--------------------------------------------------------------------------------

                             CITIZENS BANK PORTFOLIO

--------------------------------------------------------------------------------

RELEASE OF PROPERTIES:

o    The Citizens Bank Portfolio Borrower is permitted to obtain a release of any mortgaged property during the term of the Citizens Bank Portfolio
     Mortgage Loan, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release price of at least 115% of the allocated loan amount and satisfaction of certain loan-to-value and debt service coverage ratio requirements. The debt service coverage ratio immediately after the release must be greater than or equal to the Release DSCR (as defined in the loan documents) (initially 1.30x). The loan-to-value immediately after the release must be less than or equal to the Loan to Value Percentage (as defined in the loan documents) (initially 75%).

SUBSTITUTION OF PROPERTIES:

o    The borrower is permitted substitutions (no more than 10% of the Citizens
     Bank Portfolio Mortgage Loan amount during any 12-month period and no more than 30% of the Citizens Bank Portfolio Mortgage Loan amount during the loan term) with replacement properties that are similar in property type, lease terms and tenant credit if: (i) the debt service coverage ratio of the portfolio, after giving effect to the substitution, is not less than the DSCR immediately before the substitution; (ii) the appraised value of the substitute property will be equal to or greater than the appraised value of the substituted property; (iii) delivery of acceptable environmental and engineering reports; (iv) if the replacement property is a single tenant property, the lease must be comparable to current property's lease, the new tenant must have at least the lesser of "AA" (or equivalent) rating or comparable credit quality as the substituted property's tenant; (v) delivery of acceptable legal opinions; and (vi)
     confirmation from the rating agencies of no withdrawal, qualification or downgrade of the then-current ratings of the certificates.

                                      E-36

--------------------------------------------------------------------------------

                           ESSEX GREEN SHOPPING CENTER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Acquisition

ORIGINAL PRINCIPAL BALANCE:             $57,525,000

FIRST PAYMENT DATE:                     October 1, 2006

TERM/AMORTIZATION:                      120/0 months

INTEREST ONLY PERIOD:                   120 months

MATURITY DATE:                          September 1, 2016

EXPECTED MATURITY BALANCE:              $57,525,000

BORROWING ENTITY:                       RREEF America REIT III Corp. JJ

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout: 24 payments GRTR 1% PPMT or
                                        Yield Maintenance: 92 payments Open: 4
                                        payments

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $57,525,000

CUT-OFF DATE LTV:                       63.7%

MATURITY DATE LTV:                      63.7%

UNDERWRITTEN DSCR:                      1.35x

MORTGAGE RATE:                          5.900%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               West Orange, New Jersey

YEAR BUILT/RENOVATED:                   1957/2000

NET RENTABLE SQUARE FEET:               351,430

CUT-OFF BALANCE PER SF:                 $164

OCCUPANCY AS OF 08/31/2006(1):          98.6%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Onyx Management Group, LLC and RREEF
                                        Management Company

UNDERWRITTEN NET CASH FLOW:             $4,640,141

APPRAISED VALUE:                        $90,300,000
--------------------------------------------------------------------------------

(1)  The Mortgaged Property was 98.6% leased and 90.5% occupied as of August 31,
     2006.

                                      E-37

--------------------------------------------------------------------------------

                           ESSEX GREEN SHOPPING CENTER

--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR     ANNUALIZED
                                 (12/31/2004)   (12/31/2005)   (04/30/2006)   UNDERWRITTEN
                                 ------------   ------------   ------------   ------------

Effective Gross Income .......    $7,583,543     $7,762,591     $7,990,471     $8,269,028
Total Expenses ...............    $3,204,301     $3,242,349     $3,624,070     $3,401,211
Net Operating Income (NOI) ...    $4,379,242     $4,520,242     $4,366,401     $4,867,817
Cash Flow (CF) ...............    $4,379,242     $4,520,242     $4,366,401     $4,640,141
DSCR on NOI ..................          1.27x          1.31x          1.27x          1.41x
DSCR on CF ...................          1.27x          1.31x          1.27x          1.35x

                              TENANT INFORMATION(1)

                                   RATINGS       TOTAL       % OF                 POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                      MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT          RENT      EXPIRATION
------------------------------   -----------   ---------   --------   --------   ----------   -----------   ----------

Macy's .......................     Baa1/BBB      91,000      25.9%     $ 3.49    $  317,590       5.7%      01/28/2016
ShopRite .....................    Not Rated      67,000      19.1      $14.38       963,125      17.4       08/31/2030
AMC Theater ..................       B3/B        43,500      12.4      $33.00     1,435,500      25.9       10/31/2012
Sears ........................     Ba1/BB+       28,586       8.1      $14.30       408,780       7.4       10/31/2014
                                                -------      ----                ----------      ----
TOTAL ........................                  230,086      65.5%               $3,124,995      56.4%
                                                =======      ====                ==========      ====

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                                 # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION                 EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
------------------------------   -----------   --------   --------   ----------   -------------   ----------

 2007 ........................         3          9,428      2.7%        9,428          2.7%      $  194,320
 2008 ........................         4         23,321      6.6        32,749          9.3%      $  495,275
 2009 ........................         3          7,145      2.0        39,894         11.4%      $  165,391
 2010 ........................         3         13,242      3.8        53,136         15.1%      $  299,038
 2011 ........................         3         17,660      5.0        70,796         20.1%      $  301,686
 2012 ........................         5         54,777     15.6       125,573         35.7%      $1,681,736
 2013 ........................         3         20,949      6.0       146,522         41.7%      $  260,982
 2014 ........................         2         29,904      8.5       176,426         50.2%      $  445,684
 2015 ........................         1          4,203      1.2       180,629         51.4%      $  100,872
 2016 ........................         2         96,665     27.5       277,294         78.9%      $  486,124
 2030 ........................         1         67,000     19.1       344,294         98.0%      $  963,125
 Police Substation ...........         1            373      0.1       344,667         98.1%      $       --
 MTM .........................         1          1,879      0.5       346,546         98.6%      $   43,217
 Vacant ......................        --          4,884      1.4       351,430        100.0%      $  107,448
                                     ---        -------    -----
 TOTAL .......................        32        351,430    100.0%
                                     ===        =======    =====

(1)   Information obtained from underwritten rent roll.

                                      E-38

--------------------------------------------------------------------------------

                           ESSEX GREEN SHOPPING CENTER

--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 65.5% of the total net rentable square feet, are:

o    MACY'S (Federated Department Stores, NYSE: "FD") (rated "Baa1" by Moody's and "BBB" by S&P) occupies 91,000 square feet (25.9% of square feet, 5.7%
     of rental income gross potential rent) under a 10-year lease expiring on
     January 28, 2016. The tenant has exercised all of its three renewal options. The current rental rate is a percentage rent of 3% of gross sales up to $2,500,000 and 2.5% of gross sales over $2,500,000. Federated
     Department Stores, Inc., a retail organization, operates department and retail stores. It offers various merchandise, including men's, women's, and children's apparel and accessories; cosmetics; home furnishings; and other consumer goods. As of June 6, 2006, Macy's operated approximately 850 retail stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Famous-Barr, Filene's, Foley's,
     Hecht's, Kaufmann's, L.S. Ayres, Marshall Field's, Meier & Frank,
     Robinsons-May, Strawbridge's, and The Jones Store. Federated Department
     Stores was founded in 1820 and is based in Cincinnati, Ohio. According to
     2005 year end financial reports dated January 28, 2006, Macy's reported
     $248 million liquidity and $13.5 billion stockholder equity. Annualized sales for the six-month period ending June 30, 2006 were $235 per square foot.

o    SHOPRITE (Wakefern Food Corporation) occupies 67,000 square feet (19.1% of square feet, 17.4% of rental income) under a 30-year lease expiring on
     August 31, 2030 with two 5-year renewal options. The current rental rate per square foot of $14.38 increases 5% every five years of the initial lease term and during each renewal period. ShopRite is required to pay percentage rent of 1.25% of gross sales of the preceding year. Wakefern
     Food Corporation is one of the largest retailer-owned supermarket cooperatives in the United States. The ShopRite co-op is now owned by 38 independent grocers who operate more than 200 ShopRite
     supermarkets/pharmacies in seven eastern states. Annualized sales for the six-month period ending June 30, 2006 were $1,155 per square foot.

o    AMC THEATRE (AMC Entertainment, Inc.) (rated "B3" by Moody's and "B" by
     S&P) occupies 43,500 square feet (12.4% of square feet, 25.9% of rental income) under a 15-year lease expiring October 31, 2012 with two 5-year renewal options. The current rental rate per square foot of $31.00 increases by $2.00 per square foot every five years including the renewal periods. AMC Theater is required to pay a percentage rent equal to 7.5% of gross sales in excess of the annual rent. AMC Entertainment, Inc. is the second largest movie theater chain in the United States with approximately
     415 theaters that house over 5,500 screens. Approximately three quarters of these theaters are multiplexes (units with more than 14 screens and stadium seating). AMC Entertainment, Inc.'s theaters can be found in approximately
     30 states and the District of Columbia, as well as in Canada, Europe, Asia and South America. Earlier this year, AMC Entertainment, Inc. merged with
     Loews Cineplex Entertainment Corporation. In 2005 AMC Entertainment, Inc.
     had sales of $1.8 billion and a net income of $70.6 million. Annualized sales for the six-month period ending June 30, 2006 were $540,777 per screen.

o    SEARS HARDWARE (Sears Holdings Corp., NASDAQ: "SHLD") (rated "Ba1" by
     Moody's and "BB+" by S&P) occupies 28,586 square feet (8.1% of square feet,
     7.4% of rental income) under a 15-year lease expiring on October 31, 2014 with three 5-year renewal options. The current rental rate per square foot of $14.30 increases 10% every five years during the initial term of the lease, 10% for the first renewal period and 15% for the second and third renewal periods. Sears Hardware is a subsidiary of Sears Holdings
     Corporation. Sears Holdings Corporation operates as a retailer in the
     United States and Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, fitness, lawn and garden equipment, automotive services and products, such as tires and batteries, and home fashion products, as well as apparel, footwear, health, beauty, pantry, household products and toys. The Kmart segment operates stores that offer general merchandise, including products sold under labels, such as Jaclyn Smith, Joe Boxer and Martha Stewart
     Everyday, as well as in-store pharmacies. Sears operates approximately
     3,900 full-line and specialty retail stores in the United States and Canada and employs approximately 355,000 people. As of the fiscal year ended
     January 28, 2006, Sears Holdings Corporation reported revenue of approximately $49.1 billion, net income of $858.0 million and stockholder equity of $11.6 billion. The Sears Hardware space is currently dark, however the tenant is still paying rent.

                                      E-39

--------------------------------------------------------------------------------

                           ESSEX GREEN SHOPPING CENTER

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Essex Green Shopping Center Mortgage Loan is a $57.5 million, ten-year fixed rate loan secured by a first mortgage on a retail shopping center located in West Orange, Essex County, New Jersey. The Essex Green Shopping
     Center Mortgage Loan is interest only for the entire loan term and matures on September 1, 2016 and accrues interest at an annual rate of 5.900%.

THE BORROWER:

o    The Essex Green Shopping Center Borrower is RREEF America REIT III Corp.
     JJ, a Maryland corporation, and single purpose bankruptcy remote entity with at least one independent director for which the Essex Green Shopping
     Center legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by RREEF America REIT III, Inc., a Maryland corporation and borrower sponsor, located in Chicago, Illinois.

o    RREEF America L.L.C. serves as a real estate investment advisor to RREEF
     America REIT III, Inc. and its North American group, RREEF North America, is the real estate and infrastructure division of Deutsche Bank AG in the
     United States. RREEF America L.L.C. is a full service real estate investment advisor established in 1975 to provide institutions with real estate expertise. RREEF America L.L.C. currently manages over $27.5 billion in assets and has a small group of partners who average 23 years of real estate experience who make all the investment decisions. According to the financial reports dated March 31, 2006, the real estate investment trust reports a $17.44 million liquidity and real estate investments of
     $2,055,383,000.

THE PROPERTY:

o    The Essex Green Shopping Center Mortgaged Property consists of a fee simple interest in a retail shopping center built in 1957 and most recently renovated in 2000. The collateral improvements contain a total of 351,430 net rentable square feet and are situated on 33.60 acres. The Essex Green
     Shopping Center is occupied by 32 tenants and anchored by Macy's, ShopRite,
     AMC Theatre and Sears.

o    The Essex Green Shopping Center Mortgaged Property is located 15 miles west of New York City in West Orange, New Jersey at the interchange of I-280 and
     Prospect Avenue about 10 miles west of The New Jersey Turnpike (I-95).
     Population within a one-, three- and five-mile radius of the Essex Green
     Shopping Center Mortgaged Property is 8,530, 165,063 and 557,210,
     respectively. Average household income within a one-, three- and five-mile radius of the Essex Green Shopping Center Mortgaged Property is $119,560,
     $89,042 and $80,801, respectively.

o    The Essex Green Shopping Center Borrower is generally required at its sole cost and expense to keep the Essex Green Shopping Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a "special cause of loss" from the insurance policy.

PROPERTY MANAGEMENT:

o    Onyx Management Group, LLC manages the Essex Green Shopping Center
     Mortgaged Property. Onyx Management Group, LLC is headquartered in
     Woodbridge, New Jersey, and was founded in 1990 and offers a real estate services including brokerage, management, and technology to its clients.

COLLATERAL RELEASE:

o    The release of the Macy's store will be permitted upon payment of a release price of 110% of the "Release Price" (as defined in the related loan documents) and compliance with the continuing requirement for a minimum interest only debt service coverage ratio of 1.20x. In January 2006, Macy's exercised its final lease extension option. The Essex Green Shopping Center
     Borrower anticipates redevelopment of the Macy's store at either the expiration of the Macy's Lease, which occurs in January 2016, or at an earlier mutually negotiated time. The Release Price will be determined at that time, and will be based upon the portion of the Essex Green Shopping
     Center Mortgage Loan allocated to the release parcel and the revised cash flow using the revenue from the tenants on the current rent roll (without any income from the Macys store), and subject to the requirement to maintain the minimum interest only debt service coverage of 1.20x with operating expenses adjusted for the reallocation of taxes, common area maintenance charge and other expenses to the remaining collateral property.
     The interest only constant will be based on the actual rate.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      E-40

--------------------------------------------------------------------------------

                      PUERTO RICO SELF STORAGE PORTFOLIO

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Acquisition

ORIGINAL NOTE PRINCIPAL BALANCE:        $55,500,000

FIRST PAYMENT DATE:                     October 1, 2006

TERM/AMORTIZATION:                      120/360 months

INTEREST ONLY PERIOD:                   60 months

MATURITY DATE:                          September 1, 2016

EXPECTED NOTE MATURITY BALANCE:         $51,989,155

BORROWING ENTITY:                       SS Guaynabo, LLC; SS Ponce, LLC; SS San
                                        Juan, LLC; SS Catano, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance:
                                        117 payments
                                        Open: 3 payments

UPFRONT RESERVES:

   TAX/INSURANCE RESERVE:               Yes

ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE:               Yes

   REPLACEMENT RESERVE:                 $2,542

LOCKBOX:                                Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                   $55,500,000

CUT-OFF DATE LTV:                       69.8%

MATURITY DATE LTV:                      65.4%

UNDERWRITTEN DSCR:                      1.32x

MORTGAGE RATE:                          5.999%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                          Self Storage

PROPERTY SUB-TYPE:                      Self Storage

NUMBER OF PROPERTIES:                   4

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various/NAP

UNITS:                                  3,589

CUT-OFF BALANCE PER UNIT:               $15,464

OCCUPANCY AS OF 8/04/2006(1):           78.8%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Simply Storage Development, LLC

UNDERWRITTEN NET CASH FLOW:             $5,255,313

APPRAISED VALUE:                        $79,460,000
--------------------------------------------------------------------------------

(1)  Occupancy is as of August 5, 2006 for the Puerto Rico Self Storage--Catano
     Mortgaged Property.

                                      E-41

--------------------------------------------------------------------------------

                       PUERTO RICO SELF STORAGE PORTFOLIO

--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                          FULL YEAR      FULL YEAR      FULL YEAR
                                        (02/28/2004)   (02/28/2005)   (02/28/2006)   UNDERWRITTEN
                                        ------------   ------------   ------------   ------------

Effective Gross Income ..............    $3,932,869     $4,922,861     $6,310,745     $6,996,317
Total Expenses ......................    $1,134,793     $1,421,540     $1,506,787     $1,690,758
Net Operating Income (NOI) ..........    $2,798,076     $3,501,321     $4,803,958     $5,305,559
Cash Flow (CF) ......................    $2,798,076     $3,501,321     $4,803,958     $5,255,313
DSCR on NOI .........................          0.70x          0.88x          1.20x          1.33x
DSCR on CF ..........................          0.70x          0.88x          1.20x          1.32x

                              PROPERTY INFORMATION

                                                                                       % OF
                                                   TOTAL   % OF TOTAL    RENT PER   POTENTIAL                OWNERSHIP
PROPERTY NAME                           LOCATION   UNITS      UNITS        UNIT        RENT     YEAR BUILT    INTEREST
-------------------------------------   --------   -----   -----------   --------   ---------   ----------   ---------

Puerto Rico Self Storage
   Portfolio -- Santurce ............   Santurce   1,187       33.1%       $201        34.9%        2001        Fee
Puerto Rico Self Storage
   Portfolio -- Catano ..............   Catano       961       26.8        $194        27.2         2003        Fee
Puerto Rico Self Storage
   Portfolio -- Guaynabo ............   Guaynabo     862       24.0        $189        23.8         1997        Fee
Puerto Rico Self Storage
   Portfolio -- Ponce ...............   Ponce        579       16.1        $166        14.0         2001        Fee
                                                   -----      -----                   -----
TOTAL ...............................              3,589      100.0%                  100.0%
                                                   =====      =====                   =====

                                      E-42

--------------------------------------------------------------------------------

                       PUERTO RICO SELF STORAGE PORTFOLIO

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Puerto Rico Self Storage Portfolio Mortgage Loan is a $55.5 million, ten-year fixed rate loan secured by a first mortgage on four self storage facilities located in the Commonwealth of Puerto Rico. The Puerto Rico Self
     Storage Portfolio Mortgage Loan is interest only for the first five years of the loan term, matures on September 1, 2016 and accrues interest at an annual rate of 5.999%.

THE BORROWER:

o    The Puerto Rico Self Storage Portfolio Borrowers are SS Catano, LLC, SS
     Guaynabo, LLC, SS San Juan, LLC and SS Ponce, LLC, all of which are
     Delaware limited liability companies and single purpose bankruptcy remote entities with at least one independent director for which the Puerto Rico
     Self Storage Portfolio Borrowers' legal counsel has delivered non-consolidation opinions, individually and collectively, jointly and severally, for the Puerto Rico Self Storage Portfolio Borrower. Equity
     ownership of each Puerto Rico Self Storage Portfolio Borrower is held 100%
     by OBTAV Puerto Rico, LLC, a Puerto Rico limited liability company, as the
     Sole Member. Equity ownership is eventually held 80% by Joe Lewis and 20%
     by Kurt O'Brien. The borrower principal is Kurt O'Brien.

o    Kurt O'Brien is founder and president of OB Development, a full service real estate company O'Brien started in 1999, that specializes in the development, management, and construction of self storage properties. Joe
     Lewis owns the Duval Corporation and is a majority investor in Tavistock
     Group, which has interests in more than 100 companies. Mr. Lewis is on the
     2006 Forbes list of wealthiest people in the world.

THE PROPERTIES:

o    The Puerto Rico Self Storage Portfolio Mortgaged Properties consist of fee simple interests in four self-storage facilities built in phases from 1997 to 2003. The improvements contain a total of 22 buildings, 3,589 units,
     334,217 net rentable square feet and are situated on a total of 11.52 acres. The units range in size from 4 square feet (two feet by two feet) to
     800 square feet (twenty feet by forty feet). Of the 3,589 total units,
     1,533 (43%) are standard storage units and 2,056 (57%) are climate-controlled storage units. The average unit size is 93 square feet.

o    Additional improvements consist of a leasing office and the manager's residence. A code-operated access gate and a video surveillance system provide property protection.

o    CATANO SELF STORAGE is located in San Juan, Puerto Rico in an area locally known as Catano. The Catano Self Storage Mortgaged Property is a 961-unit self storage facility consisting of one four-story, one two-story, and five one-story buildings built in 2003. The improvements contain a total of
     93,718 net rentable square feet and are situated on 3.18 acres. Additional improvements consist of a 1,200 square foot leasing office and the 1,200 square foot two bedroom/1.5 bath manager's residence. The buildings are fully sprinklered. Two code-operated access front gates and a video surveillance system provide property security.

o    GUAYNABO SELF STORAGE is located in San Juan, Puerto Rico in an area locally known as Guaynabo. The Guaynabo Self Storage Mortgaged Property is
     a 862-unit self storage facility consisting of three two-story and six
     1-story buildings built in phases from 1997 and 1999 to 2001. The improvements contain a total of 83,082 net rentable square feet and are situated on 3.58 acres. Additional improvements consist of a 400 square foot leasing office and the manager's 1,500 square foot two bedroom/1.5 bath residence. The buildings are fully sprinklered. Two code-operated access front gates and a video surveillance system provide property security.

o    SANTURCE SELF STORAGE is located in San Juan, Puerto Rico in an area locally known as Santurce. The Santurce Self Storage Mortgaged Property is
     a 1,187-unit self storage facility consisting of one four-story building built in phases from 2001 to 2003. The improvements contain 103,950 net rentable square feet and are situated on 1.23 acres. Additional improvements consist of a 900 square foot leasing office and the manager's two bedroom/two bath manager's residence. The buildings are fully sprinklered. A code-operated access front gate and a video surveillance system provide property security.

o    PONCE SELF STORAGE is located in Ponce, Puerto Rico. The Ponce Self Storage
     Mortgaged Property is a 579-unit self storage facility consisting of one three-story and four one-story buildings built in 2001. The improvements contain a total of 53,467 net rentable square feet and are situated on 3.53 acres. Additional improvements consist of a 560 square foot leasing office and the 1,064 square foot two bedroom/one bath manager's residence. The buildings are fully sprinklered. Two code-operated access front gates and a video surveillance system provide property security.

o    The Puerto Rico Self Storage Portfolio Borrower is generally required at its sole cost and expense to keep the Puerto Rico Self Storage Portfolio
     Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      E-43

--------------------------------------------------------------------------------

                       PUERTO RICO SELF STORAGE PORTFOLIO

--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    Simply Storage Management, LLC manages the Puerto Rico Self Storage
     Portfolio Mortgaged Properties. Simply Storage Management, LLC, a Borrower
     related entity founded in 1999 and headquartered in Orlando, Florida, currently manages approximately 3.0 million square feet of self-storage space, 3,000 multifamily units, 100,000 square feet of office space and
     200,000 square feet of retail and industrial space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      E-44

--------------------------------------------------------------------------------

                             CAMP GROUP PORTFOLIO

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America

LOAN PURPOSE:                           Refinance

ORIGINAL NOTE PRINCIPAL BALANCE:        $45,800,000

FIRST PAYMENT DATE:                     October 1, 2006

TERM/AMORTIZATION:                      120/300 months

INTEREST ONLY PERIOD:                   24 months

MATURITY DATE:                          September 1, 2016

EXPECTED NOTE A MATURITY  BALANCE:      $38,820,827

BORROWING ENTITY:                       Wicosuta Real Estate
                                        Co., LLC et. al.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout: 25 payments
                                        GRTR 1% PPMT or
                                        Yield Maintenance:
                                        92 payments
                                        Open: 3 payment

UPFRONT RESERVES:

   TAX RESERVE:                         Yes

ONGOING MONTHLY RESERVES:

   TAX RESERVE:                         Yes

   REPLACEMENT RESERVE:                 $18,750

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

WHOLE LOAN CUT-OFF DATE BALANCE:        $49,850,000

NOTE A CUT-OFF DATE BALANCE:            $45,800,000

NOTE B CUT-OFF DATE BALANCE:            $4,050,000

                                        WHOLE LOAN   WHOLE LOAN
                                        (EXCLUDING   (INCLUDING
                                        NOTE B)(1)   NOTE B)(1)
                                        ----------   ----------
CUT-OFF DATE LTV:                         79.9%(2)    86.9%(3)

MATURITY DATE LTV:                        67.7%       73.5%

UNDERWRITTEN DSCR:                        1.74x       1.54x

MORTGAGE RATE(2):                        6.392%(4)    6.695%
--------------------------------------------------------------------------------

(1)  The Note B is not part of the trust fund.

(2)  The Cut-off Date LTV using the going concern appraised value is 64.7%.

(3)  The Cut-off Date LTV using the going concern appraised value in 70.4%.

(4)  The interest rate was rounded to three decimal places and is subject to change prior to pricing.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                          Other

PROPERTY SUB-TYPE:                      Camp

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various/Various

ACRES:                                  1,053

CUT-OFF BALANCE PER SF:                 $43,495

OCCUPANCY AS OF 05/31/2006:             90.7%

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Borrower/Owner Managed

UNDERWRITTEN NET CASH FLOW:             $6,328,008

APPRAISED VALUE(1):                     $57,350,000
--------------------------------------------------------------------------------

(1)  The going concern appraised value is $70,800,000.

                                      E-45

--------------------------------------------------------------------------------

                             CAMP GROUP PORTFOLIO

--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION

                                                                    UNDERWRITTEN
                                                                    ------------
Effective Gross Income ..........................................   $29,001,968
Total Expenses ..................................................   $22,587,560
Net Operating Income (NOI) ......................................   $ 6,414,408
Cash Flow (CF) ..................................................   $ 6,328,008
DSCR on NOI(1) ..................................................          1.76x
DSCR on CF(2) ...................................................          1.74x

(1)  The debt service coverage ratio on net operating income including Note B is
     1.56x.

(2)   The debt service coverage ratio on cash flow including Note B is 1.54x.

                              PROPERTY INFORMATION

                                                                                                                           GOING
                                                                                            ALLOCATED       MARKET        CONCERN
                                                                        YEAR      YEAR         LOAN        APPRAISED     APPRAISED
CAMP NAME                   CITY      STATE        TYPE        ACRES   BUILT   RENOVATED      AMOUNT         VALUE         VALUE
---------------------   -----------   -----   --------------   -----   -----   ---------   -----------   ------------   -----------

Camp Ramaquois ......   Pomona          NY    Day/Co-Ed           38    1922      2001     $10,102,354    $12,650,000   $17,200,000
Camp Winaukee .......   Moultonboro     NH    Resident/Boys       81    1920      2006       7,986,051     10,000,000     6,400,000
Camp Mah-Kee-Nac ....   Lenox           MA    Resident/Boys       42    1973      2002       5,270,793      6,600,000     6,400,000
Camp Winadu .........   Pittsfield      MA    Resident/Boys       71    1968      2005       4,951,351      6,200,000     7,800,000
Camp Danbee .........   Hinsdale        MA    Resident/Girls     256    1968      2005       4,791,630      6,000,000     7,300,000
Lake of the Woods ...   Decatur         MI    Resident/Girls      73    1935      2005       3,993,025      5,000,000     9,500,000
Camp Walt Whitman ...   Piermont        NH    Resident/Co-Ed     266    1950      2005       3,194,420      4,000,000     7,500,000
Camp Wicosuta .......   Hebron          NH    Resident/Girls      90    1931      2005       2,874,978      3,600,000     4,900,000
Camp Cobbossee ......   Winthrop        ME    Resident/Boys      136    1940      2003       2,635,397      3,300,000     3,800,000
                                                               -----                       -----------    -----------   -----------
TOTAL ...............                                          1,053                       $45,800,000    $57,350,000   $70,800,000
                                                               =====                       ===========    ===========   ===========

                                      E-46

--------------------------------------------------------------------------------

                             CAMP GROUP PORTFOLIO

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Camp Group Portfolio Mortgage Loan is a $45.8 million ten-year fixed rate loan secured by a first mortgage on nine summer camps located in five states. The Camp Group Portfolio Mortgage Loan amortizes on a 25-year schedule and is interest only for the first two years of the loan term. The
     Camp Group Portfolio Mortgage Loan matures on September 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 6.392%.

THE BORROWERS:

o    The Camp Group Portfolio Borrowers, Danbee Real Estate Co., L.L.C., Winadu
     Real Estate Co., L.L.C., Mah-Kee-Nac Real Estate Co., L.L.C., Wicosuta Real
     Estate Co., L.L.C., Winaukee Real Estate Co., L.L.C., Whitman Real Estate
     Holding Co., L.L.C., Cobbossee Real Estate Co., L.L.C., Lake of the Woods
     Real Estate Co., L.L.C. and Ramaquois Real Estate Co., L.L.C., are all New
     York limited liability companies and single purpose, bankruptcy remote entities with at least one independent director for which legal counsel has delivered a non-consolidation opinion. Equity ownership in each of the
     Borrowers is held 100% by CampGroup, L.L.C., a New York limited liability company. Equity ownership in CampGroup is held by Andrew Benerofe, Roy
     Korins, Juda Klein, and Jeff Bershad each having 23.53% and 5.88% by Bruce
     Zenkel.

o    CampGroup, L.L.C., founded in 1998 by Bruce Zenkel, is the largest owner/operator of for-profit summer camps in the United States. Andrew
     Benerofe serves as Chairman of the Board of Directors and his son, Mark
     Benerofe, chairs Camp Group L.L.C. business development committee. Roy
     Korins is a New York attorney and Juda Klein, along with family members, owns Julius Klein Diamonds.

INDUSTRY INFORMATION

o    According to the American Camp Association ("ACA"), approximately 12,000 camps currently operate in the United States. In total, camps nationwide generate between $10 billion and $12 billion in revenue annually.

o    The ACA is the largest camp association in the world. Membership in the ACA is open to camps of every variety. The ACA provides professional development, educational and networking opportunities for camps and camp professionals and promulgates standards for the accreditation of camps. ACA accreditation is granted to camps that demonstrate substantial compliance with approximately 300 industry accepted standards for facility maintenance, safety, staff training, program quality, administrative procedures, food service, emergency preparedness and transportation.

     At least once every three years, a team of trained professionals makes an in-session visit to each accredited camp to verify compliance. Although any camp can seek ACA accreditation, only 2,340 of the estimated 12,000 camps are ACA accredited. All nine Camp Group Portfolio Mortgaged Properties are
     ACA accredited.

o    Camps nationwide consist of 16 different types that can be categorized as one or more of the following: resident or day camps, traditional or non-traditional camps, general or specialty camps, for-profit or not-for-profit camps, accredited or non-accredited camps, special population or general population camps, and religious or non-sectarian camps. The Camp Group Portfolio Mortgaged Properties consist of eight resident camps and one day camp.

o    Resident summer camps, defined as camps where children sleep overnight at camp for the length of the program, total approximately 7,000 and are located in all 50 states. Resident camps vary in size from 20 to 2,000 campers, may be single sex or co-ed, with tuitions as high as $1,500 per week. Day camps totaling approximately 5,000 nationwide are primarily in states with large metropolitan areas such as California, New York,
     Massachusetts, Illinois and New Jersey.

o    The Camp Group Portfolio Mortgaged Properties consist of nine traditional camps defined as both day and resident camps whose primary use is as a camp. The vast majority of traditional resident camps were founded in the first half of the 20th century, typically in woodland areas near a lake or river.

                                      E-47

--------------------------------------------------------------------------------

                             CAMP GROUP PORTFOLIO

--------------------------------------------------------------------------------

THE PROPERTY:

o    The Camp Group Portfolio Mortgaged Properties consist of fee simple interests in nine summer camps ranging in size from 38 acres to 266 acres located in Massachusetts (3), New Hampshire (3), Maine (1), Michigan (1),
     and New York (1). Each camp is located on a lake and offers camp activities including, but not limited to, canoeing, kayaking, hiking, fishing, softball, golf, swimming, horseback riding, arts and crafts, basketball and camping. In the Camp Group Portfolio, typical resident camps run from four to seven weeks with the exception of the Glen and the Grove (Lake of the
     Woods) which run two weeks.

o    Camp Danbee, Camp Winadu and Camp Mah-Kee-Nac are located in the Berkshire
     Mountains of western Massachusetts. Camp Wicosuta, Camp Winaukee and Camp
     Walt Whitman are located in the White Mountain region of New Hampshire.
     Camp Cobbossee is located in Maine. Lake of the Woods Camp, which includes
     Lake of the Woods Camp for Girls, Greenwoods Camp for Boys, The Glen, and
     The Grove, is located in the Lakes Region of Southwest Michigan. Camp
     Ramaquois is located 30 miles north of New York City.

o    The Camp Group Portfolio camps are accredited by the American Camp
     Association and are classified as resident and day camps for boys and girls. The camps have recently undergone extensive renovations including renovations to the cabins, new dining facilities, new in-door gymnasiums with air-conditioning, and new landscaping.

o    The Camp Group Portfolio has historically demonstrated stable to increasing enrollment as most recently evidenced by the following enrollment figures:
     total enrollment for 2000-2006 was 3,507, 3,648, 3,583, 4,138, 4,162,
     4,208, and 4,342, respectively. The figures exclude enrollment for The Glen and The Grove (Lake of the Woods) which were acquired by Camp Group LLC in
     2005.

o    The Camp Group Portfolio Borrowers are generally required at their sole cost and expense to keep the Camp Group Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Camp Group Portfolio Mortgaged Properties are operated and managed by
     CampGroup, LLC. is the largest owner/operator of for profit summer camps in the United States.

MASTER LEASE

o    The Camp Group Portfolio Mortgaged Borrowers have entered into a 20-year triple net lease ("Master Lease") for the individual properties with CG MT,
     LLC. CG MT, LLC has entered into a Master Sublease with the nine camp operating companies. The Master Sublease provides for the monthly payment of scheduled base rent and scheduled pass through expenses over the loan term. The Master Lease allows the individual properties to remain in the operating company, CG MT, LLC, which makes rental payments to The Camp
     Group Portfolio Borrowers. All payments shall at all times during the term of Camp Group Portfolio Mortgage be made directly to a deposit account controlled by the mortgagee. The Master Lease and Master Sublease are subject and subordinate to the Camp Group Portfolio Mortgage Loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    A $4,050,000 Note B to be held outside of the Trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

COLLATERAL RELEASE:

o    The Camp Group Portfolio Borrower may obtain the release of a mortgaged property or properties at any time after October 1, 2008, subject to the satisfaction of certain conditions, including, but not limited to: (i) no more than five such properties may be released during the term of the Camp
     Group Portfolio Loan; (ii) the aggregate amount of all previous prepayments together with the subject prepayment may not exceed $25,000,000; and (iii)
     the Camp Group Portfolio Borrower pays 125% of the allocated loan amount for the applicable release property.

                                      E-48

ANNEX F-1

AMORTIZATION SCHEDULE
OF THE PAMIDA PORTFOLIO MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
4	10/5/2006	$68,754,506.24	$59,357.49
5	11/5/2006	$68,704,513.46	$49,992.78
6	12/5/2006	$68,641,665.12	$62,848.34
7	1/5/2007	$68,591,032.23	$50,632.88
8	2/5/2007	$68,540,112.13	$50,920.10
9	3/5/2007	$68,451,277.52	$88,834.61
10	4/5/2007	$68,399,564.65	$51,712.87
11	5/5/2007	$68,335,042.26	$64,522.38
12	6/5/2007	$68,282,670.04	$52,372.22
13	7/5/2007	$68,217,505.95	$65,164.09
14	8/5/2007	$68,164,467.00	$53,038.96
15	9/5/2007	$68,111,127.18	$53,339.82
16	10/5/2007	$68,045,021.39	$66,105.79
17	11/5/2007	$67,991,004.00	$54,017.39
18	12/5/2007	$67,924,238.79	$66,765.21
19	1/5/2008	$67,869,536.26	$54,702.53
20	2/5/2008	$67,814,523.42	$55,012.84
21	3/5/2008	$67,734,380.29	$80,143.13
22	4/5/2008	$67,678,600.77	$55,779.52
23	5/5/2008	$67,610,120.59	$68,480.18
24	6/5/2008	$67,553,636.20	$56,484.39
25	7/5/2008	$67,484,470.02	$69,166.18
26	8/5/2008	$67,427,272.87	$57,197.15
27	9/5/2008	$67,369,751.26	$57,521.61
28	10/5/2008	$67,299,575.63	$70,175.63
29	11/5/2008	$67,241,329.65	$58,245.98
30	12/5/2008	$67,170,449.04	$70,880.61
31	1/5/2009	$67,111,470.58	$58,978.46
32	2/5/2009	$67,052,157.57	$59,313.02
33	3/5/2009	$66,955,699.25	$96,458.32
34	4/5/2009	$66,895,502.61	$60,196.64
35	5/5/2009	$66,822,723.55	$72,779.06
36	6/5/2009	$66,761,772.60	$60,950.96
37	7/5/2009	$66,688,259.42	$73,513.18
38	8/5/2009	$66,626,545.70	$61,713.71
39	9/5/2009	$66,564,481.92	$62,063.79
40	10/5/2009	$66,489,885.69	$74,596.22
41	11/5/2009	$66,427,046.69	$62,839.00
42	12/5/2009	$66,351,696.00	$75,350.69
43	1/5/2010	$66,288,073.11	$63,622.89
44	2/5/2010	$66,224,089.32	$63,983.80
45	3/5/2010	$66,123,388.30	$100,701.02
46	4/5/2010	$66,058,470.32	$64,917.98
47	5/5/2010	$65,981,096.30	$77,374.02
48	6/5/2010	$65,915,371.16	$65,725.14
49	7/5/2010	$65,837,211.58	$78,159.57
50	8/5/2010	$65,770,670.24	$66,541.34
51	9/5/2010	$65,703,751.44	$66,918.80
52	10/5/2010	$65,624,430.17	$79,321.28
53	11/5/2010	$65,556,681.81	$67,748.36
54	12/5/2010	$65,476,553.18	$80,128.63
55	1/5/2011	$65,407,965.98	$68,587.20
56	2/5/2011	$65,338,989.72	$68,976.27
57	3/5/2011	$65,233,753.80	$105,235.92
58	4/5/2011	$65,163,789.30	$69,964.50
59	5/5/2011	$65,081,503.86	$82,285.44
60	6/5/2011	$65,010,675.71	$70,828.14
61	7/5/2011	$64,927,549.74	$83,125.97
62	8/5/2011	$64,855,848.28	$71,701.46
63	9/5/2011	$64,783,740.09	$72,108.19
64	10/5/2011	$64,699,368.33	$84,371.75
65	11/5/2011	$64,626,372.50	$72,995.83
66	12/5/2011	$64,541,136.86	$85,235.64

(1)	Amounts may vary from actual amounts due to rounding.

F-1-1

ANNEX F-1

AMORTIZATION SCHEDULE
OF THE PAMIDA PORTFOLIO MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
67	1/5/2012	$64,467,243.45	$73,893.41
68	2/5/2012	$64,392,930.87	$74,312.58
69	3/5/2012	$64,294,630.72	$98,300.15
70	4/5/2012	$64,219,338.98	$75,291.74
71	5/5/2012	$64,131,868.90	$87,470.08
72	6/5/2012	$64,055,653.89	$76,215.01
73	7/5/2012	$63,967,285.24	$88,368.64
74	8/5/2012	$63,890,136.61	$77,148.63
75	9/5/2012	$63,812,550.36	$77,586.26
76	10/5/2012	$63,722,847.17	$89,703.18
77	11/5/2012	$63,644,311.95	$78,535.22
78	12/5/2012	$63,553,685.21	$90,626.74
79	1/5/2013	$63,474,190.41	$79,494.80
80	2/5/2013	$63,394,244.67	$79,945.74
81	3/5/2013	$63,279,044.63	$115,200.04
82	4/5/2013	$63,197,991.91	$81,052.72
83	5/5/2013	$63,104,915.06	$93,076.85
84	6/5/2013	$63,022,874.58	$82,040.48
85	7/5/2013	$62,928,836.41	$94,038.17
86	8/5/2013	$62,845,797.11	$83,039.30
87	9/5/2013	$62,762,286.76	$83,510.35
88	10/5/2013	$62,666,818.07	$95,468.69
89	11/5/2013	$62,582,292.45	$84,525.62
90	12/5/2013	$62,485,835.66	$96,456.79
91	1/5/2014	$62,400,283.41	$85,552.25
92	2/5/2014	$62,314,245.86	$86,037.55
93	3/5/2014	$62,193,512.33	$120,733.53
94	4/5/2014	$62,106,301.85	$87,210.48
95	5/5/2014	$62,007,232.07	$99,069.78
96	6/5/2014	$61,918,964.91	$88,267.16
97	7/5/2014	$61,818,866.73	$100,098.18
98	8/5/2014	$61,729,531.05	$89,335.68
99	9/5/2014	$61,639,688.61	$89,842.44
100	10/5/2014	$61,538,057.32	$101,631.29
101	11/5/2014	$61,447,128.73	$90,928.59
102	12/5/2014	$61,344,440.37	$102,688.36
103	1/5/2015	$61,252,413.47	$92,026.90
104	2/5/2015	$61,159,864.54	$92,548.93
105	3/5/2015	$61,033,216.41	$126,648.13
106	4/5/2015	$60,939,424.08	$93,792.34
107	5/5/2015	$60,833,948.63	$105,475.45
108	6/5/2015	$60,739,025.93	$94,922.70
109	7/5/2015	$60,632,450.38	$106,575.55
110	8/5/2015	$60,536,384.67	$96,065.71
111	9/5/2015	$60,439,774.02	$96,610.65
112	10/5/2015	$60,331,555.70	$108,218.32
113	11/5/2015	$60,233,783.15	$97,772.56
114	12/5/2015	$60,124,434.02	$109,349.12
115	1/5/2016	$60,025,486.56	$98,947.47
116	2/5/2016	$59,925,977.80	$99,508.75
117	3/5/2016	$59,803,973.34	$122,004.47
118	4/5/2016	$59,703,208.03	$100,765.30
119	5/5/2016	$59,590,946.27	$112,261.76
120	6/5/2016	$—	$59,590,946.27

(1)	Amounts may vary from actual amounts due to rounding.

(1)	Amounts may vary from actual amounts due to rounding.

F-1-2

ANNEX F-2

AMORTIZATION SCHEDULE
OF THE 300 CENTREPORT MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
0	8/1/2006	$3,520,000.00	$—
1	9/1/2006	$3,517,226.51	$2,773.49
2	10/1/2006	$3,513,833.46	$3,393.04
3	11/1/2006	$3,511,027.10	$2,806.36
4	12/1/2006	$3,507,602.08	$3,425.02
5	1/1/2007	$3,504,762.50	$2,839.58
6	2/1/2007	$3,501,907.79	$2,854.71
7	3/1/2007	$3,497,231.46	$4,676.33
8	4/1/2007	$3,494,336.61	$2,894.85
9	5/1/2007	$3,490,825.49	$3,511.12
10	6/1/2007	$3,487,896.49	$2,929.00
11	7/1/2007	$3,484,352.15	$3,544.34
12	8/1/2007	$3,481,388.65	$2,963.51
13	9/1/2007	$3,478,409.35	$2,979.30
14	10/1/2007	$3,474,816.07	$3,593.28
15	11/1/2007	$3,471,801.74	$3,014.34
16	12/1/2007	$3,468,174.38	$3,627.36
17	1/1/2008	$3,465,124.64	$3,049.74
18	2/1/2008	$3,462,058.65	$3,065.99
19	3/1/2008	$3,457,785.75	$4,272.90
20	4/1/2008	$3,454,680.64	$3,105.11
21	5/1/2008	$3,450,964.96	$3,715.68
22	6/1/2008	$3,447,823.49	$3,141.47
23	7/1/2008	$3,444,072.44	$3,751.05
24	8/1/2008	$3,440,894.24	$3,178.21
25	9/1/2008	$3,437,699.09	$3,195.15
26	10/1/2008	$3,433,895.82	$3,803.27
27	11/1/2008	$3,430,663.37	$3,232.45
28	12/1/2008	$3,426,823.80	$3,839.56
29	1/1/2009	$3,423,553.65	$3,270.15
30	2/1/2009	$3,420,266.08	$3,287.58
31	3/1/2009	$3,415,196.69	$5,069.39
32	4/1/2009	$3,411,864.56	$3,332.12
33	5/1/2009	$3,407,928.03	$3,936.54
34	6/1/2009	$3,404,557.16	$3,370.87
35	7/1/2009	$3,400,582.93	$3,974.23
36	8/1/2009	$3,397,172.91	$3,410.02
37	9/1/2009	$3,393,744.72	$3,428.19
38	10/1/2009	$3,389,714.72	$4,030.00
39	11/1/2009	$3,386,246.77	$3,467.95
40	12/1/2009	$3,382,178.09	$4,068.68
41	1/1/2010	$3,378,669.97	$3,508.12
42	2/1/2010	$3,375,143.14	$3,526.82
43	3/1/2010	$3,369,856.51	$5,286.63
44	4/1/2010	$3,366,282.72	$3,573.80
45	5/1/2010	$3,362,111.05	$4,171.66
46	6/1/2010	$3,358,495.97	$3,615.08
47	7/1/2010	$3,354,284.14	$4,211.83
48	8/1/2010	$3,350,627.34	$3,656.80
49	9/1/2010	$3,346,951.04	$3,676.30
50	10/1/2010	$3,342,679.66	$4,271.38
51	11/1/2010	$3,338,961.00	$3,718.66
52	12/1/2010	$3,334,648.41	$4,312.60
53	1/1/2011	$3,330,886.94	$3,761.47
54	2/1/2011	$3,327,105.42	$3,781.52
55	3/1/2011	$3,321,587.51	$5,517.91
56	4/1/2011	$3,317,756.43	$3,831.09
57	5/1/2011	$3,313,334.45	$4,421.98
58	6/1/2011	$3,309,459.38	$3,875.08
59	7/1/2011	$3,304,994.60	$4,464.78
60	8/1/2011	$3,301,075.07	$3,919.53
61	9/1/2011	$3,297,134.65	$3,940.42
62	10/1/2011	$3,292,606.30	$4,528.35

(1) Amounts may vary from actual amounts due to rounding.

F-2-1

ANNEX F-2

AMORTIZATION SCHEDULE
OF THE 300 CENTREPORT MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
63	11/1/2011	$3,288,620.73	$3,985.56
64	12/1/2011	$3,284,048.46	$4,572.27
65	1/1/2012	$3,280,017.28	$4,031.18
66	2/1/2012	$3,275,964.62	$4,052.67
67	3/1/2012	$3,270,763.78	$5,200.84
68	4/1/2012	$3,266,661.79	$4,101.99
69	5/1/2012	$3,261,976.25	$4,685.54
70	6/1/2012	$3,257,827.42	$4,148.83
71	7/1/2012	$3,253,096.31	$4,731.11
72	8/1/2012	$3,248,900.15	$4,196.16
73	9/1/2012	$3,244,681.62	$4,218.53
74	10/1/2012	$3,239,882.70	$4,798.92
75	11/1/2012	$3,235,616.10	$4,266.60
76	12/1/2012	$3,230,770.42	$4,845.68
77	1/1/2013	$3,226,455.25	$4,315.17
78	2/1/2013	$3,222,117.09	$4,338.17
79	3/1/2013	$3,216,093.72	$6,023.37
80	4/1/2013	$3,211,700.32	$4,393.40
81	5/1/2013	$3,206,731.27	$4,969.05
82	6/1/2013	$3,202,287.97	$4,443.30
83	7/1/2013	$3,197,270.37	$5,017.60
84	8/1/2013	$3,192,776.64	$4,493.73
85	9/1/2013	$3,188,258.96	$4,517.68
86	10/1/2013	$3,183,168.99	$5,089.97
87	11/1/2013	$3,178,600.09	$4,568.90
88	12/1/2013	$3,178,600.09	$—
89	1/1/2014	$3,178,600.09	$—
90	2/1/2014	$3,178,600.09	$—
91	3/1/2014	$3,178,600.09	$—
92	4/1/2014	$3,178,600.09	$—
93	5/1/2014	$3,178,600.09	$—
94	6/1/2014	$3,178,600.09	$—
95	7/1/2014	$3,178,600.09	$—
96	8/1/2014	$3,178,600.09	$—
97	9/1/2014	$3,178,600.09	$—
98	10/1/2014	$3,178,600.09	$—
99	11/1/2014	$3,178,600.09	$—
100	12/1/2014	$3,178,600.09	$—
101	1/1/2015	$3,178,600.09	$—
102	2/1/2015	$3,178,600.09	$—
103	3/1/2015	$3,178,600.09	$—
104	4/1/2015	$3,178,600.09	$—
105	5/1/2015	$3,178,600.09	$—
106	6/1/2015	$3,178,600.09	$—
107	7/1/2015	$3,178,600.09	$—
108	8/1/2015	$3,178,600.09	$—
109	9/1/2015	$3,178,600.09	$—
110	10/1/2015	$3,178,600.09	$—
111	11/1/2015	$3,178,600.09	$—
112	12/1/2015	$3,173,460.30	$5,139.79
113	1/1/2016	$3,168,839.66	$4,620.65
114	2/1/2016	$3,164,194.38	$4,645.27
115	3/1/2016	$3,158,436.22	$5,758.17
116	4/1/2016	$3,153,735.49	$4,700.73
117	5/1/2016	$3,148,467.44	$5,268.05
118	6/1/2016	$3,143,713.57	$4,753.86
119	7/1/2016	$3,138,393.83	$5,319.75
120	8/1/2016	$—	$3,138,393.83

(1)Amounts may vary from actual amounts due to rounding.

F-2-2

ANNEX F-3

AMORTIZATION SCHEDULE
OF THE 121 INNER BELT MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
0	10/1/2006	$8,325,000.00	—
1	11/1/2006	$8,314,395.20	$10,604.80
2	12/1/2006	$8,302,347.47	$12,047.73
3	1/1/2007	$8,291,625.43	$10,722.04
4	2/1/2007	$8,280,847.91	$10,777.53
5	3/1/2007	$8,265,867.28	$14,980.63
6	4/1/2007	$8,254,956.45	$10,910.83
7	5/1/2007	$8,242,611.04	$12,345.42
8	6/1/2007	$8,231,579.85	$11,031.19
9	7/1/2007	$8,219,117.35	$12,462.49
10	8/1/2007	$8,207,964.58	$11,152.77
11	9/1/2007	$8,196,754.09	$11,210.49
12	10/1/2007	$8,184,117.17	$12,636.91
13	11/1/2007	$8,172,783.26	$11,333.91
14	12/1/2007	$8,160,026.29	$12,756.97
15	1/1/2008	$8,148,567.71	$11,458.59
16	2/1/2008	$8,137,049.82	$11,517.89
17	3/1/2008	$8,122,755.45	$14,294.37
18	4/1/2008	$8,111,103.98	$11,651.47
19	5/1/2008	$8,098,038.10	$13,065.88
20	6/1/2008	$8,086,258.71	$11,779.39
21	7/1/2008	$8,073,068.40	$13,190.31
22	8/1/2008	$8,061,159.78	$11,908.62
23	9/1/2008	$8,049,189.53	$11,970.25
24	10/1/2008	$8,035,813.56	$13,375.97
25	11/1/2008	$8,023,712.14	$12,101.42
26	12/1/2008	$8,010,208.57	$13,503.57
27	1/1/2009	$7,997,974.64	$12,233.94
28	2/1/2009	$7,985,677.39	$12,297.25
29	3/1/2009	$7,969,317.00	$16,360.38
30	4/1/2009	$7,956,871.44	$12,445.56
31	5/1/2009	$7,943,033.12	$13,838.33
32	6/1/2009	$7,930,451.53	$12,581.59
33	7/1/2009	$7,916,480.89	$13,970.65
34	8/1/2009	$7,903,761.88	$12,719.00
35	9/1/2009	$7,890,977.06	$12,784.83
36	10/1/2009	$7,876,808.71	$14,168.35
37	11/1/2009	$7,863,884.39	$12,924.32
38	12/1/2009	$7,863,884.39	—
39	1/1/2010	$7,863,884.39	—
40	2/1/2010	$7,863,884.39	—
41	3/1/2010	$7,863,884.39	—
42	4/1/2010	$7,863,884.39	—
43	5/1/2010	$7,863,884.39	—
44	6/1/2010	$7,863,884.39	—
45	7/1/2010	$7,863,884.39	—
46	8/1/2010	$7,863,884.39	—
47	9/1/2010	$7,863,884.39	—
48	10/1/2010	$7,863,884.39	—
49	11/1/2010	$7,863,884.39	—
50	12/1/2010	$7,849,580.36	$14,304.04
51	1/1/2011	$7,836,515.13	$13,065.23
52	2/1/2011	$7,823,382.28	$13,132.85
53	3/1/2011	$7,806,263.25	$17,119.02
54	4/1/2011	$7,792,973.85	$13,289.41
55	5/1/2011	$7,778,314.67	$14,659.18
56	6/1/2011	$7,764,880.61	$13,434.05
57	7/1/2011	$7,750,080.74	$14,799.88
58	8/1/2011	$7,736,500.57	$13,580.17
59	9/1/2011	$7,722,850.12	$13,650.45
60	10/1/2011	$7,707,839.73	$15,010.38
61	11/1/2011	$7,694,040.95	$13,798.78
62	12/1/2011	$7,678,886.29	$15,154.67

(1)	Amounts may vary from actual amounts due to rounding.

F-3-1

ANNEX F-3

AMORTIZATION SCHEDULE
OF THE 121 INNER BELT MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
63	1/1/2012	$7,664,937.67	$13,948.62
64	2/1/2012	$7,650,916.86	$14,020.81
65	3/1/2012	$7,634,268.93	$16,647.93
66	4/1/2012	$7,620,089.40	$14,179.53
67	5/1/2012	$7,604,564.36	$15,525.04
68	6/1/2012	$7,590,231.10	$14,333.26
69	7/1/2012	$7,574,556.52	$15,674.58
70	8/1/2012	$7,560,067.97	$14,488.56
71	9/1/2012	$7,545,504.43	$14,563.54
72	10/1/2012	$7,529,605.84	$15,898.59
73	11/1/2012	$7,514,884.65	$14,721.19
74	12/1/2012	$7,498,832.71	$16,051.94
75	1/1/2013	$7,483,952.26	$14,880.45
76	2/1/2013	$7,468,994.80	$14,957.46
77	3/1/2013	$7,450,219.21	$18,775.59
78	4/1/2013	$7,435,087.18	$15,132.04
79	5/1/2013	$7,418,635.58	$16,451.60
80	6/1/2013	$7,403,340.09	$15,295.49
81	7/1/2013	$7,386,729.50	$16,610.60
82	8/1/2013	$7,371,268.88	$15,460.61
83	9/1/2013	$7,355,728.26	$15,540.63
84	10/1/2013	$7,338,879.21	$16,849.05
85	11/1/2013	$7,323,170.96	$15,708.25
86	12/1/2013	$7,306,158.85	$17,012.11
87	1/1/2014	$7,290,281.26	$15,877.59
88	2/1/2014	$7,274,321.50	$15,959.76
89	3/1/2014	$7,254,635.92	$19,685.58
90	4/1/2014	$7,238,491.69	$16,144.23
91	5/1/2014	$7,221,055.48	$17,436.21
92	6/1/2014	$7,204,737.45	$16,318.02
93	7/1/2014	$7,187,132.19	$17,605.26
94	8/1/2014	$7,170,638.61	$16,493.58
95	9/1/2014	$7,154,059.66	$16,578.94
96	10/1/2014	$7,136,200.59	$17,859.07
97	11/1/2014	$7,119,443.42	$16,757.17
98	12/1/2014	$7,119,443.42	—
99	1/1/2015	$7,119,443.42	—
100	2/1/2015	$7,119,443.42	—
101	3/1/2015	$7,119,443.42	—
102	4/1/2015	$7,119,443.42	—
103	5/1/2015	$7,119,443.42	—
104	6/1/2015	$7,119,443.42	—
105	7/1/2015	$7,119,443.42	—
106	8/1/2015	$7,119,443.42	—
107	9/1/2015	$7,119,443.42	—
108	10/1/2015	$7,119,443.42	—
109	11/1/2015	$7,119,443.42	—
110	12/1/2015	$7,101,410.97	$18,032.44
111	1/1/2016	$7,084,473.76	$16,937.22
112	2/1/2016	$7,067,448.89	$17,024.87
113	3/1/2016	$7,047,976.17	$19,472.72
114	4/1/2016	$7,030,762.41	$17,213.76
115	5/1/2016	$7,012,285.82	$18,476.59
116	6/1/2016	$6,994,887.36	$17,398.46
117	7/1/2016	$6,976,231.10	$18,656.26
118	8/1/2016	$6,958,646.04	$17,585.06
119	9/1/2016	$6,940,969.98	$17,676.06
120	10/1/2016	—	$6,940,969.98

(1)	Amounts may vary from actual amounts due to rounding.

(1)	Amounts may vary from actual amounts due to rounding.

F-3-2

ANNEX F-4

AMORTIZATION SCHEDULE
OF THE CAMP GROUP PORTFOLIO MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
0	9/1/2006	$45,800,000.00	—
1	10/1/2006	$45,800,000.00	—
2	11/1/2006	$45,800,000.00	—
3	12/1/2006	$45,800,000.00	—
4	1/1/2007	$45,800,000.00	—
5	2/1/2007	$45,800,000.00	—
6	3/1/2007	$45,800,000.00	—
7	4/1/2007	$45,800,000.00	—
8	5/1/2007	$45,800,000.00	—
9	6/1/2007	$45,800,000.00	—
10	7/1/2007	$45,800,000.00	—
11	8/1/2007	$45,800,000.00	—
12	9/1/2007	$45,800,000.00	—
13	10/1/2007	$45,800,000.00	—
14	11/1/2007	$45,800,000.00	—
15	12/1/2007	$45,800,000.00	—
16	1/1/2008	$45,800,000.00	—
17	2/1/2008	$45,800,000.00	—
18	3/1/2008	$45,800,000.00	—
19	4/1/2008	$45,800,000.00	—
20	5/1/2008	$45,800,000.00	—
21	6/1/2008	$45,800,000.00	—
22	7/1/2008	$45,800,000.00	—
23	8/1/2008	$45,800,000.00	—
24	9/1/2008	$45,800,000.00	—
25	10/1/2008	$45,740,677.19	$59,322.81
26	11/1/2008	$45,689,529.91	$51,147.28
27	12/1/2008	$45,629,590.77	$59,939.14
28	1/1/2009	$45,577,803.06	$51,787.71
29	2/1/2009	$45,525,716.78	$52,086.28
30	3/1/2009	$45,447,930.67	$77,786.11
31	4/1/2009	$45,395,095.66	$52,835.01
32	5/1/2009	$45,333,513.83	$61,581.83
33	6/1/2009	$45,280,019.19	$53,494.64
34	7/1/2009	$45,217,795.32	$62,223.87
35	8/1/2009	$45,163,633.55	$54,161.77
36	9/1/2009	$45,109,159.53	$54,474.02
37	10/1/2009	$45,045,982.41	$63,177.12
38	11/1/2009	$44,990,830.11	$55,152.30
39	12/1/2009	$44,926,992.81	$63,837.30
40	1/1/2010	$44,871,154.52	$55,838.29
41	2/1/2010	$44,814,994.32	$56,160.20
42	3/1/2010	$44,733,507.31	$81,487.01

(1)	Amounts may vary from actual amounts due to rounding.

F-4-1

ANNEX F-4

AMORTIZATION SCHEDULE
OF THE CAMP GROUP PORTFOLIO MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
43	4/1/2010	$44,676,553.55	$56,953.76
44	5/1/2010	$44,610,962.85	$65,590.70
45	6/1/2010	$44,553,302.61	$57,660.24
46	7/1/2010	$44,487,024.27	$66,278.34
47	8/1/2010	$44,428,649.50	$58,374.77
48	9/1/2010	$44,369,938.19	$58,711.31
49	10/1/2010	$44,302,636.83	$67,301.36
50	11/1/2010	$44,243,199.04	$59,437.79
51	12/1/2010	$44,175,190.58	$68,008.46
52	1/1/2011	$44,115,018.04	$60,172.54
53	2/1/2011	$44,054,498.61	$60,519.43
54	3/1/2011	$43,969,051.53	$85,447.08
55	4/1/2011	$43,907,690.58	$61,360.95
56	5/1/2011	$43,837,810.26	$69,880.32
57	6/1/2011	$43,775,692.68	$62,117.58
58	7/1/2011	$43,705,075.92	$70,616.76
59	8/1/2011	$43,642,193.11	$62,882.81
60	9/1/2011	$43,578,947.78	$63,245.33
61	10/1/2011	$43,507,233.35	$71,714.43
62	11/1/2011	$43,443,209.95	$64,023.40
63	12/1/2011	$43,370,738.22	$72,471.73
64	1/1/2012	$43,305,927.91	$64,810.31
65	2/1/2012	$43,240,743.96	$65,183.95
66	3/1/2012	$43,159,101.06	$81,642.90
67	4/1/2012	$43,093,070.63	$66,030.43
68	5/1/2012	$43,018,645.41	$74,425.22
69	6/1/2012	$42,951,805.24	$66,840.17
70	7/1/2012	$42,876,591.88	$75,213.36
71	8/1/2012	$42,808,932.75	$67,659.13
72	9/1/2012	$42,740,883.55	$68,049.20
73	10/1/2012	$42,664,493.42	$76,390.13
74	11/1/2012	$42,595,611.51	$68,881.91
75	12/1/2012	$42,518,410.88	$77,200.63
76	1/1/2013	$42,448,686.78	$69,724.10
77	2/1/2013	$42,378,560.71	$70,126.07
78	3/1/2013	$42,284,386.65	$94,174.06
79	4/1/2013	$42,213,313.37	$71,073.28
80	5/1/2013	$42,133,979.84	$79,333.53
81	6/1/2013	$42,062,039.44	$71,940.40
82	7/1/2013	$41,981,861.92	$80,177.52
83	8/1/2013	$41,909,044.54	$72,817.38
84	9/1/2013	$41,835,807.36	$73,237.18
85	10/1/2013	$41,754,367.67	$81,439.69
86	11/1/2013	$41,680,238.76	$74,128.91

(1)	Amounts may vary from actual amounts due to rounding.

F-4-2

ANNEX F-4

AMORTIZATION SCHEDULE
OF THE CAMP GROUP PORTFOLIO MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
87	12/1/2013	$41,597,931.12	$82,307.64
88	1/1/2014	$41,522,900.33	$75,030.79
89	2/1/2014	$41,447,436.98	$75,463.35
90	3/1/2014	$41,348,414.36	$99,022.62
91	4/1/2014	$41,271,945.07	$76,469.29
92	5/1/2014	$41,187,359.49	$84,585.58
93	6/1/2014	$41,109,961.70	$77,397.79
94	7/1/2014	$41,024,472.38	$85,489.32
95	8/1/2014	$40,946,135.52	$78,336.86
96	9/1/2014	$40,867,347.03	$78,788.49
97	10/1/2014	$40,780,504.13	$86,842.90
98	11/1/2014	$40,700,760.76	$79,743.37
99	12/1/2014	$40,612,988.45	$87,772.31
100	1/1/2015	$40,532,279.33	$80,709.12
101	2/1/2015	$40,451,104.91	$81,174.42
102	3/1/2015	$40,346,894.16	$104,210.75
103	4/1/2015	$40,264,650.97	$82,243.19
104	5/1/2015	$40,174,445.53	$90,205.44
105	6/1/2015	$40,091,208.15	$83,237.38
106	7/1/2015	$40,000,035.04	$91,173.11
107	8/1/2015	$39,915,792.16	$84,242.88
108	9/1/2015	$39,831,063.60	$84,728.56
109	10/1/2015	$39,738,439.10	$92,624.50
110	11/1/2015	$39,652,688.08	$85,751.02
111	12/1/2015	$39,559,068.40	$93,619.68
112	1/1/2016	$39,472,283.28	$86,785.12
113	2/1/2016	$39,384,997.83	$87,285.45
114	3/1/2016	$39,282,560.14	$102,437.69
115	4/1/2016	$39,194,180.91	$88,379.23
116	5/1/2016	$39,098,003.13	$96,177.78
117	6/1/2016	$39,008,559.91	$89,443.22
118	7/1/2016	$38,911,346.53	$97,213.38
119	8/1/2016	$38,820,827.21	$90,519.32
120	9/1/2016	—	$38,820,827.26

(1)	Amounts may vary from actual amounts due to rounding.

F-4-3

Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 14 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity —

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own —

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.
Each Pool of Mortgage Loans —

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.
Each Series of Certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor; and

•	will not be listed on any securities exchange.
The Certificateholders —

•	may provide credit support by ‘‘subordinating’’ certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes; and

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, indurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September     , 2006

(This Page Intentionally Left Blank)

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of this prospectus.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, ‘‘you’’ refers to a prospective investor in certificates, and ‘‘we’’ refers to the depositor, Banc of America Commercial Mortgage Inc. A ‘‘GLOSSARY’’ appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Sponsor(s)

Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

Issuing Entity

The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers

In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as subservicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators

In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors

The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are ‘‘stripped principal certificates’’ entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are ‘‘stripped interest certificates’’ entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include:

•	guaranteed investment contracts

•	insurance, guarantees;

•	letters of credit;

•	certificate insurance;

•	surety bonds;

•	reserve funds, cash collateral accounts;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	cross-collateralization;

•	overcollateralization

•	excess interest; and

•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ and ‘‘CASH FLOW AGREEMENTS’’.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either:

•	‘‘regular interests’’ and ‘‘residual interests’’ in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See ‘‘LEGAL INVESTMENT’’ in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability To Sell Your Certificates.

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate.    We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement.    If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including:

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

The Ratings of Your Certificates May Be Lowered or Withdrawn, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the offered certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets.

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates.

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Rights Upon Event of Default’’. In particular, any interruption or delay associated with such replacement could have a corresponding adverse affect on amounts collected on the mortgage loans and available for distribution on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•	the pass through rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•	the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•	the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•	the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield.

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral or the payment of a prepayment premium or yield maintenance charge as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as ‘‘call risk.’’

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as ‘‘extension risk.’’

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive To the Rate of Principal Payment

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, ‘‘excess funds’’ as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES’’. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans

General. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults.    We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability.    A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that:

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, ‘‘guaranteeing’’ the performance of the other borrowers.

Although the borrower making such ‘‘guarantee’’ will be receiving ‘‘guarantees’’ from each of the other borrowers in return, we cannot assure you that such exchanged ‘‘guarantees’’ would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments.    Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by:

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower's equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower.    Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk.    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an ‘‘owner’’ or ‘‘operator’’, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss.    Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse To Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on Your Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or relet;

•	tenants were unable to meet their lease obligations;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

Risks Related To Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default.

Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant and concentration of tenants in a particular business;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	changes or continued weakness in specific industry segments;

•	the public perception of safety for customers and clients;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	conversion of a property to an alternative use;

•	new construction in the market; and

•	number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•	tenant defaults;

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•	in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self managed by the related borrower, in which case such self management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•	changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•	alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

•	the quality and philosophy of management;

•	the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•	the public perception of the safety of customers at shopping malls and shopping centers;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•	traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•	the number and quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•	an adverse change in population, patterns of telecommuting or sharing of office space;

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•	quality of management;

•	changes in population and employment affecting the demand for office space;

•	properties not equipped for modern business becoming functionally obsolete; and

•	declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability and willingness of management to provide adequate maintenance and insurance;

•	the types of services or amenities the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	the presence of competing properties;

•	dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•	adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD's Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Afghanistan and Iraq) caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Self Storage Properties.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	age of improvements; or

•	other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan;

The liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•	the quality of tenants;

•	building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•	the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying ‘‘rents from real property’’ (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing;

•	changes in interest rate levels; and

•	reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

Leasehold Interests Are Subject To Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability To Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non conforming may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property’’ above.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

Risks Relating To Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act’’ in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Additional Compensation to the Servicer Will Affect Your Right To Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited

The certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, there may not be an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates. Many other factors may affect the market value of the certificates including the then prevailing interest rates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation To Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

Risks to the Mortgaged Properties Relating To Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the

World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent assets constitute 50% or more, as measured by dollar volume, of the mortgage loans backing such series of certificates. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the ‘‘GLOSSARY’’ attached to this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include:

•	various types of multifamily or commercial mortgage loans;

•	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans’’, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property's projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General’’ and ‘‘—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements’’; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See ‘‘DESCRIPTION OF CREDIT SUPPORT—Cash Flow Agreements’’ in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either:

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation:

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See ‘‘—Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from:

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR

Bank of America, National Association (‘‘Bank of America’’) will serve as a sponsor of each series of Certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a ‘‘Sponsor’’) for a series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor's securitization program principally is used to fund Bank of America's commercial real estate business unit's self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor's securitization program is a material funding source for Bank of America's portfolio of commercial real estate mortgage loans similar to the mortgage loans.

The tables below indicate the size and growth of the Sponsor's commercial mortgage loan origination program. Loans originated by the Sponsor have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2002	2003	2004	2005	YTD June 2006
Multifamily	$872,868,916	$773,759,737	$846,810,000	$1,923,132,683	$447,904,857
Office	989,530,644	2,519,410,500	4,554,682,199	4,707,688,429	1,526,455,853
Retail	967,447,740	1,675,580,125	2,693,464,540	3,934,548,928	2,433,156,698
Industrial	95,233,700	244,734,000	442,700,000	383,918,812	269,685,417
Manufactured Housing	0	604,559,638	827,847,923	87,612,439	13,396,420
Self Storage	17,500,000	127,118,000	411,710,000	294,366,598	159,477,946
Lodging	130,000,000	346,350,000	2,465,433,338	4,087,452,198	2,472,224,885
Total	$3,072,581,000	$6,291,512,000	$12,242,648,000	$15,418,720,087	$7,322,302,076

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See ‘‘METHOD OF DISTRIBUTION’’ in the applicable prospectus supplement.

Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See ‘‘THE MORTGAGE LOAN PROGRAM,’’ ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ for more information about the Sponsor's solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Commercial Mortgage Inc., (the ‘‘Depositor’’) is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. The Depositor's telephone number is (704) 386-8509.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

THE MORTGAGE LOAN PROGRAM

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America's general underwriting standards set forth below under ‘‘Bank of America General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor's credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America's underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor's credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any Borrower Principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America's compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance policies

•	Borrower structure/authority documents

Underwriting Evaluation.

Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor's repayment ability and credit rating. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair/Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. The Mortgage Asset Seller will consider, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal.    An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal Date’’ indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments.    Inspections of each of the mortgaged properties are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Environmental Site Assessment (‘‘ESA’’).    ESA's are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (‘‘ASTM’’).

Seismic Reports.    A seismic Report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER

General

Bank of America has been servicing commercial mortgage loans in excess of 14 years. The table below sets forth information about Bank of America's portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
Commercial Mortgage Loans
By Number	8,747	10,349	10,481
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167

As of August 31, 2006, Bank of America's portfolio consisted of 9,278 commercial mortgage loans with an unpaid principal balance of approximately $76,974,187,000, of which 4,718 commercial mortgage loans with an unpaid principal balance of approximately $59,109,987,000 were related to commercial mortgaged-backed securities.

As required by most Pooling and Servicing Agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer's determination of recoverability. A servicer will advance funds as a P&I Advance if a borrower's payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances or Property Protection Advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer's determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer's advances are repaid first from funds available in the Collection Account.

Bank of America is a rated by Fitch and Standard & Poor's as a primary servicer, master servicer and special servicer. Bank of America's ratings by each of these agencies is outlined below:

	Fitch	Standard & Poor's
Primary Servicer	CPS2	Above Average
Master Servicer	CMS2	Above Average
Special Servicer	CSS3+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility.

The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

Bank of America's servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related Mortgage File.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America's loan servicing system to provide updated information.

Special Servicing

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America's policies and procedures to respond to each of these situations.

Collections and Loss Mitigation.    Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America's collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy. Loans serviced by Bank of America have grace periods of five to fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a mortgage loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally Pooling and Servicing Agreements require the loan to be transferred to special servicing for default processing. In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower's financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, as special servicer, per Pooling and Servicing Agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

Bankruptcy.    When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

Foreclosure.    Bank of America, as Special Servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and REO; Bank of America will work with its pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Other Servicers

In the event that Bank of America or another servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party's estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party's determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the Securities and Exchange Commission within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, ‘‘—Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights Upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘certificateholders’’ under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under ‘‘THE DEPOSITOR’’.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See ‘‘—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’.

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement:

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Loans; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’, and all proceeds of any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘—Hazard Insurance Policies’’;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—Certain Matters Regarding the Trustee’’;

•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable ‘‘Servicing Standard’’ as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will:

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,:

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable ‘‘servicing standard’’, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's ‘‘one action’’ rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’.

A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as To Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an ‘‘Underlying Servicing Agreement’’), an officer's certificate stating that (i) a review of the servicer's or master servicer's activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm,

prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor's annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation:

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘—Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations’’ in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing

Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Securities Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making Periodic Advances on the mortgage loans to the limited extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’, if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee's gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G 1(b)(3)(ii), which allows reimbursement for ‘‘unanticipated expenses’’.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement;

provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates’’ in this prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in the related prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or Certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the Certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the mortgage loans in which that Class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month.

The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under ‘‘CASH FLOW AGREEMENTS’’ may also be used to provide credit enhancement for one or more Classes of Certificates.

Credit Support with Respect To MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

CASH FLOW AGREEMENTS

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a ‘‘Cash Flow Agreement’’). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans’’. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages’’. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘—Bankruptcy Laws’’.

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults’’.) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption’’. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares.    The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the ‘‘UCC’’) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See ‘‘RISK FACTORS—Collateral Securing Cooperative Loans May Diminish in Value’’ in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of ‘‘cash collateral’’ as noted previously in the Section entitled ‘‘—Leases and Rents’’, the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of ‘‘substantive consolidation’’ or to the (predominantly state law) doctrine of ‘‘piercing the corporate veil’’, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a ‘‘special purpose entity’’, ‘‘single purpose entity’’ or ‘‘bankruptcy remote entity’’ in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien’’.

CERCLA.    CERCLA, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of ‘‘owner’’ or ‘‘operator’’, however, is a person ‘‘who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest’’. This is the so-called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

In addition, the definition of ‘‘hazardous substances’’ under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health

Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (″OCC″), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as ‘‘capital assets’’ within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘STATE AND OTHER TAX CONSEQUENCES’’. Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in the REMIC. For purposes of this tax discussion, references to a ‘‘Certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs,’’ and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.    In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be ‘‘qualified mortgages’’ for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the ‘‘constant yield’’ method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than ‘‘qualified stated interest’’. ‘‘Qualified stated interest’’ is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under ‘‘—Variable Rate REMIC Regular Certificates,’’ at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period’’, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price’’, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more ‘‘qualified floating rates’’, (b) a single fixed rate and one or more qualified floating rates, (c) a single ‘‘objective rate’’, or (d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate’’. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘—Original Issue Discount’’ with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Market Discount.    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Realized Losses.    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of ‘‘passive losses’’.

A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the

REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see ‘‘—Taxation of Owners of REMIC Residual Certificates—General’’ above.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ‘‘—Foreign Investors in REMIC Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership that holds any REMIC Residual Certificates and has a partner who is a non-U.S. person (in contravention of the Pooling and Servicing Agreement) will be required to pay withholding tax in respect of any ‘‘excess inclusion’’ income allocable to such foreign partner, even if no cash distributions are made to such partner.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer:

(1)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)  the present value of any consideration given to the transferee to acquire the interest;

(ii)  the present value of the expected future distributions on the interest; and

(iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i)  the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)  the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates.    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions’’. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Market Discount’’ and ‘‘—Premium’’.

REMIC Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property’’, determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization’’ (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an ‘‘electing large partnership’’ holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a ‘‘disqualified organization’’ means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an ‘‘electing large partnership’’ means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

Termination.    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’.

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement. See ‘‘—Noneconomic REMIC Residual Certificates’’ above concerning the disregard of certain transfers having tax avoidance potential, and see ‘‘—Excess Inclusions’’ regarding the withholding obligations of U .S. partnerships having non-U.S. persons as partners.

Grantor Trust Funds

Classification of Grantor Trust Funds.    With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Grantor Trust Funds,’’ and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3) of the Code; and (3) ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code and ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be ‘‘obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than ‘‘qualified stated interest’’, if any, as well as such certificate's share of reasonable servicing fees and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest’’. In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial ‘‘teaser,’’ or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount’’, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ‘‘—If Stripped Bond Rules Apply’’, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

The OID Regulations do not apply to ‘‘stripped coupons’’, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Proposed Contingent Payment Rules’’ below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules.    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a ‘‘noncontingent bond method.’’ Under the ‘‘noncontingent bond method,’’ the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate ‘‘applicable Federal rate’’ (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described above in ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ will also apply to Grantor Trust Certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (each, a ‘‘Plan’’), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Plans and entities deemed to hold plan assets because of a Plan's investment in the entity) is not ‘‘significant’’, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate’’, the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions (each, an ‘‘Exemption’’) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’, other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a

(December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

4.	By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under ‘‘LEGAL MATTERS’’. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 100 F Street, N.E.,

Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders’’ and ‘‘—Book-Entry Registration and Definitive Certificates’’.

The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor (other than Annual Reports on Form 10-K) with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘GLOSSARY’’ section whenever they are used in this prospectus.

‘‘401(c) Regulations’’ means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

‘‘Accrued Certificate Interest’’ means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

‘‘Accrual Certificates’’ means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘Available Distribution Amount’’ means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

‘‘Bankruptcy Code’’ means the U.S. Bankruptcy Code.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Certificate Account’’ means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

‘‘Certificate Balance’’ means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

‘‘Certificate Owner’’ means the actual purchaser of a book-entry certificate.

‘‘Closing Date’’ means date of the initial issuance of the certificates of a given series.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commercial Property’’ means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘Companion Class’’ means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

‘‘Controlled Amortization Class’’ means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

‘‘CPR’’ means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-off Date’’ means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

‘‘Debt Service Coverage Ratio’’ means at any given time for a mortgage loan the ratio of:

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

‘‘Determination Date’’ means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

‘‘Direct Participant’’ means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

‘‘Distribution Date’’ means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

‘‘DOL’’ means the United States Department of Labor.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (generally corresponding in length to the period between Distribution Dates).

‘‘Equity Participation’’ means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Funds’’ means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent:

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Garn Act’’ means the Garn-St Germain Depository Institutions Act of 1982.

‘‘Ginnie Mae’’ means Governmental National Mortgage Association.

‘‘Grantor Trust Certificates’’ means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

‘‘Grantor Trust Fractional Interest Certificate’’ means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

‘‘Grantor Trust Fund’’ means that portion of the trust fund as to which no REMIC election has been made.

‘‘Grantor Trust Strip Certificate’’ means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

‘‘Indirect Participant’’ means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

‘‘Insurance and Condemnation Proceeds’’ means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Premium’’ means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

‘‘Liquidation Proceeds’’ means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

‘‘Loan-to-Value Ratio’’ means for a mortgage loan the ratio (expressed as a percentage) of:

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

‘‘Lock-out Period’’ means the period in which prepayments are prohibited under a mortgage loan.

‘‘MBS’’ means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘Mortgage Asset Seller’’ means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

‘‘Mortgage Rate’’ means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

‘‘Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

‘‘Net Operating Income’’ means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than:

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Notional Amount’’ means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either:

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OID Regulations’’ means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Parties in Interest’’ means ‘‘parties in interest’’ as defined in ERISA and ‘‘disqualified person’’ as defined in Section 4975 of the Code.

‘‘Percentage Interest’’ means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

‘‘Permitted Investments’’ means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

‘‘Plan’’ means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

‘‘Plan Asset Regulations’’ means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

‘‘Pooling and Servicing Agreement’’ means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

‘‘Prepayment Assumption’’ means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

‘‘Prepayment Interest Shortfall’’ means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

‘‘Prepayment Premium’’ means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

‘‘PTCE 95-60’’ means Prohibited Transaction Class Exemption 95-60.

‘‘Purchase Price’’ means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

‘‘Record Date’’ means last business day of the month preceding the month in which the applicable Distribution Date occurs.

‘‘Relief Act’’ means the Servicemembers Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

‘‘REMIC Certificates’’ means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

‘‘REMIC Provisions’’ means Sections 860A through 860G of the Code.

‘‘REMIC Regular Certificates’’ means certificates evidencing or constituting ownership of ‘‘regular interests’’ in the trust fund or a designated portion of the trust under the REMIC Provisions.

‘‘REMIC Regulations’’ means the Treasury Department regulations issued under the REMIC Provisions.

‘‘REMIC Residual Certificateholder’’ means the holder of a REMIC Residual Certificate.

‘‘REMIC Residual Certificates’’ means certificates evidencing or constituting ownership of ‘‘residual interests’’ in the trust or a designated portion of the trust under the REMIC Provisions.

‘‘REO Properties’’ means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘Senior Certificates’’ means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

‘‘Stripped Interest Certificate’’ means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

‘‘Stripped Principal Certificate’’ means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

‘‘Subordinate Certificates’’ means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

‘‘Tiered REMIC’’ means designated portions of the trust fund treated as two or more REMICs.

‘‘Treasury Department’’ means the United States Treasury Department.

‘‘UCC’’ means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which:

1.    a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.    one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

‘‘Voting Rights’’ means the voting rights evidenced by each series of certificates.

‘‘Warranting Party’’ means a party that makes certain representations and warranties regarding the mortgage loans.

NOTES CONCERNING INFORMATION
PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is ‘‘BACM2006_5.xls’’ The file ‘‘BACM2006_5.xls’’ is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the prospectus supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data in ANNEXES A and B, ‘‘click’’ on the worksheet labeled ‘‘ANNEX A’’ or ‘‘ANNEX B’’, as applicable.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Until December [    ], 2006, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,046,984,000
(Approximate)

Banc of America
Commercial Mortgage Inc.

Depositor

Banc of America Commercial
Mortgage Trust 2006-5

Issuing Entity

Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A,
Class XP, Class A-M, Class A-J,
Class B and Class C

Banc of America
Commercial Mortgage Inc.,
Commercial Mortgage
Pass-Through Certificates,
Series 2006-5

FREE WRITING PROSPECTUS

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Barclays Capital
SunTrust Robinson Humphrey

Morgan Stanley
RBS Greenwich Capital

September     , 2006